UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BIGBEAR.AI HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11.

January 29, 2024

PROPOSED MERGERS—YOUR VOTE IS VERY IMPORTANT

To the Stockholders of BigBear.ai Holdings, Inc.:

On November 4, 2023, BigBear.ai Holdings, Inc. (“BBAI”) entered into an Agreement and Plan of Mergers (the “Merger Agreement”) with Pangiam Ultimate Holdings, LLC (“Seller”), Pangiam Intermediate Holdings, LLC (“Pangiam”), a direct, wholly-owned subsidiary of Seller, Pangiam Merger Sub, Inc. (“Merger Sub”), a direct, wholly-owned subsidiary of BBAI and Pangiam Purchaser, LLC, a direct, wholly-owned subsidiary of BBAI (“Purchaser”), pursuant to which, Merger Sub will first merge with and into Pangiam and Pangiam will subsequently merge with and into Purchaser, with Purchaser surviving such merger as a wholly-owned subsidiary of BBAI (the “Mergers”).

A transaction committee (the “BBAI Special Committee”) of the board of directors of BBAI (the “BBAI Board”) formed to independently evaluate the Mergers has approved the Merger Agreement and the transactions contemplated thereby, and BBAI intends to hold a special stockholder meeting to consider and vote upon the approval of the issuance (the “Stock Issuance”) of a number of shares of common stock of BBAI, par value $0.0001 per share (“BBAI Common Stock”), as consideration in the Mergers equal to $70,000,000, subject to customary adjustments for indebtedness, transaction expenses, working capital and cash (based on a price per share of BBAI Common Stock of $1.3439 which represents the 20-day VWAP for BBAI Common Stock ending on the trading day immediately prior to the date of the Merger Agreement) (the “Merger Consideration”).

As provided in the Merger Agreement, in connection with and at the time of the closing of the Mergers (the “Effective Time” or the “Closing”), all equity securities of Pangiam issued and outstanding immediately prior to the Effective Time will be converted into and represent solely the right to receive, without interest, the Merger Consideration. The Stock Issuance will be made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, set forth in Section 4(a)(2) thereof, relating to sales by an issuer not involving a public offering.

BBAI Common Stock trades on the New York Stock Exchange under the symbol “BBAI.”

BBAI will hold the special meeting of BBAI stockholders (the “BBAI Special Meeting”) on February 27, 2024 at 9:00 a.m., Eastern Time, virtually via an Internet webcast at https://www.cstproxy.com/bigbearai/sm2024. At the BBAI Special Meeting, BBAI stockholders will be asked to:

i.	approve the Stock Issuance; and

ii.

approve one or more adjournments of the BBAI Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Stock Issuance at the time of the BBAI Special Meeting.

The BBAI Special Committee recommends that BBAI stockholders vote “FOR” each of the proposals presented at the BBAI Special Meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the BBAI Special Meeting virtually, please take the time to vote over the Internet as described in this proxy statement or by completing the enclosed proxy card and mailing it in the enclosed envelope. Information about the meeting, the Mergers and the other business to be considered at the meeting is contained in this proxy statement. You are urged to read this proxy statement, including the annexes and the documents incorporated by reference, carefully and in its entirety.

Thank you for your cooperation and continued support.

Sincerely,

Peter Cannito Chair of the Board BigBear.ai Holdings, Inc.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger Agreement and the Mergers described in this proxy statement or the BBAI Common Stock to be issued in the Mergers or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated January 29, 2024 and is first being mailed to BBAI stockholders of record on or about January 29, 2024.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 27, 2024

To Our Stockholders:

A special meeting of stockholders of BigBear.ai Holdings, Inc., a Delaware corporation (“BBAI”), will be held on February 27, 2024 at 9:00 a.m., Eastern Time, virtually via an Internet webcast at https://www.cstproxy.com/bigbearai/sm2024. Stockholders of record at the close of business on the record date can attend the special meeting of stockholders (the “BBAI Special Meeting”), including to vote their shares and ask questions, by accessing the webcast shortly prior to the scheduled start of the meeting and entering the 12-digit control number included on your proxy card or voting instruction form. The BBAI Special Meeting is being held for the following purposes:

(1)

To approve the issuance (the “Stock Issuance”) of a number of shares of common stock, par value $0.0001 per share, of BBAI (“BBAI Common Stock”), equal to $70,000,000, subject to customary adjustments for indebtedness, transaction expenses, working capital and cash (based on a price per share of BBAI Common Stock of $1.3439 which represents the 20-day VWAP for BBAI Common Stock ending on the trading day immediately prior to the date of the Merger Agreement (as defined below)) (the “Merger Consideration”) in connection with the transactions contemplated by the Agreement and Plan of Mergers, dated as of November 4, 2023 (the “Merger Agreement”), by and among BBAI, Pangiam Ultimate Holdings, LLC (“Seller”), Pangiam Intermediate Holdings, LLC (“Pangiam”), a direct, wholly-owned subsidiary of Seller, Pangiam Merger Sub, Inc. (“Merger Sub”), a direct, wholly-owned subsidiary of BBAI and Pangiam Purchaser, LLC, a direct, wholly-owned subsidiary of BBAI (“Purchaser”), pursuant to which, Merger Sub will first merge with and into Pangiam and Pangiam will subsequently merge with and into Purchaser, with Purchaser surviving such merger as a wholly-owned subsidiary of BBAI (the “Mergers”) (“BBAI Proposal No. 1”); and

(2)

to approve one or more adjournments of the BBAI Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Stock Issuance at the time of the BBAI Special Meeting (“BBAI Proposal No. 2”).

The above matters are more fully described in the accompanying proxy statement of BBAI, which provides you with information about BBAI, Pangiam, the BBAI Special Meeting, the Stock Issuance, the Mergers, the Merger Agreement and other documents related to the Mergers and other related matters. The accompanying proxy statement also includes, as Annex A, a copy of the Merger Agreement. BBAI encourages you to carefully read the accompanying proxy statement in its entirety, including the annexes and the documents incorporated by reference.

Only holders of BBAI Common Stock as of the close of business on January 24, 2024, which is the record date for the BBAI Special Meeting, are entitled to receive notice of, virtually attend and vote at the BBAI Special Meeting.

We hope that as many stockholders as possible will virtually attend the BBAI Special Meeting. Whether or not you plan to virtually attend the BBAI Special Meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares of BBAI Common Stock will be represented. You also may vote your shares over the Internet by following the instructions included on the proxy card. Submitting your proxy in writing, over the Internet will not prevent you from voting virtually during the BBAI Special Meeting. The affirmative vote of holders of a majority of the voting power of the shares of BBAI Common Stock, present virtually at the BBAI Special Meeting or represented by proxy and entitled to vote on BBAI Proposal No. 1, assuming a quorum is present, is required to approve BBAI Proposal No. 1. The affirmative vote of holders of a majority of the voting power of the shares of BBAI Common Stock present virtually at the BBAI Special Meeting or represented by proxy and entitled to vote on BBAI Proposal No 2 will be required to approve BBAI Proposal No. 2.

The transaction committee of the board of directors of BBAI formed to independently evaluate the Mergers (the “BBAI Special Committee”) recommends that BBAI stockholders vote “FOR” each of the proposals presented at the BBAI Special Meeting.

By Order of the BBAI Special Committee,

Peter Cannito

Chair of the Special Committee

BigBear.ai Holdings, Inc.

CERTAIN DEFINED TERMS USED IN THIS PROXY STATEMENT

Unless otherwise indicated or as the context otherwise indicates, when used in this proxy statement:

“BBAI” means BigBear.ai Holdings, Inc.

“BBAI Board” means the board of directors of BBAI.

“BBAI Common Stock” means common stock of BBAI, par value, $0.0001 per share.

“BBAI Special Committee” means a transaction committee of the BBAI Board formed to independently evaluate the Mergers.

“Business Day” means any day other than a Saturday, Sunday, or a day on which all banking institutions of New York, New York are authorized or obligated by law or executive order to close.

“Consulting Termination Agreement” means the Consulting Termination Agreement, to be entered into at Closing, between Linkware, LLC, Pangiam Labs, LLC, AE Industrial Operating Partners, LLC and AE Industrial Partners, described in the Merger Agreement.

“Closing” means the closing of the Mergers.

“DGCL” means Delaware General Corporation Law.

“DLLCA” means the Limited Liability Company Act of the State of Delaware, as amended from time to time.

“Effective Time” means the time of the Closing.

“EY” means Ernst & Young Investment Advisers LLP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fairness Opinion” means the opinion letter delivered by EY, dated October 31, 2023, a copy of which is attached as Annex E of this proxy statement.

“First Effective Time” means the time at which the certificate of merger for the First Merger is duly filed with and accepted for record by the Secretary of State of the State of Delaware or such later time as the parties may specify in such certificate of merger.

“First Merger” means the merger of Merger Sub with and into Pangiam in accordance with the terms and conditions of the Merger Agreement and the DGCL, whereupon Merger Sub will cease to exist, and Pangiam will become a wholly-owned subsidiary of BBAI.

“GAAP” means United States generally accepted accounting principles.

“IRA” means the Amended & Restated Investors Rights Agreement, between BBAI and certain of its stockholders, including AE BBAI Aggregator, LP and BBAI Ultimate Holdings, LLC, dated as of December 6, 2021, as amended on July 20, 2023, a copy of which is attached as Annex D of this proxy statement.

“IRA Amendment” means the Joinder & Second Amendment to the IRA, between BBAI, Seller, and the other parties thereto, a copy of which is attached as Annex B of this proxy statement.

“K&E” means Kirkland & Ellis LLP, counsel to Pangiam and Seller.

“Latham & Watkins” means Latham & Watkins LLP, counsel to BBAI.

“Mergers” means collectively the First Merger and the Second Merger.

“Merger Agreement” refers to the Agreement and Plan of Mergers, dated November 4, 2023, by and among BBAI, Pangiam, Merger Sub, Purchaser and Seller, a copy of which is attached as Annex A to this proxy statement.

“Merger Consideration” means a number of shares of BBAI Common Stock equal to the Purchase Price (based on a price per share of BBAI Common Stock of $1.3439 which represents the 20-day VWAP for BBAI Common Stock ending on the trading day immediately prior to the date of the Merger Agreement).

“Merger Sub” means Pangiam Merger Sub, Inc., a direct wholly-owned subsidiary of BBAI.

“NYSE” means the New York Stock Exchange.

“Pangiam” means Pangiam Intermediate Holdings, LLC.

“Pangiam Board” means the board of managers of Pangiam.

“Purchase Price” means $70,000,000, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses, subject to the terms and conditions of the Merger Agreement.

“Purchaser” means Pangiam Purchaser, LLC, a direct and wholly-owned subsidiary of BBAI.

“Recommendation” means the BBAI Special Committee’s recommendation to the holders of shares of BBAI Common Stock that such holders vote to approve the Stock Issuance.

“Requisite Vote” means the necessary approvals by the holders of a majority of the shares of BBAI Common Stock represented in attendance virtually at the BBAI Special Meeting or by proxy at the BBAI Special Meeting (including from its stockholders, proxies in favor of the approval) required to approve the Stock Issuance.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Merger” means the merger of the surviving company of the First Merger with and into Purchaser in accordance with the terms and conditions of the Merger Agreement and the DLLCA whereupon the surviving company of the First Merger will cease to exist, and Purchaser will continue as a wholly-owned subsidiary of BBAI.

“Second Effective Time” means such time at which the second certificate of merger is duly filed with and accepted for record by the Secretary of State of the State of Delaware or such later time as the parties may specify in the second certificate of merger but in any event immediately following the First Merger.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Pangiam Ultimate Holdings, LLC.

“Stock Issuance” means an issuance of a number of shares of BBAI Common Stock equal to the Purchase Price based on a price per share of BBAI Common Stock equal to $1.3439 in connection with the transactions contemplated by the Merger Agreement, including the Mergers.

“VWAP” means volume-weighted average price.

EXPLANATORY NOTE

This proxy statement relates to the Merger Agreement.

Upon the terms and subject to the conditions of the Merger Agreement (a copy of which is attached to this proxy statement as Annex A), (i) Merger Sub will merge with and into Pangiam and (ii) immediately following the First Merger, Pangiam will merge with and into Purchaser with Pangiam ceasing to exist and Purchaser continuing as a wholly-owned subsidiary of BBAI.

As provided in the Merger Agreement, in connection with and at the time of the closing of the First Merger, all equity securities of Pangiam issued and outstanding immediately prior to the closing of the First Merger will be converted into and represent solely the right to receive, without interest, a number of shares of BBAI Common Stock equal to the Purchase Price (based on a price per share of BBAI Common Stock of $1.3439 which represents the 20-day VWAP for BBAI Common Stock ending on the trading day immediately prior to the date of the Merger Agreement). The Stock Issuance will be made in reliance on an exemption from the registration requirements of the Securities Act, set forth in Section 4(a)(2) thereof, relating to sales by an issuer not involving a public offering.

With respect to BBAI stockholders, this document serves as a proxy statement for a special meeting of BBAI stockholders being held on February 27, 2024, virtually via Internet webcast at https://www.cstproxy.com/bigbearai/sm2024, where BBAI stockholders will vote, among other matters, on a proposal to approve the Stock Issuance in connection with the Mergers.

Unless the context otherwise requires, all references in this proxy statement to “we,” “us” or “our” refer to BBAI.

If you have questions about the Mergers or the BBAI Special Meeting, please feel free to contact investors@bigbear.ai.

You will not be charged for any of the documents you request.

Information on the Internet websites of BBAI and Pangiam are not part of the enclosed proxy statement. You should not rely on that information in deciding whether to approve the Stock Issuance unless that information is in this document or has been incorporated by reference into this document.

You should only rely on the information contained in or incorporated by reference into this document. BBAI has not authorized anyone to provide you with different information. This proxy statement is dated January 29, 2024, and you should not assume that the information contained in this proxy statement is accurate as of any date other than that date unless otherwise specifically provided herein. Further, you should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement to any person nor the issuance by BBAI of shares of BBAI Common Stock in connection with the transactions contemplated by the Merger Agreement will create any implications to the contrary.

QUESTIONS AND ANSWERS ABOUT THE BBAI SPECIAL MEETING

The BBAI Board is soliciting proxies from its stockholders to vote at a special meeting of BBAI stockholders, to be held virtually via an Internet webcast at https://www.cstproxy.com/bigbearai/sm2024 on February 27, 2024 at 9:00 a.m., Eastern Time (the “BBAI Special Meeting”), and at any adjournment of the BBAI Special Meeting, if appropriate.

The questions and answers below highlight selected information from this proxy statement and are intended to briefly address some commonly asked questions about, among other matters, (a) the Merger Agreement and the Stock Issuance, (b) the Mergers and (c) the BBAI Special Meeting, where the stockholders of BBAI will be asked to consider and vote on the (i) proposal for stockholder approval of the issuance of BBAI Common Stock to Seller in connection with the Merger Agreement and (ii) proposal to permit BBAI to adjourn the BBAI Special Meeting, if necessary, for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the BBAI Special Meeting to approve the Stock Issuance.

The following questions and answers do not contain all of the information that is important to you. You should carefully read this proxy statement in its entirety, including the annexes and the documents incorporated by reference, to fully understand the matters to be acted upon and the voting procedures for the BBAI Special Meeting. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.”

Q.	Why have I received this proxy statement?

A.

You are receiving this proxy statement because you were a stockholder of BBAI as of the close of business on January 24, 2024 (the “Record Date”) for the BBAI Special Meeting. The Pangiam Board and the BBAI Special Committee each approved the Merger Agreement and the transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is attached to this proxy statement as Annex A, which BBAI encourages you to read in its entirety.

Q.	What are the specific proposals on which I am asked to vote at the BBAI Special Meeting?

A.	BBAI stockholders are being asked to approve two proposals at the BBAI Special Meeting:

•	The Stock Issuance, as contemplated by the Merger Agreement (“BBAI Proposal No. 1” or the “Stock Issuance Proposal”); and

•

One or more adjournments of the BBAI Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Stock Issuance at the time of the BBAI Special Meeting (“BBAI Proposal No. 2” or the “BBAI Adjournment Proposal”).

Under NYSE listing rules, stockholder approval is required prior to the issuance of common stock if the number of shares of common stock to be issued in a transaction equals 20% or more of the number of shares of common stock outstanding before the issuance. The Stock Issuance that will be effected in connection with the Mergers will result in the issuance of a number of shares of BBAI Common Stock equal to approximately 33.05% of the shares of BBAI Common Stock outstanding before the Stock Issuance, based on the number of shares of BBAI Common Stock outstanding on January 24, 2024. Accordingly, BBAI stockholders are being asked to consider and vote on the Stock Issuance.

Q.	What is the consideration that BBAI will pay to Seller in the Mergers?

A.

The aggregate consideration that BBAI will pay in respect of all equity securities of Pangiam issued and outstanding in the Mergers will be a number of shares of BBAI Common Stock equal to the Purchase Price (based on a price per share of BBAI Common Stock of $1.3439 which represents the 20-day VWAP for BBAI Common Stock ending on the trading day immediately prior to the date of the Merger Agreement).

Q.	How does the BBAI Special Committee recommend that BBAI stockholders vote?

A.	The BBAI Special Committee recommends that the BBAI stockholders vote:

•	“FOR” the Stock Issuance Proposal (BBAI Proposal No. 1); and

•	“FOR” the BBAI Adjournment Proposal (BBAI Proposal No. 2).

For a discussion of the reasons for the recommendation on BBAI Proposal No. 1 and BBAI Proposal No. 2, see the section entitled “The Mergers—BBAI Special Committee’s Reasons for the Mergers.”

Unless you give other instructions on your proxy card, the persons named as proxy holders on the enclosed proxy card will vote in accordance with the recommendations of the BBAI Special Committee.

Q.	How many votes are required to approve each proposal?

A.

Approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the voting power of the shares of BBAI Common Stock present virtually at the BBAI Special Meeting or represented by proxy and entitled to vote on the Stock Issuance Proposal, assuming a quorum is present.

Approval of the BBAI Adjournment Proposal (if necessary to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal) requires the affirmative vote of holders of a majority of the voting power of the shares of BBAI Common Stock present virtually at the BBAI Special Meeting or represented by proxy and entitled to vote on the BBAI Adjournment Proposal, assuming a quorum is present.

Q.	When are the Mergers expected to be consummated?

A.

BBAI and Pangiam are working toward consummating the Mergers as expeditiously as possible. However, BBAI and Pangiam cannot be certain when, or if, the conditions to Closing will be satisfied or waived, or that the Mergers will be consummated. See the sections entitled “The Mergers—Regulatory Filings and Approvals Required to Consummate the Mergers” and “The Merger Agreement— Conditions to Completion of the Mergers.”

Q.	When and where is the BBAI Special Meeting?

A.

The BBAI Special Meeting will be held on February 27, 2024 at 9:00 a.m., Eastern Time, virtually via an Internet webcast at https://www.cstproxy.com/bigbearai/sm2024. Stockholders of record at the close of business on the Record Date can attend the BBAI Special Meeting, including to vote their shares and ask questions, by accessing the webcast shortly prior to the scheduled start of the meeting and entering the 12-digit control number included on your proxy card or voting instruction form. For additional information about the BBAI Special Meeting, see the section entitled “The BBAI Special Meeting.”

Q.	What is a quorum?

A.

Holders of record of a majority of the voting power of the issued and outstanding shares of BBAI Common Stock entitled to vote, represented either in person virtually or by proxy, constitutes a quorum for the transaction of business at the BBAI Special Meeting. Your shares of BBAI Common Stock are counted as present if you attend the BBAI Special Meeting virtually or properly submit a valid proxy over the Internet or by mail. As of January 24, 2024, the Record Date for the BBAI Special Meeting, 157,595,692 shares of BBAI Common Stock were outstanding and entitled to vote. Further, for purposes of establishing a quorum, shares of BBAI Common Stock that a stockholder holds and that are represented by their proxy even if the stockholder does not vote on one or more of the matters to be voted upon are counted as present.

Q.	What are “broker non-votes”?

A.

Under the NYSE rules, banks, brokers and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares of record held by banks, brokers or other nominees, but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine” but not with respect to “non-routine” matters. A “broker non-vote” occurs when there are both routine and non-routine proposals to be voted on at the meeting, but a bank, broker or other nominee is not permitted to vote on the non-routine proposal(s) because the beneficial owner has not provided the bank, broker or other nominee with instructions on how to vote on such non-routine proposal(s). Because all of the proposals to be voted on at the BBAI Special Meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed, so BBAI does not expect there to be any broker non-votes at the BBAI Special Meeting. Uninstructed shares held of record by brokers, banks and other nominees will not be present at the meeting. In the event that a quorum is not present at the BBAI Special Meeting, BBAI expects that the BBAI Special Meeting will be adjourned to solicit additional proxies.

Q.	Who can vote at the BBAI Special Meeting?

A.	Holders of record of shares of BBAI Common Stock at the close of business on the Record Date will be entitled to vote shares held at that date at the BBAI Special Meeting or any adjournments thereof.

As of the close of business on the Record Date, there were 157,595,692 shares of BBAI Common Stock outstanding and entitled to vote at the BBAI Special Meeting, held by approximately 76 holders of record.

A complete list of stockholders entitled to vote at the BBAI Special Meeting will be available for examination by any stockholder at BBAI’s corporate headquarters, located at 6811 Benjamin Franklin Dr. Suite 200, Columbia, MD 21046, during normal business hours for a period of ten days before the BBAI Special Meeting.

Q.	How many votes do I have if I am a BBAI stockholder?

A.

Each share of BBAI Common Stock that you own at the close of business on the Record Date will entitle you to one vote on each proposal presented at the BBAI Special Meeting. As of the close of business on the Record Date, there were 157,595,692 shares of BBAI Common Stock outstanding and entitled to vote at the BBAI Special Meeting.

At the close of business on the Record Date, the directors and executive officers of BBAI and certain of their affiliates were entitled to vote approximately 3,705,767 shares of BBAI Common Stock, or 2.4% of the shares of BBAI Common Stock outstanding on that date. Approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the voting power of the shares of BBAI Common Stock present virtually at the BBAI Special Meeting or represented by proxy and entitled to vote, assuming a quorum is present. BBAI currently expects that BBAI’s directors and executive officers will vote their shares in favor of each of the proposals to be considered at the BBAI Special Meeting, although none of them has entered into any agreement obligating them to do so.

Q.	If I am a BBAI stockholder, what happens if I abstain from voting?

A.

Approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the voting power of the shares of BBAI Common Stock present virtually at the BBAI Special Meeting or represented by proxy and entitled to vote, assuming a quorum is present. Abstentions will have the same effect as a vote AGAINST the Stock Issuance Proposal.

Approval of the BBAI Adjournment Proposal requires the affirmative vote of holders of a majority of the voting power of the shares of BBAI Common Stock present virtually at the BBAI Special Meeting or represented by proxy and entitled to vote, assuming a quorum is present. Abstentions will have the same effect as a vote AGAINST the BBAI Adjournment Proposal.

Q.	If my shares of BBAI Common Stock are held in “street name” by a broker, bank or other nominee, will my broker or bank automatically vote my shares for me?

A.

No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement has been forwarded to you by your broker, bank or other nominee, or its agent. As the beneficial holder, you have the right to direct your broker, bank, nominee or other holder of record as to how to vote your shares. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares. Your broker, bank or other nominee will not be permitted to vote on the proposals at the BBAI Special Meeting without your instructions as they do not have discretionary authority to vote on such proposals. Uninstructed shares held of record by brokers, banks and other nominees will not be present at the meeting, will not be voted on any of the proposals described in this proxy statement and will have no effect on the outcome of any vote on either proposal. If you hold shares of BBAI Common Stock through a broker, bank, nominee or other holder of record with custody of your shares, follow the voting instructions you receive from that organization.

Q.	How do I vote my shares of BBAI Common Stock that are held in “street name” by a brokerage firm, bank or other nominee?

A.

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that organization. The organization holding your account is considered to be the stockholder eligible to vote at the BBAI Special Meeting for purposes of voting at the BBAI Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote the shares of BBAI Common Stock in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. If your shares are held in “street name” and you would like to vote your shares at the BBAI Special Meeting, you may visit https://www.cstproxy.com/bigbearai/sm2024 and enter the 12-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you do not receive a 12-digit control number, you may need to log in to your bank or brokerage firm’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

Q.	Do any of the officers or directors of BBAI have interests in the Mergers that may differ from or be in addition to my interests as a BBAI stockholder?

A.

In considering the recommendation of the BBAI Special Committee that BBAI stockholders vote to approve the Stock Issuance Proposal and the BBAI Adjournment Proposal, BBAI stockholders should be aware that some of BBAI’s directors and executive officers have interests in the Mergers that may be different from, or in addition to, the interests of BBAI stockholders generally. The BBAI Special Committee was aware of and considered these potential interests, among other matters, in evaluating and negotiating the Merger Agreement and the transactions contemplated therein, in approving the Mergers and in recommending the approval of the Stock Issuance Proposal and the BBAI Adjournment Proposal.

For more information, please see “The Mergers—Interests of Certain BBAI Directors and Executive Officers in the Mergers.”

Q.	Will any other matters be presented for a vote at the BBAI Special Meeting?

A.

BBAI is not aware of any other matters that will be presented for a vote at the BBAI Special Meeting. However, if any other matters properly come before the BBAI Special Meeting, the proxies will have the discretion to vote upon such matters, in their discretion.

Q.	Who can attend the BBAI Special Meeting?

A.

All holders of record of BBAI Common Stock as of the Record Date are entitled to receive notice of and attend and vote at the BBAI Special Meeting or any postponement or adjournment of the BBAI Special Meeting. Each stockholder will be entitled to cast one vote on each matter presented at the BBAI Special Meeting for each share of BBAI Common Stock that such holder owned as of the Record Date.

Additionally, beneficial holders can virtually attend the BBAI Special Meeting if they obtain a “legal proxy” from their bank or brokerage firm.

Regardless of whether you intend to virtually attend the BBAI Special Meeting, you are encouraged to vote your shares of BBAI Common Stock as promptly as possible. Voting your shares will not impact your ability to attend the BBAI Special Meeting.

Q.	How do I vote my shares if I am a BBAI stockholder of record?

A.

If you are a BBAI stockholder of record on the Record Date, you may vote at the BBAI Special Meeting or authorize a proxy to vote your shares at the BBAI Special Meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card, or, if you prefer, by following the instructions on your proxy card for Internet proxy authorization. If the Internet option is available to you, BBAI strongly encourages you to use it because it is faster and less costly. Registered stockholders can transmit their voting instructions on the Internet at www.cstproxyvote.com. Internet proxy authorization is available 24 hours a day until 11:59 p.m., Eastern Time, the day immediately prior to the BBAI Special Meeting. You will need the 12-digit control number included on your proxy card or your paper voting instruction form (if you received a paper copy of the proxy materials) if you are going to authorize your proxy through the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card. If you attend the virtual BBAI Special Meeting, you may vote online even if you previously authorized a proxy by one of the methods described above.

Q.	Can I change my vote after I have delivered my proxy?

A.

Yes. If you own BBAI Common Stock as a recordholder on the Record Date, you may revoke a previously authorized proxy at any time before it is exercised by authorizing a proxy to vote again over the Internet prior to 11:59 p.m., Eastern Time, on February 26, 2024, by signing and returning another proxy card with a later date, provided, that BBAI receives the updated proxy card before the date of the BBAI Special Meeting, or by voting virtually at the BBAI Special Meeting. Attendance at the BBAI Special Meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the applicable instructions received from such broker to change your vote.

Q.	What if I receive more than one proxy card?

A.	If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q.	What do I need to do now to vote my shares?

A.

After carefully reading and considering the information contained in this proxy statement, please respond by completing, signing and dating the appropriate proxy card or voting instruction card and returning it in the enclosed postage-paid envelope, or, if available, by submitting your voting instruction over the Internet, as soon as possible so that your shares of BBAI Common Stock may be represented and voted at the BBAI Special Meeting. In addition, you may also vote your shares at the BBAI Special Meeting by virtually attending. If you hold shares registered in the name of a broker, bank or other nominee, that broker, bank or other nominee has enclosed, or will provide, instructions for directing your broker, bank or other nominee on how to vote those shares.

Q.	As a BBAI stockholder, am I entitled to appraisal rights in connection with the Mergers?

A.

No. BBAI’s stockholders will not be entitled to exercise appraisal or dissenter’s rights under the DGCL, in connection with the Mergers or the Stock Issuance. See section entitled “No Appraisal Rights of BBAI Stockholders.”

Q.	Who is paying for this proxy solicitation?

A.

This solicitation is made by BBAI. BBAI will bear the expenses of soliciting proxies and the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to BBAI stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of BBAI Common Stock held by such persons. BBAI will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition, BBAI officers and regular employees may solicit proxies without additional compensation, by telephone or facsimile transmission. BBAI will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding proxy and solicitation materials to stockholders.

Q.	Who can help answer my questions?

A.

If you are a BBAI stockholder and have any questions about the Mergers, the BBAI Special Meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact investors@bigbear.ai.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. BBAI intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this proxy statement, including without limitation statements regarding BBAI’s future results of operations and financial position, anticipated restructuring and integration-related expenses, business strategy, plans and objectives of management for future operations and plans for future product development and manufacturing are forward-looking statements. Without limiting the foregoing, words such as “believe” “may,” “will,” “expect,” “should,” “could,” “would,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “project,” “target,” “is/are likely to,” “forecast,” “future,” “guidance,” “possible,” “predict,” “seek,” “see,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following:

i.	failure to consummate the proposed transaction, including the Mergers;

ii.	failure to make or take any filing or other action required to consummate the proposed transaction in a timely matter or at all;

iii.	failure to obtain applicable regulatory approval in a timely manner or otherwise;

iv.	failure to satisfy other closing conditions to the proposed transactions;

v.	risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings;

vi.	failure to realize anticipated benefits of the combined operations;

vii.	potential litigation relating to the proposed transaction and disruptions from the proposed transaction that could harm BBAI’s or Pangiam’s business;

viii.	reductions in customer spending, a slowdown in customer payments and changes in customer requirements;

ix.	ability to hire and retain key personnel;

x.	the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including clients, employees and competitors;

xi.	ability to attract new customers and retain existing customers in the manner anticipated;

xii.	reliance on and integration of information technology systems;

xiii.	changes in legislation or governmental regulations affecting the companies;

xiv.	international, national or local economic, social or political conditions that could adversely affect the companies or their customers;

xv.	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement relating to the Mergers;

xvi.	risks that the Mergers could disrupt BBAI’s or Pangiam’s current plans and operations or divert the attention of their respective management or employees from ongoing business operations;

xvii.	the risk that the Mergers may involve unexpected costs and/or unknown or inestimable liabilities, whether the Mergers will be consummated or not;

xviii.	the risk that BBAI’s or Pangiam’s respective businesses may suffer as a result of uncertainty surrounding the Mergers;

xix.	BBAI’s understanding of its competitors;

xx.	changes in BBAI’s or Pangiam’s respective industry and the market in which such company operates, interest rates, or the general economy, including a potential recessionary environment;

xxi.	increased interest rates and operating costs and the impact of inflation;

xxii.

the uncertainty and economic impact of pandemics, epidemics, or other public health emergencies or fear of such events, and the measures that international, federal, state and local governments, agencies and/or health authorities may implement to address such events, which may have adverse effects on BBAI’s financial conditions, results of operations, cash flows, and performance for an indefinite period of time;

xxiii.	risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; and

xxiv.	the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls.

These and other important factors discussed under the caption “Risk Factors” in BBAI’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on March 31, 2023, as may be updated from time to time in other filings BigBear.ai makes with the SEC including its Quarterly Report on Form 10-Q for the quarter ended on September 30, 2023 that was filed with the SEC on November 9, 2023, could cause actual results to differ materially from those indicated by the forward-looking statements made in this proxy statement.

These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this proxy statement. You should not put undue reliance on any forward-looking statements. Although BBAI believes that the expectations reflected in the forward-looking statements are reasonable, BBAI cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, BBAI undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all the information that is important to you. To understand the Mergers fully and for a more complete description of the legal terms of the Mergers, you should carefully read this entire proxy statement and the other documents to which you are referred.

Parties to the Merger Agreement

BigBear.ai Holdings, Inc. (BBAI)

BigBear.ai Holdings, Inc. is a leading provider of AI-powered military and business intelligence solutions. The company serves three core markets: global supply chain and logistics; autonomous systems; and cybersecurity. The U.S. Government and commercial enterprises rely on BBAI’s predictive analytics capabilities to better understand the implications of changes to their complex environments, systems, processes and supply chains. This intelligence then supports better planning, forecasting and decision-making. Headquartered in Columbia, Maryland, BigBear.ai is a public company traded on the NYSE under the symbol BBAI. For more information, visit: https://bigbear.ai/ and follow BigBear.ai on LinkedIn: @BigBear.ai.

The address and telephone number of the principal executive offices of BBAI is 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046 and (410) 312-0885.

Pangiam Intermediate Holdings, LLC

Pangiam Intermediate Holdings, LLC is a leading provider of near-field vision AI technology for global trade, travel and digital identity industries. Airlines, airports and U.S. Government agencies rely on Pangiam’s vision AI, analytics capabilities and expertise to streamline operations, secure facilities and verify identity. Pangiam is headquartered in Tysons Corner, VA. For more information, visit: https://pangiam.com/.

The address and telephone number of the principal executive offices of Pangiam is 7950 Jones Branch Drive, 1st Floor North, McLean VA 22102 and (571) 327-3488.

The Merger and the Merger Agreement

General

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, (1) Merger Sub will merge with and into Pangiam, with Merger Sub ceasing to exist and Pangiam surviving as a wholly-owned subsidiary of BBAI and (2) immediately following such merger, Pangiam will merge with and into Purchaser with Pangiam ceasing to exist and Purchaser continuing as a wholly-owned subsidiary of BBAI. In connection with the consummation of the Mergers, Seller will receive a number of shares of BBAI Common Stock equal to the Purchase Price (based on a price per share of BBAI Common Stock of $1.3439 which represents the 20-day VWAP for BBAI Common Stock ending on the trading day immediately prior to the date of the Merger Agreement). For further information, see section entitled “The Merger Agreement—Merger Consideration”.

Effects of the Merger

On the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub will be merged with and into Pangiam and (ii) immediately following such merger, Pangiam will be merged with and into Purchaser, whereupon the separate corporate existence of Pangiam will cease, and Purchaser will continue its existence as the surviving company in such merger and a wholly-owned subsidiary of BBAI. At the Effective Time, by virtue of the Mergers and without any action on the part of BBAI, Merger Sub, Purchaser, Pangiam or Seller, each unit of Pangiam issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive the Merger Consideration. For further information, see section entitled “The Mergers—Effects of the Merger”.

Merger Consideration

As consideration for the Mergers, Seller will receive a number of shares of BBAI Common Stock equal to the Purchase Price (based on a price per share of BBAI Common Stock of $1.3439 which represents the 20-day VWAP for BBAI Common Stock ending on the trading day immediately prior to the date of the Merger Agreement). For further information, see section entitled “The Merger Agreement—Merger Consideration”.

Purchase Price Adjustment

The Merger Agreement provides for post-Closing adjustments to the proceeds deliverable in connection with the Closing to the extent that the actual amounts of indebtedness, transaction expenses, cash or working capital are greater or less than the amounts included in the Estimated Closing Equity Consideration (defined below) calculated prior to Closing. The parties to the Merger Agreement have agreed to a Purchase Price adjustment holdback amount equal to $3,500,000. For further information, see section entitled “The Merger Agreement—Post-Closing Purchase Price Adjustment”.

Regulatory Filings and Approvals Required to Consummate the Mergers

Under the investment screening control laws of the United Kingdom, BBAI, Merger Sub, Purchaser, Seller and Pangiam cannot consummate the Mergers until they file certain notification and report forms with the United Kingdom Secretary of State that are required or deemed necessary and receive approval from the United Kingdom Secretary of State of the transactions contemplated by the Merger Agreement (or otherwise receive written confirmation that such approval is not required from the United Kingdom Secretary of State). On January 10, 2024, BBAI received written confirmation from the United Kingdom Secretary of State that he would be taking no further action in relation to the Mergers, thereby enabling the lawful consummation of the Mergers for the purposes of the relevant United Kingdom legislation. For further information, see section entitled “The Mergers—Regulatory Filings and Approvals Required to Consummate the Mergers”.

Closing and Effectiveness of the Mergers

The Closing will occur on the fourth Business Day after the full satisfaction or due waiver (to the extent permitted by law) of the conditions to Closing. Subject to the provisions of the Merger Agreement, the Mergers will become effective at the time and on the date on which the relevant certificate of merger is duly filed with and accepted for record by the Delaware Secretary of State, or later if the parties so agree and specify in such certificates. For further information, see section entitled “The Mergers—Closing and Effectiveness of the Mergers”.

Indemnification; RWI Policy

None of the pre-Closing covenants, representations or warranties in the Merger Agreement survive the Closing, and no party may bring any claims with respect to breaches of pre-Closing covenants, representations and warranties from or after the Closing. BBAI has obtained a representation and warranty insurance policy (the “RWI Policy”) which provides coverage for certain breaches of the representations and warranties made by Pangiam and Seller in the Merger Agreement, subject to exclusions, deductibles and other terms and conditions. The RWI Policy serves as BBAI’s sole source of recourse against Seller in respect of any breaches of representations or warranties by Pangiam or Seller. The cost of the RWI Policy is shared 50% by BBAI and 50% by Seller. For further information, see section entitled “The Merger Agreement—Indemnification”.

Exclusive Dealing; Change of Recommendation

Seller and Pangiam have agreed, from and after the date of the Merger Agreement through the Closing, or, if earlier, the valid termination of the Merger Agreement, not to take, directly or indirectly, any action to, and shall direct its representatives not to, knowingly initiate, facilitate, participate, solicit or engage in discussions or negotiations with, or provide any information to, any person concerning any purchase of units of limited liability company interests of Pangiam or any merger, sale of substantial assets or similar transaction involving Pangiam or any of its subsidiaries.

BBAI has agreed not to withdraw, qualify or modify in a manner adverse to Pangiam or Seller, or propose publicly to withdraw, qualify or modify in a manner adverse to Pangiam or Seller, the Recommendation or its declaration of advisability, or resolve or agree to take any such action. For further information, see section entitled “The Merger Agreement—Exclusive Dealing; Change of Recommendation”.

The Investor Rights Agreement Amendment

The Merger Agreement contemplates, as a condition to the Closing, BBAI and Seller will execute the IRA Amendment, which will be effective from and after the Closing. Under the IRA Amendment, Seller will become a party to the IRA and be treated as a “Holder” thereunder and be entitled to the same registration rights offered to other BBAI stockholders that are party to the IRA. For further information, see section entitled “Other Transaction Agreements—Investor Rights Agreement Amendment”.

Business Covenants Agreement

Simultaneously with the execution of the Merger Agreement, Pangiam entered into a business covenants agreement (the “Business Covenants Agreement”) with AE Industrial Partners, LP and AE Industrial Operating Partners, LLC (together, the “AE Consultants”) pursuant to which the AE Consultants agreed to customary employee non-solicit and non-hire covenants and confidentiality provisions for a period of two years after the Closing. For further information, see section entitled “Other Transaction Agreements—Business Covenants Agreement”.

Risk Factors

In evaluating the Stock Issuance and all related matters, you should carefully read this proxy statement and give special consideration to the factors discussed in the section entitled “Risk Factors” of this proxy statement.

The BBAI Special Meeting

Date, Time and Access

BBAI will hold the BBAI Special Meeting on February 27, 2024 at 9:00 a.m., Eastern Time, virtually via an Internet webcast at https://www.cstproxy.com/bigbearai/sm2024.

Purpose of the BBAI Special Meeting

At the BBAI Special Meeting, BBAI stockholders will be asked to consider and vote upon the following matters:

1.	approve the Stock Issuance; and

2.

approve one or more adjournments of the BBAI Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Stock Issuance at the time of the BBAI Special Meeting.

Who Can Vote at the BBAI Special Meeting

Only holders of record of shares of BBAI Common Stock at the close of business on the Record Date will be entitled to vote shares held at that date at the BBAI Special Meeting or any adjournments thereof. Each outstanding share of BBAI Common Stock entitles its holder to cast one vote. Beneficial owners of BBAI Common Stock can vote by giving instructions to their banks or other nominees to vote on their behalf.

Vote Required for the Proposals

Stock Issuance Proposal. Approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the voting power of the shares of BBAI Common Stock present virtually at the BBAI Special Meeting or represented by proxy and entitled to vote on the Stock Issuance Proposal, assuming a quorum is present.

BBAI Adjournment Proposal. Approval of the BBAI Adjournment Proposal requires the affirmative vote of holders of a majority of the voting power of the shares of BBAI Common Stock present virtually at the BBAI Special Meeting or represented by proxy and entitled to vote on the BBAI Adjournment Proposal, assuming a quorum is present.

BBAI Common Stock owned by BBAI’s Directors and Officers

At the close of business on the Record Date, the directors and executive officers of BBAI were entitled to vote approximately 3,705,767 shares of BBAI Common Stock, or 2.4% of the shares of BBAI Common Stock outstanding on that date. Approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the voting power of the shares of BBAI Common Stock present virtually at the BBAI Special Meeting or represented by proxy and entitled to vote on the Stock Issuance Proposal, assuming a quorum is present. BBAI currently expects that BBAI’s directors and executive officers will vote their shares in favor of each of the proposals to be considered at the BBAI Special Meeting, although none of them has entered into any agreement obligating them to do so.

Recommendation of the BBAI Special Committee

The BBAI Special Committee recommends that the BBAI stockholders vote (i) “FOR” the Stock Issuance Proposal and (ii) “FOR” the BBAI Adjournment Proposal.

Interests of Certain BBAI Directors and Executive Officers in the Mergers

In considering the recommendation of the BBAI Special Committee that holders of BBAI Common Stock vote “FOR” the Stock Issuance, BBAI stockholders should be aware that certain executive officers and directors of BBAI have interests in the Mergers that may be different from, or in addition to, the interests of BBAI stockholders generally. The BBAI Special Committee was aware of and considered these interests, among other matters, when they approved the Merger Agreement and recommended that BBAI stockholders approve the Stock Issuance. You should take these interests into account in deciding whether to vote “FOR” the approval of the Stock Issuance. For further information, see section entitled “The Mergers Agreement—BBAI Special Committee’s Reasons for the Mergers”.

No Appraisal Rights

BBAI’s stockholders will not be entitled to exercise appraisal or dissenter’s rights under the DGCL, in connection with the Mergers or the Stock Issuance.

Termination of the Merger Agreement

The Merger Agreement may be terminated by mutual written consent of each of BBAI, Purchaser and Merger Sub, on the one hand, and Pangiam and the Seller, on the other hand.

The Merger Agreement may be terminated at any time prior to the Closing as follows:

•

by BBAI, Purchaser and Merger Sub, on the one hand, or by Pangiam or Seller, on the other hand, by written notice to the other, upon the issuance by any governmental entity of an order, decree or ruling or its taking of any other action permanently restraining, enjoining or otherwise prohibiting the performance of the Merger Agreement or the consummation of the transactions contemplated thereby, which order, decree, ruling or any other action will have become final and non-appealable and which renders the Closing conditions incapable of being satisfied; provided, that no termination may be made pursuant to this provision if the issuance of such order, decree, ruling or such other action has been primarily caused by the action or inaction of the terminating party;

•

by BBAI, Purchaser and Merger Sub, on the one hand, or by Pangiam or Seller, on the other hand, by written notice to the other, if the Closing will not have occurred on or before August 4, 2024 (the “Outside Date”); provided, however, that no termination may be made pursuant to this provision if the failure to close will have been caused by the action or inaction of the terminating party;

•

by either BBAI, Purchaser or Merger Sub if neither BBAI, Purchaser nor Merger Sub is in material breach of the Merger Agreement, by written notice to Pangiam, upon a breach of any covenant or agreement on the part of Seller or Pangiam set forth in the Merger Agreement, or if any representation or warranty contained therein, will be or have become untrue, in either case, such that any of the Closing conditions would not be satisfied; provided that the right to terminate the Merger Agreement will not be available if BBAI’s, Purchaser’s or Merger Subs’ failure(s) (collectively or individually) to fulfill any obligation under the Merger Agreement has been the primary cause of, or primarily result in, the failure of the Closing to occur on or before such date;

•

by Pangiam or Seller if Pangiam and Seller, as applicable, are not then in material breach of the Merger Agreement, by written notice to BBAI, upon a breach of any covenant or agreement on the part of BBAI, Purchaser or Merger Sub set forth in the Merger Agreement, or if any representation or warranty of BBAI, Purchaser or Merger Sub will be or have become untrue, in either case, such that any of the Closing conditions would not be satisfied; provided that the right to terminate the Merger Agreement will not be available if Pangiam’s or Seller’s failure(s) (collectively or individually) to fulfill any obligation under the Merger Agreement has been the primary cause of, or primarily result in, the failure of the Closing to occur on or before such date;

•

by BBAI or Seller if BBAI fails to obtain the Requisite Vote at the BBAI Special Meeting at which a vote is taken on the Mergers, except that the right to terminate the Merger Agreement will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the Merger Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Vote at the BBAI Special Meeting.

For further information, see section entitled “The Merger Agreement—Termination of the Merger Agreement”.

Effect of Termination

In the event of termination of the Merger Agreement as described in the section entitled “The Merger Agreement—Effect of Termination”, there will be no liability or obligation on the part of any party under the Merger Agreement, except:

i.	for fraud or for any willful breaches of the Merger Agreement prior to the termination thereof;

ii.

certain provisions of the Merger Agreement will survive the termination, including, without limitation, provisions related to the reimbursement of expenses in connection with a Change in Recommendation (as defined below); and

iii.	the confidentiality agreement, dated as of July 28, 2023, by and between Seller and BBAI will survive the termination of the Merger Agreement.

Damages

A party may be liable to the other if the Merger Agreement is terminated for damages resulting from any fraud or willful breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement. In determining losses or damages recoverable upon termination by a party thereto for another party’s breach, such losses and damages will not be limited to reimbursement of expenses or out-of-pocket costs, and will include the benefit of the bargain lost by such party, taking into consideration all relevant matters (including other opportunities and the time value of money), which will be deemed to be damages of such party. For further information, see section entitled “The Merger Agreement—Damages”.

Opinion of BBAI’s Financial Advisor

BBAI retained EY to render a written opinion as to the fairness, from a financial point of view, to BBAI of the Merger Consideration to be paid by BBAI pursuant to the Merger Agreement. At the meeting of the BBAI Special Committee on October 31, 2023, EY rendered its oral opinion to the BBAI Special Committee which was subsequently confirmed by delivery of the Fairness Opinion, to the effect that, as of such date and based upon and subject to the factors, assumptions, qualifications and limitations set forth in the Fairness Opinion, the Merger Consideration to be paid by BBAI pursuant to the Merger Agreement was fair to BBAI from a financial point of view.

RISK FACTORS

The surviving company will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement, you should carefully consider the material risks described below before deciding how to vote your shares of BBAI Common Stock. In determining whether you should approve the Stock Issuance you should carefully read the risk factors below.

The risks disclosed under the headings “Risk Factors-Risks Related to BBAI” will also apply to the surviving company after the Closing.

Risks Related to the Mergers

Failure to consummate the proposed transaction, including the Mergers, could harm the price of BBAI Common Stock and future business and operations of each of BBAI and Pangiam.

If the Mergers are not completed, the market price of BBAI Common Stock may decline significantly, and significant costs related to the Mergers will have been incurred, including financial advisor, legal and accounting fees, which must be paid even if the Mergers are not completed. In addition, failure to complete the Mergers could adversely affect the future business and operations of each company.

If the conditions of the Mergers are not satisfied or waived, the Mergers may not occur.

Even if BBAI Proposals No. 1 and 2, as described in this proxy statement, are approved, specified conditions must be satisfied or waived to complete the related Mergers. These conditions are set forth in the Merger Agreement and described in the section entitled “The Merger Agreement-Conditions to the Completion of the Mergers”. BBAI cannot assure you that all of the conditions to the consummation of the Mergers will be satisfied or waived. If the conditions are not satisfied or waived, the Mergers may not occur or the Closing may be delayed resulting in adverse effects on BBAI’s financial condition, BBAI Common Stock price and its ongoing business, and the surviving company may lose some or all of the intended benefits of the Mergers.

BBAI stockholders may not realize a benefit from the Mergers commensurate with the ownership dilution they will experience in connection with the Mergers.

If the surviving company is unable to realize the full strategic and financial benefits currently anticipated from the Mergers, BBAI stockholders will have experienced dilution of their ownership interests without receiving a commensurate benefit, or only receiving part of the commensurate benefit to the extent the surviving company is able to realize only part of the strategic and financial benefits currently anticipated from the Mergers.

BBAI may not achieve the benefits it expects from the Mergers, which may have an adverse effect on both BBAI’s and the surviving company’s business, financial condition and operating results.

BBAI entered into the Merger Agreement with the expectation that the Mergers will result in benefits to the surviving company. Post-merger challenges include, among others, the following:

•	retaining the management and employees of the surviving company;

•	attracting and hiring new personnel key to the growth and development of the surviving company;

•	retaining existing strategic partners and suppliers for the surviving company;

•	attracting new customers while maintaining existing customers; and

•	integrating the new combined businesses, including the information technology and other company systems, in the surviving company such that the estimated cost savings are realized.

If the surviving company is not successful in addressing these and other challenges, then the benefits of the Mergers may not be realized and, as a result, the surviving company’s operating results and the market price of BBAI Common Stock may be adversely affected.

If the Mergers are not completed, the price of BBAI Common Stock may decline.

The market price of BBAI Common Stock is subject to fluctuations. If the Mergers are not completed, the market price of BBAI Common Stock may decline significantly. Market prices for securities of technology and AI companies have historically been particularly volatile. In addition, the market price of BBAI Common Stock may be volatile based on, among other factors, whether stockholders and other investors believe that BBAI can complete the Mergers or otherwise maintain business continuity and productivity if the Mergers are not consummated.

Following the Mergers, the surviving company may be unable to integrate successfully the businesses of BBAI and Pangiam and realize the anticipated benefits of the Mergers.

The Mergers involve the combination of two companies which currently operate as independent companies. Following the Mergers, the surviving company will be required to devote significant management attention and resources to integrating its business practices and operations. The surviving company may fail to realize some or all of the anticipated benefits of the Mergers if the integration process takes longer than expected or is more costly than expected. Some of the potential difficulties the surviving company may encounter in the integration process include the following:

•

the inability to successfully combine the businesses of BBAI and Pangiam in a manner that permits the surviving company to achieve the anticipated benefits from the Mergers, which would result in those benefits of the Mergers not being realized partly or wholly in the time frame currently anticipated or at all;

•	creation of uniform standards, controls, procedures, policies and information systems; and

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Mergers.

In addition, BBAI and Pangiam have operated and, until the completion of the Mergers will continue to operate, independently. It is possible that the integration process also could result in the diversion of the attention of each company’s management team, the disruption or interruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect the surviving company’s ability to maintain its business relationships or the ability to achieve the anticipated benefits of the Mergers, or could otherwise adversely affect the business and financial results of the surviving company.

Lawsuits may be filed against BBAI and the members of the BBAI Board arising out of the proposed Mergers, which may delay or prevent the proposed Mergers.

Putative stockholder complaints, including stockholder class action complaints, and other complaints may be filed against BBAI, the BBAI Board and others in connection with the transactions contemplated by the Merger Agreement. The outcome of litigation is uncertain, and BBAI may not be successful in defending against any such future claims. Lawsuits that may be filed against BBAI, the BBAI Board and others could delay or prevent the Mergers, divert the attention of BBAI’s management and employees from BBAI’s day-to-day business and otherwise adversely affect BBAI’s financial condition.

The Mergers may be completed even though certain adverse effects may result from the announcement of the Mergers, industry-wide changes or other causes.

In general, BBAI is not obligated to complete the Mergers if there is a Material Adverse Change (as defined below) affecting Pangiam between the date of the Merger Agreement and the Closing. However, certain types of causes are excluded from the concept of a “material adverse change.” Such exclusions include, but are not limited to: (i) any change in any law; (ii) any change in interest rates, credit markets, currency exchange rates or general economic conditions; (iii) the announcement or the execution of the Merger Agreement, the pendency or consummation of the transactions or the performance of the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees; (iv) any change that is generally applicable to the industries in which Pangiam or any of its subsidiaries operates; (v) the compliance with the terms of the Merger Agreement, the taking of any action required or expressly contemplated by the Merger Agreement or with the prior written consent of BBAI or the failure to take any action prohibited by the Merger Agreement; (vi) any national or international political event or occurrence, including acts of war or terrorism (including cyberattacks); (vii) any natural or manmade disasters, hurricanes, floods, tornados, tsunamis, earthquakes or other acts of God; (viii) any epidemic, pandemic or disease outbreak (including COVID-19 and monkeypox), or any COVID-19 measures or any worsening of such conditions; (ix) any political, geopolitical or social conditions, civil unrest, protests, public demonstrations or the response of any governmental body thereto or any escalation or any worsening thereof; (x) the availability or cost of equity, debt or other financing to BBAI or to Pangiam; (xi) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any governmental body; or (xii) any failure by Pangiam or any subsidiary thereof to meet any projections, forecasts or estimates of revenue or earnings (it being understood that this clause (xii) shall not prevent a determination that any change underlying such failure to meet projections, forecasts or estimates has resulted in a Material Adverse Change (to the extent the effect(s) of such change is not otherwise excluded from the definition of Material Adverse Change)); provided, that, in the case of the foregoing clauses (i), (ii), (iv), (vi) (vii), (ix) and (xi), to the extent such change, effect, event, circumstance, development or occurrence materially and disproportionately affects Pangiam and its subsidiaries as compared to other persons or businesses that operate in the industry and in the markets in which Pangiam and its subsidiaries operate, then the material and disproportionate aspect of such effect may be taken into account in determining whether a Material Adverse Change has occurred or will occur. Therefore, if any of these events were to occur and materially adversely affect Pangiam, BBAI would still be obliged to consummate the Closing notwithstanding such Material Adverse Change. If any such Material Adverse Changes occur and BBAI and Pangiam consummate the Closing, the stock price of BBAI may suffer. This, in turn, may reduce the value of the Mergers to the stockholders of BBAI.

Some BBAI directors and executive officers have interests in the Stock Issuance and the related Mergers that are different from yours and that may influence them to support or approve the Stock Issuance and related Mergers without regard to your interests.

Certain directors and executive officers of BBAI may have interests in the Stock Issuance and the related Mergers that are different from, or in addition to, the interests of other BBAI stockholders generally. These interests include, among others: (1) the continued employment of BBAI executive officers, (2) the continued service of certain non-employee members of the BBAI Board, (3) continuing indemnification rights of non-employee members of the BBAI Board and BBAI executive officers following the Mergers and (4) certain members of the BBAI Board were appointed by AE Industrial Partners, LP (“AEIP”) and certain of its affiliates which beneficially owns a majority of both BBAI and Seller. The BBAI Special Committee was aware of and considered those interests, among other matters, in reaching its decision to approve and adopt the Stock Issuance Proposal. These interests, among other factors, may have influenced the directors and executive officers of BBAI to support or approve the Mergers. For more information regarding the interests of BBAI directors and executive officers in the Mergers, please see the section entitled “The Mergers – Interests of Certain BBAI Directors and Executive Officers in the Mergers”.

The financial projections included in this proxy statement under “The Mergers—Opinion of BBAI’s Financial Advisor”, which were considered by the BBAI Special Committee in evaluating the Mergers and used by BBAI’s financial advisor in rendering its fairness opinion and performing its related financial analyses, reflect numerous variables, estimates and assumptions and are inherently uncertain. If any of these variables, estimates and assumptions prove to be wrong, the actual results for the BBAI’s business may be materially different than the results reflected in the financial projections.

As further described below in the section entitled “The Mergers – Certain Forecasts,” certain preliminary internal financial projections for Pangiam were prepared by the management of Pangiam and provided to the management of BBAI, and then adjusted by the management of BBAI (the “Financial Projections”), solely for use by BBAI’s financial advisor, EY, in connection with the rendering of the Fairness Opinion, as described below under “The Mergers – Opinion of BBAI’s Financial Advisor.” Although presented with numerical specificity, the Financial Projections reflect numerous variables, estimates, and assumptions made by BBAI’s management at the time the Financial Projections were initially prepared and adjusted, including, without limitation estimates and assumptions concerning matters such as estimated time for research, development and regulatory approvals, the likelihood of successful commercial development and commercial success of approved products. If any of these variables, estimates and assumptions prove to be wrong, the actual results for the surviving company’s business may differ materially from the results reflected in the Financial Projections. These assumptions, including those with respect to regulatory approval and probability of success more broadly, are inherently uncertain and could prove inaccurate. The risks and uncertainties regarding the Financial Projections, including the potential for adverse developments such as delays in obtaining or failure to obtain regulatory approvals or additional competition or changes in the competitive or regulatory landscape, increase with each successive year and the likelihood that the actual results will differ materially from the projected results increase with each successive year. The Financial Projections also do not reflect general business, economic, market and financial conditions and any changes in any of these conditions over the period of the Financial Projections could result in the actual results differing materially from the results reflected in the Financial Projections.

Risks Related to BBAI and, After the Mergers, the Surviving Company

The risk factors below relating to BBAI will also apply to the surviving company after the Mergers. Accordingly, references in the risk factors below to “us,” “our,” “we,” “the company,” or similar terms are intended to refer to BBAI and also to the surviving company after the Mergers.

Pangiam’s potential products and technologies are in early stages of development.

The development of new technology products is a highly risky undertaking. Pangiam’s technologies and products will require additional research, development and trials. There can be no assurance that any future research, development or trial efforts will result in viable products. Future results may be negative or insufficient to allow the surviving company to pursue further development or to successfully market its products, if approved. Obtaining needed data and results may take longer than planned or may not be obtained at all. Any such delays or setbacks could have an adverse effect on the ability of the surviving company to achieve its financial goals.

Risk Relating to Business and Industry of BBAI and the Surviving Company

Business or economic disruptions or global health concerns could harm our business.

Business or economic disruptions or global health concerns, such as the COVID-19 pandemic, could adversely affect our business. The COVID-19 pandemic, which the World Health Organization announced in January 2020 was a global health emergency, spread throughout most of the world including the United States. The outbreak resulted in extended shutdowns of businesses in the United States and elsewhere and had ripple effects on businesses and activities around the world. The COVID-19 outbreak and continued spread of COVID-19, including the identification of novel strains of COVID-19, has affected and may continue to affect our operations, our customers and third parties on which we rely. In addition, we, and after the Mergers the surviving company, could experience delays in obtaining products or services from our third-party manufacturers or suppliers as a result of the impact of the COVID-19 pandemic or other similar outbreaks on such parties. The extent to which the COVID-19 pandemic will continue to impact our business is difficult to predict and subject to change, and will depend on future developments, which are highly uncertain and cannot be predicted, including, without limitation, the severity of the disease and duration of the outbreak, travel restrictions and social distancing requirements in the United States and other countries, future mutations and variations of the coronavirus, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease and address its impact. In addition, a severe or prolonged economic downturn or political disruption could result in a variety of risks to our business, including our ability to raise capital when needed on acceptable terms, if at all. A weak or declining economy or political disruption could also strain our manufacturers or suppliers, possibly resulting in supply disruption, or cause our customers to delay making purchases or payments for our products. Any of the foregoing could harm our business and, after the Mergers, the business of the combined company. In addition, the COVID-19 pandemic has resulted in significant governmental measures being implemented to control the spread of the virus, including, at various times, quarantines, shelter-in-place or work-from-home orders or policies, travel restrictions, social distancing and business shutdowns. The effects of any such future measures could negatively impact productivity of our employees and disrupt our business activities, the magnitude of which will depend, in part, on the length and severity of the restrictions and our ability to conduct business in the ordinary course.

Legislative or regulatory reforms may affect our ability to sell our products profitably.

In both the United States and certain foreign jurisdictions, there may be legislative and regulatory changes to the development of technological systems, including AI and ML systems, in ways that could impact our ability to develop and grow our profitably. The U.S. Congress continues to consider issues relating to the development of AI and ML technologies, and future legislation or regulations may affect our ability, and, after the Mergers, the surviving company’s ability, to market and sell products on favorable terms, which would affect our results of operations. Such legislation or regulation may reduce our revenues, increase our expenses or limit the markets for our products.

THE BBAI SPECIAL MEETING

This proxy statement is being provided to BBAI stockholders as part of a solicitation of proxies for use at the BBAI Special Meeting. This proxy statement contains important information regarding the BBAI Special Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

Stockholders who owned shares of BBAI Common Stock at the close of business on January 24, 2024, the Record Date, are entitled to receive notice of, attend virtually and vote at the BBAI Special Meeting. As of the close of business on the Record Date, there were 157,595,692 shares of BBAI Common Stock outstanding.

Date, Time and Place	The BBAI Special Meeting will be held on February 27, 2024, at 9:00 a.m., Eastern time, virtually via an Internet webcast at https://www.cstproxy.com/bigbearai/sm2024, unless the BBAI Special Meeting is adjourned. Stockholders who plan to virtually attend the BBAI Special Meeting will need to enter the 12-digit control number included in such stockholder’s proxy or voting instruction card.

Purpose of the BBAI Special Meeting	The BBAI Special Meeting will be held for the purpose of considering and acting upon the following matters:

BBAI Proposal No. 1—Approval of the Stock Issuance (Item 1 on the BBAI proxy card). To approve the Stock Issuance.

BBAI Proposal No. 2—Adjournment of the BBAI Special Meeting (Item 2 on the BBAI proxy card). To approve one or more adjournments of the BBAI Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Stock Issuance at the time of the BBAI Special Meeting.

The BBAI Special Committee recommends that BBAI stockholders vote “FOR” each of the proposals presented at the BBAI Special Meeting.

Who Can Vote at the BBAI Special Meeting

Only holders of record of shares of BBAI Common Stock at the close of business on the Record Date will be entitled to vote shares held at that date at the BBAI Special Meeting or any adjournments thereof. Each outstanding share of BBAI Common Stock entitles its holder to cast one vote.

As of the close of business on the Record Date, there were 157,595,692 shares of BBAI Common Stock outstanding (which includes 10,362,632 unvested shares underlying restricted stock grants that are not considered to be outstanding for accounting purposes) and entitled to vote at the BBAI Special Meeting.

Attending the BBAI Special Meeting	The BBAI Special Meeting will be completely virtual and will be conducted via live webcast. You will be able to participate in the BBAI Special Meeting if you were a stockholder as of the close of business on the Record Date. You will be able to listen to the BBAI Special Meeting, submit your questions during the BBAI Special Meeting, and vote during the live webcast of the BBAI Special Meeting by visiting https://www.cstproxy.com/bigbearai/sm2024 and entering the 12-digit control number on your proxy card. BBAI encourages you to access the BBAI Special Meeting prior to the start time leaving ample time for the check-in process.

Vote Required for the Proposals

BBAI Proposal No. 1—Approval of the Stock Issuance (Item 1 on the BBAI proxy card). Approval of the Stock Issuance requires the affirmative vote of holders of a majority of the voting power of BBAI Common Stock, present virtually at the BBAI Special Meeting or represented by proxy, and entitled to vote on BBAI Proposal No. 1, assuming a quorum is present.

BBAI Proposal No. 2—Adjournment of the BBAI Special Meeting (Item 2 on the BBAI proxy card). Approval of one or more adjournments of the BBAI Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Stock Issuance at the time of the BBAI Special Meeting, requires the affirmative vote of holders of a majority of the voting power of the shares of BBAI Common Stock present virtually at the BBAI Special Meeting or represented by proxy and entitled to vote on BBAI Proposal No. 2, assuming a quorum is present.

Quorum Requirement

Holders of a majority of the shares of BBAI Common Stock issued and outstanding and entitled to vote at the BBAI Special Meeting, present in person virtually or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the BBAI Special Meeting may adjourn the meeting to another place, date or time. As of the Record Date, 78,797,847 shares of BBAI Common Stock will be required to achieve a quorum.

Holders of shares of BBAI Common Stock present at the BBAI Special Meeting but not voting, and shares of BBAI Common Stock for which BBAI has received proxies indicating that their holders have abstained, will be counted as present at the BBAI Special Meeting for purposes of determining whether a quorum is established.

Brokers, banks and other nominees have the discretion to vote shares held in “street name”—a term that means the shares are held in the name of the broker, bank or other nominee on behalf of its customer, the beneficial owner—on routine matters, but not on non-routine matters. Generally, broker non-votes occur when shares held by a broker, bank or other nominee for a beneficial owner are not voted with respect to a non-routine matter because the broker, bank or other nominee has not received voting instructions from the beneficial owner and the broker, bank or other nominee lacks discretionary authority to vote the shares because of the non-routine nature of the matter. Because brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if a beneficial owner of shares of BBAI Common Stock held in “street name” does not give voting instructions to the broker, bank, nominee or other holder of record, then those shares will not be voted as to any of the proposals described in this proxy statement. Broker non-votes will not be included in determining whether a quorum is present. Your vote is very important, whether you hold directly or through a broker, bank or other nominee. BBAI encourages you to read this proxy statement carefully, and if you are a beneficial owner, please be sure to give voting instructions to your broker, bank or other nominee.

Shares Owned by BBAI Directors and Executive Officers	At the close of business on the Record Date, directors and executive officers of BBAI beneficially owned and were entitled to vote, in the aggregate, approximately 3,705,767 issued and outstanding shares of BBAI Common Stock, representing approximately 2.4% of the shares of BBAI Common Stock outstanding on that date. BBAI currently expects that BBAI’s directors and executive officers will vote all of the shares of BBAI Common Stock they are entitled to vote (a) “FOR” the proposal to approve the Stock Issuance and (b) “FOR” the proposal to approve one or more adjournments of the BBAI Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Stock Issuance at the time of the BBAI Special Meeting.

Methods of Voting—Stockholders of Record

If you are a BBAI stockholder entitled to vote at the BBAI Special Meeting, you may vote over the Internet, by mail or in person virtually at the BBAI Special Meeting. All votes, other than votes made while virtually attending the BBAI Special Meeting, must be received by 11:59 p.m., Eastern Time, on February 26, 2024.

•  Over the Internet. To vote over the Internet, please follow the instructions included on your proxy card. If you vote over the Internet, you do not need to complete and mail a proxy card.

•  Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the BBAI Special Meeting in the manner you indicate. BBAI encourages you to sign and return the proxy card even if you plan to attend the BBAI Special Meeting so that your shares will be voted if you are ultimately unable to attend the BBAI Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

•  Voting while virtually attending the BBAI Special Meeting. If your shares are registered directly in your name, you have the right to vote while virtually attending the BBAI Special Meeting. If you hold your shares beneficially in street name, the availability of telephonic or Internet voting will depend on the voting process of your broker, trustee or other nominee. Please check with your broker, trustee or other nominee and follow the voting procedures your broker, trustee or other nominee provides to vote your shares.

BBAI recommends that you vote in advance even if you plan to virtually attend the BBAI Special Meeting so that BBAI will know as soon as possible that enough votes will be present for BBAI to hold the meeting. If you are a stockholder of record and virtually attend the BBAI Special Meeting, you may vote at the meeting.

Methods of Voting—Beneficial Owners	If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name,” and this proxy statement is being sent to you by that organization. The organization holding your account is considered to be the stockholder entitled to vote at the BBAI Special Meeting for purposes of voting at the BBAI Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. All of the proposals at the BBAI Special Meeting are considered non-routine matters. As a result, your broker may not vote your shares without your specific instructions, which is called a “broker non-vote.”

Abstentions; Broker Non-Votes	Abstentions from voting will have the same effect as a vote AGAINST the proposal to approve the Stock Issuance (Proposal No. 1) and the proposal to approve one or more adjournments of the BBAI Special Meeting (Proposal No. 2). BBAI believes that brokers, banks and other nominees do not have discretionary authority to vote on Proposal No.1 or Proposal No. 2 absent instructions from the beneficial owner and therefore broker non-votes will have no effect on the proposal to approve the Stock Issuance (Proposal No. 1) and the proposal to approve one or more adjournments of the BBAI Special Meeting (Proposal No. 2).

Failure to Provide Voting Instructions	Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted (a) FOR the proposal to approve the Stock Issuance and (b) FOR the proposal to approve one or more adjournments of the BBAI Special Meeting, if appropriate.

Revoking a Proxy	You may revoke a previously authorized proxy at any time before it is exercised by authorizing a proxy to vote again over the Internet prior to 11:59 p.m., Eastern Time, on February 26, 2024, or by signing and returning another proxy card with a later date, provided, that BBAI receives the updated proxy card before the date of the BBAI Special Meeting, or by voting virtually at the BBAI Special Meeting. Attendance at the BBAI Special Meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the applicable instructions received from such broker to change your vote.

Solicitation of Proxies	BBAI will pay the costs of soliciting proxies from BBAI stockholders. In addition to soliciting proxies by mail, by telephone and via the Internet, BBAI’s directors, executive officers and other employees may solicit proxies, either personally or by other electronic means, on BBAI’s behalf, without additional compensation, other than the time expended and communications charges in making such solicitations. BBAI will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. BBAI will reimburse such brokerage houses and other persons for their reasonable expenses in connection with forwarding proxy and solicitation materials to the beneficial owners of BBAI Common Stock and in obtaining voting instructions from such beneficial owners.

BBAI PROPOSAL NO. 1:

APPROVAL OF THE STOCK ISSUANCE

The issuance of shares of BBAI Common Stock in connection with the transactions contemplated by the Merger Agreement is subject to approval by BBAI stockholders as required by applicable rules of NYSE.

Under NYSE Listing Rule 312.03, a company listed on the NYSE is required to obtain stockholder approval for issuance of common stock or other securities convertible into or exercisable for common stock, in connection with any transaction or series of related transactions if (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. The aggregate number of shares of BBAI Common Stock to be issued in the Mergers is expected to be approximately 52,087,209 (or approximately 33.05% of the shares of BBAI Common Stock outstanding before such issuance) based on the number of shares of BBAI Common Stock, and will exceed 20% of the shares of BBAI Common Stock outstanding before such issuance. For this reason, BBAI must obtain the approval of BBAI stockholders for the Stock Issuance. BBAI is asking its stockholders to approve the Stock Issuance. The Stock Issuance and the approval of the Stock Issuance are required for the consummation of the Mergers.

The affirmative vote of holders of a majority of the voting power of BBAI Common Stock present virtually at the BBAI Special Meeting or represented by proxy and entitled to vote, assuming a quorum is present, on BBAI Proposal No. 1, is required for the approval of the Stock Issuance. Abstentions will have the effect of a vote AGAINST the Stock Issuance Proposal.

The BBAI Special Committee recommends a vote “FOR” the Stock Issuance (BBAI Proposal No. 1 on the accompanying BBAI proxy card).

BBAI PROPOSAL NO. 2:

APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE BBAI SPECIAL MEETING

BBAI is asking you to approve a proposal to approve one or more adjournments of the BBAI Special Meeting to a later date or dates, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Stock Issuance at the time of the BBAI Special Meeting. If BBAI stockholders approve the adjournment proposal, BBAI could adjourn the BBAI Special Meeting and any adjourned session of the BBAI Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the approval of the Stock Issuance. Among other things, approval of the adjournment proposal could mean that, even if BBAI had received proxies representing a sufficient number of votes against the proposal to approve the Stock Issuance, such that the proposal would be defeated, BBAI could adjourn the BBAI Special Meeting without a vote on the proposal to approve the Stock Issuance and seek to convince the holders of those shares to change their votes to votes in favor of that proposal. Additionally, BBAI may seek to adjourn the BBAI Special Meeting if a quorum is not present at the meeting.

Approval of the BBAI Adjournment Proposal (if necessary to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal) requires the affirmative vote of holders of a majority of the voting power of the shares of BBAI Common Stock present virtually at the BBAI Special Meeting or represented by proxy and entitled to vote, assuming a quorum is present. Abstentions will have the same effect as a vote AGAINST the BBAI Adjournment Proposal.

The BBAI Special Committee recommends a vote “FOR” one or more adjournments of the BBAI Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Stock Issuance at the time of the BBAI Special Meeting (BBAI Proposal No. 2 on the accompanying BBAI proxy card).

THE MERGERS

General

On October 31, 2023, the BBAI Special Committee approved the Merger Agreement, a copy of which is attached as Annex A to this proxy statement, and the transactions contemplated thereby.

Upon the terms and subject to the conditions of the Merger Agreement, (1) Merger Sub will merge with and into Pangiam, with Pangiam continuing as the surviving company and (2) immediately following such merger, Pangiam will merge with and into Purchaser with Pangiam ceasing to exist and Purchaser continuing as a wholly owned subsidiary of BBAI. In connection with the consummation of the Mergers, Seller will receive a number of shares of BBAI Common Stock equal to the Purchase Price (based on a price per share of BBAI Common Stock of $1.3439 which represents the 20-day VWAP for BBAI Common Stock ending on the trading day immediately prior to the date of the Merger Agreement, as described in the section entitled “The Merger Agreement—Merger Consideration.”)

Background of the Mergers

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of BBAI’s Special Committee, BBAI’s representatives, the Pangiam Board, Pangiam’s representatives and other parties.

BBAI’s senior management and the BBAI Board regularly explore, with the assistance of financial and legal advisors, potential strategic options available to BBAI, with the goal of enhancing stockholder value. As part of this process, BBAI regularly reviews a broad range of opportunities, including potential strategic acquisitions, joint ventures and business combinations with other companies. The BBAI Board and management have recognized that ongoing business development activities are required to identify and capitalize on growth opportunities.

On December 16, 2022, a representative of AEIP, which together with its affiliates beneficially owns a majority interest in both BBAI and Pangiam, facilitated an introduction via e-mail between Amanda Long, Chief Executive Officer of BBAI, and Kevin McAleenan, Chief Executive Officer of Pangiam.

On January 19, 2023, Ms. Long and Mr. McAleenan held an introductory phone call to discuss the possibility of a potential partnership between BBAI and Pangiam. In particular, BBAI and Pangiam intended to explore the potential opportunity for BBAI to assist Pangiam with its development project (more commonly known as “Project Dartmouth”), which is a collaboration between Pangiam and a third-party provider of cloud computing services to utilize artificial intelligence and pattern analysis technologies to identify potential prohibited items in carry-on baggage, checked baggage, airline cargo and shipments, in an effort to streamline and automate the baggage screening process.

Over the course of the months of January and February 2023, Ms. Long exchanged periodic correspondence via e-mail with representatives of AEIP, including Bryan McElwee, a Partner of AEIP, whereby representatives of AEIP shared certain business overview materials and other financial materials regarding Pangiam.

On February 1, 2023, Ms. Long contacted Mr. McAleenan via e-mail to schedule a subsequent meeting to discuss the possibility of a potential partnership between BBAI and Pangiam.

On February 16, 2023, Ms. Long, Mr. McAleenan and other representatives of Pangiam attended a videoconference to discuss, among other matters, Pangiam’s technical capabilities, Pangiam’s vision for growing its business and the possibility of a potential strategic partnership between BBAI and Pangiam.

On February 27, 2023, Ms. Long and Mr. McElwee attended a videoconference to discuss, among other matters, Pangiam’s financial performance and anticipated business pipeline, as well as Pangiam’s ability to source data and its approach to data privacy protection and data rights. During this meeting, the parties also discussed that Pangiam was considering pursuing a formal sale process and the proposed valuation for Pangiam in connection with such sale process.

On March 2, 2023, Ms. Long contacted Mr. McElwee via e-mail and indicated that BBAI would not be interested in participating in the formal sale process for Pangiam, nor would BBAI be moving forward with discussions regarding a potential strategic partnership. BBAI’s decision was driven by, among other reasons, the disconnect between Pangiam’s proposed valuation and BBAI management’s perspective on Pangiam’s valuation.

During April and May of 2023, Ms. Long worked with members of BBAI management to develop a pipeline of potential acquisition candidates together with a set of evaluation criteria against which to evaluate acquisition candidates from a strategic and financial perspective (the “Evaluation Criteria”). A summary of the Evaluation Criteria was shared with the BBAI Board in May 2023.

On July 27, 2023, Ms. Long and Kirk Konert, a Managing Partner at AEIP, held a telephonic meeting during which, among other matters, Mr. Konert informed Ms. Long that the exclusivity restrictions in connection with Pangiam’s sale process had expired and asked whether Ms. Long would be interested in re-engaging with Pangiam regarding a possible transaction between BBAI and Pangiam, subject to the parties aligning on an acceptable valuation of Pangiam. After the meeting, Mr. Konert re-connected Ms. Long with Mr. McElwee.

On July 27, 2023, Mr. McElwee shared, via e-mail, updated materials providing a business overview of Pangiam with Ms. Long.

On July 28, 2023, BBAI and Seller entered into a mutual confidentiality agreement, which included, among other terms, a restriction on BBAI from soliciting any of Sellers’ employees for a period of 12 months from the date of the confidentiality agreement.

On the same day, BBAI engaged Latham & Watkins to represent them on the proposed transaction with Pangiam.

From late July until the signing of the Merger Agreement, BBAI and its legal and financial advisors continued further legal, business, and financial due diligence reviews of Pangiam and its subsidiaries.

On August 2, 2023, at a regularly-scheduled virtual meeting held by the audit committee of BBAI (the “BBAI Audit Committee”) (excluding Pamela Braden) with representatives of Latham & Watkins present, Ms. Long reviewed the Evaluation Criteria that had previously been distributed to members of the BBAI Board and how a potential transaction with Pangiam compared to such Evaluation Criteria. The BBAI Audit Committee noted that AEIP (together with its affiliates) beneficially owns a majority interest in both BBAI and Pangiam, and accordingly the BBAI Audit Committee would be required to approve any potential transaction with Pangiam pursuant to BBAI’s related party transactions policy (the “Related Party Policy”). The BBAI Audit Committee determined to discuss the potential transaction with Pangiam with the disinterested members of the BBAI Board at a regularly-scheduled meeting on the following day. The BBAI Audit Committee also determined to further consider whether additional governance mechanisms should be implemented to identify and mitigate potential conflicts of interest between AEIP and its affiliates and BBAI with respect to the potential transaction with Pangiam.

On August 3, 2023, at a regularly-scheduled virtual meeting held by the BBAI Board, after Pamela Braden, Jeffrey Hart and Mr. Konert excused themselves from the meeting, Dorothy Hayes, the chair of the BBAI Audit Committee, provided a briefing of the potential transaction with Pangiam that was discussed at the meeting of the BBAI Audit Committee that was held the day before. The BBAI Board (excluding Ms. Braden, Mr. Hart and Mr. Konert) authorized Ms. Long to seek to negotiate principal economic terms of a potential transaction with

Pangiam and present such proposed terms to the BBAI Board (excluding Ms. Braden, Mr. Hart and Mr. Konert) and BBAI Audit Committee for further review.

On August 9, 2023, BBAI shared with Pangiam a preliminary, non-binding indication of interest regarding BBAI’s proposal to acquire Pangiam (the “IOI Letter”). The IOI Letter, proposed, among other terms, that the purchase price would be between $55,000,000 and $70,000,000, and that the purchase price would consist of a combination of cash (which would be payable on a deferred basis post-closing) and shares of BBAI Common Stock (which would be subject to certain transfer restrictions for a period of six months post-closing).

On August 10, 2023, representatives of Pangiam shared a revised draft of the IOI Letter (the “Pangiam Revised IOI Letter”), which proposed, among other changes, a revised purchase price of $75,000,000 which would consist of $25,000,000 of shares of BBAI Common Stock and a $50,000,000 convertible note issued by BBAI that could be repaid at maturity in either cash or BBAI Common Stock.

On August 14, 2023, at a virtual meeting held by the BBAI Audit Committee (excluding Ms. Braden), Ms. Long and other members of BBAI management discussed, among other matters, the various financial scenarios in connection with the consummation of the potential transaction with Pangiam, including drafts of the Forecasts and Estimated Synergies (as defined below) prepared by BBAI management. The BBAI Audit Committee also determined that it would be beneficial for BBAI to retain a financial advisor to evaluate the fairness, from a financial point of view, of the proposed transaction with Pangiam and authorized BBAI management to negotiate a potential engagement of EY for such purpose.

Also on August 14, 2023, EY delivered to AEIP and BigBear. AI, LLC, an affiliate of BBAI, a conflict of interest disclosure and consent letter, disclosing, among other matters, EY’s prior buy-side tax and financial diligence services provided to AEIP in connection with AEIP’s acquisition of Pangiam and its subsidiaries in 2020, and the scope of EY’s current transaction advisory services provided to BigBear. AI, LLC.

On August 17, 2023, Ms. Long and certain members of the BBAI Audit Committee discussed via e-mail, the proposed response to the Pangiam Revised IOI Letter, which response included, among other matters, revising the purchase price to a range of $55,000,000 to $70,000,000 and rejecting the proposal that the convertible note be repaid in cash. BBAI shared a revised IOI Letter reflecting the foregoing discussions (the “BBAI Revised IOI Letter”) with representatives of Pangiam, and later in the day, Mr. McAleenan contacted Ms. Long via telephone to advise that BBAI’s proposal in the BBAI Revised IOI Letter was not accepted by Pangiam and that Pangiam would be willing to consider a valuation of $75,000,000.

In response to Mr. McAleenan’s feedback to the BBAI Revised IOI Letter and after further discussions with members of the BBAI Audit Committee (excluding Ms. Braden) via e-mail, Ms. Long contacted Mr. McAleenan via telephone to advise that BBAI was not in a position to modify its proposed valuation range for Pangiam.

On August 21, 2023, at a virtual meeting held by the BBAI Audit Committee (excluding Ms. Braden), the BBAI Audit Committee discussed the benefit of broadening the group of disinterested directors involved in overseeing the evaluation and negotiation process and determined to recommend to the BBAI Board the creation of a special committee of seven disinterested directors for purposes of considering a potential transaction with Pangiam, as well as administering the Related Party Policy in connection with BBAI’s exploration of a potential transaction with Pangiam.

On August 24, 2023, at a virtual meeting held by the BBAI Board (excluding Ms. Braden, Mr. Hart and Mr. Konert), the BBAI Board approved the formation of the BBAI Special Committee which would comprise the following directors: Peter Cannito (Chair), Sean Battle, Raluca Dinu, Paul Fulchino, Dorothy Hayes, Avi Katz and Amanda Long, for purposes of administering the Related Party Policy and for reviewing and evaluating the potential transaction between BBAI and Pangiam. Ms. Braden, Mr. Hart and Mr. Konert recused themselves from all deliberations and votes regarding formation of the BBAI Special Committee.

On August 25, 2023, representatives of Latham & Watkins and K&E, legal advisor to Pangiam and Seller, held a virtual meeting to discuss overall process and next steps with respect to a potential transaction between BBAI and Pangiam.

On September 4, 2023, K&E shared a term sheet (the “Term Sheet”) with Latham & Watkins reflecting Seller’s proposal of principal commercial terms of the proposed transaction, reflecting, among other matters, a total consideration of $75,000,000 comprised of $40,000,000 of convertible notes issued by BBAI or its affiliate and $35,000,000 of shares of BBAI Common Stock.

Over the course of the month of September, Latham & Watkins and K&E continued to exchange revised drafts of the Term Sheet.

On September 7, 2023, members of BBAI management shared via e-mail additional information regarding the proposed transaction with Pangiam with members of the BBAI Special Committee, including among other materials, an illustrative deal timeline that was prepared by Seller’s counsel and an overview of the actual and forecasted transaction expenses to be incurred in connection with the proposed transaction.

On September 14, 2023, an engagement letter formalizing BBAI’s engagement of EY in connection with the proposed transaction with Pangiam was executed.

On September 14, 2023, Ms. Long and other members of BBAI management provided a briefing to the BBAI Special Committee, discussing, among other matters, a status update regarding the proposed transaction with Pangiam and the expected timeline and the various consideration options that BBAI was considering which included, among others, (i) shares of BBAI Common Stock, a portion of which would be payable at the Closing and the remaining portion of which would be payable on a deferred basis, (ii) shares of BBAI Common Stock payable at Closing, (iii) a mix of shares BBAI Common Stock and BBAI convertible notes payable at Closing, and (iv) a mix of shares of BBAI Common Stock payable at Closing and a deferred cash payment (such option (iv) was not recommended based on BBAI’s cash balance). BBAI management also presented various financial scenarios in connection with the consummation of the potential transaction with Pangiam, including updated drafts of the Forecasts and Estimated Synergies prepared by BBAI management, which the BBAI Special Committee authorized EY to use in connection with its financial analyses regarding the potential transaction with Pangiam.

Over the course of the months of September and October, Ms. Long shared regular updates with and sought input from members of the Special Committee, via email, to keep them apprised of updates on the proposed transaction with Pangiam, including, among other matters, the overall transaction timeline, status of various diligence workstreams, status of key transaction documents and the material transaction terms contained therein.

On September 22, 2023, Latham & Watkins shared a revised Term Sheet with K&E reflecting, among other matters, a total consideration of $70,000,000 comprised solely of BBAI Common Stock and the RWI Policy serving as BBAI’s sole source of recourse so long as the costs of the RWI Policy would be borne 100% by Seller.

On September 24, 2023, K&E shared an initial draft Merger Agreement with Latham & Watkins relating to the proposed transaction, which substantially reflected the terms in the latest draft Term Sheet circulated by Latham & Watkins.

On September 28, 2023, representatives of BBAI and Pangiam, and their respective legal advisors, attended a legal diligence call regarding Pangiam.

On October 19, 2023, K&E shared an initial draft of the form of Business Covenants Agreement with Latham & Watkins.

On October 26, 2023, Latham & Watkins shared an initial draft of the form of the IRA Amendment with K&E.

From late September and throughout the month of October, the parties and their respective legal advisors engaged in ongoing negotiations of various definitive transaction documents, including the Merger Agreement, Business Covenants Agreement and various ancillary agreements, and continued to exchange drafts of the Merger Agreement, Business Covenants Agreement and other transaction documents and conducted virtual meetings to negotiate the terms of these agreements, including, among other matters (1) the purchase price adjustment, such as the types of indebtedness and debt-like items that would be deducted from the Purchase Price at the Closing, (2) which party would bear the costs of the RWI Policy, (3) the cap on BBAI’s expense reimbursement obligations in the event BBAI effected a Change in Recommendation (as defined below) and the Merger Agreement was validly terminated in accordance with its terms and (4) the timing requirements with respect to Seller’s obligation to deliver to BBAI copies of Pangiam’s consolidated financial statements for purposes of this proxy statement and the scope of Seller’s obligations to deliver additional financial statements for purposes of BBAI’s subsequent filings with the SEC. These terms were ultimately determined based on commercial considerations among the parties and market precedent for similar transactions.

On the evening of October 31, 2023, the BBAI Special Committee held a virtual meeting at which time it reviewed with BBAI management, together with BBAI’s legal and financial advisors, including representatives of EY and Latham & Watkins, the current status of negotiations, results of due diligence and reviewed communications and the likely impact of the proposed transaction on BBAI’s stockholders, customers and other constituencies. Representatives of EY rendered an oral opinion, subsequently confirmed by delivery of a written opinion that, based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, as of October 31, 2023, the proposed transaction was fair, from a financial point of view, to BBAI. After discussing the near final terms of the Merger Agreement as well as the terms of the proposed transaction with Pangiam, the BBAI Special Committee ultimately and unanimously (subject to Ms. Long’s abstention from such vote) approved the execution by BBAI of definitive transaction documents consistent with the terms shared with the BBAI Special Committee and recommended that BBAI stockholders vote to approve the Stock Issuance.

Between November 1, 2023, and November 4, 2023, the parties and their respective legal advisors continued to engage in ongoing negotiations to finalize the various definitive transaction documents, including the Merger Agreement, the disclosure schedules to the Merger Agreement and various ancillary agreements.

On November 4, 2023, BBAI, Pangiam and the other parties thereto executed the Merger Agreement.

On November 6, 2023, before the opening of trading on NYSE, BBAI issued a press release announcing the execution of the Merger Agreement.

BBAI Special Committee’s Reasons for the Mergers

At a meeting held on October 31, 2023, the BBAI Special Committee unanimously (subject to Ms. Long’s abstention) (i) determined that the Merger Agreement and the transactions contemplated thereby, including without limitation the Mergers, are advisable, fair to and in the best interests of BBAI and the BBAI stockholders, (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby and (iii) determined that it is in the best interests of BBAI to recommend to the BBAI stockholders that they vote to approve the Stock Issuance at the BBAI Special Meeting.

In the course of reaching its recommendation, the BBAI Special Committee consulted with BBAI’s senior management and financial and legal advisors, EY and Latham & Watkins, respectively, and considered a number of factors, both positive and negative, and potential benefits and detriments of the Mergers to BBAI and its stockholders. For the reasons described below, the BBAI Special Committee determined that the proposed transaction with Pangiam is the best course of action for BBAI.

The decision of the BBAI Special Committee to enter into the Merger Agreement was the result of careful consideration by the BBAI Special Committee of numerous factors weighing positively in favor of the Mergers, including the following material factors:

i.

the BBAI Special Committee’s belief, based on prior experience at BBAI and in the artificial intelligence (“AI”)-powered business intelligence solutions industry generally, that the Mergers will create one of the industry’s most comprehensive vision AI portfolios and will position BBAI as a foundational leader in one of the fastest growing categories for the application of AI because:

a.

the Mergers are expected to align with BBAI’s strategic direction to expand its ecosystem, penetrate new adjacent markets, including, without limitation, vision AI, AI orchestration and AI infrastructure and position BBAI for sustained growth;

b.

the Mergers are expected to bring more capabilities to BBAI’s customers by adding additional expertise in automation and AI, as well as products that are complimentary to existing and new BBAI customers;

c.	the Mergers are expected to position BBAI for accelerated growth based on the world-class talent and technology that it expects to obtain from the consummation of the Mergers;

d.	the Mergers are expected to unlock value for BBAI through a highly complementary customer mix with Pangiam, a strong pipeline and upsell opportunities;

e.

the Mergers are expected to increase the value that is created for BBAI stockholders by combining with Pangiam’s complementary business which will allow BBAI to scale faster by working together with Pangiam;

f.

the Mergers are expected to allow BBAI to leverage and share with Pangiam complementary investments in critical software capabilities which will allow BBAI to manage liquidity and mitigate cash outlay which would otherwise be needed to build such capabilities;

g.

the strategic review undertaken by the BBAI Special Committee, BBAI Board and management and their view of the challenges facing participants in the AI-powered business intelligence solutions industry, including increasing competition, declining valuation multiples, potential consolidation of other industry participants; and

h.	the synergies and other benefits to the combined company that could result from the Mergers, including an enhanced competitive and financial position and increased scale;

ii.

the BBAI Special Committee’s understanding of the respective businesses, operations, financial condition, earnings, strategy and prospects of BBAI and Pangiam, including the report of BBAI’s management and BBAI’s advisors on the results of their due diligence review of Pangiam and its assets, liabilities, earnings and financial condition, as well as BBAI’s and Pangiam’s historical and projected financial performance;

iii.

the fact that, since the consideration to be received by Seller in connection with the Mergers will consist solely of shares of BBAI Common Stock, the consummation of the Mergers will not require BBAI to draw down on its cash reserves;

iv.	the opinion of EY rendered to the BBAI Special Committee on October 31, 2023, which was subsequently confirmed by delivery of a written opinion dated such date;

v.

the Merger Agreement permits the BBAI Board (or the BBAI Special Committee) to change or withdraw its recommendation in favor of the Merger Agreement in connection with an Intervening Event (as described in the section entitled “The Merger Agreement—Change of Recommendation”) if the BBAI Board (or the BBAI Special Committee) determines in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of BBAI’s directors under applicable law, subject to BBAI’s reimbursement of Seller’s, Pangiam’s or its subsidiaries’ reasonable and documented out-of-pocket fees and expenses up to a maximum reimbursement of $1,250,000 in the aggregate if the BBAI Board (or the BBAI Special Committee) effects a Change in Recommendation (as defined below);

vi.

the ability of the parties to complete the Mergers, in a timely manner, including the lack of any financing conditionality in the Merger Agreement, BBAI’s ability to specifically enforce Seller’s and Pangiam’s obligations under the Merger Agreement, and the strong contractual commitments of both parties with respect to the regulatory approvals required to complete the Mergers; and

vii.

the other material terms and conditions of the Merger Agreement, including, among other matters, the representations, warranties and covenants of the parties, the conditions to Closing and the parties’ termination rights.

In the course of its deliberations, the BBAI Special Committee also identified and considered a variety of risks and countervailing factors weighing negatively against the Mergers, including the following material factors:

i.	the risk that the revenue synergies and other benefits expected to result from the Mergers may not be fully realized;

ii.

the challenges inherent in combining the businesses, operations and workforces of BBAI and Pangiam, including the potential for unforeseen difficulties in integrating operations and systems and the possible distraction of management attention for an extended period of time;

iii.

the possible disruption to BBAI’s business that may result from the announcement of the transaction and the risk that, despite the efforts of BBAI prior to the consummation of the Mergers, BBAI and Pangiam may not be able to retain key personnel during the transition and/or following the Mergers;

iv.

the potential for management focus and resources being diverted from operational matters and other strategic opportunities prior to Closing which could lead to the loss of business opportunities for BBAI;

v.

the risk that BBAI’s financial profile could change between the date of the Merger Agreement and the completion of the Mergers, which could impact the value of the BBAI Common Stock that Seller will receive as part of the consideration; and

vi.	the substantial costs to be incurred in connection with the transaction, including the costs of integrating the businesses of BBAI and Pangiam and the transaction expenses arising from the Mergers.

The BBAI Special Committee also considered the interests that the executive officers and directors of BBAI have with respect to the Mergers in addition to their interests as stockholders of BBAI generally (see the section entitled “The Mergers—Interests of Certain BBAI Directors and Executive Officers in the Mergers”).

The BBAI Special Committee concluded that the negative factors and potential detriments associated with the proposed transaction with Pangiam are significantly outweighed by the positive factors and potential benefits that it expects BBAI and the BBAI stockholders to achieve as a result of the transaction.

Accordingly, after careful consideration, the BBAI Special Committee unanimously (subject to Ms. Long’s abstention) (i) determined that the Merger Agreement and the transactions contemplated thereby, including without limitation the Mergers, are advisable, fair to and in the best interests of BBAI and the BBAI stockholders, (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby and (iii) determined that it is in the best interests of BBAI to recommend to the BBAI stockholders that they vote to approve the Stock Issuance at the BBAI Special Meeting.

Although the foregoing discussion sets forth the material factors considered by the BBAI Special Committee in reaching its recommendation, it is not intended to be exhaustive and may not include all of the factors considered by the BBAI Special Committee, and each member of the BBAI Special Committee may have considered different factors or given different weight to each factor. The above factors are not presented in any order of priority. In view of the variety of factors, the amount of information and the complexity of the matters considered, the BBAI Special Committee did not find it practicable to, and did not, make specific assessments of, or assign relative weights to, the specific factors considered in reaching its recommendation. The explanation of the reasoning of the BBAI Special Committee and certain information presented in this section are forward-looking in nature and should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” of this proxy statement.

Opinion of BBAI’s Financial Advisor

Overview

Pursuant to an engagement letter dated September 14, 2023 (the “EY Engagement Letter”), BBAI retained EY to render a written opinion as to the fairness, from a financial point of view, to BBAI of the Merger Consideration to be paid by BBAI pursuant to the Merger Agreement. At the meeting of the BBAI Special Committee on October 31, 2023, EY rendered its oral opinion to the BBAI Special Committee which was subsequently confirmed by delivery of the Fairness Opinion, to the effect that, as of such date and based upon and subject to the factors, assumptions, qualifications and limitations set forth in the Fairness Opinion, the Merger Consideration to be paid by BBAI pursuant to the Merger Agreement was fair to BBAI from a financial point of view.

The full text of the Fairness Opinion, which sets forth, among other things, the assumptions made, matters considered and qualifications and limitations on the opinion and a description of the review undertaken by EY in connection with rendering its opinion, is attached as Annex E to this proxy statement and is incorporated herein by reference. The summary of the Fairness Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. BBAI’s stockholders are urged to read the Fairness Opinion carefully and in its entirety. The Fairness Opinion was addressed to the BBAI Special Committee (in its capacity as such) in connection with and for the purposes of its evaluation of the Mergers, was directed only to the Merger Consideration paid by BBAI pursuant to the Merger Agreement and did not address any other aspect of the Mergers. The issuance of the Fairness Opinion was approved by a fairness opinion committee of EY. The Fairness Opinion does not constitute a recommendation to any stockholder of BBAI as to how such stockholder should vote with respect to the Mergers or any other matter.

In arriving at its opinion, EY had completed the following, among other things:

i.	Reviewed the financial terms of a draft of the Merger Agreement dated October 24, 2023;

ii.	Reviewed certain publicly available business and financial information relating to Pangiam;

iii.	Reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Pangiam, provided by BBAI’s management;

iv.	Reviewed certain historical and projected financial information for Pangiam, prepared and provided by, and used with the consent of, BBAI’s management;

v.

Reviewed certain internal information relating to cost savings, synergies and related expenses expected to result from the Mergers and certain other pro forma financial effects of the Mergers provided by, and used with the consent of, BBAI’s management (the “Synergy Information”);

vi.

Held discussions with members of BBAI’s management with respect to the operations, financial condition and prospects of Pangiam (items (i) through (vi) of this list, together with such other information provided to EY in connection with EY’s analyses, the “Transaction Information”);

vii.

Performed a discounted cash flow analysis of Pangiam based on the Financial Projections (discussions of which are included above in the section entitled “Risk Factors” and below in the section entitled “The Mergers – Certain Forecasts”);

viii.	Reviewed certain financial and stock market data, including valuation multiples, of certain publicly traded companies EY deemed relevant;

ix.	Reviewed the financial terms of certain transactions that EY deemed relevant; and

x.	Performed certain other financial studies and analyses, reviewed such other information and considered such other factors as deemed appropriate for the purpose of preparing its opinion.

With respect to the Transaction Information, EY did not examine, compile, or apply agreed-upon procedures to such information in accordance with attestation standards established by the American Institute of Certified Public Accountants and EY expressed no assurance of any kind on the Transaction Information presented. EY did not prepare, assemble, formulate, develop or process the Transaction Information data or the assumptions used to generate the Transaction Information. EY did not assist in the preparation or assembly of any prospective financial information contained in the Transaction Information or in the development of any assumptions therein, and assumed, with BBAI’s consent, that such prospective financial information (including with respect to synergies or other benefits) was reasonably prepared on bases reflecting the best available estimates and good faith judgments of the parties or individuals preparing such prospective financial information. EY did not provide any opinion, conclusion or any type of assurance about specific assumptions or components of the Transaction Information or on the Transaction Information as a whole and assumed no responsibility for and expressed no view as to any forecasts, synergies or other benefits contained in the Transaction Information or the assumptions on which they were based, including with respect to (i) the potential effects of the COVID-19 pandemic on such prospective financial information or (ii) any potential synergies or other benefits.

In connection with EY’s review, EY did not independently verify any of the foregoing information reviewed by EY and, with BBAI’s consent, EY assumed and relied on such information, including all Transaction Information, being complete and accurate in all material respects.

With BBAI’s consent, EY also assumed that, in the course of obtaining any regulatory or third-party consents, approvals or agreements in connection with the Mergers, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Pangiam and that the Mergers would be consummated in accordance with the terms of the binding offer without waiver, modification, amendment or addition of any material term, condition or agreement thereof. In addition, except as otherwise disclosed above, EY was not requested to make, and has not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Pangiam, nor has EY been furnished with any such evaluations or appraisals. In arriving at EY’s opinion, EY assumed that there had been no change in the assets, liabilities, financial condition, results of operations, business or prospects of Pangiam since the date of the most recent information made available to EY that would be material to the analyses conducted by EY, and that there was no information nor facts that would make the information EY reviewed incomplete or misleading.

In arriving at EY’s opinion, no due diligence review or other verification exercises were performed by EY in connection with the Mergers. EY did not review the completeness and/or accuracy of the Transaction Information, nor did EY make an independent evaluation or appraisal of any of Pangiam’s assets or liabilities (except as otherwise disclosed above). EY did not conduct a physical inspection of the assets or any properties of Pangiam, nor did EY conduct any analysis concerning the solvency of Pangiam.

To the extent that any of the assumptions described in the Fairness Opinion or any of the facts on which the Fairness Opinion is based prove to be untrue in any material respect, the Fairness Opinion cannot and should not be relied upon.

The Fairness Opinion addressed only the fairness, from a financial point of view, to BBAI of the Merger Consideration to be paid by BBAI pursuant to the Merger Agreement, and did not address any other agreement, arrangement or understanding entered into in connection with the Mergers or otherwise include, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation paid or payable to any officers, directors or employees of any party in connection with the Mergers, or any class of such persons, relative to the Merger Consideration to be paid in connection with the Mergers or otherwise. The issuance of the Fairness Opinion was approved and authorized for issuance by a fairness opinion committee of EY and was addressed to the BBAI Special Committee in connection with its evaluation of the Mergers.

The Fairness Opinion was necessarily based upon information made available to EY as of the date of the Fairness Opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of the Fairness Opinion. EY further noted that the current volatility and disruption in the credit and financial markets relating to, among others, the COVID-19 pandemic, may or may not have had an effect on Pangiam, BBAI or the Mergers (including with respect to potential synergies and other benefits in connection with the Mergers) and EY did not express an opinion as to the potential effects of any such volatility or disruption. EY assumes no responsibility for advising any person of any change in any matter affecting its opinion or for updating or revising its opinion based on circumstances or events occurring after the date of the opinion. EY has not addressed the merits of the Mergers as compared to alternative transactions or strategies that may be available to BBAI nor did it address BBAI’s underlying decision to proceed with the Mergers. Notwithstanding anything to the contrary in the Fairness Opinion, EY’s opinion regarding the fairness, from a financial point of view, of the Merger Consideration to be paid by BBAI pursuant to the Merger Agreement was not an opinion regarding the fairness or appropriateness of the terms or other legal aspects of the Mergers.

The Fairness Opinion did not constitute advice or a recommendation to any holder of BBAI’s securities, any creditor of BBAI, or any other person as to how to vote or act with respect to any matter relating to the Mergers.

EY did not express any opinion as to any tax or other consequences that might result from the Mergers, nor did the Fairness Opinion address any legal, tax, regulatory or accounting matters, as to which EY understood BBAI obtained such advice as it deemed necessary from qualified professionals.

The terms of the Merger Agreement, including the Merger Consideration, were determined through arm’s length negotiations between BBAI, Pangiam and Seller and the decision to enter into the Merger Agreement was solely that of the BBAI Special Committee. The Fairness Opinion, and EY’s financial analyses upon which the Fairness Opinion is based, were only one of the many factors considered by the BBAI Special Committee in its evaluation of the Mergers and should not be viewed as determinative of the views of the BBAI Special Committee with respect to the Mergers or the Merger Consideration.

In accordance with the customary practice of providing fairness opinion services, EY employed generally accepted valuation methodologies in rendering the Fairness Opinion to the BBAI Special Committee on October 31, 2023 and in the financial analyses presented to the BBAI Special Committee on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by EY in connection with rendering its opinion to the BBAI Special Committee and contained in the presentation delivered to the BBAI Special Committee on such date in connection with the rendering of such opinion and does not purport to be a complete description of the analyses or data presented by EY.

Certain of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by EY, the tables must be read together with the full text of each summary. Considering the data set forth below without the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of EY’s analyses.

Discounted Cash Flow Method

EY conducted a sum-of-the-parts discounted cash flow analysis for the purpose of calculating an implied enterprise value range for Pangiam based on the Financial Projections. EY considered Pangiam’s development, security, and operations services supporting U.S. Federal Government programs (the “Government Business”)

and its business of providing facial recognition, object detection software subscriptions, licenses, training, implementation, and consulting services (the “Commercial Business”).

EY calculated the unlevered free cash flows, as of October 25, 2023, that each of the Government Business and the Commercial Business was forecasted to generate during the period from October 25, 2023 to December 31, 2023 through the end of calendar year 2027 based upon the Financial Projections. EY then calculated a range of terminal values for each of these businesses by applying, at the direction of BBAI’s management, terminal growth rates ranging from 2.0% to 3.0% in the case of the Government Business, and from 3.0% to 4.0% in the case of the Commercial Business (the “Gordon Growth Method”). In the case of the Government Business, EY also calculated a range of terminal values by applying, at the direction of BBAI’s management, earnings before interest, taxes, depreciation, and amortization (“EBITDA”) exit multiples of 9.0x to 10.0x to normalized EBITDA of the Government Business at the end of 2027 (the “Exit Multiple Method”).

The unlevered free cash flows and the range of terminal values were then discounted to present value, as of October 25, 2023, using a range of discount rates from 11.5% to 12.5% for the Government Business and 30.0% to 35.0% for the Commercial Business, which ranges were chosen by EY based upon an analysis of the weighted average cost of capital of the Government Business and the Commercial Business, as applicable. The indicated implied enterprise values ranged from $36 million to $44 million for the Government Business (utilizing the Gordon Growth Method), $42 million to $47 million for the Government Business (utilizing the Exit Multiple Method) and $34 million to $48 million for the Commercial Business.

EY also calculated the unlevered free cash flows related to recurring cost reductions and non-recurring incremental costs that the Mergers were forecasted to generate (the “Synergies”) during the period from October 25, 2023 to December 31, 2023 through the end of calendar year 2027 based upon the Synergy Information. EY applied a terminal growth rate ranging from 2.5% to 3.5%. The unlevered free cash flows and the range of terminal values were discounted to present value using a range of discount rates from 20.0% to 30.0%, based on the weighted average of the Government Business and the Commercial Business discount rates to indicate a range of implied enterprise values of $32 million to $55 million.

Guideline Public Company Method

Using publicly available information, EY compared selected financial data of the Government Business and the Commercial Business with similar data for certain selected publicly traded companies engaged in businesses which EY judged, based on its experience and familiarity with the industries in which Pangiam operates, to be sufficiently analogous to the Government Business or the Commercial Business, as applicable. The companies selected by EY were:

Government Business companies:

i.	BBAI

ii.	Booz Allen Hamilton Holding Corporation

iii.	CACI International Inc.

iv.	ICF International, Inc.

v.	Leidos Holdings, Inc.

vi.	Science Applications International Corporation

Commercial Business companies:

i.	BBAI

ii.	Clear Secure, Inc.

iii.	Digimarc Corporation

iv.	Duos Technologies Group, Inc.

v.	Facephi Biometria, S.A.

vi.	GB Group plc

vii.	Intellicheck, Inc.

viii.	Mitek Systems, Inc.

ix.	OneSpan Inc.

x.	Palantir Technologies, Inc.

xi.	Perfect Corp.

xii.	secunet Security Networks Aktiengesellschaft

None of the selected companies reviewed are identical or directly comparable to the Government Business or the Commercial Business, and certain of these companies may have characteristics that are materially different from those of the Government Business or the Commercial Business. However, these companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of EY’s analysis, may be considered sufficiently similar in certain respects to the Government Business or the Commercial Business. EY’s analysis necessarily involved complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect the Government Business or the Commercial Business.

Using publicly available information as of October 25, 2023, EY calculated and compared:

i.

the multiple of enterprise value (calculated as the market value of common equity on a fully diluted basis, plus debt and other adjustments, including non-controlling interests, less cash) to estimated EBITDA for the last twelve months (“LTM”) for each selected Government Business company listed above and for Pangiam;

ii.	the multiple of enterprise value to estimated EBITDA for the calendar year ending December 31, 2023 (“CY23”) for each selected Government Business company listed above and for Pangiam;

iii.	the multiple of enterprise value to estimated EBITDA for the calendar year ending December 31, 2024 (“CY24”) for each selected Government Business company listed above and for Pangiam; and

iv.	the multiple of enterprise value to estimated revenue for the calendar year ending December 31, 2024 (“CY24”) for each selected Commercial Business company listed above and for Pangiam.

Based on the results of this analysis and other factors which EY considered appropriate based on its experience and professional judgment, EY selected multiple reference ranges of 11.0x – 13.0x for enterprise value to LTM EBITDA (for the Government Business), 10.0x – 12.0x for enterprise value to CY23 EBITDA (for the Government Business), 9.0x – 11.0x for enterprise value to CY24 EBITDA (for the Government Business) and 2.5x – 3.5x for enterprise value to estimated CY24 revenue (for the Commercial Business).

EY then calculated ranges of implied enterprise values of the Government Business and ranges of implied enterprise values of the Commercial Business by applying the applicable multiple reference ranges to the LTM EBITDA, CY23 EBITDA and CY24 EBITDA of the Government Business, as applicable, and to the CY24 revenue of the Commercial Business, in each case, based on the Financial Projections. Using the reference ranges above, EY derived a range of enterprise values of $37 million to $45 million for the Government Business and $31 million to $44 million for the Commercial Business.

Guideline Transactions Method

EY conducted a sum-of-the-parts guideline transactions analysis for the purpose of estimating an implied enterprise value range for Pangiam.

EY reviewed transactions involving government information technology service providers and transportation technology providers announced since September 2018 and selected eleven transactions, although EY noted that none of the selected transactions or the entities that participated in the selected transactions were directly comparable to the Government Business:

Classification	Date Announced	Target	Buyer
Government IT service providers	5/16/2022	ManTech International Corporation	The Carlyle Group Inc.
	6/3/2021	Halfaker And Associates, LLC	Science Applications International Corporation
	1/27/2021	Perspecta Inc.	Peraton Corporation
	2/6/2020	Unisys Federal	Science Applications International Corporation
	1/13/2020	Incentive Technology Group, LLC	ICF Incorporated, L.L.C.
	6/14/2019	SCISYS Group PLC	CGI Group Holdings Europe Limited
	4/22/2019	The KeyW Holding Corporation	Jacobs Solutions Inc.
	3/22/2019	Scalian SAS	Cobepa S.A.; Andera Partners
	9/10/2018	Valinar, LLC	Science Applications International Corporation

Transportation technology providers	2/8/2021	Cubic Corporation	Veritas Capital Fund Management, L.L.C; Evergreen Coast Capital Corp.
	11/2/2018	Ultra Electronics Limited	ADB Safegate BVBA

EY also reviewed transactions involving image processing products providers announced since September 2018 and selected three transactions, although EY noted that none of the selected transactions or the entities that participated in the selected transactions were directly comparable to the Commercial Business:

Classification	Date Announced	Target	Buyer
Image processing products providers	12/13/2021	VisionLabs B.V.	Intema S.a.r.l.
	11/18/2021	Acuant Inc.	Audax Management Company, LLC; GB Group plc
	11/20/2019	PIXIA Corp.	Cubic Corporation

EY noted that the mean and median of the implied enterprise value to LTM EBITDA multiples for the selected Government Business transactions were equal to 14.70x and 14.20x respectively and the mean and median of the implied enterprise value to LTM revenue multiples for the selected Commercial Business transactions were equal to 9.84x and 10.48x respectively.

Based on the results of this analysis and other factors which EY considered appropriate based on its experience and professional judgment, EY selected multiple reference ranges of 11.0x to 13.0x for enterprise value to LTM EBITDA (for the Government Business) and 5.0x to 6.0x for enterprise value to LTM revenue (for the Commercial Business). Using the reference ranges above, EY derived a range of implied enterprise values of $37 million to $44 million for the Government Business and $41 million to $49 million for the Commercial Business.

Sum-of-the-Parts Analysis

Based on the results of the discounted cash flow analysis, guideline public company analysis and guideline transaction analysis and other factors which EY considered appropriate based on its experience and professional judgment, EY selected reference ranges of implied enterprise values of $38 million to $45 million for the Government Business, $35 million to $47 million for the Commercial Business and $32 million to $55 million for the Synergies. The resulting implied enterprise value ranges were then summed together to yield a company-level enterprise value range of $105 million to $147 million for Pangiam.

Other Considerations

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by EY. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. EY believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of values resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of EY with respect to the actual value of Pangiam. The order of analyses described does not represent the relative importance or weight given to those analyses by EY. In arriving at its opinion, EY did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, EY considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by EY are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, EY’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Pangiam, and none of the selected transactions reviewed was identical to the Mergers. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of EY’s analysis, may be considered sufficiently similar to those of Pangiam. The transactions selected were similarly chosen because their participants, for purposes of EY’s analysis, may be considered similar to the parties involved in the Mergers. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Pangiam and the transactions compared to the Mergers.

As a part of its transaction opinions business, EY and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. EY was selected to advise BBAI with respect to the Mergers on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with BBAI and the industries in which it operates.

For services rendered in connection with the delivery of its opinion, BBAI has agreed to pay EY a fee of $450,000, a portion of which became payable by BBAI to EY at the time of execution of the EY Engagement Letter and the balance became payable upon the date on which EY informed BBAI or the BBAI Special Committee that EY was prepared to deliver its opinion. The terms of the fee arrangements with EY, which BBAI believes are customary for transactions of this nature, were negotiated at arm’s length, and the BBAI Special Committee is aware of these fee arrangements. In addition, BBAI has agreed to reimburse EY for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify EY against certain liabilities arising out of EY’s engagement. During the two years preceding the date of EY’s opinion, EY and its affiliates have provided certain audit, tax, transaction advisory, business consulting and other advisory (not involving audit or tax) services to BBAI and its affiliates for which EY and its affiliates have received or are expecting to receive material compensation.

Certain Forecasts

Apart from current fiscal year non-GAAP Adjusted EBITDA, BBAI does not as a matter of course make public projections as to future performance, earnings or other results beyond the current fiscal year due to the unpredictability of the underlying assumptions and estimates. The BBAI Special Committee was provided with non-public forward looking information and scenarios regarding Pangiam’s anticipated future operations for the fiscal years ending December 31, 2023 through 2027 that were prepared by BBAI management in connection with the BBAI Special Committee’s evaluation of the Mergers. Such forward-looking information was provided to EY for its use and reliance in connection with its financial analyses and opinion described above in the section entitled “Opinion of BBAI’s Financial Advisor”. In order to give stockholders access to information that was made available in connection with, and material to, the BBAI Special Committee’s consideration of the Mergers, certain forward-looking information, including financial projections, has been included in this proxy statement. However, this information is not intended to influence any stockholder to make any investment decision with respect to the Mergers or for any other purpose.

The financial projections and other forward-looking financial information set forth below were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants with respect to financial projections. BBAI management believes that the assumptions used as a basis for this projected financial information were reasonably based on the information available to BBAI management at the time prepared. However, this information is not fact and should not be relied upon in any way as necessarily predictive of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on any such information.

Neither BBAI’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the financial projections described below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the financial projections described below.

The financial projections and other forward-looking financial information included in this document has been prepared by, and is the responsibility of, Pangiam’s management and BBAI’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying financial projections and other forward-looking financial information and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this proxy statement relates to Pangiam’s previously issued financial statements. It does not extend to the financial projections and other forward-looking financial information and should not be read to do so.

The reports of BBAI’s independent registered public accounting firm in this proxy statement relate to BBAI’s historical financial information. The report of Pangiam’s independent auditors in this proxy statement relate to Pangiam’s historical financial information. None of those reports extend to any of the financial projections described below and should not be read to do so. The summary of financial projections below is not being included in this proxy statement to influence the decision of any holders of BBAI Common Stock whether to approve the Stock Issuance, but because the information was included among the factors considered by the BBAI Special Committee in evaluating the Mergers.

The financial projections described below were based on numerous variables and assumptions that are inherently uncertain, many of which are beyond the control of BBAI’s management and BBAI’s management. Important factors that may affect actual results and cause the financial projections described below not to be achieved include the factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” Even if such variables and assumptions prove to be correct, any delay in timing could cause future results to differ materially from projected amounts. The financial projections described below also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the financial projections described below. Accordingly, there can be no assurance that any aspects of the financial projections described below will be realized.

The inclusion of the financial projections described below in this proxy statement should not be regarded as an indication that any of BBAI, Pangiam or their respective affiliates, advisors or other representatives considered that any information contained in those financial projections are necessarily predictive of actual future events, and nothing in them should be relied upon as such. None of BBAI, Pangiam or their respective affiliates, officers, directors, partners, advisors or other representatives can give any assurance that actual results will not differ from the financial projections described below, and none of them undertakes any obligation to update or otherwise revise or reconcile them to reflect circumstances existing after October 2023 when they were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. BBAI does not intend to make publicly available any update or other revision to any such financial projections. None of BBAI, Pangiam or any of their respective affiliates, officers, directors, partners, advisors or other representatives has made, makes or is authorized in the future to make any representation to any stockholder regarding BBAI’s or Pangiam’s ultimate performance compared to the information contained in the financial projections described below or that forecasted results will be achieved.

BBAI Management Forecasts

In October 2023, BBAI management prepared non-public, unaudited prospective internal financial information (the “Financial Projections”) regarding Pangiam’s anticipated future operations for the fiscal years ending December 31, 2023 through 2027, which was based on non-public, unaudited prospective internal financial information provided by Pangiam management, but which reflected adjustments that BBAI management deemed appropriate. These adjustments consisted of revenue reductions in the commercial forecast in fiscal years 2024 and 2025 based on possible delays in contract awards.

The Financial Projections treat Pangiam on a stand-alone basis, without giving effect to, and as if Pangiam never contemplated, the Mergers, including the impact of negotiating or executing the Mergers, the expenses that may be incurred in connection with consummating the Mergers, the potential synergies that may be achieved by the combined company as a result of the Mergers, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Mergers.

The following table summarizes the Financial Projections:

Summary of the Financial Projections(1)

	2023E	2024E	2025E	2026E	2027E
Governmental Revenue	$31.0	$33.3	$36.5	$41.2	$47.1
Commercial Revenue	$8.5	$12.5	$36.1	$63.9	$90.4
Aggregate Revenue	$39.5	$45.8	$72.6	$105.1	$137.5
Governmental EBITDA(2)	$3.7	$4.1	$4.0	$4.8	$5.9
Commercial EBITDA	$(15.2)	$(11.1)	$2.6	$21.3	$39.2
Aggregate EBITDA	$(11.5)	$(7.0)	$6.6	$26.1	$45.1

(1)	All figures in U.S. dollars in millions.
(2)	EBITDA is a non-GAAP measure. EBITDA is calculated as total earnings before interest, taxes, depreciation, and amortization.

Estimated Cost Synergies

In addition to the above Financial Projections, BBAI management prepared certain estimates of annual cost synergies expected to be realized following the completion of the Mergers, net of incremental costs related to the consummation of the Mergers, such as transactional, transitional and integration costs as well as retention equity awards and severance costs (the “Estimated Cost Synergies”). The Estimated Cost Synergies are not reflected in the Financial Projections, which only relates to stand-alone operations. BBAI provided the Estimated Cost Synergies to EY to use in connection with its financial analyses and to the BBAI Special Committee.

The Estimated Cost Synergies assumed that the Mergers would be consummated and that the expected benefits of the Mergers would be realized, including that no restrictions, terms or other conditions would be imposed in connection with the receipt of any necessary governmental, regulatory or other approvals or consents in connection with the consummation of the proposed Mergers, including any divestitures or other actions contemplated by the Merger Agreement.

The following table summarizes the Estimated Cost Synergies:

	2023E	2024E	2025E	2026E	2027E
Estimated Cost Synergies(1)	$(3.6)	$5.0	$11.1	$12.2	$13.6

(1)	All figures in U.S. dollars in millions.

Effects of the Mergers

On the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub will be merged with and into Pangiam and (ii) immediately following such merger, Pangiam will be merged with and into Purchaser, whereupon the separate corporate existence of Pangiam will cease, and Purchaser will continue its existence as the surviving company in such merger and a wholly-owned subsidiary of BBAI.

At the Effective Time, by virtue of the Mergers and without any action on the part of BBAI, Merger Sub, Purchaser, Pangiam or Seller, each unit of Pangiam issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive the Merger Consideration, as described in the section entitled “The Merger Agreement – Merger Consideration”.

Merger Consideration

As consideration for the Mergers, Seller will receive a number of shares of BBAI Common Stock equal to the Purchase Price (based on a price per share of BBAI Common Stock of $1.3439 which represents the 20-day

VWAP for BBAI Common Stock ending on the trading day immediately prior to the date of the Merger Agreement), as described in the section entitled “The Merger Agreement-Merger Consideration”.

Interests of Certain BBAI Directors and Executive Officers in the Mergers

In considering the recommendation of the BBAI Special Committee that holders of BBAI Common Stock vote “FOR” the Stock Issuance, BBAI stockholders should be aware that certain executive officers and directors of BBAI have interests in the Mergers that may be different from, or in addition to, the interests of BBAI stockholders generally. The BBAI Special Committee, consisting solely of disinterested directors, was aware of and considered the interests described below, among other matters, when they approved the Merger Agreement and recommended that BBAI stockholders approve the Stock Issuance. You should take these interests into account in deciding whether to vote “FOR” the approval of the Stock Issuance.

Interests of Certain Non-Employee Members of the BBAI Board

Kirk Konert, as previously mentioned, is a Managing Partner at AEIP and Jeffrey Hart is a Partner at AEIP. AEIP is the controlling equityholder of Pangiam and holds 65.1% of the outstanding BBAI Common Stock as of January 24, 2024. In light of these interests, both Mr. Konert and Mr. Hart recused themselves from deliberations of the BBAI Board (and committees thereof) regarding the Merger Agreement and the transactions contemplated thereby, including the Mergers, and neither Mr. Konert nor Mr. Hart was appointed to the BBAI Special Committee.

Pamela Braden and Kirk Konert are both members of the Board of Directors of Seller. Ms. Braden is an Operating Partner of AEIP and, as previously mentioned, Mr. Konert is a Managing Partner at AEIP. AEIP is the controlling equityholder of Pangiam and holds 65.1% of the outstanding BBAI Common Stock as of January 24, 2024. In light of these interests, both Ms. Braden and Mr. Konert recused themselves from deliberations of the BBAI Board (and committees thereof) regarding the Merger Agreement and the transactions contemplated thereby, including the Mergers, and neither Ms. Braden nor Mr. Konert was appointed to the BBAI Special Committee.

Each of Peter Cannito, Pamela Braden, and Paul Fulchino is an Operating Partner of AEIP. AEIP’s Operating Partners are independent contractors of AEIP who provide consulting services for AEIP in exchange for a fixed quarterly stipend. Neither of Mr. Cannito nor Mr. Fulchino has provided any consulting services with respect to Pangiam or Seller, and Mr. Cannito and Mr. Fulchino do not otherwise have any direct or indirect material interest in Pangiam, Seller or the Mergers (other than an interest by virtue of their ownership of capital stock of BBAI). Mr. Cannito and Mr. Fulchino nonetheless disclosed these interests to the BBAI Special Committee prior to the BBAI Special Committee approving the Merger Agreement and recommending that BBAI stockholders approve the Stock Issuance. Because Ms. Braden also serves as a director on Seller’s Board of Directors, Ms. Braden recused herself from deliberations of the BBAI Board (and committees thereof) and was not appointed to the BBAI Special Committee.

BBAI Special Committee Fees

Consistent with past practice of the BBAI Board and its committees, the members of the BBAI Special Committee, consisting solely of independent directors who do not have a material interest in the Merger (other than an interest by virtue of their ownership of capital stock of BBAI) and are disinterested with respect to the Merger, will not receive additional compensation in connection with their services to the Company as members of the BBAI Special Committee with respect to the Merger.

Indemnification Benefits

Each of the BBAI’s executive officers and directors is entitled to the indemnification benefits in favor of the Company’s directors and executive officers.

Other than the interests described above, none of BBAI’s directors or executive officers or their associates has any substantial financial interest, direct or indirect, under the Mergers or the issuance of BBAI Common Stock to Seller under the Mergers, other than being a director or executive officer of BBAI and a stockholder of BBAI. The ownership interests of BBAI’s directors and executive officers in BBAI are described in more detail in the section entitled “Beneficial Ownership of BBAI Common Stock.”

Regulatory Filings and Approvals Required to Consummate the Mergers

Foreign Direct Investment

Under the investment screening control laws of the United Kingdom, BBAI, Merger Sub, Purchaser, Seller and Pangiam cannot consummate the Mergers until they file certain notification and report forms with the United Kingdom Secretary of the State that are required or deemed necessary and receive approval from the United Kingdom Secretary of State for the transactions contemplated by the Merger Agreement (or otherwise receive written confirmation that such approval is not required from the United Kingdom Secretary of State). BBAI is required, as a condition to receiving necessary competition and antitrust approvals, to agree to any divestiture of assets, categories of assets or businesses of Pangiam and its subsidiaries after the consummation of the Mergers (a “Remedy Action”); provided, that BBAI and its controlled affiliates will not be required to propose, offer, negotiate, accept, agree to, or commit to any Remedy Action if such Remedy Action, individually or together with any other proposed or required Remedy Actions, would (x) adversely affect the business of BBAI or its controlled affiliates in any material respect or the business of Pangiam or its subsidiaries in any material respect, or (y) materially reduce or materially impair the benefits or advantages that BBAI or its controlled affiliates reasonably expect to obtain from consummating the transactions contemplated by the Merger Agreement.

The investment screening filing with the United Kingdom Secretary of State in accordance with section 13(2) of the National Security and Investment Act 2021 was made on November 22, 2023. On January 10, 2024, BBAI received written confirmation from the United Kingdom Secretary of State that he would be taking no further action in relation to the Mergers, thereby enabling the lawful consummation of the Mergers for the purposes of the relevant United Kingdom legislation.

Closing and Effectiveness of the Mergers

The Closing will occur on the fourth business day after the full satisfaction or due waiver (to the extent permitted by law) of all of the conditions to Closing described in the section entitled “The Merger Agreement—Conditions to Completion of the Mergers.”

Subject to the provisions of the Merger Agreement, the Mergers will become effective at the time and on the date on which the relevant certificate of merger is duly filed with and accepted for record by the Delaware Secretary of State, or later if the parties so agree and specify in such certificates.

THE MERGER AGREEMENT

The following section summarizes material provisions of the Merger Agreement, which is included in this proxy statement as Annex A, and is incorporated herein by reference in its entirety. The rights and obligations of BBAI, Seller and the other parties thereto are governed by the express terms and conditions of the Merger Agreement and not by this summary or any other information contained in this proxy statement. BBAI stockholders are urged to read the Merger Agreement carefully and in its entirety, as well as this proxy statement, before making any decisions regarding the Stock Issuance.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement is included in this proxy statement only to provide public disclosure regarding its terms and conditions as required by U.S. federal securities laws, and it is not intended to provide any factual information about BBAI or Pangiam. Furthermore, any factual disclosures about BBAI or Pangiam contained in this proxy statement or in BBAI’s public reports filed with the SEC may supplement, update or modify the factual disclosures made by such person contained in the Merger Agreement.

The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties:

i.	were made solely to the parties to, and only for purposes of, the Merger Agreement and as of specific dates set forth therein and may be subject to more recent developments;

ii.	may not be intended as statements of fact, but rather as a means of allocating risk between the parties in the event the statements therein prove to be inaccurate;

iii.

have been qualified by certain disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; and

iv.	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone and should not be relied upon as characterizations of the actual state of facts of BBAI, Pangiam or any of their respective subsidiaries or affiliates.

This summary is qualified in its entirety by reference to the Merger Agreement.

The Mergers

On the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub will merge with and into Pangiam, with Merger Sub ceasing to exist and Pangiam surviving as a wholly-owned subsidiary of BBAI (the First Merger will be effective at such time as the first Certificate of Merger is duly filed with and accepted for record by the Secretary of State of the State of Delaware or such later time as the parties may specify in the first Certificate of Merger) and (ii) immediately following the First Merger, the initial surviving company will merge with and into Purchaser, with the initial surviving company ceasing to exist and Purchaser continuing as a wholly-owned subsidiary of BBAI (the Second Merger will be effective at such time as the second Certificate of Merger is duly filed with and accepted for record by the Secretary of State of the State of Delaware or such later time as the parties may specify in the second Certificate of Merger but in any event immediately following the First Merger).

At the First Effective Time, by virtue of the First Merger and without any further action by any other person, each share of common stock of Merger Sub issued and outstanding immediately prior to the First Effective Time will be converted into and become one validly issued, fully paid and non-assessable unit of limited liability company interest of the initial surviving company, and each unit of limited liability company interest of Pangiam issued and outstanding immediately prior to the First Effective Time, and all rights in respect thereof will forthwith cease to exist and be converted into and represent solely the right to receive, without interest, the proceeds deliverable in connection with the Closing, pursuant to, and subject to the terms and conditions of, the Merger Agreement.

At the Second Effective Time, by virtue of the Second Merger and without any further action by any other person, each unit of limited liability company interest of the initial surviving company issued and outstanding immediately prior to the Second Effective Time will be converted into and become one validly issued and fully paid unit of limited liability company interest of the final surviving company, and each unit of limited liability company interest of Purchaser issued and outstanding immediately prior to the Second Effective Time and all rights in respect thereof will be cancelled and forthwith cease to exist.

Effective Time and Closing

The Closing will occur on the fourth Business Day following full satisfaction or due waiver (to the extent permitted by applicable law) of all of the closing conditions (other than those to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at Closing) or on such other date as is mutually agreed to in writing by BBAI and Seller described in the section entitled “The Merger Agreement— Conditions to Completion of the Mergers.” The date and time of the Closing are referred to herein as the “Closing Date.”

Subject to the provisions of the Merger Agreement, the Mergers will become effective, in each case, at the time and on the date on which the relevant certificate of merger is duly filed with and accepted for record by the Secretary of State of the State of Delaware, or later if the parties so agree and specify in such certificate.

Merger Consideration

As consideration for the Mergers, Seller will receive the Purchase Price from BBAI, payable solely in shares of BBAI Common Stock. An amount equal to $3,500,000 will also be held back from the Purchase Price to cover any post-Closing adjustments to the Purchase Price.

Prior to the Closing Date, Pangiam will prepare and deliver to BBAI a written statement (the “Estimated Closing Statement”), setting forth in reasonable detail Pangiam’s good faith estimate of the proceeds deliverable in connection with the Closing (the “Estimated Closing Equity Proceeds”) and the consideration pursuant to the consummation of the Mergers (the “Estimated Closing Equity Consideration”), including each of the components thereof, and in each case, the determinations and calculations therein will be calculated in accordance with the Merger Agreement and certain agreed upon accounting principles. Following delivery of the Estimated Closing Statement, to the extent reasonably requested in writing by BBAI, Pangiam will make available to BBAI supporting documentation (subject to execution of any customary work paper access letter to the extent applicable) used in preparing the Estimated Closing Statement, BBAI and its representatives will be permitted reasonable access at reasonable times during normal business hours to review Pangiam’s books and records reasonably related to the preparation of the Estimated Closing Statement.

If Pangiam agrees to make any modification to the Estimated Closing Statement requested by BBAI, then the Estimated Closing Statement as so agreed by Pangiam to be modified will be deemed to be the Estimated Closing Statement for purposes of the Merger Agreement; provided, that, if there is a dispute over the Estimated Closing Statement, the Estimated Closing Statement delivered by Pangiam will govern in all respects and the obligation of Pangiam to consider such reasonable comments of BBAI regarding the Estimated Closing Statement will in no event require that Pangiam revise its calculation of the Estimated Closing Equity Proceeds or that the Closing be postponed or otherwise delayed.

Post-Closing Purchase Price Adjustment

The Merger Agreement provides for post-Closing adjustments to the proceeds deliverable in connection with the Closing to the extent that the actual amounts of indebtedness, transaction expenses, cash or working capital are greater or less than the amounts included in the Estimated Closing Equity Proceeds calculated prior to Closing. The parties to the Merger Agreement have agreed to a Purchase Price adjustment holdback amount equal to $3,500,000.

Indemnification; RWI Policy

None of the pre-Closing covenants, representations or warranties in the Merger Agreement or in any ancillary agreement survive the Closing and no party may bring any claims with respect to breaches of pre-Closing covenants, representations and warranties from or after the Closing. BBAI has obtained a RWI Policy which provides coverage for certain breaches of the representations and warranties made by Pangiam and Seller in the Merger Agreement, subject to exclusions, deductibles and other terms and conditions. The RWI Policy serves as BBAI’s sole source of recourse against Seller in respect of any breaches of representations or warranties by Pangiam or Seller. The cost of the RWI Policy is shared 50% by BBAI and 50% by Seller.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by BBAI, Pangiam and the other parties to the Merger Agreement that are subject in some cases to exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to result in, a Material Adverse Change) (as defined below). The representations and warranties of BBAI, Seller and Pangiam relate to, among other matters:

i.	due incorporation and corporate organization;

ii.	due authorization to execute, deliver and perform the Merger Agreement and to consummate the transactions contemplated thereby;

iii.	capitalization;

iv.

the absence of any conflicts with, or violation of, such party’s organizational documents, certain of its contracts, applicable laws or government orders as a result of execution and performance of the Merger Agreement;

v.	consents and approvals required from, and filings made to, governmental entities;

vi.	the absence of certain legal proceedings, investigations and government orders; and

vii.	brokers’ fees related to the Mergers.

In addition, BBAI has made certain representations and warranties including representations and warranties relating to:

i.	documents BBAI has filed or furnished with the SEC and the compliance of BBAI’s financial statements with GAAP;

ii.	compliance with the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

iii.	the intent and purpose of its investment in Pangiam;

iv.	solvency;

v.	the stockholder votes required to approve the transactions contemplated by the Merger Agreement;

vi.	certain tax matters; and

vii.	compliance with applicable listing and corporate governance rules and regulations of the NYSE.

In addition, Pangiam has made certain representations and warranties including representations and warranties relating to:

i.	the audited and unaudited financial statements of Pangiam and its subsidiaries;

ii.	authority to conduct business;

iii.	absence of any undisclosed liabilities;

iv.	absence of certain changes, events or developments;

v.	internal controls over financial reporting;

vi.	the validity of, enforceability of and compliance with, certain material contracts;

vii.	certain employee benefits matters;

viii.	government contracts and facility security clearances;

ix.	labor and employment matters;

x.	environmental matters;

xi.	intellectual property and data privacy matters;

xii.	real and personal property;

xiii.	insurance policies with respect to its business and assets;

xiv.	material customers and suppliers;

xv.	compliance with anti-corruption and anti-bribery laws;

xvi.	permits and compliance with laws;

xvii.	certain tax matters; and

xviii.	certain relationships with related parties.

In addition, Seller has made certain representations and warranties relating to the intent and purpose of its investment in BBAI.

Certain of the representations and warranties made by the parties are qualified as to “materiality” or “Material Adverse Change.” For purposes of the Merger Agreement, “Material Adverse Change” means any change, effect, event, circumstance, development or occurrence that, individually or in the aggregate, (a) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, results of operations or financial condition of Pangiam and its subsidiaries, taken as a whole, or (b) prevents, materially delays or materially impedes the performance by Seller or Pangiam to consummate the Mergers or any other transactions contemplated by the Merger Agreement; provided, however, that solely with respect to the immediately preceding clause (a), other than as set forth in the final proviso of this definition, in no event will any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or taken into account in determining whether there has been or will be, a Material Adverse Change on the business, assets, liabilities, results of operations or financial condition of Pangiam and its subsidiaries, taken as a whole:

i.	any change in any law;

ii.	any change in interest rates, credit markets, currency exchange rates or general economic conditions;

iii.

the announcement or the execution of the Merger Agreement, the pendency or consummation of the transactions or the performance of the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees;

iv.	any change that is generally applicable to the industries in which Pangiam or any of its subsidiaries operates;

v.

the compliance with the terms of the Merger Agreement, the taking of any action required or expressly contemplated by the Merger Agreement or with the prior written consent of BBAI or the failure to take any action prohibited by the Merger Agreement;

vi.	any national or international political event or occurrence, including acts of war or terrorism (including cyberattacks);

vii.	any natural or manmade disasters, hurricanes, floods, tornados, tsunamis, earthquakes or other acts of God;

viii.	any epidemic, pandemic or disease outbreak (including COVID-19 and monkeypox), or any COVID-19 measures or any worsening of such conditions;

ix.	any political, geopolitical or social conditions, civil unrest, protests, public demonstrations or the response of any governmental body thereto or any escalation or any worsening thereof;

x.	the availability or cost of equity, debt or other financing to BBAI or to Pangiam;

xi.	any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any governmental body; or

xii.

any failure by Pangiam or any of its subsidiaries to meet any projections, forecasts or estimates of revenue or earnings (it being understood that this clause (xii) will not prevent a determination that any change underlying such failure to meet projections, forecasts or estimates has resulted in a Material Adverse Change (to the extent the effect(s) of such change is not otherwise excluded from this definition of Material Adverse Change)); provided, that, in the case of the foregoing clauses (i), (ii), (iv), (vi), (vii), (ix) and (xi), to the extent such change, effect, event, circumstance, development or occurrence materially and disproportionately affects Pangiam and its subsidiaries as compared to other persons or businesses that operate in the industry and in the markets in which Pangiam and its subsidiaries operate, then the material and disproportionate aspect of such effect may be taken into account in determining whether a Material Adverse Change has occurred or will occur.

Covenants

Conduct of Business Pending the Mergers

Each of Seller and Pangiam have agreed that, prior to the Closing, Pangiam will, and will cause its subsidiaries to, use commercially reasonable efforts to:

i.	conduct their businesses in all material respects in the ordinary course;

ii.	preserve current relationships with employees, customers, suppliers and other persons with which Pangiam or its subsidiaries have significant business relations; and

iii.	keep and maintain the assets and properties of Pangiam or its subsidiaries, as applicable, in good repair and normal operating condition, ordinary wear and tear excepted,

in each case, except as otherwise expressly contemplated by the Merger Agreement or as consented to in writing by BBAI (such consent not to be unreasonably withheld, conditioned or delayed).

Additionally, from the date of the Merger Agreement until the Closing Date, except as expressly contemplated by the Merger Agreement, or as consented to in writing by BBAI (such consent not to be unreasonably withheld, conditioned or delayed), Pangiam will not and will cause its subsidiaries not to:

i.

amend the respective governing documents of Pangiam or any of its subsidiaries in any manner or split, combine or reclassify the shares, capital stock or other equity interests of Pangiam or any of its subsidiaries;

ii.

issue, sell, pledge, transfer, or dispose of, or agree to issue, sell, pledge, transfer or dispose of, any shares, shares of capital stock or other equity interests of Pangiam or any of its subsidiaries or issue any shares, shares of capital stock or equity interests of any class or issue or become a party to any subscriptions, warrants, rights, options, convertible securities or other agreements or commitments of any character relating to the issued or unissued shares, capital stock or other equity interests of Pangiam or any of its subsidiaries (other than the Merger Agreement), or grant any stock appreciation or similar rights, in each case, other than issuances to employees or service providers of Pangiam or its subsidiaries in the ordinary course of business;

iii.

redeem, purchase or otherwise acquire any outstanding shares, shares of capital stock or other equity interests of Pangiam or any of its subsidiaries or declare or pay any dividend or make any other distribution to any person other than Pangiam or one or more of its subsidiaries on or prior to the Closing Date, in each case, other than redemptions, repurchases or other acquisitions from employees or service providers (including former employees or service providers) of Pangiam or its subsidiaries;

iv.

(A) grant or promise to grant to any current or former service provider of Pangiam or any of its subsidiaries any increase in compensation or benefits (including, without limitation, salary, wages, bonuses, employee benefits or any other compensation), except (1) with respect to employees whose annual base compensation is less than $150,000, or (2) for annual salary increases that occur in connection with promotions or new hires, in all cases, only if in the ordinary course of business consistent with past practices or (3) as may be required by applicable law or required by the terms of any benefits plan; (B) modify, adopt, establish or terminate any new benefits plan (or any arrangement that would constitute a benefits plan, if adopted), except to the extent required by law or required by the terms of any benefits plan or in connection with annual renewals of any welfare plan (other than a severance plan) that does not increase the cost to Pangiam, requires Pangiam to self-insure any benefits or to cover retirees; (C) hire or terminate the service (other than for cause) of any individual service provider whose annual base compensation is equal or greater than $150,000; (D) accelerate the vesting or payment of any compensation or benefit (including any benefits under any benefits plan or otherwise), except as required by any applicable law; (E) grant any equity award, change of control or retention bonus or award any right to severance pay to any service provider of Pangiam or any of its subsidiaries; or (F) implement any layoffs, reductions in force, plant closures, or other voluntary or involuntary employment separation programs other than individual employee separations in the ordinary course of business;

v.

sell, lease, transfer or otherwise dispose of, any material tangible property or material tangible assets owned by Pangiam or any of its subsidiaries, except for the sale, lease, transfer or disposition of inventory with de minimis or no book value, or obsolete machinery or equipment, in each case, in the ordinary course of business;

vi.

amend, cancel, waive, assign or terminate (except for a termination resulting from the expiration of a material contract in accordance with its terms) any material contract, or enter into any contract that (A) contemplates payments by any party thereto in excess of $500,000 and (B) would have been a material contract if in existence as of the date hereof, in each case, other than as required by law;

vii.	acquire any business or person, by merger or consolidation, purchase of assets or equity interests, or by any other manner, in a single transaction or a series of related transactions;

viii.

except in accordance with the capital budget of Pangiam and its subsidiaries (a copy of which has been made available to BBAI prior to the date of the Merger Agreement), commit or authorize any commitment to make any capital expenditures which will be made following the Closing in excess of $50,000 in the aggregate, or fail to make material capital expenditures in accordance with such budget;

ix.	make any material change in any method of accounting or auditing practice, except changes required as a result of changes in GAAP or applicable law;

x.	make any loans, advances or capital contributions to, or investments in, any other person other than loans, advances or capital contributions by Pangiam or any of its subsidiaries to any employee of

Pangiam or any of its subsidiaries in connection with travel, entertainment or related business expenses or other customary out-of-pocket expenses in the ordinary course of business or in the ordinary course of business to any material customer, distributor, licensor, supplier or other person with which Pangiam or any of its subsidiaries has significant business relations;

xi.

(A) make, change or rescind any material tax election (other than in the ordinary course of business consistent with past practice), (B) change any material method of tax accounting or any annual tax accounting period, (C) enter into any “closing agreement” with any taxing authority or any tax allocation, sharing or indemnification agreement (other than (i) any agreement solely among Pangiam or its subsidiaries or (ii) any agreement entered into in the ordinary course of business and not primarily concerning taxes), (D) settle any claim or assessment in respect of a material amount of tax, (E) consent to any extension or waiver of the statute of limitations applicable to a material tax claim or assessment, (F) file any tax return in a manner materially inconsistent with past practice of Pangiam and its subsidiaries or file any amended material tax return, (G) initiate any voluntary disclosure agreement or similar process with respect to taxes or (H) surrender any right to claim a material refund, credit or similar tax benefit;

xii.	settle any legal action if the amount payable by Pangiam or any of its subsidiaries in connection therewith would exceed $500,000;

xiii.	cancel or reduce any insurance coverage, other than in the ordinary course of business;

xiv.

change or modify in any material respect any of Pangiam’s or its subsidiaries respective business policies, procedures or practices with respect to credit, collection, payment, accounts receivable or accounts payable outside the ordinary course of business;

xv.	cancel any third-party indebtedness owed to Pangiam or its subsidiaries;

xvi.

incur any additional indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible for any such indebtedness of another person in excess of $20,000 in the aggregate or make any loans or advances to (except for customary loans and travel advances made in the ordinary course of business) any person in excess of $20,000 other than to other subsidiaries of Pangiam;

xvii.

commence any new lines of business in which it is both not engaged as of the date of the Merger Agreement (or actively preparing to engage as of the date of the Merger Agreement) and which are outside the scope of Pangiam and its subsidiaries core competencies as of the date of the Merger Agreement, in each case, that are material to Pangiam and its subsidiaries, taken as a whole;

xviii.	sell, assign, transfer or license any material intellectual property of Pangiam, except for non-exclusive licenses granted in the ordinary course of business;

xix.

abandon, withdraw, dispose of, permit to lapse or fail to preserve any material registered intellectual property (other than any statutory expiration) or disclose any source code of any material software owned by Pangiam or its subsidiaries to any third party who is not a service provider or contractor in the ordinary course of business of Pangiam or its subsidiaries and who is not subject to confidentiality obligations or is not an employee of Pangiam or its subsidiaries; or

xx.	authorize, or commit or agree to take, any action described above.

Further, nothing shall prevent Pangiam or any of its subsidiaries from taking or failing to take any action (including the establishment of any policy, procedure or protocol) in response to COVID-19 or any COVID-19 measure that would otherwise violate or breach the Merger Agreement (provided, that Pangiam shall consult in good faith with BBAI before taking (or omitting) any such actions in connection with COVID-19 measures) and no consent of BBAI shall be required with respect to any matter to the extent that the requirement of such consent (or the failure to take such action in the absence of such consent) would violate applicable law.

During the period from the signing of the Merger Agreement until the Closing Date, Pangiam and its subsidiaries may (x) use available cash to make cash dividends or distributions or pay transaction expenses or indebtedness of Pangiam and its subsidiaries, so long as (1) such use of cash does not interfere with the operation of Pangiam and its subsidiaries, (2) such dividends or distributions are declared, set aside and paid solely in cash, (3) the payment of such cash is completed prior to the Closing Date and reflected in full in the closing statement which will be delivered by BBAI to Seller in connection with the Closing and (4) as of the Closing, Pangiam and its subsidiaries will have at least $3,300,000 of cash and (y) enter into or pay any bonus arrangements with employees of Pangiam and its subsidiaries so long as such bonuses are paid prior to the Closing by or on behalf of Pangiam and such arrangements have been disclosed to BBAI prior to entering into such arrangements.

BBAI has also agreed that prior to Closing, neither BBAI, Purchaser nor Merger Sub is authorized to and will not (and will not permit any of their respective employees, agents, representatives or affiliates to) contact any director, manager, officer, employee (in each case, other than an authorized representative), or, with respect to the businesses of Pangiam or any of its subsidiaries or the transactions contemplated by the Merger Agreement, any customer, supplier, distributor or other material business relation, of Pangiam or any of its subsidiaries prior to the Closing without the prior written consent and coordination of an authorized representative (not to be unreasonably delayed, conditioned or withheld); provided, however, that the foregoing will not prohibit contact in the ordinary course of business unrelated to the transactions contemplated by the Merger Agreement.

Preparation of Proxy Statement; Stockholder Meeting

BBAI has delivered this proxy statement pursuant to the Merger Agreement, which requires BBAI to prepare and file this proxy statement following Pangiam’s and Seller’s reasonable opportunity for review and comment. BBAI will notify Pangiam and Seller promptly of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to this proxy statement or for additional information and will supply Pangiam and Seller with copies of all correspondence between BBAI and any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to this proxy statement or the transactions contemplated by the Merger Agreement.

BBAI will cause the definitive proxy statement to be mailed to BBAI’s stockholders as promptly as reasonably practicable (and in any event no later than five Business Days) after BBAI is made aware of the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary proxy statement (which resolution will be deemed to occur if the SEC has not affirmatively notified Pangiam prior to the end of the 10th calendar day after filing the preliminary proxy statement that the SEC will or will not be reviewing the proxy statement) (the “Clearance Date”).

Further, BBAI will take all action necessary in accordance with applicable law and its governing documents to set a record date for, duly give notice of, convene and hold the BBAI Special Meeting as soon as reasonably practicable following the Clearance Date and, in any event no later than 45 days following the Clearance Date and will submit such proposal to BBAI stockholders at the BBAI Special Meeting and will not submit any other proposal to such stockholders in connection with the BBAI Special Meeting (other than a customary proposal regarding adjournment of the BBAI Special Meeting) without the prior written consent of Pangiam and Seller (not to be unreasonably withheld, conditioned or delayed). Once established, BBAI will not change the Record Date without the prior written consent of Pangiam and Seller (not to be unreasonably withheld, conditioned or delayed) or as otherwise required by applicable law (including any requirement of law in connection with any rescheduling, postponement or adjournment of the BBAI Special Meeting that is permitted pursuant to the Merger Agreement).

Required Actions and Governmental Approvals

On the terms and subject to the conditions of the Merger Agreement, each of Seller and Pangiam will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions to the Closing (and refrain from taking any action that would reasonably be expected to have the effect of materially delaying, preventing or impeding the Closing). Subject to additional covenants of BBAI and Seller as related to antitrust and governmental notifications, each of Seller and Pangiam will (x) use its reasonable best efforts to make or cause to be made all filings and submissions under any laws or regulations, as applicable, required for the consummation of the transactions contemplated by the Merger Agreement, (y) reasonably coordinate and cooperate with BBAI in exchanging such information and providing such assistance as BBAI may reasonably request in connection with all of the foregoing, including, to the extent legally permissible, allowing BBAI to review and comment upon such filings and submissions and (z) supply promptly any additional information and documentary material that may be reasonably requested in connection with such filings, make any further filings pursuant thereto that may be necessary in connection therewith and take all actions reasonably necessary to obtain all required clearances.

As soon as reasonably practicable after the date of the Merger Agreement, Pangiam will submit to the United States Defense Counterintelligence and Security Agency (“DCSA”) and, to the extent applicable, any other governmental entity, a notification of the transfer of ownership contemplated hereby in accordance with the National Industrial Security Program Operating Manual (“NISPOM”) and the other applicable national or industrial security regulations (the “DCSA Notification”). Pangiam will reasonably cooperate with BBAI in preparing the DCSA Notification and any other submissions to DCSA required by NISPOM as soon as reasonably practicable, and BBAI will have the right to approve the DCSA Notification before its submission. Pangiam and BBAI will use their commercially reasonable efforts to obtain approval from DCSA as promptly as practicable for the continuation of all necessary United States government facility security clearances.

As soon as reasonably practicable after the date of the Merger Agreement, Pangiam and its subsidiaries will use good faith efforts to develop and initiate a plan in respect of certain operational workstreams, including data privacy actions, prior to the Closing Date (such plan, the “Remediation Plan”) and will reasonably consult with (and consider in good faith any comments from) BBAI with respect to the development of the Remediation Plan.

Lock-Up

Seller agrees that, for a period of one year following the Closing, without the prior written approval of BBAI, Seller will not sell any shares of BBAI Common Stock issued to it as Merger Consideration. Notwithstanding the foregoing, Seller will at all times be permitted to transfer such shares of BBAI Common Stock (i) to its affiliates, (ii) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Seller or its affiliates, (iii) to any direct equityholder of Seller, (iv) to any family member or any affiliate of any family member of Seller (other than any affiliate under this clause (iv) who operates or engages in a business which competes with the business of BBAI and its subsidiaries), (v) to any lender or other debt financing source who provides a bona fide revolving credit facility to Seller that is secured by equity securities held by such person, (vi) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of BBAI’s stockholders having the right to exchange their shares of BBAI Common Stock for cash, securities or other property after the date of the Merger Agreement or (vii) to a charitable organization through a charitable distribution.

Indemnification, Exculpation and Insurance

Prior to or simultaneously with the Closing, Pangiam will purchase from an insurance carrier with the same or better credit rating as Pangiam’s current insurance carrier with respect to directors’, managers’ and officers’ liability insurance a prepaid insurance policy which provides “side A, B and C directors and officers” insurance coverage for each of the individuals who were officers, directors or managers of Pangiam or any of its subsidiaries at or prior to the Closing on terms no less favorable (including with respect to both policy limit and scope) as the policy or policy(ies) maintained by Pangiam or any of Pangiam’s subsidiaries immediately prior to the Closing for the benefit of such individuals for an aggregate period of not less than six years with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the transactions contemplated by the Merger Agreement (such policies, the “D&O Tail Policies”); provided, that in no event will the aggregate cost for the D&O Tail Policies exceed 300% of Pangiam’s and its subsidiaries’ most recent annual premium allocation (the “Maximum Premium”). If the aggregate annual premiums of such insurance coverage exceed the Maximum Premium, then Pangiam will obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium from insurance carriers with the same or better credit ratings as Pangiam’s and its subsidiaries’ current insurance carriers with respect to officers’ and directors’ liability insurance and fiduciary duty insurance.

For a period of six years after the Closing, BBAI will not, and will not permit Pangiam and its subsidiaries to, amend, repeal or otherwise modify any provision in Pangiam’s or any of its subsidiaries’ governing documents relating to the exculpation or indemnification of any officers, directors, managers or similar functionaries (unless to provide for greater exculpation or indemnification or unless required by law), it being the intent of the parties hereto that the current and former officers, directors and managers of Pangiam and its subsidiaries will continue to be entitled to such exculpation and indemnification (including with respect to advancement of expenses to the same extent provided for under such governing documents) to the full extent of the law.

Employees and Employee Benefits Matters

BBAI will cause Pangiam and its subsidiaries to provide each Retained Employee (as defined below) who remains employed with at least (i) the same base wage or annual base salary and (ii) same annual rate of total target incentive compensation potential provided to similarly situated employees of BBAI, in each case, for a period of at least one year following the Closing Date or, if earlier, until December 31, 2024; provided, however, that nothing will obligate BBAI or Pangiam or any of its subsidiaries to continue the employment of any Retained Employee for any specific period. All employees of Pangiam and its subsidiaries who are employed by Pangiam and its subsidiaries immediately following the Closing Date (including such employees on medical, disability, family or other leave of absence as of the Closing Date) are referred to as “Retained Employees”.

As of the Closing Date and for a period of at least one year thereafter or, if earlier, until December 31, 2024, BBAI will provide, or will cause Pangiam and its subsidiaries to provide, each Retained Employee with employee benefits (for the avoidance of doubt, excluding, without limitation, any equity or equity-based compensation or severance benefits) that are either, (i) substantially similar in the aggregate to the employee benefits provided to such Retained Employee immediately prior to the Closing Date or (ii) substantially similar in the aggregate to the employee benefits provided to similarly situated employees of BBAI.

Without limiting the foregoing paragraph, BBAI will cause Pangiam and its subsidiaries to pay severance benefits to Retained Employees whose employment with Pangiam or any of its subsidiaries is involuntarily terminated (without cause) within 12 months following the Closing Date pursuant to the certain terms set forth in the Merger Agreement.

BBAI will (i) give, or cause Pangiam and its subsidiaries to give, each Retained Employee credit under health and welfare benefit plans that cover the Retained Employee after the Closing Date, for purposes of eligibility, vesting and entitlement to benefits for the Retained Employee’s service with Pangiam and its affiliates prior to the Closing Date, to the same extent recognized by Pangiam or its subsidiaries or any predecessor thereof as of the Closing Date and (ii) use commercially reasonable efforts to allow such Retained Employees to participate in each plan providing welfare benefits (including medical, life insurance, long-term disability insurance and long-term care insurance) without regard to preexisting condition limitations, waiting periods, evidence of insurability or other exclusions or limitations not imposed on the Retained Employee by the corresponding plans immediately prior to the Closing Date, except, in all cases, (x) as would cause a duplication of benefits or coverage for the same period of service, (y) to the extent such credit was not recognized under the corresponding plans, or (z) for defined benefit pension plans, equity or equity-based plans or long-term incentive plans. BBAI will use commercially reasonable efforts to cause any eligible expenses incurred by such Retained Employee and his or her covered dependents to be taken into account under any replacement health benefit plans for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Retained Employee and his or her covered dependents as if such amounts had been paid in accordance with such replacement plan in the plan year in which the Closing occurs.

Press Releases

Prior to the Closing, no press release or public announcement related to the Merger Agreement or the transactions contemplated therein or any other announcement or communication to the employees, customers, suppliers or other business relations of Pangiam or any of its subsidiaries may be issued or made without the joint approval of BBAI and Seller (such approval not to be unreasonably withheld, conditioned or delayed), unless required by law (in the reasonable opinion of counsel) in which case BBAI and Seller will have the right to review and comment on such press release or announcement prior to publication and BBAI and Seller will consider in good faith any such comments received; provided, that Seller will be entitled to communicate with and may disclose the terms and the existence of the Merger Agreement and the transactions contemplated therein to its direct and indirect equityholders, as applicable, in order that such persons may provide information about the subject matter of the Merger Agreement and the transactions contemplated therein to their respective investors and prospective investors (provided such investors are subject to customary confidentiality agreements) in connection with their ordinary course fundraising and reporting activities.

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants relating to:

i.

Pangiam’s obligation to deliver certain consolidated audited financial statements of Pangiam and its subsidiaries for the fiscal year ended December 31, 2023 if Closing has not yet occurred and in no event later than March 31, 2024;

ii.

actions by Pangiam, if applicable, to seek waivers from persons who may be entitled to “parachute payments” under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder; and

iii.	cooperation between BBAI, Pangiam, and Seller as related to certain tax matters.

Exclusive Dealing; Change of Recommendation

Exclusive Dealing

From and after the date of the Merger Agreement through the Closing or the earlier valid termination of the Merger Agreement, neither Seller nor Pangiam will take, directly or indirectly, any action to, and will direct its representatives not to, knowingly initiate, facilitate, participate, solicit, or engage in discussions or negotiations with, or provide any information to, any person (other than BBAI and its affiliates and representatives) concerning any purchase of units of limited liability company interest of Pangiam or any merger, sale of substantial assets or similar transaction involving Pangiam or any of its subsidiaries (other than assets and services sold in the ordinary course of business) (each such transaction, an “Acquisition Transaction”). Pangiam and Seller will cease and cause to be terminated any existing discussions, communications or negotiations with any person (other than BBAI and its representatives) conducted previously with respect to any Acquisition Transaction. Pangiam and the Seller will notify any person (other than BBAI and its representatives) with which Pangiam or the Seller is engaged in discussions concerning an Acquisition Transaction and any person that hereafter submits any offer or makes any inquiries concerning an Acquisition Transaction, that Pangiam and the Seller are contractually prohibited from continuing to engage or engaging in any such discussions, and will request that any such persons destroy or return any confidential information regarding Pangiam, its subsidiaries or their respective businesses, in accordance with the terms of the applicable confidentiality agreements between Pangiam and any such persons. Pangiam and the Seller will promptly (and in any event within five Business Day after receipt thereof by Pangiam or the Seller) advise BBAI in writing of any bona fide written proposal or offer with respect to an Acquisition Transaction and the material terms and conditions of such proposal to the extent not prohibited by law or contract from doing so.

Change in Recommendation

Neither the BBAI Board nor any committee thereof will withdraw, qualify or modify in a manner adverse to Pangiam or Seller, or propose publicly to withdraw, qualify or modify in a manner adverse to Pangiam or Seller, the Recommendation or its declaration of advisability, or resolve or agree to take any such action (a “Change in Recommendation”). Notwithstanding the immediately preceding sentence, prior to the time the Requisite Vote is obtained, the BBAI Board (or, if applicable, special committee thereof) may make a Change in Recommendation in response to, and in respect of, an Intervening Event (as defined below) if (but only if) the following conditions are collectively satisfied:

i.	an Intervening Event has occurred,

ii.

in light of such Intervening Event, the BBAI Board (or, if applicable, special committee thereof) has determined in good faith, after consultation with outside legal counsel, that the failure to make a Change in Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable law,

iii.

BBAI has notified Pangiam and Seller in writing that the BBAI Board (or, if applicable, special committee thereof) intends to make a Change in Recommendation and the basis therefor (which notice will include a reasonably detailed description of the Intervening Event in connection with which the BBAI Board (or, if applicable, special committee thereof) has given such notice) (any such notice, a “Triggering Notice”),

iv.

at least four Business Days pass following Pangiam and Seller’s receipt of the Triggering Notice (it being understood that any material change to the Intervening Event will constitute a new Intervening Event and will require BBAI to provide a new Triggering Notice in respect of such Intervening Event, except that, in such case, the four Business Day period referred to in this clause (iv) and in clauses (v) and (vi) will be reduced to two Business Days following the giving of such new Triggering Notice),

v.

after providing such Triggering Notice and prior to effecting such Change in Recommendation, (x) BBAI will, during such four Business Day period, negotiate in good faith with Pangiam and Seller and their representatives, to the extent Pangiam and Seller wish to negotiate, with respect to any revisions to the terms of the transactions contemplated by the Merger Agreement proposed by Pangiam and Seller and (y) in determining whether it may still under the terms of the Merger Agreement make a Change in Recommendation, the BBAI Board (or, if applicable, special committee thereof) will take into account any changes to the terms of the Merger Agreement proposed by Pangiam and Seller during such four Business Day period, and

vi.

after taking into account any changes to the terms of the Merger Agreement proposed by Pangiam and Seller and any other information provided by Pangiam and Seller in response to a Triggering Notice during such four Business Day period, the BBAI Board (or, if applicable, special committee thereof) again determines in good faith, after consultation with outside counsel, that the failure to make a Change in Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable law.

In the event that the BBAI Board (or, if applicable, special committee thereof) effects a Change in Recommendation, then within five Business Days after written demand by Pangiam or Seller, BBAI will pay to Seller an amount equal to Seller’s, Pangiam’s and its subsidiaries’ actual, reasonable and documented out-of-pocket fees and expenses (including its actual, reasonable and documented legal fees and expenses) incurred by Seller, Pangiam or its subsidiaries on or prior to the termination of the Merger Agreement solely in connection with the transactions contemplated by the Merger Agreement in cash by wire transfer of immediately available funds to an account designated in writing by Seller; provided, in no event will such amount exceed $1,250,000 in the aggregate.

“Intervening Event” means any event, change or development that has a material effect on BBAI and its subsidiaries, taken as a whole, that first occurs or arises after the date of the Merger Agreement that was not known to the BBAI Board and was not reasonably foreseeable to the BBAI Board, in either case, as of or prior to the date of the execution and delivery of the Merger Agreement; provided, that in no event will any of the following events, changes or developments constitute or be taken into account in determining an Intervening Event: (a) any change in the price or trading volume of BBAI’s equity securities (except that the underlying causes of such changes may constitute or be taken into account in determining whether there has been an Intervening Event to the extent not otherwise excluded hereunder), (b) any development or change in the industries in which BBAI and its subsidiaries operate, (c) any breach by BBAI, Purchaser or Merger Sub of the Merger Agreement or (d) the fact in and of itself that BBAI or any of its subsidiaries meets or exceeds internal or published projections.

Conditions to Completion of the Mergers

Conditions to BBAI’s, Purchaser’s, Merger Sub’s, Pangiam’s and Seller’s Obligation to Consummate the Mergers

The respective obligations of each party to consummate the Mergers are subject to the satisfaction or waiver of various conditions that include, among other matters, the following:

i.	the parties will have received the approval or otherwise received written confirmation that such approval is not required by the United Kingdom Secretary of State;

ii.	no injunctions or prohibitions to the Mergers will have been issued by any governmental entity;

iii.	BBAI will have received the Requisite Vote at the BBAI Special Meeting; and

iv.	the Merger Agreement will not have been validly terminated pursuant to the terms of the Merger Agreement.

Conditions to BBAI’s, Purchaser and Merger Sub’s Obligation to Consummate the Mergers

The obligations of BBAI, Purchaser and Merger Sub to consummate the Mergers are subject to the satisfaction or waiver of various conditions that include the following:

i.

each of the representations and warranties of the Seller and Pangiam (i) with respect to organization, authorization, ownership, brokerage and subsidiaries will be true and correct in all respects (except for any de minimis exceptions) and (ii) with respect to all other matters under the Merger Agreement, without giving effect to any qualifications as to materiality or a material adverse effect contained therein, will be true and correct, except in the case of clause (ii) above, for such failures to be true and correct as would not constitute a Material Adverse Change;

ii.	Seller and Pangiam will have performed, in all material respects, all covenants and agreements required to be performed under the Merger Agreement;

iii.	since the date of the Merger Agreement, no Material Adverse Change has occurred and is continuing;

iv.

each of Seller and Pangiam will have delivered to BBAI a certificate, signed by an officer of the Seller and of Pangiam, respectively, certifying to the effect that the conditions in the preceding three paragraphs have been satisfied;

v.	Seller will have delivered to BBAI an executed copy of the Consulting Termination Agreement;

vi.	Seller will have delivered to BBAI customary evidence of the termination of any other affiliate agreements;

vii.	Seller will have repaid, or will have caused Pangiam to have paid, all outstanding indebtedness and all transaction expenses as set forth in the Merger Agreement;

viii.	Seller will have delivered to BBAI the required consolidated financial statements of Pangiam and its subsidiaries for inclusion in this proxy statement; and

ix.	Seller will have delivered to BBAI an executed copy of the IRA Amendment.

Conditions to Seller’s and Pangiam’s Obligation to Consummate the Mergers

The obligations of Seller and Pangiam to consummate the Mergers are subject to the satisfaction or waiver of various conditions that include the following:

i.

each of the representations and warranties of BBAI (i) with respect to organization, authorization, ownership and brokerage will be true and correct in all respects (except for any de minimis exceptions) and (ii) with respect to all other matters under the Merger Agreement, without giving effect to any qualifications as to materiality contained therein, will be true and correct, except in the case of clause (ii) above, for such failures to be true and correct as would not have a material adverse effect on the ability of BBAI, Purchaser or the Merger Sub to consummate the transactions contemplated by the Merger Agreement;

ii.	each of BBAI, Purchaser and Merger Sub will have performed in all material respects all covenants and agreements required to be performed under the Merger Agreement;

iii.	BBAI will have delivered to Seller and Pangiam a certificate, signed by an officer of BBAI, certifying to the effect that the conditions in the preceding two paragraphs have been satisfied; and

iv.	BBAI will have delivered to the Seller an executed copy of the IRA Amendment.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Closing as follows:

i.	By mutual written consent of each of BBAI, Purchaser and Merger Sub, on the one hand, and Pangiam and Seller, on the other hand;

ii.

by BBAI, Purchaser and Merger Sub, on the one hand, or by Pangiam or Seller, on the other hand, by written notice to the other, upon the issuance by any governmental entity of an order, decree or ruling or its taking of any other action permanently restraining, enjoining or otherwise prohibiting the performance of the Merger Agreement or the consummation of the transactions contemplated thereby, which order, decree, ruling or any other action will have become final and non-appealable and which renders the closing conditions incapable of being satisfied; provided, that no termination may be made pursuant to this provision if the issuance of such order, decree, ruling or such other action has been primarily caused by the action or inaction of the terminating party;

iii.

by BBAI, Purchaser and Merger Sub, on the one hand, or by Pangiam or Seller, on the other hand, by written notice to the other, if the Closing will not have occurred on or before the Outside Date; provided, however, that no termination may be made pursuant to this provision if the failure to close will have been caused by the action or inaction of the terminating party;

iv.

by either BBAI, Purchaser or Merger Sub if neither BBAI, Purchaser nor Merger Sub is in material breach of the Merger Agreement, by written notice to Pangiam, upon a breach of any covenant or agreement on the part of Seller or Pangiam set forth in the Merger Agreement, or if any representation or warranty contained therein, will be or have become untrue, in either case, such that any of the Closing conditions would not be satisfied; provided that the right to terminate the Merger Agreement will not be available if BBAI’s, Purchaser’s or Merger Subs’ failure(s) (collectively or individually) to fulfill any obligation under the Merger Agreement has been the primary cause of, or primarily result in, the failure of the Closing to occur on or before such date;

v.	by Pangiam or Seller if Pangiam and Seller, as applicable, are not then in material breach of the Merger Agreement, by written notice to BBAI, upon a breach of any covenant or agreement on the part of

BBAI, Purchaser or Merger Sub set forth in the Merger Agreement, or if any representation or warranty of BBAI, Purchaser or Merger Sub will be or have become untrue, in either case, such that any of the Closing conditions would not be satisfied; provided that the right to terminate the Merger Agreement will not be available if Pangiam’s or Seller’s failure(s) (collectively or individually) to fulfill any obligation under the Merger Agreement has been the primary cause of, or primarily result in, the failure of the Closing to occur on or before such date; and

vi.

by BBAI or Seller if BBAI fails to obtain the Requisite Vote at the BBAI Special Meeting at which a vote is taken on the Mergers, except that the right to terminate the Merger Agreement will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the Merger Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Vote at the BBAI Special Meeting.

Effect of Termination

In the event of termination of the Merger Agreement as described in the section entitled “The Merger Agreement—Termination of the Merger Agreement,” there will be no liability or obligation on the part of any party under the Merger Agreement, except:

i.	for fraud or for any willful breaches of the Merger Agreement prior to the termination thereof;

ii.

certain provisions of the Merger Agreement will survive the termination, including, without limitation, provisions related to the reimbursement of expenses in connection with a Change in Recommendation; and

iii.	the confidentiality agreement, dated as of July 28, 2023, by and between Seller and BBAI will survive the termination of the Merger Agreement.

For purposes of clarification, the parties to the Merger Agreement agree that if a party does not close the transactions contemplated hereby in circumstances in which all of the Closing conditions set forth the Merger Agreement have been satisfied or waived (other than those conditions that, by their terms, are to be satisfied at the Closing), such failure or refusal to close will be deemed to be a willful breach of the Merger Agreement by such party.

Damages

A party may be liable to the other if the Merger Agreement is terminated as described in the section entitled “The Merger Agreement—Termination of the Merger Agreement,” if such termination resulted, directly or indirectly, from fraud or a willful breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement. In determining losses or damages recoverable upon termination by a party thereto for another party’s breach, such losses and damages will not be limited to reimbursement of expenses or out-of-pocket costs, and will include the benefit of the bargain lost by such party, taking into consideration all relevant matters (including other opportunities and the time value of money), which will be deemed to be damages of such party.

Amendments and Waivers

Except as provided in the Merger Agreement, any provision thereof may be amended or waived only in a writing signed by Seller, Pangiam (or, following the Closing, the final surviving company) and BBAI. No waiver of any provision thereunder or any breach or default thereof will extend to or affect in any way any other provision or prior or subsequent breach or default.

No Third-Party Beneficiaries

Except as otherwise expressly provided in the Merger Agreement, nothing expressed or referred to in the Merger Agreement will be construed to give any legal or equitable right, remedy, or claim under or with respect to the Merger Agreement or any provision thereof to any person other than as specified in the Merger Agreement.

Specific Performance

The parties to the Merger Agreement agree that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. As a result, each party will be entitled to enforce specifically the terms and provisions of the Merger Agreement, or to enforce compliance with, the covenants and obligations of any other party, in any court of competent jurisdiction, and appropriate injunctive relief will be granted in connection therewith, and no party will assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, nor that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. Any party seeking an injunction, a decree or order of specific performance will not be required to provide any bond or other security in connection therewith and any such remedy will be in addition and not in substitution for any other remedy to which such party is entitled at law or in equity. The remedies available to the parties pursuant to the Merger Agreement will be in addition to any other remedy to which they were entitled at law or in equity.

If, before the Outside Date, any party to the Merger Agreement brings any action to enforce specifically the performance of the terms and provisions thereof by any other party, then the Outside Date will automatically be extended (i) for the period during which such action is pending and until such action has been finally resolved by a non-appealable ruling by an arbitrator or court of competent jurisdiction in accordance with the terms thereof, plus 10 Business Days, or (ii) by such greater time period established by the court or arbitrator presiding over such action, as the case may be.

OTHER TRANSACTION AGREEMENTS

Investor Rights Agreement Amendment

The following is a summary of certain material terms and provisions of the IRA Amendment. This summary does not purport to describe all of the terms and provisions of the IRA Amendment and is qualified in its entirety by the complete text of the IRA Amendment, a form of which is included as Annex B of this proxy statement and incorporated by reference herein. All stockholders of BBAI are urged to read the IRA Amendment carefully and in its entirety, as well as this proxy statement, before making any decisions regarding the Merger Agreement and the transactions contemplated thereby, including the Mergers.

BBAI is currently party to an Amended & Restated Investors Rights Agreement, between itself and certain of its stockholders, including AE BBAI Aggregator, LP and BBAI Ultimate Holdings, LLC, dated as of December 6, 2021, as amended on July 20, 2023. The Merger Agreement contemplates, as a condition to the Closing, BBAI and Seller will execute the IRA Amendment, which will be effective from and after the Closing. Under the IRA Amendment, Seller will become a party to the IRA and be treated as a “Holder” thereunder and be entitled to the same registration rights offered to other BBAI stockholders that are party to the IRA.

Business Covenants Agreement

The following is a summary of certain material terms and provisions of the Business Covenants Agreement (as defined below). This summary does not purport to describe all of the terms and provisions of the Business Covenants Agreement and is qualified in its entirety by the complete text of the Business Covenants Agreement, a form of which is included as Annex C of this proxy statement and incorporated by reference herein. All stockholders of BBAI are urged to read the Business Covenants Agreement carefully and in its entirety, as well as this proxy statement, before making any decisions regarding the Merger Agreement and the transactions contemplated thereby, including the Mergers.

Simultaneously with the execution of the Merger Agreement, on November 4, 2023, BBAI entered into the Business Covenants Agreement with the AE Consultants pursuant to which the AE Consultants agreed, for a period of two years after the Closing (the “Restricted Period”), to not directly or indirectly solicit or attempt to hire, any of the management-level employees of Pangiam or its subsidiaries who were employed by Pangiam or its subsidiaries at any time between six months prior to the Closing and the Closing (collectively, the “Restricted Employees”), or induce, attempt to persuade or intentionally encourage any of the Restricted Employees to leave his or her respective position of employment with BBAI or any of its affiliates (including, from and after the Closing, Pangiam and its subsidiaries), subject to certain exceptions. The AE Consultants further agreed to not, during the Restricted Period, directly or indirectly, disclose, reveal, divulge or make accessible to any person, any confidential information of Pangiam or its subsidiaries, subject to certain exceptions.

BUSINESS OF PANGIAM

Overview

Pangiam aims to revolutionize the future of operations, security, and safety at airports, seaports, and land border crossings through the use of emerging technologies. Pangiam provides vision AI and biometrics products, and custom software solutions to transform customer efforts to secure and facilitate movement of increasing volumes of travelers and goods. Pangiam’s deep domain expertise enables it to solve its customers’ toughest challenges, through a combination of technology solutions and professional services.

Pangiam believes travel and border infrastructure needs to be modernized. The current ecosystem is challenged with aging infrastructure, outdated technology systems, and failures to adopt emerging technologies. From passenger check in and bag drop at security checkpoints, through security and customs clearance processes and on to boarding, the technologies in use today have created security gaps and inefficiencies. Pangiam combines its expertise using professional services with facial recognition technology, cloud-based applications, and data-driven digital identity solutions to improve efficiencies and to facilitate the safe, secure, and expedited movement of people and goods around the world.

Pangiam was founded by a team of customs and security professionals with decades of collective senior-level executive experience. Through innovation, emerging technologies, and the power of data, Pangiam solves the security, facilitation, and operational challenges of cross border movement of people and goods. As a team of experts and technologists from both the private and public sectors, Pangiam solves challenges by reimagining what is possible and designing and delivering solutions to achieve that vision.

Pangiam has built and acquired key capabilities and technologies that it uses to help its customers deliver mission-critical security applications. Today, a majority of Pangiam’s revenue comes from its government customers, whom Pangiam helps use cloud platforms to transform how they serve the public and achieve their missions. A growing portion of Pangiam’s revenue comes from its commercial customers, for whom Pangiam has adopted much of its know-how in the government services, combined with emerging technologies such as facial recognition and AI/computer vision capabilities, to deliver biometric and identity management solutions that solve real world problems.

Industry

Pangiam specializes in the trade and travel industry, a dynamic and interconnected sector that encompasses the movement of goods and people across borders. Travel and border infrastructure needs to be modernized. Outdated infrastructure, disparate information technology systems, and failures to adopt emerging technology have created gaps and inefficiencies across the travel ecosystem. Various industry stakeholders, including airlines, airports, hotels, government agencies, and individuals are seeking cutting-edge digital solutions to solve these challenges while enhancing the traveler experience.

Pangiam’s core technology expertise in AI and computer vision—particularly facial recognition and object detection—combined with decades of border and aviation security, policy, and operations experience, is sought by its industry partners to better enable the movement of people and goods across borders, contributing to global economic development. The movement of people for tourism, business, and personal reasons is the engine of the global economy and involves air, land and sea carriers, hospitality providers, and government agencies. Transportation infrastructure, including air, sea, and land ports and routes, plays a crucial role in facilitating trade and travel. Additionally, border security measures are implemented to ensure the safety and legality of goods and individuals crossing borders. Pangiam provides technology solutions serving each segment of the industry.

Government border agencies play a pivotal role in the trade and travel industry, acting as key regulators and enforcers of policies that govern the movement of goods and people across borders. The interaction between businesses in the trade and travel sector and these agencies is crucial for ensuring compliance with regulations, enhancing security measures, and streamlining the overall flow of cross-border activities.

Pangiam actively engages with all of these stakeholders through software development and technology deployments to solve stakeholder challenges, enabling travelers and goods to move safely and frictionlessly. Pangiam aims to create innovative solutions that not only meet regulatory requirements but also contribute to the efficiency and effectiveness of border control processes.

The integration of advanced technologies in border security, such as biometrics, data analytics, and AI, reflects the industry’s commitment to enhancing security measures while facilitating smoother trade and travel experiences. The partnership between technology firms and government agencies underscores the importance of modernized approaches to address the evolving challenges of border management. As these collaborations continue to evolve, the trade and travel industry remains at the forefront of innovation, working together with government entities to strike a balance between security imperatives and the facilitation of global trade and travel.

Pangiam’s industry is influenced by various factors, such as economic conditions, geopolitical events, and advancements in technology. Ongoing developments, such as the integration of Pangiam’s digital solutions for customs and immigration processes, further shape the landscape of the trade and travel industry. Overall, this sector is characterized by its complexity, global interconnectedness, and the continuous evolution of processes and technologies.

Growth Strategy

The key elements of Pangiam’s growth strategy within its target markets include the following:

i.

Invest in its core technologies, including facial recognition and AI/computer vision capabilities, and establish the organizational capacity for simultaneous research and development, product development, sales engineering, and scaling deployment and sustainment;

ii.	Pursue the seamless travel market, including both facial recognition for trusted movement of people and computer vision/AI for secure movement of luggage and cargo;

iii.

Expand government solutions growth efforts to prioritize sales of biometric and AI/computer vision technologies to U.S. and global government customers, building on Pangiam’s reputation and access from continued services delivery through its government contracts; and

iv.	Develop and implement proactive approaches to targeting both physical and virtual, identity-based access control markets.

Competition

In the dynamic landscape of Software as a Service (“SaaS”) within the trade and travel industry, several competitors vie for market share, each offering solutions to address the complex needs of businesses and government agencies involved in cross-border activities. Pangiam competes against companies specializing in travel technology solutions, offering comprehensive platforms that facilitate seamless passenger experiences and optimize operational efficiency for airlines, airports, and travel agencies. These SaaS applications cover a broad spectrum, from reservation systems and ticketing to baggage handling and passenger management. Companies seek to distinguish themselves through continuous innovation, incorporating emerging technologies like AI and predictive analytics to enhance the overall travel experience.

In addition to software-focused competitors, Original Equipment Manufacturers (“OEMs”) also play a significant role in the competitive landscape of the trade and travel industry. OEMs often offer integrated hardware and software solutions tailored for specific applications within the sector. OEMs proport to provide end-to-end solutions that combine cutting-edge hardware components with sophisticated software functionalities. Their offerings cater to a wide range of needs, including tracking and monitoring systems for logistics, smart infrastructure for airports, and advanced scanning technologies for border security. The competition between pure SaaS providers and OEMs underscores the industry’s demand for comprehensive solutions that seamlessly integrate software, hardware, and data analytics to address the intricate challenges associated with international trade and travel. This dynamic interaction between diverse competitors further fuels innovation and drives the evolution of technology within the trade and travel ecosystem.

Pangiam also competes with system integrators engaged in developing border security software solutions for governments. System integrators specialize in combining various technologies, including software, hardware, and networking components, to create seamless and interoperable systems tailored for government border agencies to provide advanced tools for effective border control and management. These system integrators leverage their expertise to design end-to-end solutions that enhance the efficiency and effectiveness of border control processes. Their competitive edge lies in their ability to integrate existing infrastructure with innovative technologies, offering a holistic approach to government entities seeking robust and scalable solutions. Their offerings focus on identity verification, risk assessment, and data analytics to ensure the secure and efficient movement of people and goods across borders.

These competitors collectively contribute to the vibrant and innovative landscape within the trade and travel industry.

Products and Services

Pangiam develops and deploys cutting-edge technologies for secure and facilitated movement across the commercial transportation and identity verification sectors, as well as providing customized software solutions to the U.S. Federal Government and other government customers internationally.

Due to the sensitive and often classified nature of Pangiam’s work with its federal government customers, a significant portion of its contracts require its data scientists and software engineers to co-locate on-premises in order to deliver its services.

Pangiam performs these services under multi-year subcontracts with prime vendors for its government customers on a time and material (“T&M”) basis.

Since its formation, Pangiam has also acquired and developed products and technologies that form the foundation of its solutions offerings, which are comprised of facial recognition, AI/computer vision and biometric identification:

i.

veriScan: Pangiam’s industry-leading facial recognition technology takes fast, accurate authentications in real time and transmits them securely to the biometric matching service for convenient, rapid identity verification. Pangiam sells veriScan to airlines and airports, as well as other environments where access and identity management are critical to safety and security. Pangiam generally includes revenue from sales of veriScan within SaaS revenue.

ii.

Trueface: Pangiam’s facial recognition software uses photos and videos taken in real time and performs a one-to-many (1:N) or one-to-one (1:1) match against a temporary gallery of client images—delivering a safer, smoother, and more efficient identity verification process. Offered as an on-premises deployment, mobile deployment, or cloud-based SaaS product, Trueface is versatile to meet a variety of needs and requirements for authentication in real time. Pangiam sells Trueface to a diverse set of commercial customers, identity and verification, gaming, security operators and other providers of security services and products. Pangiam generally includes revenue from sales of Trueface within software license revenue.

iii.

Bridge: Bridge is Pangiam’s groundbreaking, AI-driven solution to automate portions of the customs inspection process by using vision AI to aid customs administrations in identifying the contents of cargo shipments for security and customs/tax purposes. Pangiam’s goal is to provide new tools that increase operational effectiveness, integrate seamlessly into port operations, and provide customs officials with new insights into cargo and conveyance traffic. Pangiam currently provides Bridge to the U.S. government for cargo anomaly detection at U.S. border crossings and is actively marketing the product to a number of other government agencies around the world. Pangiam generally includes revenue from sales of Bridge within software license revenue.

iv.

Dartmouth: Project Dartmouth is named after the 1956 Dartmouth Summer Research Project on Artificial Intelligence. Dartmouth utilizes AI and pattern analysis technologies to digest and analyze vast amounts of data in real-time and identify potential prohibited items in baggage. After Dartmouth is launched as a product, Pangiam intends to sell it to airports and aviation security operators globally.

In conjunction with the sale of its various products, Pangiam sells professional services, including technology and operational consulting, for the design, implementation, and configuration of its products in the customer environment.

The majority of Pangiam’s revenue from customer contracts for products and services include multi-year commitments.

Customers

Pangiam offers its products and consulting services to the federal government and commercial customers across the global transportation and security sectors within the trade and travel industry. Pangiam’s customers include U.S. Customs and Border Protection, a relationship that has spanned over a decade, as well as some of the largest airlines and airports in the world. Pangiam also sells its products and professional services across a wide range of industries where identity management is a critical factor for its customers, including identity verification, gaming, hospitality, security integrators and sports and entertainment venues.

Revenue Mix

Pangiam derives a significant portion of its revenue from services under contracts with the federal government and government agencies. However, as Pangiam has continued to develop and deploy more product-based solutions, its revenue mix has changed, and Pangiam expects that it will continue to change. Pangiam’s commercial SaaS and software sales, coupled with the professional services required to design, install, and configure the products, have been increasing as an overall percentage of its revenue.

Human Capital

Pangiam’s employees are critical to its success. As of September 30, 2023, Pangiam employed 183 employees. Pangiam also engages consultants and contractors to supplement its permanent workforce. Pangiam considers its relationship with its employees to be in good standing. None of its employees are subject to a collective bargaining agreement or represented by a labor union.

Corporate Background

Seller was formed in Delaware on September 28, 2020.

On October 30, 2020, Pangiam acquired 100% of the issued and outstanding stock of Linkware, LLC (“Linkware”) and 100% of the issued and outstanding stock of Pre, LLC (“Pre”) to create a travel and security solutions technology platform. Linkware is an information technology consulting firm specializing in the delivery of customized software solutions to the federal government and commercial customers. Pre is a public-private partnership company creating a network of industry partners aimed at revolutionizing the future of operations, security and safety at airports, seaports, and land border crossings.

On May 28, 2021, Pangiam acquired 100% of the issued and outstanding stock of 214 Technologies, LLC (“Trueface”). Trueface is a computer vision company that transforms video and imagery into intelligent, actionable data, empowering users to enhance their operating capacity and reduce risks associated with identity. The acquisition was completed to expand Pangiam’s technology capabilities.

On March 17, 2021, Pangiam entered into an asset purchase agreement to acquire the software assets of veriScan. veriScan’s traveler verification solution is an integrated biometric facial recognition system that delivers a fast, secure, seamless boarding experience for airports and airlines meeting the U.S. Customs and Border Protection compliance requirements for biometric exit. veriScan biometrically verifies the identity of travelers, allowing their faces to serve as both their passport and, for many airlines, their boarding pass.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PANGIAM

Overview

Pangiam aims to revolutionize the future of operations, security, and safety at airports, seaports, and land border crossings through the use of emerging technologies. Pangiam provides vision AI and biometrics products, and custom software solutions to transform customer efforts to secure and facilitate movement of increasing volumes of travelers and goods. Pangiam’s deep domain expertise enables Pangiam to solve its customer’s toughest challenges, through a combination of technology solutions and professional services.

Pangiam believes travel and border infrastructure needs to be modernized. The current ecosystem is challenged with aging infrastructure, outdated technology systems, and failures to adopt emerging technologies. From passenger check in and bag drop at security checkpoints, through security and customs clearance processes and on to boarding, the technologies in use today have created security gaps and inefficiencies. Pangiam combines its expertise using professional services with facial recognition technology, cloud-based applications, and data-driven digital identity solutions to improve efficiencies and to facilitate the safe, secure, and expedited movement of people and goods around the world.

Pangiam was founded by a team of customs and security professionals with decades of collective senior-level executive experience. Through innovation, emerging technologies, and the power of data, Pangiam solves the security, facilitation, and operational challenges of cross border movement of people and goods. As a team of experts and technologists from both the private and public sectors, Pangiam solves challenges by reimagining what is possible and designing and delivering solutions to achieve that vision.

Pangiam has built and acquired key capabilities and technologies that Pangiam uses to help its customers deliver mission-critical security applications. Today, a majority of Pangiam’s revenue comes from its government customers, whom Pangiam helps use cloud platforms to transform how they serve the public and achieve their missions. A growing portion of Pangiam’s revenue comes from its commercial customers, for whom Pangiam has adopted much of its know-how in the government services, combined with emerging technologies such as facial recognition and AI/computer vision capabilities, to deliver biometric and identity management solutions that solve real world problems.

Results of Operations

Components of Results of Operations

Revenues

Pangiam generates revenue by offering technology solutions and services to its customers, specializing in digital identity, biometrics, AI, machine learning, and advanced analytics software. Pangiam serves a diverse base of customers, including U.S. government agencies, airlines, airports, as well as various commercial enterprises. These customers rely on its expertise in vision AI, analytics capabilities, and innovative solutions to optimize operations, secure facilities, and verify identities.

Pangiam’s revenue growth is dependent on its ability to maintain and increase its market share, leverage overall market growth, and successfully develop and introduce new software solutions, designed to drive performance enhancements and to streamline its customer’s operations, securing facilities and facilitating identity verification.

Cost of Revenues and Gross Margin

Cost of revenues primarily includes salaries and benefits for personnel involved in performing the services described above, third-party professional services, products, amortization of certain intangible assets and other direct costs.

Pangiam expects that cost of revenues will increase in absolute dollars as its revenues grow and will vary from period-to-period as a percentage of revenues. Pangiam also expects an increase in its gross margin as more revenue is generated from SaaS and Software sales.

Operating Expenses

Research and Development

Research and development expenses primarily consist of salaries, third-party professional services and fees, and benefits for personnel involved in research and development activities as well as allocated overhead. Research and development expenses are expensed in the period incurred.

Pangiam expects research and development expenses to decrease in future periods as a percentage of revenue when its products gain more adoption and its sales increase, and when Pangiam establishes technological feasibility and begins to capitalize software development costs. Pangiam may also continue to invest in research and development activities for its existing products to achieve its operational and commercial goals.

Selling, General and Administrative (“SG&A”)

SG&A expenses include, among other things, salaries and benefits for personnel involved in Pangiam’s executive, finance, accounting, legal, human resources, sales and marketing, and administrative functions, as well as third-party professional services and fees, and allocated overhead.

Pangiam expects that SG&A expenses will increase in absolute dollars as Pangiam hires additional personnel and enhance its systems, processes, and controls to support the growth in its business.

Transaction Expenses

Transaction expenses consist of diligence, legal and other acquisition-related expenses.

Pangiam may incur acquisition costs and other related expenses periodically in the future if Pangiam identifies acquisition opportunities to expand its technological capabilities.

Depreciation and Amortization

Depreciation and amortization expenses include depreciation expense associated with Pangiam’s utilization of property and equipment used to support its administrative functions, and amortization of its intangible assets, including acquired customer relationships and datasets over their expected period of use.

Goodwill Impairment

Goodwill impairment consists of a non-cash impairment of goodwill.

Non-Operating Expenses

Interest Expense

Interest expense consists primarily of interest incurred under Pangiam’s debt agreements.

Income Tax (Benefit) Expense

Income tax (benefit) expense consists of income taxes related to federal, state, and foreign jurisdictions in which Pangiam conducts business.

Results of Operations

This section provides a discussion of the results of operations for the following periods:

i.	Nine-month period ended September 30, 2023

ii.	Nine-month period ended September 30, 2022

iii.	The year ended December 31, 2022

iv.	The year ended December 31, 2021

Comparison of the nine-months periods ended September 30, 2023 and September 30, 2022

The financial information and the discussion below should be read in conjunction with Pangiam’s unaudited condensed consolidated financial statements and notes thereto included in the section entitled “Financial Statements of Pangiam”.

	(Unaudited) For the nine months ended
In ‘000s, except percentages	September 30, 2023	September 30, 2022	Change
Condensed Consolidated Statements of Operations
Revenue	$29,356	$25,726	$3,630	14.1%
Cost of revenue	19,759	18,058	1,701	9.4%

Gross margin	9,597	7,668	1,929	25.2%
Research and development	7,559	3,848	3,711	96.4%
Selling, general and administrative	13,205	13,847	(642)	-4.6%
Transaction expenses	996	—	996	0.0%
Depreciation and amortization	1,808	1,755	53	3.0%

Total operating expenses	23,568	19,450	4,118	21.2%
Operating loss	(13,971)	(11,782)	(2,189)	18.6%
Interest expense, net	4,630	1,912	2,718	142.2%

Loss before tax	(18,601)	(13,694)	(4,907)	35.8%
Income tax (expense) benefit	(190)	136	(326)	-239.7%

Net loss	$(18,791)	$(13,558)	$(5,233)	38.6%

Revenue

	(Unaudited) For the nine months ended
In ‘000s, except percentages	September 30, 2023		September 30, 2022		Change
Services	$22,789	77.6%	$20,581	80.0%	$2,208	10.7%
SaaS	1,183	4.0%	813	3.2%	370	45.5%
Software licenses	2,075	7.1%	579	2.3%	1,496	258.4%
Professional services	3,223	11.0%	3,720	14.5%	(497)	-13.4%
Other	86	0.3%	33	0.1%	53	160.6%
Total revenue	$29,356	100.0%	$25,726	100.0%	$3,630	14.1%

Revenue increased by $3.6 million, or 14.1%, for the nine-month period ended September 30, 2023 compared to the nine-month period ended September 30, 2022. The increase was driven by $2.2 million organic growth of the services revenue primarily by the top two government-related customers. The remaining $1.4 million increase was driven by a $1.5 million increase in software licenses revenue from new long-term contracts entered into in 2023, an increase of $0.4 million of SaaS revenue attributed to veriScan installations partially offset by a decrease of $0.5 million in professional services revenue as a result of projects completion.

Cost of revenue

Cost of revenue increased by $1.7 million, or 9.4%, for the nine-month period ended September 30, 2023 compared to the nine-month period ended September 30, 2022. The increase was driven mostly by an increase in direct labor costs of $1.2 million due to hiring of additional employees in connection with the organic growth of the government-related services revenue. Direct material costs also rose by $0.5 million due to new installations and ongoing contracts for certain airport customers.

Research and development

Research and development expenses increased by $3.7 million, or 96.4%, for the nine-month period ended September 30, 2023 compared to the nine-month period ended September 30, 2022. The increase was primarily driven by increased spend incurred in connection with Dartmouth.

SG&A

SG&A expenses decreased by $0.6 million, or 4.6%, for the nine-month period ended September 30, 2023 compared to the nine-month period ended September 30, 2022. The cost reduction was primarily driven by a $0.3 million decrease in marketing and advertising costs and another $0.2 million decrease in third-party consultant costs.

Transaction expenses

Transaction expenses were $1.0 million for the nine-month period ended September 30, 2023 compared to no transaction expenses for the nine-month period ended September 30, 2022. The increase was driven by certain due diligence efforts undertaken in merger pursuits during 2023, of which $0.3 million was incurred in connection with the Mergers.

Depreciation and amortization

Depreciation and amortization expenses increased by $0.1 million, or 3.0%, for the nine-month period ended September 30, 2023 compared to the nine-month period ended September 30, 2022. The increase was driven by an increase in leasehold improvements, computers, and equipment.

Interest expense, net

Interest expense, net increased by $2.7 million, or 142.2%, for the nine-month period ended September 30, 2023 compared to the nine-month period ended September 30, 2022. The increase was driven by the debt refinancing on June 2, 2022, which resulted in an increase to an average interest rate of 8.1% during the nine-months period ended September 30, 2023, compared to an interest rate of 2.75% for the first five months of 2022 prior to the refinancing. Changes in the refinanced loan terms include the incorporation of interest paid in kind into the principal. In addition to the higher interest rate, the average outstanding principal balance increased by $13 million to $74 million on the outstanding debt under the Original Loan Agreement (as defined below) and New Credit Agreement (as defined below) and Related Party Promissory Notes (as defined below) for the nine-months period ended September 30, 2023, compared to $61 million for the nine-months period ended September 30, 2022.

Income tax (benefit) expense

Income tax expense increased by $0.3 million, or 239.7%, for the nine-month period ended September 30, 2023 compared to the nine-month period ended September 30, 2022, driven by an increase in the annual effective tax rate. Pangiam’s quarterly provision for income taxes is measured using an estimated annual effective tax rate adjusted for discrete items that occur within the quarter.

For the nine months ended September 30, 2023, Pangiam reported a tax provision of $0.2 million on pretax book loss of $18.6 million, which resulted in an effective tax rate of 1.0%. Pangiam’s effective tax rate differed from the U.S. statutory rate of 21% primarily due to the mix of earnings and unbenefited tax losses generated in the period.

For the nine months ended September 30, 2022, Pangiam reported a tax benefit of $0.1 million on pretax book loss of $13.7 million, which resulted in an effective tax rate of 1.0%. Pangiam’s effective tax rate differed from the U.S. statutory rate primarily due to the unbenefited tax losses generated in the period.

Comparison of the fiscal years ended December 31, 2022 and December 31, 2021

	For the years ended
In ‘000s except percentages	December 31, 2022	December 31, 2021	Change
Condensed Consolidated Statements of Operations
Revenue	$34,532	$28,013	$6,519	23.3%
Cost of revenue	24,391	19,747	4,644	23.5%

Gross margin	10,141	8,266	1,875	22.7%
Research and development	5,688	2,834	2,854	100.7%
Selling, general and administrative	19,235	12,632	6,603	52.3%
Transaction expenses	—	1,667	(1,667)	(100.0%)
Depreciation and amortization	2,358	2,146	212	9.9%
Goodwill impairment	32,985	—	32,985	100.0%

Total operating expenses	60,266	19,279	40,987	212.6%
Operating loss	(50,125)	(11,013)	(39,112)	355.1%
Interest expense, net	3,097	1,075	2,022	188.1%

Loss before tax	(53,222)	(12,088)	(41,134)	340.3%
Income tax benefit	258	200	58	29.0%

Net loss	($52,964)	($11,888)	($41,076)	345.5%

Revenue

	For the years ended
In ‘000s except percentages	December 31, 2022		December 31, 2021		Change
Services	$27,601	79.9%	$24,483	87.4%	$3,118	12.7%
SaaS	1,305	3.8%	371	1.3%	934	251.8%
Software licenses	853	2.5%	390	1.4%	463	118.7%
Professional services	4,715	13.7%	2,718	9.7%	1,997	73.5%
Other	58	0.1%	51	0.2%	7	13.7%
Total revenue	$34,532	100.0%	$28,013	100.0%	$6,519	23.3%

Revenue increased by $6.5 million, or 23.3%, for fiscal year 2022 compared to fiscal year 2021. The increase was driven by a $3.1 million increase in services revenue from Pangiam’s two top government-related customers, and $0.9 million increase in revenue from SaaS and $0.5 million from software licenses primarily due to an increase in veriScan and Trueface software products being sold for the entire year in 2022, compared to the periods of nine months for veriScan and seven months for Trueface software product post-acquisition in fiscal year 2021. Professional services revenue increased by $2.0 million in line with an increase in the number of consulting customers with larger volume contracts in fiscal year 2022 compared to fiscal year 2021.

Cost of Revenue

Cost of revenue increased by $4.6 million, or 23.5%, for fiscal year 2022 compared to fiscal year 2021. The increase was primarily driven by increased direct labor costs of $4.3 million, and an increase in combined amortization costs of $0.2 million for veriScan software and Trueface intangible assets due to full year amortization in fiscal year 2022 versus nine months for veriScan and seven months for Trueface intangible assets for the post-acquisition period during fiscal year 2021.

Research and development

Research and development expenses increased by $2.9 million, or 100.7%, for fiscal year 2022 compared to fiscal year 2021. The increase is driven primarily by $1.8 million in third-party consultant and sub-contractor costs and $0.8 million in labor and software costs incurred on in-house research and development projects.

SG&A

SG&A expenses increased by $6.6 million, or 52.3%, for fiscal year 2022 compared to fiscal year 2021. The increase was driven primarily by higher compensation and benefits costs of $4.7 million from increased hiring as well as additions through the acquisition of Trueface, higher travel expenses of $0.7 million, increased use of consultants of $0.2 million and higher advertising and marketing spending of $0.3 million, and the commencement of a lease for Pangiam’s McLean, VA headquarters which resulted in an increase of $0.6 million in lease-related expense.

Transaction expenses

Pangiam did not incur any transaction expenses in fiscal year 2022, compared to $1.7 million incurred for due diligence, legal and other fees related to acquisitions in fiscal year 2021.

Depreciation and amortization

Depreciation and amortization expenses increased by $0.2 million, or 9.9% for fiscal year 2022 compared to fiscal year 2021. The increase in depreciation and amortization expenses was driven by the acquisition of $0.6 million in fixed assets during fiscal year 2022, which resulted in $0.1 million increase in depreciation expense, and $0.2 million acquisition of datasets, which resulted in the $0.1 million increase in amortization expense.

Goodwill impairment

Pangiam recognized a non-cash goodwill impairment charge of $33.0 million in fiscal year 2022, compared to no goodwill impairment charge in 2021.

Interest expense, net

Interest expense, net increased by $2.0 million, or 188.1%, for fiscal year 2022 compared to fiscal year 2021. The increase was driven by the debt refinancing on June 2, 2022, which resulted in an increase in interest rate to an average rate of 5.4% in 2022 from 2.75% in 2021 prior to the refinancing, as well as a change in the terms of the refinanced loan whereby interest paid in kind was added to the principal outstanding balance in fiscal year 2022. In addition to the higher interest rate, average principal outstanding balance increased by $23.1 million to $61.7 million in fiscal year 2022 on the outstanding debt under the Original Loan Agreement (as defined below) and New Credit Agreement (as defined below) and Related Party Promissory Notes (as defined below), compared to $38.6 million in fiscal year 2021.

Income tax benefit

Income tax benefit increased by $0.1 million or 29.0% for fiscal year ended 2022 compared to fiscal year 2021. The increase was driven by a lower effective tax rate of 0.5% for the year ended December 31, 2022, compared to 1.7% for the year ended December 31, 2021. Pangiam’s effective tax rates were below the 21% statutory rate primarily due to non-deductible goodwill and changes in valuation allowance.

As of December 31, 2021, Pangiam determined that it is more likely that Pangiam would not be able to utilize its net deferred tax assets and has established a valuation allowance against its net deferred tax assets. As of December 31, 2022, Pangiam determined that it is more likely that substantially all of its deferred tax assets will not be realized in the future and continues to have a valuation allowance established against its net deferred tax assets.

Liquidity and Capital Resources

Since inception, Pangiam has funded operations through internally generated revenues, supplemented by proceeds from the issuance of debt and equity issued to AEIP, Pangiam’s majority investor (the “Pangiam Majority Investor”). Management assesses liquidity in terms of Pangiam’s ability to generate adequate amounts of cash to meet current and future liquidity needs. The expected primary uses of cash on a short and long-term basis are for working capital requirements, capital expenditures, and other general corporate services. The primary working capital requirements are for project execution activities, including payroll costs driven primarily by the timing and extent of activities required on new and existing projects. Capital expenditures are primarily related to IT equipment, computers, software, and leases.

Related Party Promissory Notes

During 2021, Pangiam received a loan of $2.0 million from the Pangiam Majority Investor which was used by Pangiam to provide a bidding deposit on a project during 2021. During 2022, the loan was increased by $0.9 million, and the entire balance was converted into promissory notes on November 29, 2022 due in November 2023 (the “Related Party Promissory Notes”). The promissory notes due to the Pangiam Majority Investor totaled $2.9 million for the amounts received as of December 31, 2022.

During 2023, Pangiam drew an additional $5.0 million through September 30, 2023 and extended the maturity date to November 29, 2025. The interest rate is one-month term secured overnight financing rate (“SOFR”), plus 3.25%, effective from November 29, 2022, and interest is paid-in-kind until the principal is due. Additional information about transactions after September 30, 2023 are discussed in the section entitled “Subsequent Events”.

Loan Agreements with Third Parties

On December 30, 2020, Pangiam entered into a loan agreement with a third-party lending institution, Silicon Valley Bank (the “Original Loan Agreement”) for $28.8 million at a 2.75% interest rate. The Original Loan Agreement was guaranteed by the Pangiam Majority Investor, and matured at the earlier of December 31, 2021, or the guarantor facility maturity date (i.e., October 3, 2022).

During 2021, Pangiam executed four amendments to the Original Loan Agreement to receive an additional $32.7 million and extend the maturity date to October 3, 2022. An amount of $9.3 million was repaid on March 29, 2021. The outstanding loan payable and accrued interest under the Original Loan Agreement was $52.3 million of which $0.1 million was accrued interest as of December 31, 2021.

On January 31, 2022, Pangiam entered into a fifth amendment to the Original Loan Agreement resulting in a term loan advance of $9.0 million being made to Pangiam.

On June 3, 2022, the balance of $61.2 million under the Original Loan Agreement was refinanced, whereby Pangiam entered into a new promissory note with a new third-party financial institution (the “New Credit Agreement”). The New Credit Agreement is a credit facility of the Pangiam Majority Investor where Pangiam is a qualified borrower. The New Credit Agreement provides for a maximum outstanding principal of $350.0 million and is fully guaranteed by the Pangiam Majority Investor and is repayable on demand. The outstanding loan payable and accrued interest under the New Credit Agreement was $72.1 million of which accrued interest was $6.4 million as of September 30, 2023.

Pangiam believes that its existing cash, coupled with the support from the Pangiam Majority Investor, is adequate to sustain anticipated operations until achieving positive cash flow, based on the current operating plan. Because the process of conducting research and development activities on new technologies is costly and the timing of progress is uncertain, it is possible that the assumptions upon which Pangiam has based this estimate may prove to be wrong, and Pangiam could use its capital resources sooner than Pangiam currently expect. Pangiam’s ability to fund its cash needs will depend, in part, on its ability to generate cash in the future, which depends on its future financial results. Pangiam’s future results are subject to general economic, financial, competitive, legislative, and regulatory factors that may be outside of its control. Its future access to, and the availability of credit on acceptable terms and conditions, is impacted by many factors, including capital market liquidity and overall economic conditions. Refer to Note 2 – Summary of Significant Accounting Policies in the Notes to Pangiam’s Consolidated Financial Statements for going concern considerations.

Cash Flows Analysis

The table below summarizes certain information from Pangiam’s consolidated statements of cash flows for the following periods:

	(Unaudited) Nine months Ended September 30		Fiscal Year Ended December 31
In ‘000s	2023	2022	2022	2021
Net cash used in operating activities	$(10,591)	$(10,598)	$(13,642)	$(8,182)
Net cash used in investing activities	(117)	(776)	(785)	(23,478)
Net cash provided by financing activities	9,500	9,000	9,850	36,883
Effect of foreign exchange rate changes on cash and restricted cash	(44)	—	5	—

Net increase/(decrease) in cash and restricted cash during the period	(1,252)	(2,374)	(4,572)	5,223
Cash and restricted cash at the beginning of the period	3,498	8,070	8,070	2,847

Cash and restricted cash at the end of the period	$2,246	$5,696	$3,498	$8,070

Nine-month period ended September 30, 2023

Net cash used in operating activities was $10.6 million during the nine-months period ended September 30, 2023. Total cash used in operating activities during the period was driven by the net loss of $18.8 million adjusted for non-cash charges which primarily included $2.7 million related to depreciation and amortization and $4.6 million in non-cash interest expense. Cash used in operating activities was offset by an overall increase in Pangiam’s net operating assets and liabilities, primarily its net working capital accounts, resulting in an inflow of $0.7 million.

Net cash used in investing activities was $0.1 million for the nine-month period ended September 30, 2023, and is directly attributed to the purchase of dataset intangible assets and additional property and equipment.

Net cash provided from financing activities was $9.5 million for the nine-month period ended September 30, 2023. The financing included $5.0 million proceeds from the Related Party Promissory Notes and $4.5 million proceeds from the New Credit Agreement to fund on-going operational needs of the business.

Nine-month period ended September 30, 2022

Net cash used in operating activities was $10.6 million during the nine-months period ended September 30, 2022. Total cash used during the period was driven by the net loss of $13.6 million adjusted for non-cash charges which primarily included $2.7 million related to depreciation and amortization and $1.0 million in non-cash interest expense. Cash used in operating activities had an overall decrease in Pangiam’s net operating assets and liabilities, primarily its net working capital accounts, resulting in an outflow of $0.5 million.

Net cash used in investing activities was $0.8 million for the nine-month period ended September 30, 2022. This amount is directly attributable to $0.2 million purchase of dataset intangible assets, and $0.6 million purchase of leasehold improvements and furnishments of Pangiam’s headquarters office space, and additional purchases of computer equipment for the increased hiring activity.

Net cash provided from the financing activities was $9.0 million for the nine-month period ended September 30, 2022. Pangiam refinanced its term loan under the New Credit Agreement with a different lender. The financing activities included $70.2 million proceeds from a new term loan offset by a $61.2 million repayment of the original term loan.

Fiscal Year 2022

Net cash used in operating activities was $13.6 million during the fiscal year 2022. Total cash used during the period was driven by the net loss of $53.0 million adjusted for non-cash charges which primarily included $33.00 million related to goodwill impairment, $3.6 million related to depreciation and amortization, and $2.2 million in non-cash interest expense. Cash used in operating activities was offset by an overall increase in Pangiam’s net operating assets and liabilities, primarily its net working capital accounts, resulting in an inflow of $0.8 million.

Cash used in investing activities was $0.8 million during the fiscal year 2022. This amount is directly attributable to the purchase of dataset intangible assets for $0.2 million, leasehold improvements and furnishments of Pangiam’s headquarters office space for $0.5 million, and additional purchases of $0.1 million of computer equipment for the increased headcount.

Net cash provided by financing activities was $9.9 million during the fiscal year 2022. Pangiam refinanced its term loan under the New Credit Agreement with a different lender. The financing activities included $70.2 million proceeds from a new term loan and $0.9 million proceeds from a Related Party Promissory Notes offset by $61.2 million repayment of the original term loan.

Fiscal Year 2021

Net cash used in operating activities was $8.2 million during the fiscal year 2021. Total cash used during the period was driven by the net loss of $11.9 million adjusted for non-cash charges which primarily included $3.1 million related to depreciation and amortization. Cash used in operating activities was offset by an overall increase in Pangiam’s net operating assets and liabilities, primarily its net working capital accounts, resulting in an inflow of $0.6 million.

Cash used in investing activities was $23.5 million during the fiscal year 2021 directly attributed to acquisitions of $12.4 million for Trueface and $10.7 million for veriScan. The remaining investment activities relate to $0.2 million leasehold improvements on Pangiam’s headquarters office space and $0.2 million of other investments.

Cash provided from financing activities was $36.9 million during the fiscal year 2021. Cash received included $10.7 million proceeds from issuance of units, $2.8 million from the Related Party Promissory Notes, $32.7 million proceeds from the term loan and was offset by $9.3 million repayment of the Original Loan Agreement.

Subsequent Events

As disclosed in the subsequent events footnote to Pangiam’s unaudited condensed consolidated financial statements for the nine-months ended September 30, 2023, included in the section entitled “Financial Statements of Pangiam”, the following transactions took place after the end of the period.

During October 2023, Pangiam borrowed $2.5 million of new promissory notes from the Pangiam Majority Investor.

On October 23, 2023, Pangiam refinanced its Related Party Promissory Notes to extend the maturity date to November 29, 2025. See Note 10—Debt in the Notes to Consolidated Financial Statements for additional information related to the Related Promissory Notes.

On November 4, 2023, Pangiam entered into the Merger Agreement as further described in the section entitled “The Merger Agreement”.

The consideration to be received consists of shares of BBAI Common Stock. The number of shares issued will be based off an agreed enterprise value of $70.0 million and a price per share of BBAI Common Stock of $1.3439 which represents the 20-day VWAP for BBAI Common Stock ending on the trading day immediately prior to the date of the Merger Agreement. The purchase price is subject to customary adjustments for indebtedness, cash, working capital, and transaction expenses. Initially $3.5 million of shares of BBAI Common Stock will be held back at the time of the closing of the Merger to cover any post-Closing adjustments to the Purchase Price. For further information, see the section entitled “The Merger Agreement—Merger Consideration”.

The Closing is subject to customary closing conditions, including approval by the holders of a majority of BBAI’s shareholders and receipt of regulatory approval. On January 10, 2024, BBAI received written confirmation from the United Kingdom Secretary of State that he would be taking no further action in relation to the Mergers, thereby enabling the lawful consummation of the Mergers for the purposes of the relevant United Kingdom legislation. The Merger Agreement contains termination rights for Pangiam and BBAI, including in the event that the Mergers are not consummated by August 4, 2024. Each party may also terminate the Merger Agreement if the other party breaches its representations, warranties or covenants in a manner that would lead to the failure of a condition, subject to a 30-day cure period. For further information, see the section entitled “The Merger Agreement”.

Pangiam drew an additional $3.5 million on January 4, 2024, under its New Credit Agreement to fund operations prior to the closing of the transactions contemplated by the Merger Agreement from the Pangiam Majority Investor. This transaction represents a related party transaction.

Contractual Obligations and Commitments

The contractual obligations include long-term borrowings, operating lease commitments, and certain purchase obligations.

Long-Term Borrowing Obligations

This includes Related Party Promissory Notes from the Pangiam Majority Investor. See Note 10—Debt in the Notes to Consolidated Financial Statements for additional information related to long-term borrowing obligations.

Operating Lease Obligations

Operating lease obligations includes non-cancelable lease terms. See Note 9—Leases in the Notes to Consolidated Financial Statements in the section entitled “Financial Statements of Pangiam” for additional information related to operating lease obligation.

Purchase Obligations

Pangiam has outstanding firm purchase orders with certain suppliers for the purchase of consulting services and certain software licenses most of which are generally short-term in nature. As of September 30, 2023, its purchase obligations were approximately $1.4 million. Pangiam intends to use its existing cash balances, together with anticipated cash flows from operations to fund its existing and future contractual obligations.

Off Balance Sheet- Arrangements

Pangiam does not participate in off-balance sheet financial arrangements.

Recently Adopted Accounting Pronouncements

Refer to Note 2 – Summary of Significant Accounting Policies in the Notes to Pangiam’s Consolidated Financial Statements included in the section entitled “Financial Statements of Pangiam” of this proxy statement for a discussion of recently adopted accounting pronouncements.

Quantitative and Qualitative Disclosures About Market Risk

Market Risk

Pangiam is exposed to market risk in the ordinary course of its business. Market risk represents risk of loss that may impact its financial position due to adverse changes in financial market prices and rates. Pangiam’s market risk exposure primarily relates to changes in interest rates. Its financial instruments that are subject to interest rate risk principally include variable-rate debt (payable on demand), which bears interest monthly at 3.25% plus one-month SOFR. As of September 30, 2023, the outstanding principal amount of Pangiam’s debt was $72.1 million, including paid in kind interest of $6.4 million, and $8.2 million from a related party, including paid in kind interest of $0.4 million. As of December 31, 2022, the outstanding principal amount of its debt was $63.4 million, including paid in kind interest of $2.1 million, and $2.9 million from its related party, including paid in kind interest of $0.02 million.

Inflation affects the way Pangiam operates in its target markets. In general, Pangiam believes that, over time, Pangiam will be able to increase prices to counteract the majority of the inflationary effects of increasing costs and to generate sufficient cash flows to maintain its productive capability.

Concentration

Major Customers

Pangiam’s customer base consists primarily of government-related subcontractors and commercial customers. The loss of any one of its top two customers could have a materially adverse effect on the revenue and profits of Pangiam.

The following table sets forth the revenue from Pangiam’s customers that exceeded 10% of its total revenue during the periods presented below. No other customer besides its top two customers exceeded 10% of Pangiam’s total revenue.

	(Unaudited) As of September 30,				As of December 31,
In ‘000s, except percentages	2023		2022		2022		2021
Customer A	$12,073	41%	$10,498	41%	$14,035	41%	$7,905	28%
Customer B	$10,506	36%	$9,795	38%	$13,194	38%	$16,183	58%
All others	$6,777	23%	$5,433	21%	$7,303	21%	$3,925	14%

Trade accounts receivables and contract assets are from entities with which Pangiam performs under subcontracts for the U.S. government, airlines, airports, and other commercial customers and, as such, Pangiam is exposed to normal industry credit risks. Pangiam periodically evaluates its reserves for potential credit losses and establish reserves for such losses.

The following table sets forth the total accounts receivable from Pangiam’s top customers that exceed 10% of its total accounts receivable during the periods presented below. No other customer besides its top two customers exceeded 10% of Pangiam’s total accounts receivable.

	(Unaudited) As of September 30,				As of December 31,
In ‘000s, except percentages	2023		2022		2022		2021
Customer A	$1,300	20%	$2,529	43%	$2,329	39%	$1,066	33%

Customer B	$2,800	44%	$929	16%	$1,058	18%	$1,018	31%
All others	$2,263	36%	$2,463	41%	$2,539	43%	$1,176	36%

Major Suppliers

Pangiam’s suppliers provide goods and services in the ordinary course of business. Pangiam depends on one supplier to provide services to develop its new commercial software product. The loss of this supplier could have a materially adverse effect on Pangiam’s ability to continue research and development activities until Pangiam transfers these activities in-house or identifies another supplier. Pangiam incurred $2.6 million for the nine-month period ended September 30, 2023, and $1.6 million for fiscal year 2022 in expense related to this supplier.

Credit Risk

Financial instruments that potentially expose Pangiam to concentrations of credit risk consist primarily of cash, restricted cash, and accounts receivable. Pangiam places its cash with financial institutions of high credit quality. At times, such amounts may exceed federally insured limits. Cash and restricted cash on deposit with financial and lending institutions was $2.2 million and $3.5 million, as of September 30, 2023 and December 31, 2022, respectively.

Critical Accounting Policies and Estimates

This section discusses the accounting policies and estimates that Pangiam considers important to its financial condition and results of operations and that require significant judgment and estimates on the part of management in their application. In addition, Pangiam’s significant accounting policies, including critical accounting policies, are summarized in Note 2 to the accompanying Notes to Pangiam’s Consolidated Financial Statements.

For the critical accounting estimates used in preparing its consolidated financial statements, Pangiam makes assumptions and judgments that can have a significant impact on revenue and expenses in its consolidated statements of operations, as well as on the value of certain assets and liabilities on its consolidated balance sheets. Pangiam bases its assumptions, judgments and estimates on historical experience and various other factors that Pangiam believes are reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions. Pangiam believes the following critical accounting policies affect the more significant estimates, assumptions, and judgments that Pangiam uses to prepare its consolidated financial statements.

Business Combinations, Goodwill and Intangible Assets

Under the acquisition method of accounting, Pangiam recognizes tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at acquisition date. The accounting for business combinations requires Pangiam to make significant estimates and assumptions, especially with respect to goodwill and intangible assets.

Goodwill

Pangiam allocates the fair value of purchase consideration in a business combination to tangible assets acquired, liabilities assumed, and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is allocated to goodwill. The allocation of the purchase consideration requires management to make significant estimates and assumptions, especially with respect to intangible assets. These estimates can include, but are not limited to, future expected cash flows from acquired customers and acquired technology from a market participant perspective, useful lives, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable, and, as a result, actual results may differ from estimates. During the measurement period, which is up to one year from the acquisition date, Pangiam may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Pangiam assesses goodwill for impairment at least annually, as of December 31, and whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. For the purposes of impairment testing, Pangiam has determined that Pangiam has two reporting units. Pangiam’s test of goodwill impairment starts with a qualitative assessment to determine whether it is necessary to perform a quantitative goodwill impairment test. If qualitative factors indicate that the fair value of the reporting unit is more likely than not less than its carrying amount, then a quantitative goodwill impairment test is performed.

The discounted cash flow approach requires management to make certain assumptions based upon information available at the time the valuations are performed. Actual results could differ from these assumptions. Pangiam believes the assumptions used are reflective of what a market participant would have used in calculating fair value considering current economic conditions.

Additional risks for goodwill across all reporting units include, but are not limited to:

i.	Pangiam’s failure to reach its internal forecasts could impact its ability to achieve its forecasted levels of cash flows and reduce the estimated discounted value of its reporting units;

ii.	adverse technological events that could impact Pangiam’s performance;

iii.	volatility in equity and debt markets resulting in higher discount rates; and

iv.	significant adverse changes in the regulatory environment or markets in which Pangiam operates.

It is not possible at this time to determine if an impairment charge would result from these factors. Pangiam will continue to monitor its goodwill for potential impairment indicators in future periods.

Goodwill Impairment Testing

During the fiscal year ended December 31, 2022, Pangiam identified factors indicating that the fair value of the reporting units may be less than their respective carrying amounts. These factors were related to the decline in overall market conditions, which resulted in lower revenues and related cash flows than anticipated during the period. As a result, Pangiam determined that a quantitative goodwill impairment assessment should be performed.

Pangiam utilized a combination of the discounted cash flow method of the income approach. Under the income approach, the future cash flows of Pangiam’s reporting units were projected based on estimates of future revenues, gross margins, operating income, excess net working capital, capital expenditures, and other factors. Pangiam utilized estimated revenue growth rates and cash flow projections. Pangiam then estimated fair value of its reporting units as of the valuation date. The carrying value of the reporting units exceeded its fair value and accordingly Pangiam recorded a goodwill impairment charge of $33.0 million for the year ended 2022, which is included within the consolidated statements of operations.

Intangible assets

Identifiable finite-lived intangible assets have been acquired through Pangiam’s various business combinations. The fair value of the acquired intangible assets have been estimated using various underlying judgments, assumptions, and estimates. Potential changes in the underlying judgments, assumptions, and estimates used in Pangiam’s valuations of acquired intangible assets could result in different estimates of the future fair values. A potential increase in discount rates, a reduction in projected cash flows or a combination of the two could lead to a reduction in estimated fair values, which may result in impairment charges that could materially affect Pangiam’s financial statements in any given year. The approaches used for determining the fair value of finite-lived technology, dataset, and customer relationships acquired depends on the circumstances. Pangiam has used the income approach (within the income approach, various methods are available such as multi-period excess earnings, with and without incremental relief from royalty methods).

Finite-lived intangible assets are reported at cost, net of accumulated amortization, and are amortized on a straight-line basis over their estimated useful lives. Significant judgment is also required in assigning the respective useful lives of intangible assets. Pangiam’s assessment of intangible assets that have a finite life is based on a number of factors including the competitive environment, market share, brand history, underlying product life cycles, attrition rate, operating plans, cash flows (i.e., economic life based on the discounted and undiscounted cash flows), future usage of intangible assets and the macroeconomic environment.

Pangiam evaluates the recoverability of its intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the intangible assets are expected to generate. If such review indicates that the carrying amount of its intangible assets is not recoverable, the carrying amount of such assets is reduced to fair value.

Revenue Recognition

The recognition and measurement of revenue requires the use of judgments and estimates. Specifically, judgment is used in interpreting complex arrangements with non-standard terms and conditions and determining when all criteria for revenue recognition have been met. Pangiam’s revenues are derived from the sale of term-based subscription SaaS arrangements, term-based software licenses, technical consulting solutions and services, and professional services.

Pangiam engages in short-term and long-term contracts for the subscription SaaS, software licenses, and professional services activities. For service arrangements Pangiam generally performs under T&M contracts. For consulting arrangements, Pangiam generally performs under fixed fee arrangements.

Pangiam assesses each contract at its inception to determine whether it should be combined with other contracts. When making this determination, Pangiam considers factors such as whether two or more contracts were negotiated and executed at or near the same time or were negotiated with an overall profit objective. If combined, Pangiam treats the combined contracts as one single contract for revenue recognition purposes.

Pangiam evaluates the solutions or services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. Significant judgment is required in determining performance obligations, and these decisions could change the amount of revenue and profit recorded in a given period.

Pangiam determines the transaction price for each contract based on the consideration Pangiam expects to receive for the solutions or services being provided under the contract. For contracts where a portion of the price may vary, Pangiam estimates variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur. Pangiam analyzes the risk of a significant revenue reversal and if necessary, constrains the amount of variable consideration recognized in order to mitigate this risk.

At the inception of a contract, Pangiam estimates the transaction price based on its current rights and does not contemplate future modifications (including unexercised options) or follow-on contracts until they become legally enforceable. Pangiam’s contracts may contain options to renew existing contracts for an additional period of time (generally a year at a time) under the same terms and conditions as the original contract, and generally do not provide the customer any material rights under the contract. Pangiam accounts for renewal options as separate contracts when they include distinct goods or services at standalone selling prices.

For contracts with multiple performance obligations, Pangiam allocates the transaction price to each performance obligation based on the estimated standalone selling price of the solution, license, or service underlying each performance obligation.

Pangiam recognizes revenue as performance obligations are satisfied and the customer obtains control of the solutions and services. In determining when performance obligations are satisfied, Pangiam considers factors such as contract terms, payment terms and whether there is an alternative future use of the solution or service. Pangiam recognizes revenue at a point in time for certain software licenses. Professional services performance obligations are generally satisfied over time, as services are performed or at a point in time when services or training activities are completed. Professional services may include incidental hardware which the customer may purchase through Pangiam or on its own. Revenue from sales of hardware is generally recognized at a point in time when the control passes to the customers. For all other arrangements, including subscription SaaS and professional and consulting services, revenue is recognized over time or as services are performed based on the amounts invoiced to the customer.

In most arrangements, Pangiam receives cash consideration in exchange for the sale of services or products. When non-cash consideration is received, Pangiam evaluates the fair value of the non-cash consideration as of the inception date of the arrangement.

Research & Development

Pangiam applies provisions of ASC 985-20, Costs of Software to Be Sold, Leased, or Marketed to account for software development costs. Pangiam has not established technological feasibility for Dartmouth in accordance with ASC 985-20-25-1. Currently, the costs associated with planning new developments and maintaining Pangiam’s software products are expensed as incurred. There is judgment involved in determination of the stage and nature of the development activities and whether the costs should be capitalized, and a significant change to this determination could have a material impact on the amount capitalized or expensed in subsequent periods.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF PANGIAM

The following summary historical financial data reflects the assets and results of operations and other operating data of the operations of Pangiam and its subsidiaries and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pangiam” and the consolidated financial statements and the related footnotes included in the section entitled “Financial Statements of Pangiam”. The summary historical consolidated statement of operations for the nine-month periods ended September 30, 2023 and September 30, 2022 and the years ended December 31, 2022 and December 31, 2021, and the consolidated balance sheet data as of September 30, 2023 and December 31, 2022 and December 31, 2021 are derived from Pangiam’s unaudited condensed consolidated financial statements and its audited consolidated financial statements, respectively, included in the section entitled “Financial Statements of Pangiam”.

Consolidated Statements of Operations Data:

	Unaudited Nine Months Ended September 30		Fiscal Year Ended December 31
In ‘000s	2023	2022	2022	2021
Revenue	$29,356	$25,726	$34,532	$28,013
Cost of revenue	19,759	18,058	24,391	19,747

Gross margin	9,597	7,668	10,141	8,266
Research and development	7,559	3,848	5,688	2,834
Selling, general and administrative	13,205	13,847	19,235	12,632
Transaction expenses	996	—	—	1,667
Depreciation and amortization	1,808	1,755	2,358	2,146
Goodwill impairment	—	—	32,985	—

Total operating expenses	23,568	19,450	60,266	19,279

Operating loss	(13,971)	(11,782)	(50,125)	(11,013)

Interest expense, net	4,630	1,912	3,097	1,075

Loss before tax	(18,601)	(13,694)	(53,222)	(12,088)
Income tax (expense) benefit	(190)	136	258	200

Net loss	$(18,791)	$(13,558)	$(52,964)	$(11,888)

Consolidated Balance Sheet Data:

	Unaudited As of September 30,		As of December 31,
In ‘000s	2023	2022	2022	2021
Working capital (1)	$(73,284)	$(58,498)	$(61,370)	$(46,457)
Total assets	76,329	114,762	78,859	118,384
Total non-current liabilities	14,709	6,989	9,480	7,215
Capital contributions	66,032	66,031	66,032	66,032
Total accumulated deficit	$(86,808)	$(28,616)	$(67,944)	$(14,980)

(1)	Working capital is defined as current assets, less current liabilities.

Consolidated Statements of Cash Flow Data:

	Unaudited Nine Months Ended September 30		Fiscal Year Ended December 31
In ‘000s	2023	2022	2022	2021
Net cash used in operating activities	$(10,591)	$(10,598)	$(13,642)	$(8,182)
Net cash used in investing activities	(117)	(776)	(785)	(23,478)
Net cash provided by financing activities	9,500	9,000	9,850	36,883
Effect of foreign exchange rate changes on cash and restricted cash	(44)	—	5	—

Net increase (decrease) in cash and restricted cash during the period	(1,252)	(2,374)	(4,572)	5,223
Cash and restricted cash at the beginning of the period	3,498	8,070	8,070	2,847
Cash and restricted cash at the end of the period	$2,246	$5,696	$3,498	$8,070

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information, which is derived from BBAI’s historical consolidated financial statements as included in the respective filings on Form 10-Q and Form 10-K, which are incorporated by reference, and Pangiam’s historical consolidated financial statements as included within this proxy, is presented as follows:

•

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 was prepared based on (i) the historical unaudited condensed consolidated balance sheet of BBAI as of September 30, 2023 and (ii) the historical unaudited condensed consolidated balance sheet of Pangiam as of September 30, 2023.

•

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 was prepared based on (i) the historical unaudited condensed consolidated statement of operations of BBAI for the nine months ended September 30, 2023 and (ii) the historical unaudited condensed consolidated statement of operations of Pangiam for the nine months ended September 30, 2023.

•

The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2022 was prepared based on (i) the historical audited consolidated statement of operations of BBAI for the year ended December 31, 2022, and (ii) the historical audited consolidated statement of operations of Pangiam for the year ended December 31, 2022.

The historical financial statements of BBAI and Pangiam have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give pro forma effect to events which are necessary to account for the Mergers, in accordance with GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances.

The Mergers will be treated as a business combination under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with BBAI as the accounting acquirer and Pangiam as the accounting acquiree for accounting purposes in accordance with ASC 805. Under this method of accounting, the total consideration will be allocated to Pangiam assets acquired and liabilities assumed based upon their estimated fair values at Closing Date, which is expected to be in the first quarter of fiscal year 2024. The process of valuing the net assets of Pangiam at the expected Closing Date, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation reflected in this unaudited pro forma condensed combined financial information is preliminary and subject to revision based on a final determination of fair value.

As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The actual purchase accounting assessment may vary based on final analyses of the valuation of assets to be acquired and liabilities to be assumed.

The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Mergers been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein.

The following unaudited pro forma condensed combined financial information gives effect to the Mergers, which includes adjustments for the following:

•	Certain reclassification to conform Pangiam historical financial statement presentation to BBAI’s presentation;

•	Application of the acquisition method of accounting under the provisions of ASC 805 and to reflect estimated consideration of approximately $87.5 million; and

•	Non-recurring transaction costs in connection with the Mergers.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2023

(USD in thousands, except share and per share data)

	BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (After Reclassifications) (Note 2)	Transaction Accounting Adjustments (Note 3)	Notes	Pro forma Combined for Merger Adjustments
ASSETS
Current assets
Cash and cash equivalents	32,184	2,246	(1,437)	E	32,993
Accounts receivable, net	29,030	6,363	—		35,393
Contract assets	452	—	—		452
Prepaid expenses and other current assets	4,104	505	—		4,609

Total Current assets	65,770	9,114	(1,437)		73,447
Non-current assets
Property and equipment, net	1,095	695	—		1,790
Goodwill	48,683	14,443	96,942	A	104,628
			5,233	B
			(59,574)	C
			(1,099)	D
Intangible assets, net	82,823	44,333	(5,233)	B	121,923
Right-of-use assets	4,188	5,884	—		10,072
Deferred tax assets	—	—	1,099	D	1,099
Other non-current assets	452	1,861	—		2,313

Total Non-current assets	137,241	67,216	37,368		241,825

Total Assets	203,011	76,330	35,931		315,272

LIABILITIES
Current liabilities
Accounts payable	9,076	2,624	—		11,700
Accrued liabilities	15,460	12,190	(6,432)	F	21,218
Loan payable	—	65,699	(65,699)	F	—
Contract liabilities	2,320	—	—		2,320
Current portion of long-term lease liability	803	1,068	—		1,871
Derivative liabilities	28,467	—	—		28,467
Other current liabilities	871	818	3,500	A	5,189

Total Current liabilities	56,997	82,399	(68,631)		70,765
Non-Current liabilities
Long-term debt, net	193,784	—	—		193,784
Due to related party	—	8,221	(8,221)	F	—
Long-term lease liability	4,517	6,256	—		10,773
Deferred tax liabilities	2	232	—		234

Total Non-Current liabilities	198,303	14,709	(8,221)		204,791

Total Liabilities	255,300	97,108	(76,852)		275,556

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2023

(USD in thousands, except share and per share data)

	BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (After Reclassifications) (Note 2)	Transaction Accounting Adjustments (Note 3)	Notes	Pro forma Combined for Merger Adjustments
EQUITY
Shareholder’s (deficit) equity
Common stock, par value $ 0.0001	17	—	4	A	21
Additional paid-in capital	297,218	—	93,438	A	390,656
Share Capital	—	66,032	(146,384)	C	—
			80,352	F
Treasury stocks, at cost	(57,350)	—	—		(57,350)
Accumulated deficit	(292,174)	(86,810)	86,810	C	(293,611)
			(1,437)	E

Total Shareholder’s (deficit) equity	(52,289)	(20,778)	112,783		39,716

Total Equity	(52,289)	(20,778)	112,783		39,716

Total liabilities and equity	203,011	76,330	35,931		315,272

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2023

(USD in thousands, except share and per share data)

	BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (Historical)	Transaction Accounting Adjustments (Note 4)	Notes	Pro Forma Combined for Merger Adjustments
Revenue	114,601	29,356	—		143,957
Cost of revenues	87,016	19,759	1,528	AA	108,303

Gross Margin	27,585	9,597	(1,528)		35,654
Operating expenses
Selling, general and administrative	52,825	13,205	—		66,030
Research and development	3,004	7,559	—		10,563
Restructuring charges	780	—	—		780
Transaction expenses	1,437	996	—		2,433
Depreciation and amortization	—	1,808	77	AA	1,885

Total Operating expenses	58,046	23,568	77		81,691

Operating income (loss)	(30,461)	(13,971)	(1,605)		(46,037)
Interest expenses	10,656	4,630	(4,630)	BB	10,656
Net decrease in fair value of derivatives	(1,971)	—	—		(1,971)
Other (income) expenses	(87)	—	—		(87)

Net loss before income tax	(39,059)	(18,601)	3,025		(54,635)
Income tax (benefit) expense	51	190	313	CC	554

Net loss	(39,110)	(18,791)	2,712		(55,189)

Weighted average shares outstanding	146,679,444		49,703,103		196,382,547
Earnings (loss) per share:
Basic and diluted	$(0.27)		—		$(0.28)

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2022

(USD in thousands, except share and per share data)

	BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (Historical)	Transaction Accounting Adjustments (Note 4)	Notes	Pro Forma Combined for Merger
Revenue	155,011	34,532	—		189,543
Cost of revenues	112,018	24,391	2,037	AA	138,446

Gross Margin	42,993	10,141	(2,037)		51,097
Operating expenses
Selling, general and administrative	84,775	19,235	—		104,010
Research and development	8,393	5,688	—		14,081
Restructuring charges	4,203	—	—		4,203
Transaction expenses	2,605	—	1,437	DD	4,042
Goodwill impairment	53,544	32,985	—		86,529
Depreciation and amortization	—	2,358	111	AA	2,469

Total Operating expenses	153,520	60,266	1,548		215,334

Operating income (loss)	(110,527)	(50,125)	(3,585)		(164,237)
Interest expenses	14,436	3,097	(3,097)	BB	14,436
Net decrease in fair value of derivatives	(1,591)	—	—		(1,591)
Other (income) expenses	19	—	—		19

Net loss before income tax	(123,391)	(53,222)	(488)		(177,101)
Income tax (benefit) expense	(1,717)	(258)	219	CC	(1,756)

Net loss	(121,674)	(52,964)	(707)		(175,345)

Weighted average shares outstanding	127,698,478		49,703,103		177,401,581
Earnings (loss) per share:
Basic and diluted	$(0.95)		—		$(0.99)

See accompanying notes to unaudited pro forma condensed combined financial information.

Note 1. Notes To Unaudited Pro Forma Condensed Combined Financial Information

Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information.

Both BBAI and Pangiam historical financial statements were prepared in accordance with GAAP and presented in U.S. dollars.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with BBAI assumed as the accounting acquirer and based on the historical consolidated financial statements of BBAI and Pangiam. Under ASC 805, assets acquired, and liabilities assumed in a business combination are recognized and measured at their estimated fair values at Closing Date, while transaction costs associated with a business combination are expensed as incurred. The excess of Merger Consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The unaudited pro forma condensed combined balance sheet is presented as if the Mergers had occurred on September 30, 2023, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023, and the year ended December 31, 2022, give effect to the Mergers as if it occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Mergers and integration costs that may be incurred. The pro forma adjustments represent BBAI best estimates and are based upon currently available information and certain assumptions that BBAI believes are reasonable under the circumstances. BBAI is not aware of any material transactions between BBAI and Pangiam during the periods presented. Accordingly, adjustments to eliminate transactions between BBAI and Pangiam have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2. Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Pangiam’s financial information to identify differences in accounting policies compared to those of BBAI, and differences in financial statement presentation compared to the presentation of BBAI. At the time of preparing the unaudited pro forma condensed combined financial information, other than the adjustments described herein, BBAI is not aware of any other material differences.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2023

(USD in thousands)

BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (Historical)	Historical	Reclassification Adjustments	Notes	Pangiam Ultimate Holding, LLC (After Reclassification)
ASSETS
Current assets
Cash and cash equivalents		—	2,246	(a)	2,246
	Cash	1,131	(1,131)	(a)	—
	Restricted cash	1,115	(1,115)	(a)	—
Accounts receivable, net	Account receivable, net	6,363			6,363
Contract assets		—			—
Prepaid expenses and other current assets		—	505	(b)	505
	Income tax receivable	104	(104)	(b)	—
	Other current assets	401	(401)	(b)	—

Total Current assets		9,114	—		9,114
Non-current assets
Property and equipment, net	Property & equipment, net	695			695
Goodwill	Goodwill	14,443			14,443
Intangible assets, net		—	44,333	(c)	44,333
	Veriscan software, net	7,931	(7,931)	(c)
	Customer relationships, net	32,990	(32,990)	(c)
	Other intangible assets, net	3,412	(3,412)	(c)
Right-of-use assets	Right-of-use assets, net	5,884			5,884
Other non-current assets	Other non-current assets	1,861			1,861

Total Non-current assets		67,216	—		67,216

Total Assets		76,330	—		76,330

LIABILITIES
Current liabilities
Accounts payable	Accounts payable	2,624			2,624
Accrued liabilities		—	5,758	(d)	5,758
			6,432	(e)	6,432
	Accrued compensation	3,970	(3,970)	(d)	—
	Other accrued expenses	1,788	(1,788)	(d)	—
	Loan payable and accrued interest	72,131	(72,131)	(e)	—
	Loan payable		65,699	(e)	65,699
Contract liabilities		—			—
Current portion of long-term lease liability		—	1,068	(f)	1,068
	Operating lease liabilities, current	1,068	(1,068)	(f)	—
Derivative liabilities		—			—
Other current liabilities		—	818	(g)	818
	Deferred revenue	818	(818)	(g)	—

Total Current liabilities		82,399	—		82,399

BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (Historical)	Historical	Reclassification Adjustments	Notes		Pangiam Ultimate Holding, LLC (After Reclassification)
Non-Current liabilities
Long-term debt, net		—
	Due to related party	8,221				8,221
Long-term lease liability		—	6,256	(h)		6,256
	Operating lease liabilities, non-current	6,256	(6,256)	(h)		—
Deferred tax liabilities	Deferred tax liability, net	232				232

Total Non-Current liabilities		14,709	—			14,709

Total Liabilities		97,108	—			97,108

EQUITY
Shareholder’s (deficit) equity
Common stock, par value		—				—
Additional paid-in capital		—				—
	Capital Contribution	66,032				66,032
Treasury stocks, at cost		—				—
Accumulated deficit		—	(86,810)	(i	)	(86,810)
	Accumulated comprehensive loss	(2)	2	(i	)	—
	Accumulated Deficit	(86,808)	86,808	(i	)	—

Total Shareholder’s (deficit) equity		(20,778)	—			(20,778)

Total Equity		(20,778)	—			(20,778)

Total liabilities and equity		76,330	—			76,330

(a)	Reclassification of cash and restricted cash to cash and cash equivalents.
(b)	Reclassification of income tax receivable and other current assets to prepaid expenses and other current assets.
(c)	Reclassification of Veriscan software, net, customer relationship, net and other intangible assets, net to intangible assets.
(d)	Reclassification of accrued compensation and other accrued expenses to accrued liabilities.
(e)	Reclassification of balance related to accrued interest included under the line item “Loan payable and accrued interest” to accrued liabilities.
(f)	Reclassification of operating lease liabilities, current to current portion of long-term lease liability.
(g)	Reclassification of deferred revenue to other current liabilities.
(h)	Reclassification of operating lease liabilities, non-current to long-term lease liability
(i)	Reclassification of accumulated comprehensive loss and accumulated deficit to accumulated deficit.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

A.

The Mergers will be accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their Closing Date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired, if any, recorded as goodwill. The accounting for the Mergers is based on currently available information and is considered preliminary. The final accounting for the Mergers may differ materially from that presented in this unaudited pro forma condensed combined financial information.

The estimated fair value of consideration transferred is based on the closing BBAI common stock price per share as of January 3, 2024. The following table summarizes the computation of the preliminary estimated fair value of consideration transferred to acquire Pangiam:

(in thousands, except share count and per share data)
Shares issued to Pangiam (1)	49,703,103
BBAI common stock price (2)	$1.88

Equity portion of consideration	$93,442
Add: Purchase price adjustment holdback amount (3)	$3,500

Fair value of consideration transferred	$96,942

(1)

BBAI shares expected to be issued for Pangiam’s common stock issued and outstanding calculated based on the Purchase Price as defined in the Merger Agreement and a price per share of BBAI Common Stock of $1.3439 which represents the 20-day VWAP for BBAI Common Stock ending on the trading day immediately prior to the date of the Merger Agreement.

(2)	BBAI common stock price per share as of January 3, 2024.
(3)

Represents the purchase price adjustment holdback amount for any potential differences between the estimated and final amount of cash balance, working capital and seller transaction costs (“Holdback Amount”). The Holdback Amount is presented as “other current liabilities” by BBAI. The Holdback Amount will be settled in shares of BBAI Common Stock and the number of share is calculated based on the volume weighted average price for BBAI Common Stock over the 20 trading days ending on the Closing Date.

The equity portion of the fair value of consideration transferred will depend on the market price of BBAI Common Stock when the Mergers are consummated. A 10% increase or decrease in the price of BBAI Common Stock would result in the equity portion of the fair value of consideration transferred of $102.8 million or $93.4 million, respectively.

The preliminary allocation of the purchase price consideration is as follows:

(In thousands)	Fair value
Cash and cash equivalents	$2,246
Account receivable, net	6,363
Prepaid expenses and other current assets	505
Property & equipment, net	695
Intangibles assets, net	39,100
Right-of-use assets	5,884
Deferred tax assets, net	1,099
Other non-current assets	1,861

Total assets	57,753
Accounts payable	2,624
Accrued liabilities	5,758
Other current liabilities	818
Current portion of long-term lease liability	1,068
Long-term lease liability	6,256
Deferred tax liability, net	232

Net assets acquired	40,997
Goodwill	55,945

Fair value of consideration transferred	$96,942

The preliminary purchase accounting was based on a benchmarking analysis of similar transactions in the industry to allocate fair value of consideration to assets acquired and liabilities assumed including intangible assets and step-up in the value of property and equipment. Following completion of the Mergers, a final determination of the fair value of Pangiam’s assets and liabilities will be performed. The final Merger Consideration allocation may be materially different than that reflected in the preliminary estimated Merger Consideration allocation presented herein. Any increase or decrease in fair values of the net assets as compared with the unaudited condensed combined pro forma financial information may change the amount of the total merger consideration allocated to goodwill and other assets and liabilities and may impact the combined company statements of comprehensive operations due to adjustments in the depreciation and amortization of the adjusted assets.

B.	Reflects the preliminary estimated fair value adjustment to the identifiable intangible assets acquired in the Mergers. The fair value of intangible assets is subject to change.

The general categories of the acquired identified intangible assets are expected to be the following:

(In thousands)	Fair value
Customer relationships	$17,100
Technology & software	19,600
Dataset	2,400

Total identifiable intangible assets	39,100

C.	Reflects the adjustment for elimination of Pangiam historical equity and expected contribution from AEIP for the repayment of existing Pangiam debt as outlined in F.

D.	Reflects preliminary adjustment to reflect tax adjustment related to purchase accounting adjustments of $1.1 million. Tax-related adjustments are based upon the statutory tax rate of 21%.

E.	Reflects one-time estimated non-recurring transaction costs of $1.4 million expected to be incurred by BBAI, after September 30, 2023, and prior to the Closing.

F.

Reflects the repayment of existing debt and accrued paid in kind interest included of Pangiam for nine months ended September 30,2023. The loan payable of $72.1 million and amount due to related party of $8.2 million is expected to be settled by AEIP, therefore is reflected as additional contribution by AEIP.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

AA.

Represents the pro forma adjustment to record amortization expense of $1.6 million and $2.1 million, for the nine months ended September 30, 2023, and year ended December 31, 2022, respectively, based on the fair value of identified intangible assets less historical amortization expense for both the periods associated with the historical intangible assets.

(In thousands, except useful lives)	Useful Life (Average)	Fair Value	Amortization Expense for the Nine Months Ended September 30, 2023	Amortization Expense for the Year December 31, 2022
Customer relationship	9	$17,100	$1,425	$1,900
Technology & software	6	19,600	2,450	3,267
Dataset	5	2,400	360	480

Total identifiable intangible assets		39,100	4,235	5,647
Less: Historical amortization expense			2,630	3,499

Pro forma adjustment for incremental amortization expense			1,605	2,148

BB.	Reflects the reversal of interest expenses on existing debt for the nine months ended September 30, 2023 and for the year ended December 31, 2022.

CC.	Reflects estimated income tax impact related to the pre-tax pro forma adjustments to the statement of operations. The tax-related adjustments are based on an estimated tax rate of 21%.

DD.

Reflects non-recurring transaction-related expenses of $1.4 million that are estimated to be incurred by BBAI, subsequent to the nine months ended September 30, 2023. These non-recurring expenses are not anticipated to affect the unaudited pro forma condensed combined statement of operations beyond twelve months after the transaction date.

Note 5. Earnings Per Share

The following tables set forth the computation of pro forma basic and diluted earnings (loss) per share for the nine months ended September 30, 2023 and for the year ended December 31, 2022.

(In thousands, except share and per share data)	Nine months ended September 30, 2023	Year ended December 31, 2022
Numerator:
Pro forma net loss attributable to common stockholders	(55,189)	(175,345)
Denominator:
Historical weighted average common shares outstanding- basic and diluted	146,679,444	127,698,478
Pro forma adjustment for shares issued	49,703,103	49,703,103
Weighted average common share outstanding—basic and diluted	196,382,547	177,401,581
Pro forma net loss per share:
Basic and diluted:	$(0.28)	$(.99)

BENEFICIAL OWNERSHIP OF BBAI COMMON STOCK

The following table sets forth, as of January 24, 2024 (except as noted in the footnotes below), the beneficial ownership of shares of BBAI Common Stock by persons known by BBAI to be a beneficial owner of 5% or more of such stock, and the ownership of such stock by BBAI’s named executive officers and directors, individually and as a group. Unless otherwise indicated, the address for each of the stockholders listed below is 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046.

BBAI has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, BBAI believes, based on the information furnished to BBAI, that each of the persons and entities named in the table below has sole voting and investment power with respect to all shares of BBAI Common Stock that he, she or it beneficially owns.

Applicable percentage ownership is based on 157,595,692 shares of BBAI Common Stock outstanding, including 10,362,632 shares of BBAI Common Stock issuable in respect of restricted stock units.

Name of Beneficial Owner/Officer/Director	Number of Shares Beneficially Owned	Percent of Total BBAI Common Stock Outstanding
AE Industrial Partners(1)(2)	102,645,846	65.1%

Named Executive Officers
Carolyn Blankenship(3)	177,400	*
Dr. Louis R. Brothers(3)	23,401	*
Jeffry R. Dyer(3)	—	*
Brian Frutchey(3)	—	*
Josh Kinley(3)	59,629	*
Norm Laudermilch(3)	66,328	*
Amanda Long(3)	1,027,775	*
Samuel J. Gordy(3)	—	*
Julie Peffer(3)	166,577	*

Directors
Sean Battle(3)	19,564	*
Pamela Braden(3)	210,096	*
Peter Cannito(3)	194,853	*
Dr. Raluca Dinu(4)	717,818	*
Paul Fulchino(3)	158,662	*
Jeffrey Hart(3)	—	*
Dorothy D. Hayes(3)	165,845	*
Dr. Avi Katz(4)	717,819	*
Kirk Konert(3)	—	*
All named executive officers and directors as a group (18 individuals)	3,705,767	2.4%

*	Less than one percent.
(1)

BBAI Ultimate Holdings, LLC and AE BBAI Aggregator, LP are controlled by AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP and AE Industrial Partners Fund II-B, LP (collectively, the “AE Partners Funds”). The general partner of BBAI Ultimate Holdings, LLC is AE Industrial Partners Fund II GP, LP, which in turn is managed by its general partner AeroEquity GP, LLC. AE BBRED GP, LLC is the general partner of AE BBAI Aggregator, LP which the AE Partners Funds hold all interests in. AeroEquity GP, LLC is controlled by its managing members, Michael Greene and David Rowe. Messrs. Greene and Rowe make all voting and investment decisions with respect to the securities held by AEIP. Each of the entities and individuals named above disclaims beneficial ownership of the BBAI securities reported hereby, except to the extent of its pecuniary interest therein. The business address of each of the foregoing entities and persons is 6700 Broken Sound Parkway NW, Boca Raton, Florida 33487.
(2)

Includes BBAI Common Stock issued and granted as restricted stock units to Kirk Konert and Jeffrey Hart that were assigned to AEIP and includes shares of BBAI Common Stock underlying restricted stock units that vest within 60 days that will be assigned to AEIP by Kirk Konert and Jeffrey Hart. Beneficial ownership was determined based on a Schedule 13D/A filed with the SEC on June 15, 2023.

(3)	The business address for this person is 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046.
(4)	The business address for this person is 1731 Embarcadero Road, Suite 200, Palo Alto, California.

OTHER MATTERS

Householding of Proxy Statement

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are stockholders of BBAI will be householding BBAI’s proxy materials. A single copy of the proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy statement, please notify your bank or broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their bank or broker.

If you are a stockholder of record eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy statement, or if you hold shares in more than one account, and in either case you wish to receive only a single copy of the proxy statement for your household, please contact BBAI by mail to BigBear.ai Holdings, Inc., 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046, Attn: General Counsel and Secretary. If you participate in householding and wish to receive a separate copy of the proxy statement and annual report, or if you do not wish to participate in householding and prefer to receive separate copies of the proxy statement and annual report in the future at no cost to you, please contact BBAI as indicated above.

BBAI Stockholder Proposals for 2024 Annual Meeting of Stockholders

Stockholders who intend to have a proposal considered for inclusion in the proxy materials for presentation at BBAI’s 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to BBAI’s Secretary at its offices at BigBear.ai Holdings, Inc., 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046, in writing not later than January 25, 2024.

Stockholders intending to present a proposal at BBAI’s 2024 Annual Meeting of Stockholders, but not to include the proposal in BBAI’s proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in the Amended and Restated Bylaws of BBAI (the “BBAI Bylaws”). The BBAI Bylaws require, among other things, that BBAI’s Secretary receive written notice from the stockholder of record of their intent to present such proposal or director nomination not earlier than the close of business on the 120th calendar day and not later than the close of business on the 90th calendar day prior to the anniversary of the preceding year’s annual meeting. Therefore, BBAI must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders not earlier than the close of business on February 23, 2024 and not later than the close of business on March 25, 2024. The notice must contain the information required by the BBAI Bylaws, a copy of which is available upon request to BBAI’s Secretary.

In the event the 2024 Annual Meeting of Stockholders is more than 30 calendar days before or more than 70 calendar days after June 23, 2024, the anniversary of BBAI’s 2023 annual meeting, then your notice must be delivered to BBAI’s Secretary not earlier than the close of business on the 120th calendar day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the 2024 Annual Meeting or the 10th calendar day following the calendar day on which public announcement of the date of such annual meeting is first made by BBAI.

In addition to satisfying the foregoing requirements under the BBAI Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the BBAI’s nominees must provide notice that sets forth the information required by Rule 14a-19.

BBAI reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

NO APPRAISAL RIGHTS OF BBAI STOCKHOLDERS

BBAI’s stockholders will not be entitled to exercise appraisal or dissenter’s rights under the DGCL in connection with the Mergers or the Stock Issuance.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement includes as annexes documents that BBAI has previously filed with the SEC. In addition, this proxy statement incorporates by reference important business and financial information about BBAI from documents that may be filed with the SEC in the future that have not been included herein or delivered herewith. BBAI files reports (including annual, quarterly and current reports that may contain audited financial statements), proxy statements and other information with the SEC.

Stockholders may obtain without charge BBAI’s SEC reports at https://ir.bigbear.ai/. BBAI’s filings with the SEC are available to the public without charge over the internet at the SEC’s website at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the public reference facilities.

The SEC allows certain information to be “incorporated by reference” into this proxy statement. This means that BBAI can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information modified or superseded by information contained in any document subsequently filed by BBAI that is also incorporated or deemed to be incorporated by reference herein. This proxy statement incorporates by reference the documents and reports listed below (other than portions of these documents that are deemed to have been furnished and not filed):

i.	BBAI’s Annual Report on Form 10-K for year ended December 31, 2022, filed with the SEC on March 31, 2023.

ii.	BBAI’s Annual Report on Form 10-K/A for year ended December 31, 2022, filed with the SEC on April 7, 2023.

iii.	BBAI’s Current Report on Form 8-K, filed with the SEC on May 9, 2023.

iv.	BBAI’s Current Report on Form 8-K, filed with the SEC on May 17, 2023.

v.	BBAI’s Current Report on Form 8-K, filed with the SEC on June 8, 2023.

vi.	BBAI’s Current Report on Form 8-K, filed with the SEC on June 12, 2023.

vii.	BBAI’s Current Report on Form 8-K, filed with the SEC on June 26, 2023.

viii.	BBAI’s Current Report on Form 8-K, filed with the SEC on August 8, 2023.

ix.	BBAI’s Current Report on Form 8-K, filed with the SEC on November 6, 2023.

x.	BBAI’s Current Report on Form 8-K, filed with the SEC on November 7, 2023.

xi.	BBAI’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 15, 2023.

xii.	BBAI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 10, 2023.

xiii.	BBAI’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed with the SEC on November 9, 2023.

The following documents have not previously been filed by BBAI with the SEC and are included as annexes to this proxy statement:

i.	Annex B – IRA Amendment

ii.	Annex E – Fairness Opinion

BBAI stockholders are urged to read this proxy statement, including the annexes and documents incorporated by reference, to fully understand the matters to be acted upon at the BBAI Special Meeting.

This proxy statement incorporates by reference any future filings by BBAI under section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement to the date that the BBAI Special Meeting is held, except, in any such case, for any information therein that has been furnished rather than filed, which shall not be incorporated herein. Subsequent filings with the SEC will automatically modify and supersede information in this proxy statement. These documents may contain important information about BBAI and its financial condition.

If you are a BBAI stockholder and you have any questions about the proposed transactions, please contact BBAI’s Investor Relations Department at investors@bigbear.ai.

NONE OF BBAI, PURCHASER OR MERGER SUB HAS AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE PROPOSED TRANSACTIONS OR ABOUT BBAI, PURCHASER OR MERGER SUB THAT DIFFERS FROM OR ADDS TO THE INFORMATION IN THIS PROXY STATEMENT OR THE DOCUMENTS THAT BBAI PUBLICLY FILES WITH THE SEC, THEREFORE, IF ANYONE GIVES YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

IF YOU ARE IN A JURISDICTION WHERE SOLICITATIONS OF A PROXY ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE SOLICITATION PRESENTED IN THIS PROXY STATEMENT DOES NOT EXTEND TO YOU.

THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE HEREOF. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN ANY DOCUMENT INCORPORATED BY REFERENCE HEREIN IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF SUCH DOCUMENT. ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE INTO THIS DOCUMENT WILL BE DEEMED TO BE MODIFIED OR SUPERSEDED TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT THAT ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE INTO THIS DOCUMENT MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY STATEMENT SO MODIFIED OR SUPERSEDED WILL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS DOCUMENT. NEITHER THE MAILING OF THIS DOCUMENT TO THE STOCKHOLDERS OF BBAI, NOR THE TAKING OF ANY ACTIONS CONTEMPLATED HEREBY BY BBAI AT ANY TIME WILL CREATE ANY IMPLICATION TO THE CONTRARY.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Consolidated Financial Statements

December 31, 2022 and 2021

Pangiam Ultimate Holdings, LLC and Subsidiaries

December 31, 2022 and 2021

Report of Independent Auditors

To the Board of Managers of Pangiam Ultimate Holdings, LLC

Opinion

We have audited the accompanying consolidated financial statements of Pangiam Ultimate Holdings, LLC and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations, of comprehensive income, of changes in members’ equity and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it accounts for leases in 2022. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.

PricewaterhouseCoopers LLP, 655 New York Ave NW, Suite 1100, Washington, District of Columbia 20001

T: (202) 414 1000, www.pwc.com/us

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/PricewaterhouseCoopers LLP

Washington, District of Columbia

January 8, 2024

Pangiam Ultimate Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2022 and 2021

	2022	2021
Assets
Current assets
Cash	$3,386,393	$7,885,388
Restricted cash	111,715	184,518
Accounts receivable	5,926,568	3,260,150
Deposits	—	2,000,000
Income tax receivable	104,137	104,137
Other current assets	390,046	225,607

Total current assets	9,918,859	13,659,800
Non-current assets
Property and equipment, net	728,599	198,800
veriScan software, net	8,732,780	9,802,100
Customer relationships, net	34,485,792	36,480,290
Other intangible assets, net	3,694,254	3,962,786
Goodwill	14,441,248	47,426,025
Right-of-use assets, net	6,105,281	6,422,114
Other non-current assets	752,102	432,426

Total non-current assets	68,940,056	104,724,541

Total assets	$78,858,915	$118,384,341

Liabilities and Members’ Equity
Current liabilities
Accounts payable	$1,193,224	$1,515,607
Accrued compensation	4,117,704	2,822,456
Loans payable and accrued interest	63,346,559	52,309,184
Due to related party	—	2,000,000
Other accrued expenses	1,057,458	1,181,667
Deferred revenue	554,819	288,329
Operating lease liabilities	1,018,758	—

Total current liabilities	71,288,522	60,117,243
Non-current liabilities
Due to related party	2,868,684	—
Operating lease liabilities	6,490,587	6,786,103
Deferred tax liability, net	120,846	429,395

Total non-current liabilities	9,480,117	7,215,498

Total liabilities	80,768,639	67,332,741

Commitments and contingencies (Note 15)
Members’ equity
Capital contributions	66,031,670	66,031,670
Accumulated comprehensive income	2,319	—
Accumulated deficit	(67,943,713)	(14,980,070)

Total members’ equity	(1,909,724)	51,051,600

Total liabilities and members’ equity	$78,858,915	$118,384,341

The accompanying notes are an integral part of these consolidated financial statements.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2022 and 2021

	2022	2021
Revenue	$34,531,916	$28,012,980
Cost of revenue	24,390,625	19,747,216

Gross margin	10,141,291	8,265,764
Research and development	5,687,904	2,834,374
Selling, general and administrative	19,234,804	12,631,761
Transaction expenses	—	1,667,360
Depreciation and amortization	2,358,358	2,145,525
Goodwill impairment	32,984,777	—

Total operating expenses	60,265,843	19,279,020

Operating loss	(50,124,552)	(11,013,256)
Interest expense, net	3,096,978	1,075,159

Loss before tax	(53,221,530)	(12,088,415)

Income tax benefit	257,887	199,715

Net loss	$(52,963,643)	$(11,888,700)

The accompanying notes are an integral part of these consolidated financial statements.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2022 and 2021

	2022	2021
Net loss	$(52,963,643)	$(11,888,700)
Other comprehensive income
Foreign currency translation adjustments, net of tax	2,319	—

Total other comprehensive income	2,319	—

Comprehensive loss	$(52,961,324)	$(11,888,700)

The accompanying notes are an integral part of these consolidated financial statements.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Consolidated Statements of Changes in Members’ Equity

Years Ended December 31, 2022 and 2021

	Capital Contributions	Accumulated Deficit	Accumulated Comprehensive Income	Total Members’ Equity
Balance at December 31, 2020	$48,735,000	$(3,091,370)	$—	$45,643,630
Issuance of Class A Units	17,296,670	—	—	17,296,670
Net loss	—	(11,888,700)	—	(11,888,700)

Balance at December 31, 2021	$66,031,670	$(14,980,070)	$—	$51,051,600
Net loss	—	(52,963,643)	—	(52,963,643)
Other comprehensive income	—	—	2,319	2,319

Balance at December 31, 2022	$66,031,670	$(67,943,713)	$2,319	$(1,909,724)

The accompanying notes are an integral part of these consolidated financial statements.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2022 and 2021

	2022	2021
Cash flows from operating activities
Net loss	$(52,963,643)	$(11,888,700)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,587,680	3,129,956
Goodwill impairment	32,984,777	—
Noncash transaction expenses	—	193,240
Noncash revenue	(22,471)	(22,471)
Deferred taxes	(308,549)	(223,924)
Unrealized foreign exchange loss	76,366	—
Noncash interest expense	2,166,216	—
Changes in assets and liabilities
Accounts receivable	(2,666,242)	(821,525)
Other current and non-current assets	(598,134)	(416,098)
Deposits	2,000,000	(2,000,000)
Accounts payable	(282,361)	630,872
Accrued compensation	1,297,102	1,917,997
Other accrued expenses	(219,303)	937,891
Deferred revenue	266,490	271,954
Due to related party	—	(151,516)
Income tax receivable	—	(104,137)
Operating right-of-use assets and operating lease liabilities, net	1,040,075	363,989

Net cash used in operating activities	(13,641,997)	(8,182,472)

Cash flows from investing activities
Purchases of property and equipment	(618,877)	(200,193)
Purchases of intangible assets	(166,250)	—
Acquisition of veriScan	—	(10,693,200)
Acquisition of business	—	(12,401,258)
Other investments	—	(183,000)

Net cash used in investing activities	(785,127)	(23,477,651)

Cash flows from financing activities
Repayment of term loan	(61,199,028)	(9,300,000)
Proceeds from term loan	70,199,028	32,689,340
Proceeds from related party notes	850,000	2,800,000
Proceeds from unit issuance	—	10,693,200

Net cash provided by financing activities	9,850,000	36,882,540

Effect of foreign exchange rate changes on cash and restricted cash	5,326	—

Net (decrease) increase in cash and restricted cash during the year	(4,571,798)	5,222,417

Cash and restricted cash
Beginning of year	8,069,906	2,847,489

End of year	$3,498,108	$8,069,906

The accompanying notes are an integral part of these consolidated financial statements.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2022 and 2021

	2022	2021
Supplemental cash flow information
Cash paid for interest	$939,199	$956,054
Cash paid for taxes	21,796	104,387

Noncash investing and financing activities
Operating right-of-use assets obtained in exchange for operating lease liabilities	—	6,505,721
Issuance of units as part of acquisition of businesses	—	6,410,230

Reconciliation of cash and restricted cash reported in the consolidated balance sheets
Cash	$3,386,393	$7,885,388
Restricted cash	111,715	184,518

Total cash and restricted cash	$3,498,108	$8,069,906

The accompanying notes are an integral part of these consolidated financial statements.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

1.	Business Description

Pangiam Ultimate Holdings, LLC (the “Company” or “Pangiam”) was formed in Delaware on September 29, 2020. The Company is headquartered in McLean, Virginia. The Company is a provider of security solutions, specializing in customized digital identity, biometrics, AI/ML, and advanced analytics software and solutions for global trade, travel, and digital identity industries. Airlines, airports, and US Government agencies are among the Company’s customers relying on vision AI, analytics capabilities, and expertise to streamline operations, secure facilities, and verify identity.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and the accounts of its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Liquidity

Since inception, the Company has funded operations through internally generated revenues, supplemented by proceeds from the issuance of debt and equity issued to AE Industrial Partners (the Company’s “majority investor”). Management assesses liquidity in terms of the Company’s ability to generate adequate amounts of cash to meet current and future liquidity needs. The expected primary uses of cash on a short and long-term basis are for working capital requirements, capital expenditures, and other general corporate services. The primary working capital requirements are for project execution activities including payroll costs driven primarily by the timing and extent of activities required on new and existing projects. Capital expenditures are primarily related to IT equipment, computers, software, and leases.

The consolidated financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. The Company has incurred net losses and negative cash flows for the years ended December 31, 2022 and 2021 primarily associated with hiring of personnel and investment in technology development to ramp up for expected future contract wins, and professional services. The Company funded its operations during the year ended December 31, 2022, through borrowings from its existing lender under the New Credit Agreement and through borrowings with new promissory notes from the majority investor (Note 10, Debt). The Company’s majority investor has fully guaranteed the Company’s existing debt, as well as new borrowings under the New Credit Agreement. The Company’s New Credit Agreement is due on demand and, as a result, the debt has been classified as a current liability.

The Company drew $3,500,000 on January 4, 2024 from the New Credit Agreement to fund operations prior to the closing of the Merger Agreement (Note 18, Subsequent Events). Future capital requirements will depend on many factors, including contract renewals, the rate of revenue growth, the expansion of sales and marketing activities, and the timing and extent of spending on research and development activities.

Management has evaluated the existing and forecasted cash balances and believes the cash generated from the current backlog of contracts, coupled with certain future contract awards, available debt and potential equity infusion from its existing majority investor, will be sufficient to fund operating and capital expenditures in the near term. Although forecasted cash balances include estimated cash flows from certain contract renewals that have not yet been awarded, Management believes there is a high probability the

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

contracts will be renewed based on its historical experience. If the Company does not close on the Merger Agreement, or obtain anticipated contract renewals, Management plans to reduce certain discretionary spending from the forecasted cash balances primarily associated with investment in capital expenditures, planned research and development, as well as certain general and administrative expenses and/or obtain additional funds as needed through additional capital contributions and/or debt issuances. If the Company is unable to obtain adequate financing on satisfactory terms or additional capital from its majority investor, when required, the ability to grow or support the business could be significantly limited.

Management believes the plans outlined above, which include the ability to control its discretionary spending, mitigate the need to obtain additional capital infusion from its majority investor to support its ongoing operations for a period of beyond a year from the Company’s financial statement issuance date.

Change in Accounting Principle

During the year ended December 31, 2021, the Company entered into a long-term operating lease for office space for the new Company headquarters. The Company previously applied the provisions of ASU 2016-01, “Leases (Topic 842)” and elected the practical expedient available to private companies to use the risk-free interest rate in measuring lease liabilities. This election is not available for public business entities. The Company applied its incremental borrowing rate (“IBR”) retrospectively beginning August 1, 2021, the lease inception date, as the rate implicit in the lease was not readily determinable. This change resulted in a remeasurement of the operating lease liabilities and the right-of use assets using the IBR of 10.17% instead of the risk-free rate of 1.20%. As a result of the remeasurement, the Company reduced the right-of-use assets and lease liabilities by $5,107,095 at the lease inception date (August 1, 2021) and the lease liability by $4,884,893 at December 31, 2021. Right-of-use assets, gross, decreased by $5,107,105, right-of-use accumulated amortization decreased $222,212 and right-of-use assets, net decreased by $4,884,893 as of December 31, 2021 as a result of the change in accounting principle. This change did not impact the Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income, or the Consolidated Statements of Changes in Members’ Equity. The Company changed its presentation of the right-of-use assets and lease liabilities in the Consolidated Balance Sheet as of December 31, 2021. The Company also changed its presentation of the supplemental disclosure of the non-cash investing and financing activities on the Consolidated Statement of Cash Flows for Operating right-of-use assets obtained in exchange for operating lease liabilities.

Reclassifications

In order to comply with Regulation S-X Article 5-03, certain prior year balances have been reclassified to conform to the current year presentation (e.g., presentation of veriScan software, net and customer relationships, net separately in the Consolidated Balance Sheets; presentation of one Selling, general and administrative row instead of separate Sales and marketing and General and administrative rows in the Consolidated Statements of Operations; presentation of Cost of revenue and Gross margin in the Consolidated Statements of Operations). These reclassifications had no effect on the sub-totals within the Consolidated Balance Sheets or the reported results of operations in the Consolidated Statements of Operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses in the consolidated financial statements. Actual results could differ from those estimates. The

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Company’s significant accounting judgments and estimates include the assignment of consideration to acquired assets and assumed liabilities, estimated amortizable lives of long-lived assets and intangible assets, recoverability of intangible assets, goodwill, and other long-lived assets, equity compensation awards, the incremental borrowing rate (“IBR”), and the estimated fair value of the underlying assets in determining lease classification. Although management is not currently aware of any factors that would significantly change its estimates and assumptions, actual results may differ from these estimates.

Cash and Restricted Cash

The Company maintains cash and restricted cash in bank deposit accounts which at times may exceed the United States Federal Deposit Insurance Corporation (“FDIC”) coverage of $250,000 per depositor. The Company maintains a restricted cash balance for funds used for specific purposes which include, but are not limited to, contract letters of credit, collateral, and debt repayment. Restricted cash was required per the terms of the Company’s Original Loan Agreement.

Foreign Currency

The reporting currency of the Company is the U.S. dollar. The functional currency of each subsidiary is the applicable local currency. The Company’s foreign subsidiaries operations are translated from the applicable functional currency to the U.S. dollar using the average exchange rates during the reporting period, while assets and liabilities are translated at the period-end exchange rates.

Accounts Receivable

Accounts receivable is recorded net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in accounts receivable and is based on a specific identification of receivables deemed uncollectable by the Company. Receivable balances are written off in the period during which management determines they are uncollectable, and, at that time, such balances are removed from Accounts receivable and, if previously reserved, from the allowance. Billed receivables included in Accounts receivable was $5,750,818 and $3,062,400 as of December 31, 2022 and 2021, respectively. There was no allowance for doubtful accounts recorded as of December 31, 2022 and 2021.

Property and Equipment, Net

Property and equipment is recorded at cost, except in the case of acquisitions when it is recorded at fair value. Property and equipment is presented net of depreciation on the Consolidated Balance Sheets. Depreciation is calculated using the straight-line method over the following estimated useful lives:

Leasehold improvements	11 years
Furniture & fixtures	7 years
Computer and computer equipment	3 years
Other	3 years

Betterments, renewals, and extraordinary repairs that extend the life of an asset are capitalized. Leasehold improvements are depreciated over the shorter of the useful life or the lease term. Expenditures for repairs and maintenance are expensed as incurred and recorded within Selling, general and administrative expense in the Consolidated Statements of Operations.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Intangible Assets, Net

Intangible assets consist of assets acquired as part of business combinations and purchased in the course of normal business operations of the Company. Intangible assets with definite useful lives are amortized as the Company consumes economic benefit over the estimated useful lives of the intangible assets. The Company has no intangible assets with indefinite lives.

In accordance with ASC 360, Accounting for Impairment or Disposal of Long-Lived Assets, the intangible assets are reviewed for impairment, whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An estimate of the related undiscounted cash flows over the remaining life of the long-lived asset is utilized in assessing whether an asset has been impaired with an impairment measured based upon the amount by which the carrying amount of the asset exceeds the fair value.

Goodwill

Goodwill is the excess of the purchase price over the estimated fair value of identifiable net assets acquired in business combinations. In accordance with ASU 2021-03, goodwill is tested for impairment on an annual basis at year-end as well as when events or changes in circumstances (i.e., triggering events) indicate the carrying amount of goodwill may not be fully recoverable. Goodwill is considered impaired when its carrying value exceeds its fair value. In such an event, an impairment loss will be recognized equal to the amount of that excess. The Company monitors the existence of potential impairment indicators throughout the year. Goodwill impairment testing is performed at the reporting unit level. The Company may elect to perform either a qualitative test or a quantitative test to determine if it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value. Fair value reflects the price a market participant would be willing to pay in a potential sale of the reporting unit. If the estimated fair value exceeds carrying value, then the Company concludes that no goodwill impairment has occurred. If the carrying value of the reporting unit exceeds its estimated fair value, the Company recognizes an impairment loss in an amount equal to the excess, not to exceed the amount of goodwill assigned to the reporting unit.

Leases

The Company is a lessee and recognizes its leases in accordance with ASU 2016-02, “Leases (Topic 842)”. The Company determines if an arrangement is a lease at inception. Leases are classified at lease commencement as either operating or finance leases. The Company uses leases to obtain the use of office space. As of December 31, 2022 and 2021, the Company had only one long-term lease. Operating leases are recorded in Right-of-use assets and Operating lease liabilities (current and non-current) on the Consolidated Balance Sheets.

Operating lease liabilities are calculated as the present value of the future minimum lease payments as of the commencement date. Since most lease agreements do not provide an implicit rate, the Company uses its IBR as of the commencement date in estimating the present value of future payments. The IBR is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. The IBR is determined considering macro-economic factors such as the specific interest rate curve based on the relevant term, as well as specific factors contributing to the Company’s credit spread. Lease terms, for the purpose of determining each lease’s present value, include options to extend or terminate the lease if its reasonably certain that the Company will exercise that option. The Company has lease agreements with lease and non-lease components but has elected to not separate non-lease components of a contract from the lease component to which they relate.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Short-term leases less than twelve months in length are not included in the determination of lease liabilities. Lease payments for short-term leases are recognized in net income on a straight-line basis over the lease term and are included in Selling, general and administrative expense on the Consolidated Statements of Operations.

Operating right-of-use assets are the calculated lease liabilities, excluding the lease incentives and initial costs incurred to obtain the lease. Right-of-use assets are evaluated for impairment periodically whenever events or changes in circumstances indicate that related carrying amounts may not be recoverable from undiscounted cash flows in accordance with ASC 360, Accounting for Impairment or Disposal of Long-Lived Assets.

Fair Value Measurements

Fair value is the price that would be received if an asset were sold or the price that would be paid to transfer a liability in an orderly transaction between willing market participants at the measurement date.

ASC 820, Fair Value Measurements (“ASC 820”), establishes a framework for measuring fair value. That framework specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions.

The three levels of the fair value hierarchy under ASC 820 are described below:

•	Level 1 – Quoted prices for identical instruments in active markets;

•

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

•	Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The assets or liabilities fair value measurement level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. Valuation techniques need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company did not have Level 1, 2 or 3 fair value assets or liabilities as of December 31, 2022 and 2021.

Loans payable and Due to related party

The estimated fair value of Loans payable and Due to related party is determined by Level 2 inputs and is based on observable market data including interest rate terms of the loans. The Loans payable and Due to related party are recorded at principal plus interest in kind. The carrying amount of the Loans payable and Due to related party (Note 10, Debt) approximates fair value given the underlying interest rate applied to such amounts outstanding is currently set to the prevailing market rate.

Cash, Restricted cash, Accounts receivable, Other current assets, Accounts payable, Accrued compensation, and Other accrued expenses are reflected on the Consolidated Balance Sheets at amounts that approximate fair value because of the short-term nature of these financial assets and liabilities. The Company values its acquired businesses using Level 3 inputs (Note 4, Business Combinations).

Equity Securities

As part of a revenue arrangement in 2020, the Company received non-cash consideration in the form of non-marketable shares of a privately held company for which the Company does not have the ability to

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

exercise significant influence. Accordingly, the Company accounted for these equity securities by electing the measurement alternative for investments without readily determinable fair values. The non-marketable equity securities are carried at cost of all vested shares less any impairment, plus or minus adjustments resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. The equity securities are recorded within Other non-current assets in the Consolidated Balance Sheets. Revenue is recognized over time for the non-cash consideration based on the fair value of the stock determined at contract inception. The measurement alternative election is reassessed each reporting period to determine whether the non-marketable securities continue to be eligible for this election.

The Company tests the equity securities for impairment each reporting period, and as of December 31, 2022 and 2021, no changes in carrying value of the equity investment were recognized under the measurement alternative. No unrealized gains or losses were recognized for the equity securities as of December 31, 2022 and 2021.

Refer to the following rollforward of the equity securities balance:

Balance at December 31, 2020	$9,363
Purchase of additional investment	175,000
Recognition of common stock in accordance with ASC 606	22,471

Balance at December 31, 2021	206,834
Recognition of common stock in accordance with ASC 606	22,471

Balance at December 31, 2022	$229,305

Equity Participation Plans

The Company’s equity participation plans (Note 11, Equity Participation Plan) are accounted for in accordance with ASC 718, Compensation—Stock Compensation (Class B units), and ASC 710, Compensation (Class B Equity Appreciation Rights (“EAR”)). ASC 718 requires that all stock-based compensation classified as equity (Class B Tranche I) be recognized as an expense in the financial statements and that such cost be measured based on the grant date fair value of the award. ASC 718 requires that all stock-based compensation classified as liabilities (Class B Tranche II, III & IV) be recognized as an expense in the financial statements and that such cost be measured based on the settlement-date fair value of the award and remeasured for each reporting date through settlement. ASC 710 requires that related stock-based compensation expense (Class B EAR Tranche I, II, III & IV) be recognized when the distribution to the holder is probable and reasonably estimable. Forfeitures are recognized as they occur.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, when control of the promised goods or services is transferred to the Company’s customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. For payment terms of one year or less, as a practical expedient, the Company does not adjust the transaction price for the effects of financing. The Company presents revenues net of sales taxes collected.

In determining how revenue should be recognized, the Company follows a five-step process:

•	Identification of the contract, or contracts, with a customer.

•	Identification of the performance obligations in the contract.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

•	Determination of the transaction price.

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the Company satisfies the performance obligations.

The Company generates revenue from the performance of various services and sales of products, as defined below:

Services

Services provided to customers generally are on a time and material (“T&M”) basis and are performed pursuant to specific statements of work. The Company charges the customer for work performed on an hourly basis at stated rates in the contract. The Company elected the right to invoice practical expedient for most of these arrangements and recognizes revenue over time as services are performed based on the amounts invoiced to the customer.

Consulting

Consulting represents services provided to customers which rely on Company personnel and their experience and knowledge of specific markets and market activity. The Company is usually paid a fixed amount over the period of the contract or upon completion of discrete deliverables identified in the contract. For most consulting arrangements, the Company elected the right to invoice practical expedient and recognizes revenue over time as services are performed based on the amounts invoiced to the customer.

Professional Services

Professional services consist primarily of fees derived from the performance of professional services provided to customers and partners to configure and optimize the use of the Company’s solutions, as well as training services related to the configuration and operation of the Company’s solutions. Professional services revenue is generally satisfied over time, as services are performed or at a point in time when configuration and optimization services are completed, or training activity is performed. Professional services revenue may include incidental hardware required to deploy the Company’s solutions. The customer may purchase the hardware through the Company or may purchase the hardware on its own. Revenue from sales of hardware is generally recognized as of a point in time when the hardware is delivered to the customer.

Subscription SaaS

Subscription SaaS revenue represents subscription term-based licenses sold to customers for solutions deployed on premise within the customer’s information technology infrastructure or in a third-party cloud of their choice and maintenance and support. The Company’s SaaS subscriptions provide customers the right to access cloud-hosted software and support for the SaaS service, which the Company considers to be a single performance obligation. The Company recognizes revenue over time over the life of the contract term. In connection with SaaS arrangements, the Company also sells professional services for maintenance and support, which the Company considers to be a separate performance obligation.

Software Licenses

Software licenses represent the sale of the Company’s intellectual property to customers. Software revenue includes term-based license revenue for solutions sold to customers for development or to be resold by the

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

customer. The Company recognizes revenue from software licenses at the point in time that control passes to the customer. Additional maintenance and support for software licenses are priced separately, which the Company considers to be distinct performance obligations.

For contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the estimated standalone price of each performance obligation.

Payment terms of each sales invoice provide for payment within 30—75 days of invoicing to the customer. In most arrangements, the Company receives cash consideration in exchange for the sale of services or products. When non-cash consideration is received, the Company evaluates the fair value of the non-cash consideration as of the inception date of the arrangement.

Income Taxes

For U.S. federal income tax purposes, as well as for state income tax purposes in a majority of the states in which the Company operates, the earnings attributable to the Company are included in the tax returns of the partners (the “Partnership”). As a result, except for certain states that impose an income tax on partnerships, no income tax expense is reflected in the consolidated financial statements relating to the earnings of the Partnership. The earnings attributable to the corporate entities are subject to federal and state income tax, and a tax provision is provided for accordingly.

With respect to the corporate entities, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted. The measurement of a deferred tax asset is reduced, if necessary, by a valuation allowance if it is more-likely-than-not that some portion of the deferred tax asset will not be realized. The Company records only one net non-current deferred tax asset or liability for each jurisdiction.

ASC 740, Income Taxes (“ASC 740”), prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return as well as guidance on de-recognition, classification, interest and penalties and financial statement reporting disclosures. For these benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The Company has considered its income tax positions, including any positions that may be considered uncertain by the relevant tax authorities in the jurisdictions in which the Company operates.

The Company recognizes interest and penalties accrued on any unrecognized tax exposures as a component of income tax expense. The Company does not have any amounts accrued relating to interest and penalties as of December 31, 2022 and 2021.

The Company has made an accounting policy election to treat Global Intangible Low Tax Income (“GILTI”) as a current year tax expense in the period in which it is incurred. Therefore, the Company does not provide any deferred taxes on GILTI in the consolidated financial statements.

Research and Development

Research and development costs include direct and allocated expenses. Research and development costs are expensed as incurred.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expenses are included within Selling, general and administrative expense in the Consolidated Statements of Operations and totaled $474,556 and $169,152 for the years ended December 31, 2022 and 2021, respectively.

Recently Adopted Accounting Pronouncements

In August 2018, the FASB issued ASU No. 2018-15 Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40)—Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. The standard aligns the accounting for implementation costs incurred in a hosting arrangement that is a service contract with the accounting for implementation costs incurred to develop or obtain internal-use software under ASC 350-40, to determine which costs to capitalize and recognize as an asset and which costs to expense. The new guidance is effective for years beginning after December 15, 2020, with early adoption permitted. The Company has adopted this standard and has applied the relevant guidance for the consolidated financial statements as of and for the year ended December 31, 2022. The adoption of the accounting standard did not have a significant impact on the Company’s consolidated financial statements.

New Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments, which requires the application of a current expected credit loss (“CECL”) impairment model to financial assets measured at amortized cost (including trade accounts receivable), net investments in leases, and certain off-balance-sheets credit exposures. Under the CECL model, lifetime expected credit losses on such financial assets are measured and recognized at each reporting date based on historical, current, and forecasted information. Furthermore, the CECL model requires financial assets with similar risk characteristics to be analyzed on a collective basis. The new guidance is effective for years beginning after December 15, 2022, with early adoption permitted. The Company concluded that the impact of the pronouncement on the consolidated financial statements is not material.

3.	Property and Equipment, net

As of December 31, 2022 and 2021, property and equipment and accumulated depreciation balances are as follows:

	2022	2021
Leasehold improvements	$316,676	$151,177
Furniture & fixtures	295,512	—
Computer and computer equipment	187,067	41,245
Other	29,856	17,810

Total property and equipment	829,111	210,232
Less: Accumulated depreciation	(100,512)	(11,432)

Total property and equipment, net	$728,599	$198,800

Depreciation expense from property and equipment was $89,080 and $11,432 during the years ended December 31, 2022 and 2021, respectively.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

The Company performed an impairment assessment of property and equipment as of December 31, 2022 and 2021. Based on the conclusion that the assets were recoverable, no impairment charges were recognized.

4.	Business Combinations

The Company accounts for acquired businesses in accordance with ASC 805, Business Combinations. There were no acquisitions during 2022. One business acquisition was completed during 2021.

Trueface

On May 28, 2021, the Company acquired 100% of the issued and outstanding stock of 214 Technologies, LLC (“Trueface”), a computer vision company that transforms video and imagery into intelligent, actionable data, empowering users to enhance their operating capacity and reduce risks associated with identity. The acquisition was completed to expand the Company’s technology capabilities. Total consideration paid by the Company was $18,811,488, consisting of $12,401,258 of cash and $6,410,230 of Class A units of the Company issued to the sellers of Trueface at fair value. The Company allocated the aggregate purchase consideration to the assets acquired and liabilities assumed, based on their fair values as of the acquisition date.

The purchase consideration and allocation of the fair value of the acquisition is shown in the table below.

Cash paid	$12,401,258
Equity issued	6,410,230

Total purchase consideration	$18,811,488

Assets:
Accounts receivable	$85,000
Deferred tax asset	26,910
Intangible assets	4,790,000

Total assets acquired	4,901,910

Liabilities:
Accounts payable	24,333
Accrued liabilities	12,760
Deferred revenue	16,375

Total liabilities acquired	53,468

Fair value of net identifiable assets acquired	4,848,442
Goodwill	13,963,046

Total	$18,811,488

The following table summarizes the intangible assets acquired by class:

Dataset	$2,600,000
Technology	1,600,000
Customer relationships	590,000

$4,790,000

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Acquired dataset, technology and customer relationships have useful lives of 10, 10 and 20 years, respectively.

The Company recognized $13,963,046 in goodwill, of which none is tax deductible goodwill. The Company used the relief from royalty method to value the dataset and technology and the excess earnings method to value customer relationships.

In connection with the acquisition, the Company incurred transaction costs of $1,567,360 related to due diligence, legal and other fees related to the acquisition, which includes a non-cash finder’s fee of $93,240 that was settled in the form of the issuance of Class A units. These costs are included in Transaction expenses in the Consolidated Statements of Operations.

Unaudited Pro Forma Consolidated Financial information

The following unaudited pro forma summary for the year ended December 31, 2021 has been calculated after adjusting the results of the Company to include Trueface to reflect the business combination accounting effects resulting from this acquisition, including the amortization expense from acquired intangible assets as though the acquisition occurred on January 1, 2021.

2021
Revenues	$29,100,509
Net loss	(15,466,097)

The Company recognized revenues and net loss from Trueface post-acquisition in 2021 of $620,305 and $1,482,459, respectively.

The pro forma financial information is for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place on January 1, 2021.

5.	veriScan Software, net

On March 17, 2021, the Company entered into an asset purchase agreement to acquire the software assets of veriScan. The acquired software enables commercial airlines to use facial recognition technology to verify the identity of passengers. The Company paid $10,693,200, inclusive of third-party costs, all of which was capitalized as veriScan software. Compensation expense of $100,000 was incurred related to finder fees to certain employees, which was settled in the form of the issuance of Class A units and is included within Transaction expenses in the Consolidated Statements of Operations. The Company evaluated the acquisition in accordance with ASC 805, Business Combinations, and concluded the acquisition represented an asset acquisition as substantially all of the fair value of the gross assets acquired was concentrated in the software asset.

The below table presents the carrying value and accumulated amortization of veriScan software for the respective periods.

	2022	2021
Gross amount	$10,693,200	$10,693,200
Accumulated amortization	(1,960,420)	(891,100)

Net carrying value	$8,732,780	$9,802,100

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Changes in the carrying amount of veriScan software for the years ended December 31 are as follows:

December 31, 2020	$—
Acquisition	10,693,200
Amortization	(891,100)

December 31, 2021	9,802,100

Amortization	(1,069,320)

December 31, 2022	$8,732,780

Estimated future amortization expense related to veriScan software is presented below.

2023	$1,069,320
2024	1,069,320
2025	1,069,320
2026	1,069,320
2027	1,069,320
Thereafter	3,386,180

$8,732,780

Amortization expense related to veriScan software for the years ended December 31, 2022 and 2021 was $1,069,320 and $891,100, respectively, and is included in Cost of revenue on the Consolidated Statements of Operations. The useful life of the veriScan software is 10 years.

The Company performed an impairment assessment of veriScan software as of December 31, 2022 and 2021. Based on the conclusion that the asset was recoverable, no impairment charges were recognized for the years ended December 31, 2022 and 2021.

6.	Customer Relationships, net

The below table presents the carrying value and accumulated amortization of Customer relationships for the respective periods.

	2022	2021
Gross amount	$38,790,000	$38,790,000
Accumulated amortization	(4,304,208)	(2,309,710)

Net carrying value	$34,485,792	$36,480,290

Changes in the carrying amount of Customer relationships for the years ended December 31 are as follows:

December 31, 2020	$37,872,500
Acquisition	590,000
Amortization	(1,982,210)

December 31, 2021	36,480,290

Amortization	(1,994,498)

December 31, 2022	$34,485,792

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Estimated future amortization expense related to Customer relationships is presented below.

2023	$1,994,496
2024	1,994,496
2025	1,994,496
2026	1,994,496
2027	1,994,496
Thereafter	24,513,312

$34,485,792

Amortization expense related to Customer relationships for the years ended December 31, 2022 and 2021 was $1,994,498 and $1,982,210, respectively, and is included in Depreciation and amortization on the Consolidated Statements of Operations. The useful life of the Customer relationships is 10 – 20 years.

The Company performed an impairment assessment of the customer relationships as of December 31, 2022 and 2021. Based on the conclusion that the assets were recoverable, no impairment charges were recognized for the years ended December 31, 2022 and 2021.

7.	Other Intangible Assets, net

The below table presents the carrying value and accumulated amortization of other intangible assets for the respective periods.

	December 31, 2022
	Gross Amount	Accumulated Amortization	Net Carrying Value
Datasets	$2,774,250	$(426,663)	$2,347,587
Technology	1,600,000	(253,333)	1,346,667

Total	$4,374,250	$(679,996)	$3,694,254

	December 31, 2021
	Gross Amount	Accumulated Amortization	Net Carrying Value
Datasets	$2,608,000	$(151,883)	$2,456,117
Technology	1,600,000	(93,331)	1,506,669

Total	$4,208,000	$(245,214)	$3,962,786

Changes in the carrying amount of other intangible assets for the years ended December 31 are as follows:

	Datasets	Technology	Total
December 31, 2020	$—	$—	$—
Acquisition and purchases	2,608,000	1,600,000	4,208,000
Amortization	(151,883)	(93,331)	(245,214)

December 31, 2021	2,456,117	1,506,669	3,962,786

Purchases	166,250	—	166,250
Amortization	(274,780)	(160,002)	(434,782)

December 31, 2022	$2,347,587	$1,346,667	$3,694,254

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Estimated future amortization expense related to other intangible assets is presented below.

2023	$437,424
2024	437,424
2025	437,424
2026	437,424
2027	437,424
Thereafter	1,507,134

$3,694,254

Amortization expense related to Technology was $160,002 and $93,331 for the years ended December 31, 2022 and 2021, respectively, and is included in Cost of revenue on the Consolidated Statements of Operations. The useful life of the Technology is 10 years. Amortization expense for Datasets were $274,780 and $151,883 for the years ended December 31, 2022 and 2021, respectively, and is included in Depreciation and amortization on the Consolidated Statements of Operations. The useful life of the Datasets is 10 years.

The Company performed an impairment assessment of the other intangible assets as of December 31, 2022 and 2021. Based on the conclusion that the assets were recoverable, no impairment charges were recognized for the years ended December 31, 2022 and 2021.

8.	Goodwill

Goodwill is primarily attributable to the acquisition of Linkware, LLC and Pre, LLC in 2020 and Trueface in 2021. These acquisitions were accounted for as business combinations under ASC 805, Business Combinations. For purposes of the goodwill impairment test as of December 31, 2022, goodwill was assigned to two reporting units: Government Solutions and Commercial Solutions. For purposes of the goodwill impairment test as of December 31, 2021, goodwill was assigned to one reporting unit. The change in reporting units was driven by organizational changes that occurred at the Company during 2022.

The Company completed a quantitative impairment assessment of goodwill as of December 31, 2022 and recorded a non-tax-deductible impairment loss of $32,984,777. No impairment loss was recorded for the year ended December 31, 2021. The Company utilized an income approach to estimate the fair value of each reporting unit. The income approach is based on projected cash flows which are discounted to the present value using discount rates that consider the timing and risk of cash flows. The discount rate used is the value-weighted average of the reporting unit’s estimated cost of equity and of debt (“cost of capital”). The weighted average cost of capital is adjusted by reporting unit to reflect a risk factor, if necessary. Other significant assumptions include future working capital requirements.

The following table summarizes the changes in the carrying amount of goodwill:

Balance December 31, 2020	$33,462,979
Acquistion of Trueface	13,963,046
Balance at December 31, 2021	47,426,025

Impairment	(32,984,777)

Balance at December 31, 2022	$14,441,248

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

9.	Leases

During the year ended December 31, 2021, the Company entered into a long-term operating lease for office space for the new Company headquarters (“HQ lease”). In addition to base rent, the HQ lease requires additional payments to cover common area maintenance charges incurred and to pass along increases in real estate taxes. At the lease commencement date, the Company classified its HQ lease as an operating lease.

The HQ lease is for 12 years and expires in July 2033. One five-year option period is available, which as of December 31, 2021, was not reasonably expected to be exercised. The Company has an early termination option that can be exercised between 12 and 15 months preceding the seven-year anniversary of the lease commencement date. The Company received abated rent and a tenant improvement allowance to build out the space, which was determined to substantially represent a lessor asset. Rent escalates on an annual basis at 2.75%.

No impairment of the right-of-use assets was recognized for the years ended December 31, 2022 and 2021.

	2022	2021
Right-of-use assets	$6,591,936	$6,580,042
Accumulated amortization	(486,655)	(157,928)

Right-of-use assets, net	$6,105,281	$6,422,114

The future annual minimum lease payments contractually due on the Company’s HQ lease as of December 31, 2022 were as follows:

2023	$1,018,762
2024	1,075,408
2025	1,104,996
2026	1,135,293
2027	1,166,423
Thereafter	7,122,753

Total future annual minimum lease payments	12,623,635
Less: Amount related to imputed interest	(5,114,290)

Total operating lease liabilities	7,509,345
Less: Current portion	(1,018,758)

Operating lease liability, non-current	$6,490,587

The Company had rent concessions for the years ended December 31, 2022 and 2021. Lease expense is recognized on a straight-line basis in accordance with ASC 842 for an operating lease. Lease expense is included within Selling, general and administrative expense on the Consolidated Statements of Operations.

	2022	2021
Operating lease expense	$1,051,968	$438,320
Short term lease expense	27,392	145,357

Total rent expense	$1,079,360	$583,677

Additional information about the Company’s operating leases as of December 31, 2022 and 2021 is as follows:

	2022	2021
Weighted-average remaining lease term	10.6 years	11.6 years
Incremental borrowing rate	10.17%	10.17%

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

The right-of-use assets include $86,225 and $74,331 of prepaid rent as of December 31, 2022 and 2021, respectively.

10.	Debt

Related Party Promissory Notes

During 2021, the Company received a loan of $2,000,000 from the majority investor. The loan was used by the Company to provide a bidding deposit on a project during 2021 (the bidding deposit was returned to the Company in 2022). In 2022, the loan was increased by $850,000, and converted into promissory notes on November 29, 2022 due in November 2023. The promissory notes with the majority investor totaled $2,850,000 for the amounts received as of December 31, 2022. The interest rate is one-month term secured overnight financing rate (“SOFR”), plus 3.25%, effective from November 29, 2022, and interest is paid-in-kind until the principal is due.

On December 31, 2022, the interest rate was 7.37%. The outstanding balances including accrued nominal interest of $18,684 and zero on the related party promissory notes were $2,868,684 and $2,000,000 as of December 31, 2022 and 2021, respectively, and are presented as a non-current liability and current liability in the Consolidated Balance Sheets, respectively. The maturity date was extended subsequent to December 31, 2022 (Note 18, Subsequent events).

Scheduled payments on outstanding promissory notes with the majority investor as of December 31, 2022 are as follows after reflecting the extension of the maturity date:

Years ending December 31,
2023	$—
2024	—
2025	2,868,684

Total related party promissory notes outstanding	$2,868,684

Original Loan Agreement

The Company entered into a loan agreement with a third-party lending institution dated December 30, 2020 (the “Original Loan Agreement”) for $28,800,000 at a 2.75% interest rate. The Original Loan Agreement was guaranteed by the majority investor, and matured at the earlier of December 31, 2021, or the guarantor facility maturity date (i.e., October 3, 2022).

During 2021, the Company executed four amendments to the Original Loan Agreement to receive an additional $32,689,340 and extend the maturity date to October 3, 2022. An amount of $9,300,000 was repaid on March 29, 2021.

The outstanding loan payable and accrued interest under the Original Loan Agreement was $52,309,184, of which $119,844 was accrued interest, as of December 31, 2021.

On January 31, 2022, the Company entered into Amendment #5 to the Original Loan Agreement resulting in a term loan advance of $9,000,000 being made to the Company.

On June 3, 2022, the balance of $61,199,028 under the Original Loan Agreement was refinanced, whereby the Company entered into a new promissory note with a new third-party financial institution (the “New Credit Agreement”). As there was a change in the lender, the transaction described above was accounted for as a debt extinguishment for accounting purposes and did not result in a gain or loss. The Company did not incur material transaction costs in entering into the new credit agreement.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

New Credit Agreement

The New Credit Agreement is a credit facility of the majority investor where the Company is a qualified borrower. The New Credit Agreement provides for a maximum outstanding principal of $350,000,000 and is fully guaranteed by the majority investor and is repayable on demand. Under the provisions of the agreement and subsequent amendments, any outstanding borrowings bear interest monthly at a variable rate of 3.25%, plus one-month SOFR. Interest payments on the New Credit Agreement will be paid entirely in kind with such amounts capitalized to the outstanding principal amount monthly. The demand notice period on the New Credit Agreement is 15 business days. If not terminated earlier, the New Credit Agreement terminates upon the last date on which the majority investor may issue capital calls. On December 31, 2022, the interest rate was 7.37%.

The New Credit Agreement does not include any financial covenants.

As the principal outstanding under the New Credit Agreement is payable on demand, it was classified as a current liability on the Consolidated Balance Sheets. The outstanding loan payable and accrued interest under the New Credit Agreement was $63,346,559, of which accrued interest was $2,147,532, as of December 31, 2022.

11.	Equity Participation Plan

The Company was formed pursuant to a Limited Liability Company Agreement on September 29, 2020, which was amended and restated on October 30, 2020 (“A&R LLC Agreement”). Pursuant to the terms of the A&R LLC Agreement, a Board of Managers was created with each manager having a vote. The Board of Managers may elect to issue Class A units and/or Class B units, all of which are non-voting. The Board of Managers has the authority to issue units and shall determine the number of authorized units to issue.

The Company has two equity participation plans. Class B units are issued to eligible employees based in the United States. Class B Equity Appreciation Rights (“Class B EAR”) are issued to eligible employees based outside of the United States. Class A units are issued primarily to its private equity investors as capital interests and do not represent participation plans. The Board of Managers is authorized to issue additional units of all unit classes.

Class A Units

The Company had 66,031,670 units issued and outstanding as of December 31, 2022 and 2021. The Company did not issue units and issued 17,296,670 units for the years ended December 31, 2022 and 2021, respectively. Total Class A units as of December 31, 2020 issued and outstanding was 48,735,000. The Board of Managers is authorized to issue 66,031,670 units and may issue additional units. Class A units vest immediately upon issuance and cannot be forfeited. The Class A units represent capital interests in the Company as unitholders have an immediate claim to the assets of the Company upon a liquidation event. As such contributions are accounted for as equity contributions under ASC 505, Equity.

Class B Units

Class B units issued and outstanding, as well as granted and forfeited, under the Class B unit plan are presented in the table in Note 12, Unit-based compensation. The Class B units represent profit units and are granted to enable employees to share in the proceeds should a liquidation event take place. The Board of Managers is authorized to issue 14,645,099 Class B units and is authorized to issue additional Class B units.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

The Class B units are classified into four tranches, tranche I, II, III and IV, each with varying participation thresholds ($1.00 or $4.29 per unit) and vesting conditions.

Vesting conditions for tranche I units are based on service conditions (ratably over 5 years) and performance conditions (measurement date IRR equals or exceeds 8% cumulatively). All tranche I units automatically vest with regards to the service condition upon the consummation of a sale of the Company. All tranche I units automatically vest upon the achievement of the performance condition. A holder of tranche I units that is a good leaver retains their vested units after being employed by the Company, although the Company and its investors have the ability to repurchase the outstanding units within 180 days at fair market value.

Vesting conditions for tranche II, III and IV units are based on performance conditions (e.g., investor inflows are at least 2.0 times the investor outflows, measurement date IRR equals or exceeds 15%) and on a sale of the Company. A holder of tranche II, III and IV units forfeits their units when they are no longer employed by the Company.

The Company accounts for Class B units as equity (Tranche I) and liability (Tranche II, III, and IV) awards under ASC 718, Stock Compensation.

Class B Equity Appreciation Rights

Class B EAR units issued and outstanding, as well as granted and forfeited, under the Class B EAR unit plan are presented in the table in Note 12, Unit-based compensation. The Class B EAR units are not equity interests in the Company and instead represent a requirement of the Company to make a cash payment upon the achievement of certain conditions and are accounted for as liability awards under ASC 710, Compensation—General. The Board of Managers is authorized to issue 1,970,000 Class B EAR units and is authorized to issue additional Class B EAR units.

The Class B EAR units are classified into four tranches, tranche I, II, III and IV, with a participation threshold of $4.29. The vesting conditions are the same as those outlined above for the Class B units.

12.	Unit-based Compensation

Allocation of Profits and Losses

Profits and losses shall be allocated among the unitholders in such a manner that would result in the capital accounts at year-end equaling the amount that would be distributed to such unitholders under a deemed liquidation event after satisfying all debts. A requirement does not exist for unit holders to contribute to the Company if a loss is present.

Determining Fair Value – Unit-based awards with service and market conditions

The Company assessed the fair value of Unit-based awards with service and market conditions (Class B Tranche I) as of the various grant dates in 2020, 2021, and 2022 in accordance with ASC 718. The Company assessed the fair value of these units based on a Black-Scholes option pricing model, adjusted for the volatility of similar companies. The results of the model concluded the fair value of these awards to be negligible and as a result, the fair value of the awards as well as the compensation expense associated with such awards was deemed to be immaterial. A liquidation of the Company at any point to date would not have resulted in a distribution to any Class B unit holders and there are no reasonably estimable future conditions that would result in a change to that position. Because of the above assessment no related compensation expense was recorded.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Determining Fair Value – Assumptions

Key assumptions used in the Black-Scholes option pricing model as the method of valuation are summarized as follows:

Expected volatility: The Company estimates the volatility of its Class B Tranche I shares at the grant date based on the historical volatility of similar publicly traded companies.

Dividend yield: The dividend yield assumption was $0 based on the Company’s historical and projected dividend payouts.

Risk-free interest rate: The risk-free interest rate is based on the observed interest rates appropriate for the term of the Company’s employee stock options.

Amortization period: The amortization period aligns with the requisite service periods associated with the awards.

Discount for post-vesting restrictions: Awards with participation thresholds of $4.29 were discounted incrementally as compared with those awards with a threshold of $1 based on a quantitative assessment showing the significant deficit these units needed to overcome in order to participate in a distribution.

Share price: The fair value of the Company’s stock price is based on recent transactions.

Unit-Based Compensation Expense

Class B Tranche I—Tranche I units are treated as equity. ASC 718 requires that all stock-based compensation classified as equity be recognized as an expense in the financial statements and that such cost be measured based on the grant date fair value of the award. The Company evaluated the fair value of the granted Class B Tranche I units on each grant date and concluded the fair value to be negligible. While the Class B Tranche I units have vested ratably over the period based on the service conditions, the fair value of the awards is negligible, therefore, the Company has not recognized any expense for any of the Class B Tranche I awards during 2022 and 2021.

Class B Tranche II—IV—Tranche II, III, & IV units are treated as liabilities. ASC 718 requires that all stock-based compensation classified as liabilities be recognized as an expense in the financial statements and that such cost be measured based on the grant date fair value of the award and remeasured for each reporting date through settlement. The fair value of the awards, determined on the grant date of each award is negligible and the vesting conditions have not been met, therefore, no compensation expense was recorded for the years ended December 31, 2022 or 2021.

Class B EAR - Stock-based compensation subject to ASC 710 requires recognition when the distribution to the holder is probable and reasonably estimable. No distribution is probable or reasonably estimable as of December 31, 2022 and 2021 and thus, no compensation expense was recorded for either year.

As a result of the fair value being determined to be negligible, the weighted average grant date was also determined to be immaterial.

Forfeitures are recognized as they occur for all above units.

Distributions

In accordance with the A&R LLC Agreement, distributions shall be made to the Class A and Class B unitholders as follows:

•	Class A units: An amount equal to the amount determined by dividing the Grossed-Up Amount (the sum of (a) the available amount of such distribution and (b) the aggregate amount of the participation

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

thresholds of all participating Class B units, as described in the A&R LLC Agreement) by the number of Participating Units, and

•

Class B units: An amount equal to the excess of (x) the amount determined by dividing the Grossed-Up Amount by the number of Participating units over (y) the Participation Threshold in respect of such Participating Class B Unit.

As of December 31, 2022 and 2021, members’ equity based on a hypothetical deemed liquidation of the business would have all been allocated to the Class A Units. No amounts would have been allocated to the Class B or Class B EAR units. Issued and outstanding units were as follows:

	Class A	Class B(1)		Class B EAR(1)		Total Class B & Class B EAR
		Tranche I	Tranche II-IV	Tranche I	Tranche II-IV
Outstanding as of December 31, 2020	48,735,000	974,699	3,898,801	—	—	4,873,500
Issued	17,296,670	1,242,460	4,969,830	30,000	120,000	6,362,290
Forfeited	—	(97,470)	(487,350)	—	—	(584,820)

Outstanding as of December 31, 2021	66,031,670	2,119,689	8,381,281	30,000	120,000	10,650,970
Vested (1)	66,031,670	409,458	—	6,000	—	415,458

Outstanding as of December 31, 2021	66,031,670	2,119,689	8,381,281	30,000	120,000	10,650,970
Issued	—	711,862	2,847,447	364,000	1,456,000	5,379,309
Forfeited	—	(469,862)	(2,143,766)	—	—	(2,613,628)

Outstanding as of December 31, 2022	66,031,670	2,361,689	9,084,962	394,000	1,576,000	13,416,651
Vested (1)	66,031,670	790,608	—	12,000	—	802,608

(1)

Class B Tranche II, III, & IV Units are all conditional on the sale of the Company which had not occurred as of December 31, 2022 or 2021. Unlike Tranche I units, these units are forfeited upon non-employment with the Company. As such no Tranche II, III, & IV units have been deemed as vested.

Vesting activity and the volume of unvested units are shown below. Class B Tranche II, III, & IV units are forfeited upon non-employment with the Company so both classes have been excluded from the table.

	Class B Tranche I	Class B EAR Tranche I
Unvested as of December 31, 2020	974,699	—
Granted	1,242,460	30,000
Vested	(409,458)	(6,000)
Forfeited	(97,470)	—

Unvested as of December 31, 2021	1,710,231	24,000
Granted	711,862	364,000
Vested	(381,150)	(6,000)
Forfeited	(469,862)	—

Unvested as of December 31, 2022	1,571,081	382,000

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

13.	Income Taxes

Loss before taxes includes the following components:

	2022	2021
Loss before taxes
United States	$(53,460,862)	$(12,198,137)
Foreign	239,332	109,722

	$(53,221,530)	$(12,088,415)

The components of the provision for income taxes for the year ended December 31, 2022 and 2021 are as follows:

	2022	2021
Current expense
State	$3,850	$3,150
Foreign	46,812	20,847

Total current expense	50,662	23,997
Deferred benefit
Federal	(21,421)	(440,597)
State	(287,128)	216,885

Total deferred benefit	(308,549)	(223,712)

Total income tax benefit	$(257,887)	$(199,715)

A reconciliation of the Company’s statutory income tax rate to the Company’s effective income tax rate for each period is as follows:

	2022	2021
Income tax at statutory federal rate	$(11,176,521)	$(2,538,567)
Increase (reduction) in income taxes resulting from:
State taxes, net of Federal benefit	(1,677,973)	(503,422)
Foreign rate differential	(4,787)	(2,194)
Non-deductible Goodwill	3,467,955	—
Transaction costs	—	190,959
Permanent differences	6,544	438
Other	28,208	(20,451)
Valuation allowance	9,098,687	2,673,522

Total income tax benefit	$(257,887)	$(199,715)

Our effective tax rates were 0.5% and 1.7% for the years ended December 31, 2022, and 2021, respectively. Our effective tax rates were below the 21% statutory rate primarily due to non-deductible goodwill and an increase in the valuation allowance.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities consist of the following on December 31, 2022 and 2021:

	2022	2021
Deferred tax assets:
Accrued expenses and other	$763,856	$312,104
Research and development credit carryforwards	238,807	238,807
Net operating loss carryforwards	8,014,923	4,642,814
Goodwill	3,225,289	—
Lease liabilities	1,920,694	2,945,144

Total deferred tax assets	14,163,569	8,138,869
Valuation allowance	(12,163,114)	(3,107,749)

Net deferred tax assets	2,000,455	5,031,120

Deferred tax liabilities:
Intangible assets	(379,166)	(2,066,362)
Goodwill	—	(533,877)
Property and equipment	(143,439)	(8,954)
Right-of-use assets	(1,561,571)	(2,853,292)
Other	(37,125)	1,970

Total deferred tax liabilities	(2,121,301)	(5,460,515)
Net deferred tax liabilities	$(120,846)	$(429,395)

The Company’s ability to utilize its deferred tax assets is based on a number of factors including the Company’s ability to generate substantial taxable income in future periods and the duration of statutory carryforward periods. Valuation allowances are established against the Company’s deferred tax assets based on consideration of all available evidence, both positive and negative, using a “more likely than not” threshold. The Company established a partial valuation allowance against deferred tax assets as presented above.

As of December 31, 2022, and 2021, the Company has U.S. federal and state net operating loss carryforwards of $30,916,271 and $17,748,984, which begin to expire from 2033 through 2037. In addition, the Company has research and development tax credits of $238,807 which begin to expire in 2040. Utilization of the net operating loss carryforwards are subject to various limitations including the ownership change limitations provided by Internal Revenue Code (IRC) Section 382 and similar state provisions.

The Company recognized a valuation allowance against deferred tax assets of $12,163,114 and $3,107,749 as of December 31, 2022 and 2021, respectively. The valuation allowance increased by $9,055,365 for the year ended December 31, 2022, compared to the increase of $3,107,749 for the year ended December 31, 2021. The increase in the valuation allowance is a result of the goodwill impairment and current year losses not tax benefited. The Company believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets such that a valuation allowance has been recorded. These factors include the Company’s history of net losses since its inception.

The Company continues to assert its intention to reinvest undistributed foreign earnings indefinitely with respect to its foreign operations. Accordingly, a provision has not been made at December 31, 2022 and 2021 for U.S. or additional foreign withholding taxes on the undistributed earnings of foreign subsidiaries.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

The Company’s policy is to recognize interest and penalties associated with uncertain tax benefits as part of the income tax provision and include accrued interest and penalties with the related income tax liability on the Company’s Consolidated Balance Sheets. To date, the Company has not recognized any interest and penalties in its Consolidated Statements of Operations, nor has it accrued for or made payments for interest and penalties. The Company has no material unrecognized tax benefits as of December 31, 2022 and 2021.

Fiscal years ending December 31, 2019, and later remain subject to examination by U.S. Federal authorities and various state authorities. There are currently no audits in progress.

14.	Revenue

The Company generates revenue from the performance of various services and sales of products (Note 2, Summary of Significant Accounting Policies). The following table presents revenue disaggregated by timing of revenue recognition:

	2022	2021
Revenue recognized over time	$32,024,169	$26,865,887
Revenue recognized at a point in time	2,507,747	1,147,093

	$34,531,916	$28,012,980

The following table presents revenue disaggregated by product type:

	2022	2021
Services	$27,600,924	$24,483,209
SaaS	1,304,707	371,336
Software Licenses	852,983	389,950
Professional Services	4,714,657	2,717,909
Other	58,645	50,576

Total revenue	$34,531,916	$28,012,980

Two customers primarily contributed more than 10% of total revenues. The largest customer represented 39% and 33% of Accounts receivable and 41% and 58% of Revenue as of and for the years ended December 31, 2022 and 2021, respectively. The second largest customer represented 18% and 31% of Accounts receivable and 38% and 28% of Revenue as of and for the years ended December 31, 2022, and 2021, respectively. None of the remaining customers individually represented 10% or more of total revenues.

Contract Assets and Contract Liabilities

Contract assets are the rights to consideration in exchange for goods or services that the Company has transferred to a customer when that right is conditional on something other than the passage of time. The Company’s contract assets comprise of unbilled receivables against revenues recognized prior to receipt of payment, and these amounts are generally billed and collected within one year. Contract assets are classified as current due to the short time period between recognition and collection and are included in Accounts receivable in the Consolidated Balance Sheets.

Contract liabilities are recorded for any services billed to customers and not yet recognizable if the contract period has commenced or for the amount collected from customers in advance of the contract period commencing. Contract liabilities are classified as current and are presented as Deferred revenue in the Consolidated Balance Sheets.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

The Company did not have any Unbilled receivables (contract assets), or Deferred revenue (contract liabilities) reported on a net contract basis as of December 31, 2022 or 2021.

The Unbilled receivables and Deferred revenue balances were as follows as of December 31:

	2022	2021
Unbilled receivables	$175,750	$197,750
Deferred revenue	554,819	288,329
Revenue recognized in the period from amounts included in contracts liability at the beginning of the period	$288,329	$—

The changes in contract assets are primarily due to timing differences between the Company’s performance of services or a sale of software licenses and the related right for consideration to become unconditional (i.e., timing of contract assets being reclassified to a receivable). Changes in contract liabilities are primarily due to the timing difference between the Company’s performance of services and payments from customers. To determine revenue recognized from contract liabilities during the reporting periods, the Company allocates revenue to individual contract liability balances and applies revenue recognized during the reporting periods first to the beginning balances of contract liabilities until the revenue exceeds the balances. The Company did not have contract liabilities outstanding at the beginning of the year ended December 31, 2021.

The Company defers costs to fulfill its contractual obligations if those costs meet all of the following criteria: (i) the costs relate directly to the contract, (ii) the costs generate or enhance resources of the Company that will be used in satisfying performance obligations in the future, and (iii) the costs are expected to be recovered. The Company had deferred costs totaling $195,957 and $198,291 as of December 31, 2022 and 2021, respectively. Deferred contract costs are included in Other current assets in the Consolidated Balance Sheets and are recorded to Cost of revenue.

15.	Commitments and Contingencies

The Company is subject to litigation and claims arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, the Company believes that it has valid defenses with respect to any matters currently pending against the Company and intends to defend itself vigorously. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on the Company’s consolidated financial statements.

16.	Benefit Plans

The Company maintains a defined contribution 401(k) plan (the “Plan”) for all employees who are over the age of 21 and are not located in Puerto Rico and are not independent contractors, seasonal employees, or interns. Participants may make voluntary contributions up to the maximum amount allowable by law. The Company contributes up to 6% of a participant’s eligible compensation and additional discretionary matching contributions may be made. Company contributions generally vest to the participants immediately (subject to certain Internal Revenue Code requirements). The Company recorded contributions to the Plan of $774,809 and $506,178 for the years ended December 31, 2022 and 2021, respectively, and are included in Selling, general and administrative expense in the Consolidated Statements of Operations.

17.	Related Party Transactions

The Company owed the majority investor $2,850,000 along with an interest payable of $18,684 as of December 31, 2022 and $2,000,000 with no interest payable as of December 31, 2021, respectively. The

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

Company had a related party receivable from the majority investor for $800,000 as of December 31, 2020, which was settled during 2021.

The Company’s Original Loan Agreement was guaranteed by the majority investor. The New Credit Agreement in 2022 is also guaranteed by the majority investor (Note 10, Debt).

The Company entered into a Consulting Agreement on October 30, 2020 with the majority investor that requires payment of (1) a minimum consulting fees of $600,000 per year up to $2,000,000 (fees are pro-rated for time of ownership), and (2) a transaction consulting fee of $700,000. The Company recognized $600,000 of consulting fees in Selling, general and administrative expense in the Consolidated Statements of Operations for both years ended December 31, 2022 and 2021. The Company recognized $0 and $500,000 of transaction consulting fees in Transaction expenses in the Consolidated Statements of Operations for the years ended December 31, 2022 and 2021, respectively.

18.	Subsequent Events

In preparing these consolidated financial statements, the Company evaluated events and transactions for potential recognition or disclosure through January 8, 2024, the date on which the consolidated financial statements were available to be issued.

During 2023, the Company borrowed $4,500,000 under the New Credit Agreement and $7,500,000 of new promissory notes from the majority investor.

On October 23, 2023, the Company refinanced its promissory notes with the majority investor (Note 10, Debt) to extend the maturity date to November 29, 2025.

On November 4, 2023, the Company entered into an agreement and plan of mergers (the “Merger Agreement”) with BigBear.AI Holdings (“BBAI”), pursuant to which Pangiam Intermediate Holdings LLC a subsidiary of the Company will merge with a subsidiary of BBAI and become a wholly owned subsidiary of BBAI.

The consideration to be received consists of shares of BBAI common stock. The number of shares issued will be based off an agreed enterprise value of $70 million and a price per share of BBAI common stock of $1.3439 which represents the 20-day VWAP for Common Stock ending on the trading day immediately prior to the date of the Merger Agreement. The purchase price is subject to customary adjustments for indebtedness, cash, working capital, and transaction expenses. Initially $3.5 million of shares of BBAI common stock will be held back at the time of the closing of the Mergers to cover any post-Closing adjustments to the Purchase Price

The closing of the Merger is subject to customary closing conditions, including approval by the holders of a majority of the BBAI’s shareholders and receipt of regulatory approval. The Merger Agreement contains termination rights for the Company and BBAI, including in the event that the Merger is not consummated by August 4, 2024. Each party may also terminate the Merger Agreement if the other party breaches its representations, warranties or covenants in a manner that would lead to the failure of a condition, subject to a 30-day cure period.

The Company drew $3,500,000 on January 4, 2024 from the New Credit Agreement to fund operations prior to the closing of the Merger Agreement from the majority investor. This transaction represents a related party transaction.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Condensed Consolidated Financial Statements (Unaudited)

Nine Months Ended September 30, 2023 and 2022

Pangiam Ultimate Holdings, LLC and Subsidiaries

September 30, 2023 and 2022

Page

Condensed Consolidated Financial Statements (Unaudited)

Pangiam Ultimate Holdings, LLC and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

September 30, 2023 and December 31, 2022

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash	$1,131,481	$3,386,393
Restricted cash	1,114,604	111,715
Accounts receivable, net of allowance for credit losses of $ 96,253 as of September 30, 2023 and $ 0 as of December 31, 2022	6,362,810	5,926,568
Income tax receivable	104,137	104,137
Other current assets	401,442	390,046

Total current assets	9,114,474	9,918,859
Non-current assets
Property and equipment, net	694,940	728,599
veriScan software, net	7,930,790	8,732,780
Customer relationships, net	32,989,917	34,485,792
Other intangible assets, net	3,412,435	3,694,254
Goodwill	14,441,248	14,441,248
Right-of-use assets, net	5,883,968	6,105,281
Other non-current assets	1,860,978	752,102

Total non-current assets	67,214,276	68,940,056

Total assets	$76,328,750	$78,858,915

Liabilities and Members’ Equity
Current liabilities
Accounts payable	$2,623,543	$1,193,224
Accrued compensation	3,969,561	4,117,704
Loans payable and accrued interest	72,130,765	63,346,559
Other accrued expenses	1,788,467	1,057,458
Deferred revenue	818,262	554,819
Operating lease liabilities	1,068,076	1,018,758

Total current liabilities	82,398,674	71,288,522
Non-current liabilities
Due to related party	8,221,106	2,868,684
Operating lease liabilities	6,255,973	6,490,587
Deferred tax liability, net	231,538	120,846

Total non-current liabilities	14,708,617	9,480,117

Total liabilities	97,107,291	80,768,639

Commitments and contingencies (Note 14)
Members’ equity
Capital contributions	66,031,670	66,031,670
Accumulated comprehensive income (loss)	(2,322)	2,319
Accumulated deficit	(86,807,889)	(67,943,713)

Total members’ equity	(20,778,541)	(1,909,724)

Total liabilities and members’ equity	$76,328,750	$78,858,915

The accompanying notes are an integral part of these condensed consolidated financial statements.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

Nine Months Ended September 30, 2023 and 2022

	September 2023	September 2022
Revenue	$29,356,167	$25,726,336
Cost of revenue	19,759,102	18,058,457

Gross margin	9,597,065	7,667,879
Research and development	7,559,126	3,848,054
Selling, general and administrative	13,205,005	13,847,805
Transaction expenses	996,293	—
Depreciation and amortization	1,808,089	1,755,168

Total operating expenses	23,568,513	19,451,027

Operating loss	(13,971,448)	(11,783,148)
Interest expense, net	4,629,868	1,911,517

Loss before tax	(18,601,316)	(13,694,665)

Income tax (expense) benefit	(189,780)	136,189

Net loss	$(18,791,096)	$(13,558,476)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

Nine Months Ended September 30, 2023 and 2022

	September 2023	September 2022
Net loss	$(18,791,096)	$(13,558,476)
Other comprehensive income
Foreign currency translation adjustments, net of tax	(4,641)	(9,898)

Total other comprehensive loss	(4,641)	(9,898)

Comprehensive loss	$(18,795,737)	$(13,568,374)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Changes in Members’ Equity (Unaudited)

Nine Months Ended September 30, 2023 and 2022

	Capital Contributions	Accumulated Deficit	Accumulated Comprehensive Income (Loss)	Total Members’ Equity
Balance at January 1, 2022	$66,031,670	$(14,980,070)	$—	$51,051,600
Net loss	—	(13,558,476)	—	(13,558,476)
Other comprehensive loss	—	—	(9,898)	(9,898)

Balance at September 30, 2022	$66,031,670	$(28,538,546)	$(9,898)	$37,483,226

	Capital Contributions	Accumulated Deficit	Accumulated Comprehensive Income (Loss)	Total Members’ Equity
Balance at January 1, 2023	$66,031,670	$(67,943,713)	$2,319	$(1,909,724)
Credit loss adjustment	—	(73,080)	—	(73,080)

Balance at January 1, 2023	$66,031,670	$(68,016,793)	$2,319	$(1,982,804)
Net loss	—	(18,791,096)	—	(18,791,096)
Other comprehensive loss	—	—	(4,641)	(4,641)

Balance at September 30, 2023	$66,031,670	$(86,807,889)	$(2,322)	$(20,778,541)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

Nine Months Ended September 30, 2023 and 2022

	2023	2022
Cash flows from operating activities
Net loss	$(18,791,096)	$(13,558,476)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,730,080	2,677,159
Non-cash revenue	(16,853)	(16,853)
Deferred taxes	110,692	(182,930)
Non-cash interest expense	4,636,628	979,195
Unrealized foreign exchange loss	35,494	21,977
Provision for doubtful accounts	23,173	—
Changes in assets and liabilities
Accounts receivable	(528,564)	(2,661,447)
Other current and non-current assets	(1,040,234)	(345,006)
Deposits	—	2,000,000
Accounts payable	1,399,767	(105,458)
Accrued compensation	(177,130)	563,127
Other accrued expenses	752,697	(624,296)
Deferred revenue	238,440	(121,730)
Operating right-of-use assets and operating lease liabilities, net	36,017	777,083

Net cash used in operating activities	(10,590,889)	(10,597,655)

Cash flows from investing activities
Purchases of property and equipment	(66,737)	(609,602)
Purchases of intangible assets	(50,000)	(166,250)

Net cash used in investing activities	(116,737)	(775,852)

Cash flows from financing activities
Repayment of term loan	—	(61,199,028)
Proceeds from term loan	4,500,000	70,199,028
Proceeds from related party notes	5,000,000	—

Net cash provided by financing activities	9,500,000	9,000,000

Effect of foreign exchange rate changes on cash and restricted cash	(44,397)	(349)

Net decrease in cash and restricted cash during the year	(1,252,023)	(2,373,856)
Cash and restricted cash
Beginning of year	3,498,108	8,069,906

End of period	$2,246,085	$5,696,050

Supplemental cash flow information
Cash paid for interest	$—	939,199
Cash paid for taxes	48,226	21,796
Reconciliation of cash and restricted cash
Cash	$1,131,481	$5,584,890
Restricted cash	1,114,604	111,160

Total cash and restricted cash presented above	$2,246,085	$5,696,050

The accompanying notes are an integral part of these condensed consolidated financial statements.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

1.	Business Description

Pangiam Ultimate Holdings, LLC (the “Company” or “Pangiam”) was formed in Delaware on September 29, 2020. The Company is headquartered in McLean, Virginia. The Company is a provider of security solutions, specializing in customized digital identity, biometrics, AI/ML, and advanced analytics software and solutions for global trade, travel, and digital identity industries. Airlines, airports, and US Government agencies are among the Company’s customers relying on vision AI, analytics capabilities, and expertise to streamline operations, secure facilities, and verify identity.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of September 30, 2023, and its results of operations for the nine months ended September 30, 2023 and 2022, and cash flows for the nine months ended September 30, 2023 and 2022. The condensed consolidated balance sheet at December 31, 2022 was derived from audited annual financial statements, but does not contain all of the footnote disclosures from the annual financial statements.

Operating results for the nine months ended September 30, 2023 are not necessarily indicative of the results that may be expected for the year ended December 31, 2023.

The unaudited condensed consolidated financial statements as of September 30, 2023 should be read in conjunction with the consolidated financial statements as of and for the year ended December 31, 2022 and the notes thereto.

All intercompany balances and transactions have been eliminated in consolidation.

Liquidity

Since inception, the Company has funded operations through internally generated revenues, supplemented by proceeds from the issuance of debt and equity issued to AE Industrial Partners (the Company’s “majority investor”). Management assesses liquidity in terms of the Company’s ability to generate adequate amounts of cash to meet current and future liquidity needs. The expected primary uses of cash on a short and long-term basis are for working capital requirements, capital expenditures, and other general corporate services. The primary working capital requirements are for project execution activities including payroll costs driven primarily by the timing and extent of activities required on new and existing projects. Capital expenditures are primarily related to IT equipment, computers, software, and leases.

The condensed consolidated financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. The Company has incurred net losses and negative cash flows for the nine months ended September 30, 2023 and 2022 primarily associated with hiring of personnel and investment in technology development to ramp up for expected future contract wins, and professional services. The Company funded its operations during the nine months ended September 30, 2023, through borrowings from its existing lender under the New Credit Agreement and through borrowings with new promissory notes from the majority investor (Note 9, Debt). The Company’s majority investor has fully guaranteed the Company’s existing debt, as well as new borrowings under the New Credit Agreement. The Company’s New Credit Agreement is due on demand and, as a result, the debt has been classified as a current liability.

The Company drew $3,500,000 on January 4, 2024 from the New Credit Agreement to fund operations prior to the closing of the Merger Agreement (Note 17, Subsequent Events). Future capital requirements will

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

depend on many factors, including contract renewals, the rate of revenue growth, the expansion of sales and marketing activities, and the timing and extent of spending on research and development activities.

Management has evaluated the existing and forecasted cash balances and believes the cash generated from the current backlog of contracts, coupled with certain future contract awards, available debt and potential equity infusion from its existing majority investor, will be sufficient to fund operating and capital expenditures in the near term. Although forecasted cash balances include estimated cash flows from certain contract renewals that have not yet been awarded, Management believes there is a high probability the contracts will be renewed based on its historical experience. If the Company does not close on the Merger Agreement, or obtain anticipated contract renewals, Management plans to reduce certain discretionary spending from the forecasted cash balances primarily associated with investment in capital expenditures, planned research and development, as well as certain general and administrative expenses and/or obtain additional funds as needed through additional capital contributions and/or debt issuances. If the Company is unable to obtain adequate financing on satisfactory terms or additional capital from its majority investor, when required, the ability to grow or support the business could be significantly limited.

Management believes the plans outlined above, which include the ability to control its discretionary spending, mitigate the need to obtain additional capital infusion from its majority investor to support its ongoing operations for a period of beyond a year from the Company’s financial statement issuance date.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses in the condensed consolidated financial statements. Actual results could differ from those estimates. The Company’s significant accounting judgments and estimates include the assignment of consideration to acquired assets and assumed liabilities, estimated amortizable lives of long-lived assets and intangible assets, recoverability of intangible assets, goodwill, and other long-lived assets, equity compensation awards, the incremental borrowing rate (“IBR”), and the estimated fair value of the underlying assets in determining lease classification. Although management is not currently aware of any factors that would significantly change its estimates and assumptions, actual results may differ from these estimates.

Cash and Restricted Cash

The Company maintains cash and restricted cash in bank deposit accounts which at times may exceed the United States Federal Deposit Insurance Corporation (“FDIC”) coverage of $250,000 per depositor. The Company maintains a restricted cash balance for funds used for specific purposes which include, but are not limited to, contract letters of credit, collateral, and debt repayment. Restricted cash was required per the terms of the Company’s Original Loan Agreement.

Foreign Currency

The reporting currency of the Company is the U.S. dollar. The functional currency of each subsidiary is the applicable local currency. The Company’s foreign subsidiaries operations are translated from the applicable functional currency to the U.S. dollar using the average exchange rates during the reporting period, while assets and liabilities are translated at the period-end exchange rates.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

Accounts Receivable, Net

The Company generally records a receivable when revenue is recognized as the timing of revenue recognition may differ from the timing of payment from customers. Payment terms and conditions vary by contract, although terms generally include a requirement of payment within 30 to 75 days. The Company’s accounts receivables do not bear interest, and they are recorded at the invoiced amount less an allowance for any potentially uncollectable accounts under the current expected credit loss (“CECL”) impairment model and presents the net amount of the financial instrument expected to be collected. The Company includes current unbilled receivables (those with conditional rights to consideration based on anything other than the passage of time) with its billed receivables (those with unconditional rights to consideration) in Accounts receivable, net on the Condensed Consolidated Balance Sheet.

The CECL impairment model requires an estimate of expected credit losses, measured over the contractual life of an instrument, which considers forecasts of future economic conditions in addition to information about past events and current conditions. Based on this model, the Company considers many factors, including the age of the balance, collection history, and current economic trends. Bad debts are written off after all collection efforts have ceased. Allowances for credit losses are recorded as a direct reduction from an asset’s amortized cost basis. Credit losses and recoveries are recorded in Selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. Recoveries of financial assets previously written off, if any, are recorded when received.

Property and Equipment, Net

Property and equipment is recorded at cost, except in the case of acquisitions when it is recorded at fair value. Property and equipment is presented net of depreciation on the Condensed Consolidated Balance Sheets. Depreciation is calculated using the straight-line method over the following estimated useful lives:

Leasehold improvements	11 years
Furniture & fixtures	7 years
Computer and computer equipment	3 years
Other	3 years

Betterments, renewals, and extraordinary repairs that extend the life of an asset are capitalized. Leasehold improvements are depreciated over the shorter of the useful life or the lease term. Expenditures for repairs and maintenance are expensed as incurred and recorded within Selling, general and administrative expense in the Condensed Consolidated Statements of Operations.

Intangible Assets, Net

Intangible assets consist of assets acquired as part of business combinations and purchased in the course of normal business operations of the Company. Intangible assets with definite useful lives are amortized as the Company consumes economic benefit over the estimated useful lives of the intangible assets. The Company has no intangible assets with indefinite lives.

In accordance with ASC 360, Accounting for Impairment or Disposal of Long-Lived Assets, the intangible assets are reviewed for impairment, whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An estimate of the related undiscounted cash flows over the remaining life of the long-lived asset is utilized in assessing whether an asset has been impaired with an impairment measured based upon the amount by which the carrying amount of the asset exceeds the fair value.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

Goodwill

Goodwill is the excess of the purchase price over the estimated fair value of identifiable net assets acquired in business combinations. In accordance with ASU 2021-03, goodwill is tested for impairment on an annual basis at year-end as well as when events or changes in circumstances (i.e., triggering events) indicate the carrying amount of goodwill may not be fully recoverable. Goodwill is considered impaired when its carrying value exceeds its fair value. In such an event, an impairment loss will be recognized equal to the amount of that excess. The Company monitors the existence of potential impairment indicators throughout the year. Goodwill impairment testing is performed at the reporting unit level. The Company may elect to perform either a qualitative test or a quantitative test to determine if it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value. Fair value reflects the price a market participant would be willing to pay in a potential sale of the reporting unit. If the estimated fair value exceeds carrying value, then the Company concludes that no goodwill impairment has occurred. If the carrying value of the reporting unit exceeds its estimated fair value, the Company recognizes an impairment loss in an amount equal to the excess, not to exceed the amount of goodwill assigned to the reporting unit.

Leases

The Company is a lessee and recognizes its leases in accordance with ASU 2016-02, “Leases (Topic 842)”. The Company determines if an arrangement is a lease at inception. Leases are classified at lease commencement as either operating or finance leases. The Company uses leases to obtain the use of office space. As of September 30, 2023 and December 31, 2022, the Company had only one long-term lease. Operating leases are recorded in Right-of-use assets and Operating lease liabilities (current and non-current) on the Condensed Consolidated Balance Sheets.

Operating lease liabilities are calculated as the present value of the future minimum lease payments as of the commencement date. Since most lease agreements do not provide an implicit rate, the Company uses its IBR as of the commencement date in estimating the present value of future payments. The IBR is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. The IBR is determined considering macro-economic factors such as the specific interest rate curve based on the relevant term, as well as specific factors contributing to the Company’s credit spread. Lease terms, for the purpose of determining each lease’s present value, include options to extend or terminate the lease if its reasonably certain that the Company will exercise that option. The Company has lease agreements with lease and non-lease components but has elected to not separate non-lease components of a contract from the lease component to which they relate.

Short-term leases less than twelve months in length are not included in the determination of lease liabilities. Lease payments for short-term leases are recognized in net income on a straight-line basis over the lease term and are included in Selling, general and administrative expense on the Condensed Consolidated Statements of Operations.

Operating right-of-use assets are the calculated lease liabilities, excluding the lease incentives and initial costs incurred to obtain the lease. Right-of-use assets are evaluated for impairment periodically whenever events or changes in circumstances indicate that related carrying amounts may not be recoverable from undiscounted cash flows in accordance with ASC 360, Accounting for Impairment or Disposal of Long-Lived Assets.

Fair Value Measurements

Fair value is the price that would be received if an asset were sold or the price that would be paid to transfer a liability in an orderly transaction between willing market participants at the measurement date.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

ASC 820, Fair Value Measurements (“ASC 820”), establishes a framework for measuring fair value. That framework specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions.

The three levels of the fair value hierarchy under ASC 820 are described below:

•	Level 1 – Quoted prices for identical instruments in active markets;

•

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

•	Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The assets or liabilities fair value measurement level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. Valuation techniques need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company did not have Level 1, 2 or 3 fair value assets or liabilities as of September 30, 2023 and December 31, 2022.

Loans payable and Due to related party

The estimated fair value of Loans payable and Due to related party is determined by Level 2 inputs and is based on observable market data including interest rate terms of the loans. The Loans payable and Due to related party are recorded at principal plus interest in kind. The carrying amount of the Loans payable and Due to related party (Note 9, Debt) approximates fair value given the underlying interest rate applied to such amounts outstanding is currently set to the prevailing market rate.

Cash, Restricted cash, Accounts receivable, Other current assets, Accounts payable, Accrued compensation, and Other accrued expenses are reflected on the Condensed Consolidated Balance Sheets at amounts that approximate fair value because of the short-term nature of these financial assets and liabilities.

Equity Securities

As part of a revenue arrangement in 2020, the Company received non-cash consideration in the form of non-marketable shares of a privately held company for which the Company does not have the ability to exercise significant influence. Accordingly, the Company accounted for these equity securities by electing the measurement alternative for investments without readily determinable fair values. The non-marketable equity securities are carried at cost of all vested shares less any impairment, plus or minus adjustments resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. The equity securities are recorded within Other non-current assets in the Condensed Consolidated Balance Sheets. Revenue is recognized over time for the non-cash consideration based on the fair value of the stock determined at contract inception. The measurement alternative election is reassessed each reporting period to determine whether the non-marketable securities continue to be eligible for this election.

The Company tests the equity securities for impairment each reporting period, and as of September 30, 2023 and December 31, 2022, no changes in carrying value of the equity investment were recognized under the measurement alternative. No unrealized gains or losses were recognized for the equity securities for the nine months ending September 30, 2023 and 2022.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

Refer to the following rollforward of the equity securities balance:

Balance at December 31, 2021	$206,834
Recognition of common stock in accordance with ASC 606	22,471

Balance at December 31, 2022	229,305
Recognition of common stock in accordance with ASC 606	16,853

Balance at September 30, 2023	$246,158

Equity Participation Plans

The Company’s equity participation plans (Note 10, Equity Participation Plan) are accounted for in accordance with ASC 718, Compensation—Stock Compensation (Class B units), and ASC 710, Compensation (Class B Equity Appreciation Rights (“EAR”)). ASC 718 requires that all stock-based compensation classified as equity (Class B Tranche I) be recognized as an expense in the financial statements and that such cost be measured based on the grant date fair value of the award. ASC 718 requires that all stock-based compensation classified as liabilities (Class B Tranche II, III & IV) be recognized as an expense in the financial statements and that such cost be measured based on the settlement-date fair value of the award and remeasured for each reporting date through settlement. ASC 710 requires that related stock-based compensation expense (Class B EAR Tranche I, II, III & IV) be recognized when the distribution to the holder is probable and reasonably estimable. Forfeitures are recognized as they occur.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, when control of the promised goods or services is transferred to the Company’s customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. For payment terms of one year or less, as a practical expedient, the Company does not adjust the transaction price for the effects of financing. The Company presents revenues net of sales taxes collected.

In determining how revenue should be recognized, the Company follows a five-step process:

•	Identification of the contract, or contracts, with a customer.

•	Identification of the performance obligations in the contract.

•	Determination of the transaction price.

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the Company satisfies the performance obligations.

The Company generates revenue from the performance of various services and sales of products, as defined below:

Services

Services provided to customers generally are on a time and material (“T&M”) basis and are performed pursuant to specific statements of work. The Company charges the customer for work performed on an hourly basis at stated rates in the contract. The Company elected the right to invoice practical expedient for most of these arrangements and recognizes revenue over time as services are performed based on the amounts invoiced to the customer.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

Consulting

Consulting represents services provided to customers which rely on Company personnel and their experience and knowledge of specific markets and market activity. The Company is usually paid a fixed amount over the period of the contract or upon completion of discrete deliverables identified in the contract. For most consulting arrangements, the Company elected the right to invoice practical expedient and recognizes revenue over time as services are performed based on the amounts invoiced to the customer.

Professional Services

Professional services consist primarily of fees derived from the performance of professional services provided to customers and partners to configure and optimize the use of the Company’s solutions, as well as training services related to the configuration and operation of the Company’s solutions. Professional services revenue is generally satisfied over time, as services are performed or at a point in time when configuration and optimization services are completed, or training activity is performed. Professional services revenue may include incidental hardware required to deploy the Company’s solutions. The customer may purchase the hardware through the Company or may purchase the hardware on its own. Revenue from sales of hardware is generally recognized as of a point in time when the hardware is delivered to the customer.

Subscription SaaS

Subscription SaaS revenue represents subscription term-based licenses sold to customers for solutions deployed on premise within the customer’s information technology infrastructure or in a third-party cloud of their choice and maintenance and support. The Company’s SaaS subscriptions provide customers the right to access cloud-hosted software and support for the SaaS service, which the Company considers to be a single performance obligation. The Company recognizes revenue over time over the life of the contract term. In connection with SaaS arrangements, the Company also sells professional services for maintenance and support, which the Company considers to be a separate performance obligation.

Software Licenses

Software licenses represent the sale of the Company’s intellectual property to customers. Software revenue includes term-based license revenue for solutions sold to customers for development or to be resold by the customer. The Company recognizes revenue from software licenses at the point in time that control passes to the customer. Additional maintenance and support for software licenses are priced separately, which the Company considers to be distinct performance obligations.

For contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the estimated standalone price of each performance obligation.

Payment terms of each sales invoice provide for payment within 30 – 75 days of invoicing to the customer. In most arrangements, the Company receives cash consideration in exchange for the sale of services or products. When non-cash consideration is received, the Company evaluates the fair value of the non-cash consideration as of the inception date of the arrangement.

Income Taxes

For U.S. federal income tax purposes, as well as for state income tax purposes in a majority of the states in which the Company operates, the earnings attributable to the Company are included in the tax returns of the partners (the “Partnership”). As a result, except for certain states that impose an income tax on partnerships,

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

no income tax expense is reflected in the condensed consolidated financial statements relating to the earnings of the Partnership. The earnings attributable to the corporate entities are subject to federal and state income tax, and a tax provision is provided for accordingly.

With respect to the corporate entities, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted. The measurement of a deferred tax asset is reduced, if necessary, by a valuation allowance if it is more-likely-than-not that some portion of the deferred tax asset will not be realized. The Company records only one net non-current deferred tax asset or liability for each jurisdiction.

ASC 740, Income Taxes (“ASC 740”), prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return as well as guidance on de-recognition, classification, interest and penalties and financial statement reporting disclosures. For these benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The Company has considered its income tax positions, including any positions that may be considered uncertain by the relevant tax authorities in the jurisdictions in which the Company operates.

The Company recognizes interest and penalties accrued on any unrecognized tax exposures as a component of income tax expense. The Company does not have any amounts accrued relating to interest and penalties as of September 30, 2023 and December 31, 2022.

The Company has made an accounting policy election to treat Global Intangible Low Tax Income (“GILTI”) as a current year tax expense in the period in which it is incurred. Therefore, the Company does not provide any deferred taxes on GILTI in the condensed consolidated financial statements.

Research and Development

Research and development costs include direct and allocated expenses. Research and development costs are expensed as incurred.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expenses are included within Selling, general and administrative expense in the Condensed Consolidated Statements of Operations and totaled $116,518 and $428,868 for the nine months ended September 30, 2023 and 2022, respectively.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments–Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 broadens the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The amendments in ASU 2016-13 require an entity to record an allowance for credit losses for certain financial assets, including accounts receivable, based on expected losses rather than incurred losses. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. An entity must use judgment in determining the relevant information

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

and estimation methods that are appropriate in its circumstances. The new guidance is effective for the years beginning after December 15, 2022, including interim periods. The Company prospectively adopted ASU 2016-13 as of January 1, 2023. The adoption of ASU 2016-13 did not have a material impact to the Company’s condensed consolidated financial statements or related disclosures. The Company recorded an adjustment of $73,080 as a reduction to the January 1, 2023 opening balance of retained deficit against an allowance for credit losses within the Condensed Consolidated Statements of Changes in Members’ Equity.

Subsequent to the issuance of ASU 2016-13, there were various updates that amended and clarified the impact of ASU 2016-13, none of which were applicable to the Company’s instruments within the scope of the standard.

In August 2018, the FASB issued ASU No. 2018-15 Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40) – Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. The standard aligns the accounting for implementation costs incurred in a hosting arrangement that is a service contract with the accounting for implementation costs incurred to develop or obtain internal-use software under ASC 350-40, to determine which costs to capitalize and recognize as an asset and which costs to expense. The new guidance is effective for years beginning after December 15, 2020, with early adoption permitted. The Company has adopted this standard and has applied the relevant guidance for the condensed consolidated financial statements as of and for the year ended December 31, 2022. The adoption of the accounting standard did not have a significant impact on the Company’s condensed consolidated financial statements.

New Accounting Pronouncements

No additional accounting pronouncements identified that are expected to have a material impact on the condensed consolidated financial statements.

3.	Property and Equipment, net

As of September 30, 2023 and December 31, 2022, property and equipment and accumulated depreciation balances are as follows:

	September 30, 2023	December 31, 2022
Leasehold improvements	$370,166	$316,676
Furniture & fixtures	294,349	295,512
Computers and office equipment	201,477	187,067
Other	29,856	29,856

Total property and equipment	895,848	829,111
Less: Accumulated depreciation	(200,908)	(100,512)

Total property and equipment, net	$694,940	$728,599

Depreciation expense from property and equipment was $100,396 and $53,870 for the nine months ended September 30, 2023 and 2022, respectively.

The Company performed an impairment assessment of property and equipment as of December 31, 2022. Based on the conclusion that the assets were recoverable, no impairment charges were recognized for the year ended December 31, 2022. No indicators of impairment were identified during the nine months ended September 30, 2023.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

4.	veriScan Software, net

On March 17, 2021, the Company entered into an asset purchase agreement to acquire the software assets of veriScan. The acquired software enables commercial airlines to use facial recognition technology to verify the identity of passengers. The Company paid $10,693,200, inclusive of third-party costs, all of which was capitalized as veriScan software. The Company evaluated the acquisition in accordance with ASC 805, Business Combinations, and concluded the acquisition represented an asset acquisition as substantially all of the fair value of the gross assets acquired was concentrated in the software asset.

The below table presents the carrying value and accumulated amortization of veriScan software for the respective periods.

	September 30, 2023	December 31, 2022
Gross amount	$10,693,200	$10,693,200
Accumulated amortization	(2,762,410)	(1,960,420)

Net carrying value	$7,930,790	$8,732,780

Changes in the carrying amount of veriScan software for the nine months ended September 30, 2023 and twelve months ended December 31, 2022 are as follows:

December 31, 2021	$9,802,100
Amortization	(1,069,320)

December 31, 2022	8,732,780

Amortization	(801,990)

September 30, 2023	$7,930,790

Estimated future amortization expense related to veriScan software is presented below.

2023 (3 months remaining)	$267,330
2024	1,069,320
2025	1,069,320
2026	1,069,320
2027	1,069,320
Thereafter	3,386,180

$7,930,790

Amortization expense related to veriScan software was $801,990 for the nine months ended September 30, 2023 and 2022 and is included in Cost of revenue on the Condensed Consolidated Statements of Operations. The useful life of the veriScan software is 10 years.

The Company performed an impairment assessment of veriScan software as of December 31, 2022. Based on the conclusion that the asset was recoverable, no impairment charges were recognized for the year ended December 31, 2022. No indicators of impairment were identified during the nine months ended September 30, 2023.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

5.	Customer Relationships, net

The below table presents the carrying value and accumulated amortization of Customer relationships for the respective periods.

	September 30, 2023	December 31, 2022
Gross amount	$38,790,000	$38,790,000
Accumulated amortization	(5,800,083)	(4,304,208)

Net carrying value	$32,989,917	$34,485,792

Changes in the carrying amount of Customer relationships for the nine months ended September 30, 2023 and twelve months ended December 31, 2022 are as follows:

December 31, 2021	$36,480,290
Amortization	(1,994,498)

December 31, 2022	34,485,792

Amortization	(1,495,875)

September 30, 2023	$32,989,917

Estimated future amortization expense related to Customer relationships is presented below.

2023 (3 months remaining)	$498,624
2024	1,994,496
2025	1,994,496
2026	1,994,496
2027	1,994,496
Thereafter	24,513,309

$32,989,917

Amortization expense related to Customer relationships was $1,495,875 for the nine months ended September 30, 2023 and 2022 and is included in Depreciation and amortization on the Condensed Consolidated Statements of Operations. The useful life of the Customer relationships is 10 – 20 years.

The Company performed an impairment assessment of the customer relationships as of December 31, 2022. Based on the conclusion that the assets were recoverable, no impairment charges were recognized for the year ended December 31, 2022. No indicators of impairment were identified during the nine months ended September 30, 2023.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

6.	Other Intangible Assets, net

The below table presents the carrying value and accumulated amortization of other intangible assets for the respective periods.

	September 30, 2023
	Gross Amount	Accumulated Amortization	Net Carrying Value
Datasets	$2,824,250	$(638,481)	$2,185,769
Technology	1,600,000	(373,334)	1,226,666

Total	$4,424,250	$(1,011,815)	$3,412,435

	December 31, 2022
	Gross Amount	Accumulated Amortization	Net Carrying Value
Datasets	$2,774,250	$(426,663)	$2,347,587
Technology	1,600,000	(253,333)	1,346,667

Total	$4,374,250	$(679,996)	$3,694,254

Changes in the carrying amount of other intangible assets for the nine months ended September 30, 2023 and twelve months ended December 31, 2022 are as follows:

	Datasets	Technology	Total
December 31, 2021	$2,456,117	$1,506,669	$3,962,786
Purchases	166,250	—	166,250
Amortization	(274,780)	(160,002)	(434,782)

December 31, 2022	2,347,587	1,346,667	3,694,254

Purchases	50,000	—	50,000
Amortization	(211,818)	(120,001)	(331,819)

September 30, 2023	$2,185,769	$1,226,666	$3,412,435

Estimated future amortization expense related to other intangible assets is presented below.

2023 (3 months remaining)	$110,607
2024	442,428
2025	442,428
2026	442,428
2027	442,428
Thereafter	1,532,116

$3,412,435

Amortization expense related to Technology was $120,001 for the nine months ended September 30, 2023 and 2022 and is included in Cost of revenue on the Condensed Consolidated Statements of Operations. The useful life of the Technology is 10 years. Amortization expense for Datasets were $211,818 and $205,423 for the nine months ended September 30, 2023 and 2022, respectively, and is included in Depreciation and amortization on the Condensed Consolidated Statements of Operations. The useful life of the Datasets is 10 years.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

The Company performed an impairment assessment of the other intangible assets as of December 31, 2022. Based on the conclusion that the assets were recoverable, no impairment charges were recognized for the year ended December 31, 2022. No indicators of impairment were identified during the nine months ended September 30, 2023.

7.	Goodwill

Goodwill is primarily attributable to the acquisition of Linkware, LLC and Pre, LLC in 2020 and Trueface in 2021. These acquisitions were accounted for as business combinations under ASC 805, Business Combinations. For purposes of the goodwill impairment test as of December 31, 2022, goodwill was assigned to two reporting units: Government Solutions and Commercial Solutions.

The Company completed a quantitative impairment assessment of goodwill as of December 31, 2022 and recorded a non-tax-deductible impairment loss of $32,984,777. The Company utilized an income approach to estimate the fair value of each reporting unit. The income approach is based on projected cash flows which are discounted to the present value using discount rates that consider the timing and risk of cash flows. The discount rate used is the value-weighted average of the reporting unit’s estimated cost of equity and of debt (“cost of capital”). The weighted average cost of capital is adjusted by reporting unit to reflect a risk factor, if necessary. Other significant assumptions include future working capital requirements.

The following table summarizes the changes in the carrying amount of goodwill:

Balance at December 31, 2021	$47,426,025
Impairment (1)	(32,984,777)

Balance at December 31, 2022	14,441,248

Balance at September 30, 2023	$14,441,248

(1)	Impairment recognized during Q4 2022

8.	Leases

During the year ended December 31, 2021, the Company entered into a long-term operating lease for office space for the new Company headquarters (“HQ lease”). In addition to base rent, the HQ lease requires additional payments to cover common area maintenance charges incurred and to pass along increases in real estate taxes. At the lease commencement date, the Company classified its HQ lease as an operating lease.

The HQ lease is for 12 years and expires in July 2033. One five-year option period is available, which as of September 30, 2023 and December 31, 2022, was not reasonably expected to be exercised. The Company has an early termination option that can be exercised between 12 and 15 months preceding the seven-year anniversary of the lease commencement date. The Company received abated rent and a tenant improvement allowance to build out the space, which was determined to substantially represent a lessor asset. Rent escalates on an annual basis at 2.75%.

No impairment of the right-of-use assets was recognized for the nine months ended September 30, 2023 and twelve months ended December 31, 2022.

	September 30, 2023	December 31, 2022
Right-of-use assets	$6,591,936	$6,591,936
Accumulated amortization	(707,968)	(486,655)

Right-of-use assets, net	$5,883,968	$6,105,281

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

The future annual minimum lease payments contractually due on the Company’s HQ lease as of September 30, 2023, were as follows:

2023 (3 months remaining)	$265,797
2024	1,075,408
2025	1,104,996
2026	1,135,293
2027	1,166,423
Thereafter	7,122,747

Total future annual minimum lease payments	11,870,664
Less: Amount related to imputed interest	4,546,615

Total operating lease liabilities	7,324,049
Less: Current portion	1,068,076

Operating lease liability, non-current	$6,255,973

The Company had rent concessions for the year ended December 31, 2022. No rent concessions were received for the nine months ended September 30, 2023. Lease expense is recognized on a straight-line basis in accordance with ASC 842 for an operating lease. Lease expense is included within Selling, general and administrative expense on the Condensed Consolidated Statements of Operations. Lease expense is as follows for the nine months ended:

	2023	2022
Operating lease expense	$788,976	$788,976
Short term lease expense	104,374	11,912

Total rent expense	$893,350	$800,888

Additional information about the Company’s operating leases as of September 30, 2023 and December 31, 2022 is as follows:

	September 30, 2023	December 31, 2022
Weighted-average remaining lease term	9.8 years	10.6 years
Incremental borrowing rate	10.17%	10.17%

The right-of-use assets include zero and $86,225 of prepaid rent as of September 30, 2023 and December 31, 2022 respectively.

9.	Debt

Related Party Promissory Notes

During 2021, the Company received a loan of $2,000,000 from the majority investor. The loan was used by the Company to provide a bidding deposit on a project during 2021 (the bidding deposit was returned to the Company in 2022). In 2022, the loan was increased by $850,000, and converted into promissory notes on November 29, 2022 due in November 2023. The promissory notes with the majority investor totaled $2,850,000 for the amounts received as of December 31, 2022. During the nine months ended September 30, 2023, the Company drew an additional $5,000,000. The maturity date was extended to November 29, 2025 (Note 17, Subsequent events). The interest rate is one-month term secured overnight financing rate (“SOFR”), plus 3.25%, effective from November 29, 2022, and interest is paid-in-kind until the principal is due.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

As of September 30, 2023 and December 31, 2022, the interest rate was 8.58% and 7.37%, respectively. The outstanding balances including accrued nominal interest of $371,106 and $18,684 on the related party promissory notes were $8,221,106 and $2,868,684 as of September 30, 2023 and December 31, 2022, respectively, and are presented as a non-current liability in the Condensed Consolidated Balance Sheets.

Scheduled payments on outstanding promissory notes with the majority investor as of September 30, 2023 are as follows after reflecting the extension of the maturity date:

Years ending December 31,
2023	$—
2024	—
2025	8,221,106

Total related party promissory notes outstanding	$8,221,106

Original Loan Agreement

The Company entered into a loan agreement with a third-party lending institution dated December 30, 2020 (the “Original Loan Agreement”) for $28,800,000 at a 2.75% interest rate. The Original Loan Agreement was guaranteed by the majority investor, and matured at the earlier of December 31, 2021, or the guarantor facility maturity date (i.e., October 3, 2022).

During 2021, the Company executed four amendments to the Original Loan Agreement to receive an additional $32,689,340 and extend the maturity date to October 3, 2022. An amount of $9,300,000 was repaid on March 29, 2021.

On January 31, 2022, the Company entered into Amendment #5 to the Original Loan Agreement resulting in a term loan advance of $9,000,000 being made to the Company.

On June 3, 2022, the balance of $61,199,028 under the Original Loan Agreement was refinanced, whereby the Company entered into a new promissory note with a new third-party financial institution (the “New Credit Agreement”). As there was a change in the lender, the transaction described above was accounted for as a debt extinguishment for accounting purposes and did not result in a gain or loss. The Company did not incur material transaction costs in entering into the new credit agreement.

New Credit Agreement

The New Credit Agreement is a credit facility of the majority investor where the Company is a qualified borrower. The New Credit Agreement provides for a maximum outstanding principal of $350,000,000 and is fully guaranteed by the majority investor and is repayable on demand. Under the provisions of the agreement and subsequent amendments, any outstanding borrowings bear interest monthly at a variable rate of 3.25%, plus one-month SOFR. Interest payments on the New Credit Agreement will be paid entirely in kind with such amounts capitalized to the outstanding principal amount monthly. The demand notice period on the New Credit Agreement is 15 business days. If not terminated earlier, the New Credit Agreement terminates upon the last date on which the majority investor may issue capital calls. The interest rate at September 30, 2023 and December 31, 2022 was 8.58% and 7.37%, respectively.

The New Credit Agreement does not include any financial covenants.

As the principal outstanding under the New Credit Agreement is payable on demand, it was classified as a current liability on the Condensed Consolidated Balance Sheets. During the nine months ended

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

September 30, 2023, the Company made a draw of $4,500,000. The outstanding loan payable and accrued interest under the New Credit Agreement was $72,130,765, of which accrued interest was $6,431,737, and $63,436,559, of which accrued interest was $2,147,532, as of September 30, 2023 and December 31, 2022, respectively.

10.	Equity Participation Plan

The Company was formed pursuant to a Limited Liability Company Agreement on September 29, 2020, which was amended and restated on October 30, 2020 (“A&R LLC Agreement”). Pursuant to the terms of the A&R LLC Agreement, a Board of Managers was created with each manager having a vote. The Board of Managers may elect to issue Class A units and/or Class B units, all of which are non-voting. The Board of Managers has the authority to issue units and shall determine the number of authorized units to issue.

The Company has two equity participation plans. Class B units are issued to eligible employees based in the United States. Class B Equity Appreciation Rights (“Class B EAR”) are issued to eligible employees based outside of the United States. Class A units are issued primarily to its private equity investors as capital interests and do not represent participation plans. The Board of Managers is authorized to issue additional units of all unit classes.

Class A Units

As of September 30, 2023 and December 31, 2022 the Company had 66,031,670 units issued and outstanding. The Company did not issue units for the nine month period ended September 30, 2023 and twelve month period ended December 31, 2022. The Board of Managers is authorized to issue 66,031,670 units and may issue additional units. Class A units vest immediately upon issuance and cannot be forfeited. The Class A units represent capital interests in the Company as unitholders have an immediate claim to the assets of the Company upon a liquidation event. As such contributions are accounted for as equity contributions under ASC 505, Equity.

Class B Units

Class B units issued and outstanding, as well as granted and forfeited, under the Class B unit plan are presented in the table in Note 11, Unit-based compensation. The Class B units represent profit units and are granted to enable employees to share in the proceeds should a liquidation event take place. The Board of Managers is authorized to issue 14,645,099 Class B units and is authorized to issue additional Class B units.

The Class B units are classified into four tranches, tranche I, II, III and IV, each with varying participation thresholds ($1.00 or $4.29 per unit) and vesting conditions.

Vesting conditions for tranche I units are based on service conditions (ratably over 5 years) and performance conditions (measurement date IRR equals or exceeds 8% cumulatively). All tranche I units automatically vest with regards to the service condition upon the consummation of a sale of the Company. All tranche I units automatically vest upon the achievement of the performance condition. A holder of tranche I units that is a good leaver retains their vested units after being employed by the Company, although the Company and its investors have the ability to repurchase the outstanding units within 180 days at fair market value.

Vesting conditions for tranche II, III and IV units are based on performance conditions (e.g., investor inflows are at least 2.0 times the investor outflows, measurement date IRR equals or exceeds 15%) and on a sale of the Company. A holder of tranche II, III and IV units forfeits their units when they are no longer employed by the Company.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

The Company accounts for Class B units as equity (Tranche I) and liability (Tranche II, III, and IV) awards under ASC 718, Stock Compensation.

Class B Equity Appreciation Rights

Class B EAR units issued and outstanding, as well as granted and forfeited, under the Class B EAR unit plan are presented in the table in Note 11, Unit-based compensation. The Class B EAR units are not equity interests in the Company and instead represent a requirement of the Company to make a cash payment upon the achievement of certain conditions and are accounted for as liability awards under ASC 710, Compensation – General. The Board of Managers is authorized to issue 1,970,000 Class B EAR units and is authorized to issue additional Class B EAR units.

The Class B EAR units are classified into four tranches, tranche I, II, III and IV, with a participation threshold of $4.29. The vesting conditions are the same as those outlined above for the Class B units.

11.	Unit-based Compensation

Allocation of Profits and Losses

Profits and losses shall be allocated among the unitholders in such a manner that would result in the capital accounts at year-end equaling the amount that would be distributed to such unitholders under a deemed liquidation event after satisfying all debts. A requirement does not exist for unit holders to contribute to the Company if a loss is present.

Determining Fair Value – Unit-based awards with service and market conditions

The Company assessed the fair value of Unit-based awards with service and market conditions (Class B Tranche I) as of the various grant dates in 2020 through 2022 (no grants were made during the nine months ended September 30, 2023) in accordance with ASC 718. The Company assessed the fair value of these units based on a Black-Scholes option pricing model, adjusted for the volatility of similar companies. The results of the model concluded the fair value of these awards to be negligible and as a result, the fair value of the awards as well as the compensation expense associated with such awards was deemed to be immaterial. A liquidation of the Company at any point to date would not have resulted in a distribution to any Class B unit holders and there are no reasonably estimable future conditions that would result in a change to that position. Because of the above assessment no related compensation expense was recorded.

Determining Fair Value – Assumptions

Key assumptions used in the Black-Scholes option pricing model as the method of valuation are summarized as follows:

Expected volatility: The Company estimates the volatility of its Class B Tranche I shares at the grant date based on the historical volatility of similar publicly traded companies.

Dividend yield: The dividend yield assumption was $0 based on the Company’s historical and projected dividend payouts.

Risk-free interest rate: The risk-free interest rate is based on the observed interest rates appropriate for the term of the Company’s employee stock options.

Amortization period: The amortization period aligns with the requisite service periods associated with the awards.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

Discount for post-vesting restrictions: Awards with participation thresholds of $4.29 were discounted incrementally as compared with those awards with a threshold of $1 based on a quantitative assessment showing the significant deficit these units needed to overcome in order to participate in a distribution.

Share price: The fair value of the Company’s stock price is based on recent transactions.

Unit-Based Compensation Expense

Class B Tranche I – Tranche I units are treated as equity. ASC 718 requires that all stock-based compensation classified as equity be recognized as an expense in the financial statements and that such cost be measured based on the grant date fair value of the award. The Company evaluated the fair value of the granted Class B Tranche I units on each grant date and concluded the fair value to be negligible. While the Class B Tranche I units have vested ratably over the period based on the service conditions, the fair value of the awards is negligible, therefore, the Company has not recognized any expense for any of the Class B Tranche I awards during the nine months ended September 30, 2023 and twelve months ended December 31, 2022.

Class B Tranche II – IV – Tranche II, III, & IV units are treated as liabilities. ASC 718 requires that all stock-based compensation classified as liabilities be recognized as an expense in the financial statements and that such cost be measured based on the grant date fair value of the award and remeasured for each reporting date through settlement. The fair value of the awards, determined on the grant date of each award is negligible and the vesting conditions have not been met, therefore, no compensation expense was recorded for the nine months ended September 30, 2023 and twelve months ended December 31, 2022.

Class B EAR – Stock-based compensation subject to ASC 710 requires recognition when the distribution to the holder is probable and reasonably estimable. No distribution is probable or reasonably estimable as of September 30, 2023, and December 31, 2022 and thus, no compensation expense was recorded.

As a result of the fair value being determined to be negligible, the weighted average grant date was also determined to be immaterial.

Forfeitures are recognized as they occur for all above units.

Distributions

In accordance with the A&R LLC Agreement, distributions shall be made to the Class A and Class B unitholders as follows:

•

Class A units: An amount equal to the amount determined by dividing the Grossed-Up Amount (the sum of (a) the available amount of such distribution and (b) the aggregate amount of the participation thresholds of all participating Class B units, as described in the A&R LLC Agreement) by the number of Participating Units, and

•

Class B units: An amount equal to the excess of (x) the amount determined by dividing the Grossed-Up Amount by the number of Participating units over (y) the Participation Threshold in respect of such Participating Class B Unit.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

As of September 30, 2023, and December 31, 2022, members’ equity based on a hypothetical deemed liquidation of the business would have all been allocated to the Class A Units. No amounts would have been allocated to the Class B or Class B EAR units. Issued and outstanding units were as follows:

	Class A	Class B (1)		Class B EAR (1)		Total Class B & Class B EAR
		Tranche I	Tranche II-IV	Tranche I	Tranche II-IV
Outstanding as of December 31, 2021	66,031,670	2,119,689	8,381,281	30,000	120,000	10,650,970
Issued	—	711,862	2,847,447	364,000	1,456,000	5,379,309
Forfeited	—	(469,862)	(2,143,766)	—	—	(2,613,628)

Outstanding as of December 31, 2022	66,031,670	2,361,689	9,084,962	394,000	1,576,000	13,416,651
Vested (1)	66,031,670	790,608	—	12,000	—	802,608
Outstanding as of December 31, 2022	66,031,670	2,361,689	9,084,962	394,000	1,576,000	13,416,651
Issued	—	—	—	—	—	—
Forfeited	—	(37,579)	(250,518)	(8,000)	(40,000)	(336,097)

Outstanding as of September 30, 2023	66,031,670	2,324,110	8,834,444	386,000	1,536,000	13,080,554
Vested (1)	66,031,670	921,140	—	84,800	—	1,005,940

(1)

Class B Tranche II, III, & IV Units are all conditional on the sale of the Company which had not occurred as of September 30, 2023 or December 31, 2022. Unlike Tranche I units, these units are forfeited upon non-employment with the Company. As such no Tranche II, III, & IV units have been deemed as vested.

Vesting activity and the volume of unvested units are shown below. Class B Tranche II, III, & IV units are forfeited upon non-employment with the Company so both classes have been excluded from the table.

	Class B Tranche I	Class B EAR Tranche I
Unvested as of December 31, 2021	1,710,231	24,000
Granted	711,862	364,000
Vested	(381,150)	(6,000)
Forfeited	(469,862)	—

Unvested as of December 31, 2022	1,571,081	382,000
Vested	(130,532)	(72,800)
Forfeited	(37,579)	(8,000)

Unvested as of September 30, 2023	1,402,970	301,200

12.	Income Taxes

The Company’s quarterly provision for income taxes is measured using an estimated annual effective tax rate adjusted for discrete items that occur within the quarter. For the nine months ending September 30, 2023, the Company reported a tax provision of $189,780 on pretax book loss of $18,601,316, which resulted in an effective tax rate of -1.02%. The Company’s effective tax rate differed from the U.S. statutory rate of 21% primarily due to the mix of earnings and unbenefited tax losses generated in the period.

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

For the nine months ending September 30, 2022, the Company reported a tax benefit of $136,189 on pretax book loss of $13,694,665, which resulted in an effective tax rate of 0.99%. The Company’s effective tax rate differed from the U.S. statutory rate of 21% primarily due to the unbenefited tax losses generated in the period.

13.	Revenue

The Company generates revenue from the performance of various services and sales of products, (Note 2, Summary of Significant Accounting Policies). The following table presents revenue disaggregated by timing of revenue recognition:

	September 30, 2023	September 30, 2022
Revenue recognized over time	$25,760,153	$23,889,088
Revenue recognized at a point in time	3,596,014	1,837,248

	$29,356,167	$25,726,336

The following table presents revenue disaggregated by product type:

	September 30, 2023	September 30, 2022
Services	$22,789,122	$20,580,650
SaaS	1,182,784	812,571
Software Licenses	2,074,958	578,993
Professional Services	3,222,799	3,721,210
Other	86,504	32,912

Total revenue	$29,356,167	$25,726,336

Two customers primarily contributed more than 10% of total revenues. The largest customer represented 44% and 39% of Accounts receivable, net and 41% and 41% of Revenue as of and for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively. The second largest customer represented 20% and 18% of Accounts receivable, net and 36% and 38% of Revenue as of and for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively. None of the remaining customers individually represented 10% or more of total revenues.

Accounts Receivable, net

The table below shows the components of Accounts receivable, net.

	September 30, 2023	December 31, 2022
Billed receivables	$5,804,347	$5,750,818
Unbilled receivables	654,716	175,750
Allowance for credit losses	(96,253)	—

Accounts receivables, net	$6,362,810	$5,926,568

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

Contract Assets and Contract Liabilities

Contract assets are the rights to consideration in exchange for goods or services that the Company has transferred to a customer when that right is conditional on something other than the passage of time. The Company’s contract assets comprise of unbilled receivables against revenues recognized prior to receipt of payment, and these amounts are generally billed and collected within one year. Contract assets are classified as current due to the short time period between recognition and collection and are included in Accounts receivable, net in the Condensed Consolidated Balance Sheets.

Contract liabilities are recorded for any services billed to customers and not yet recognizable if the contract period has commenced or for the amount collected from customers in advance of the contract period commencing. Contract liabilities are classified as current and are presented as Deferred revenue in the Condensed Consolidated Balance Sheets.

The Company did not have any Unbilled receivables (contract assets), or Deferred revenue (contract liabilities) reported on a net contract basis as of September 30, 2023 or December 31, 2022.

The Unbilled receivables and Deferred revenue balances were as follows:

	September 30, 2023	December 31, 2022
Unbilled receivables	$654,716	$175,750
Unbilled receivables - non-current	1,091,167	—

Total Unbilled receivables	1,745,883	175,750
Deferred revenue	818,262	554,819
Revenue recognized in the period from amounts included in contracts liability at the beginning of the period	$554,819	$288,329

The changes in contract assets are primarily due to timing differences between the Company’s performance of services or a sale of software licenses and the related right for consideration to become unconditional (i.e., timing of contract assets being reclassified to a receivable). Additional contracts in 2023 with multi-year performance obligations and consideration conditional based on other than the passage of time caused an increase in contract assets of a non-current nature.

Changes in contract liabilities are primarily due to the timing difference between the Company’s performance of services and payments from customers. To determine revenue recognized from contract liabilities during the reporting periods, the Company allocates revenue to individual contract liability balances and applies revenue recognized during the reporting periods first to the beginning balances of contract liabilities until the revenue exceeds the balances.

The Company defers costs to fulfill its contractual obligations if those costs meet all of the following criteria: (i) the costs relate directly to the contract, (ii) the costs generate or enhance resources of the Company that will be used in satisfying performance obligations in the future, and (iii) the costs are expected to be recovered. The Company had deferred costs totaling $35,631 and $195,957 as of September 30, 2023 and December 31, 2022, respectively. Deferred contract costs are included in Other current assets in the Consolidated Balance Sheets and are recorded to Cost of revenue.

14.	Commitments and Contingencies

The Company is subject to litigation and claims arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, the Company believes that it has valid defenses

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

with respect to any matters currently pending against the Company and intends to defend itself vigorously. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on the Company’s condensed consolidated financial statements.

15.	Benefit Plans

The Company maintains a defined contribution 401(k) plan (the “Plan”) for all employees who are over the age of 21 and are not located in Puerto Rico and are not independent contractors, seasonal employees, or interns. Participants may make voluntary contributions up to the maximum amount allowable by law. The Company contributes up to 6% of a participant’s eligible compensation and additional discretionary matching contributions may be made. Company contributions generally vest to the participants immediately (subject to certain Internal Revenue Code requirements). The Company recorded contributions to the Plan of $649,211 and $556,297 for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively, and are included in Selling, general and administrative expense in the Condensed Consolidated Statements of Operations.

16.	Related Party Transactions

The Company owed the majority investor $8,221,106 (Note 9, Debt), of which $371,106 was accrued interest, and $2,868,684, of which $18,684 was accrued interest, as of September 30, 2023 and December 31, 2022, respectively.

The Company’s Original Loan Agreement was guaranteed by the majority investor. The New Credit Agreement in 2022 is also guaranteed by the majority investor (Note 9, Debt).

The Company entered into a Consulting Agreement on October 30, 2020 with the majority investor that requires payment of (1) a minimum consulting fees of $600,000 per year up to $2,000,000 (fees are pro-rated for time of ownership), and (2) a transaction consulting fee of $700,000. The Company recognized $450,000 of consulting fees in Selling, general and administrative expense in the Condensed Consolidated Statements of Operations for the nine months ended September 30, 2023 and 2022.

17.	Subsequent Events

In preparing these condensed consolidated financial statements, the Company evaluated events and transactions for potential recognition or disclosure through January 8, 2024, the date on which the condensed consolidated financial statements were available to be issued.

During October 2023, the Company borrowed $2,500,000 of new promissory notes from the majority investor.

On October 23, 2023, the Company refinanced its promissory notes with the majority investor (Note 9, Debt) to extend the maturity date to November 29, 2025.

On November 4, 2023, the Company entered into an agreement and plan of mergers (the “Merger Agreement”) with BigBear.AI Holdings (“BBAI”), pursuant to which Pangiam Intermediate Holdings LLC a subsidiary of the Company will merge with a subsidiary of BBAI and become a wholly owned subsidiary of BBAI.

The consideration to be received consists of shares of BBAI common stock. The number of shares issued will be based off an agreed enterprise value of $70 million and a price per share of BBAI common stock of $1.3439 which represents the 20-day VWAP for Common Stock ending on the trading day immediately

Pangiam Ultimate Holdings, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2023 and 2022

prior to the date of the Merger Agreement. The purchase price is subject to customary adjustments for indebtedness, cash, working capital, and transaction expenses. Initially $3.5 million of shares of BBAI common stock will be held back at the time of the closing of the Mergers to cover any post-Closing adjustments to the Purchase Price

The closing of the Merger is subject to customary closing conditions, including approval by the holders of a majority of the BBAI’s shareholders and receipt of regulatory approval. The Merger Agreement contains termination rights for the Company and BBAI, including in the event that the Merger is not consummated by August 4, 2024. Each party may also terminate the Merger Agreement if the other party breaches its representations, warranties or covenants in a manner that would lead to the failure of a condition, subject to a 30-day cure period.

The Company drew $3,500,000 on January 4, 2024 from the New Credit Agreement to fund operations prior to the closing of the Merger Agreement from the majority investor. This transaction represents a related party transaction.

ANNEXES

Merger Agreement	Annex A

IRA Amendment	Annex B

Business Covenants Agreement	Annex C

IRA	Annex D

Fairness Opinion	Annex E

Annex A

AGREEMENT AND PLAN OF MERGERS

BY AND AMONG

PANGIAM ULTIMATE HOLDINGS, LLC

(A DELAWARE LIMITED LIABILITY COMPANY),

PANGIAM INTERMEDIATE HOLDINGS, LLC

(A DELAWARE LIMITED LIABILITY COMPANY),

PANGIAM MERGER SUB, INC.

(A DELAWARE CORPORATION),

PANGIAM PURCHASER, LLC

(A DELAWARE LIMITED LIABILITY COMPANY),

AND

BIGBEAR.AI HOLDINGS, INC.

(A DELAWARE CORPORATION),

NOVEMBER 4, 2023

A-i

A-ii

SCHEDULES

Schedule 1.01(a)	-	Accounting Principles
Schedule 1.01	-	Permitted Liens
Schedule 3.01(f)	-	Terminated Contracts
Schedule 3.01(g)(i)	-	Repaid Indebtedness
Schedule 3.01(g)(ii)	-	Repaid Transaction Expenses
Schedule 4.06	-	Litigation
Schedule 5.02	-	Subsidiaries
Schedule 5.03(b)	-	Authorization; No Breach

A-iii

Schedule 5.04	-	Title to Company Units
Schedule 5.05	-	Financial Statements
Schedule 5.06	-	Absence of Undisclosed Liabilities
Schedule 5.07(b)	-	Absence of Certain Developments
Schedule 5.08(b)	-	Title to Properties
Schedule 5.09	-	Tax Matters
Schedule 5.10	-	Contracts and Commitments
Schedule 5.11	-	Government Contracts; Facility Security Clearances
Schedule 5.12	-	Intellectual Property
Schedule 5.13	-	Litigation
Schedule 5.14	-	Government Consents
Schedule 5.15	-	Employee Benefit Plans
Schedule 5.16	-	Insurance
Schedule 5.17	-	Environmental Matters
Schedule 5.18	-	Affiliated Transactions
Schedule 5.19	-	Company Brokerage
Schedule 5.20(a)	-	Permits
Schedule 5.20(b)	-	Compliance with Laws
Schedule 5.21	-	Anti-Corruption and International Trade Compliance
Schedule 5.22(a)	-	Customers and Suppliers
Schedule 6.05	-	Governmental Bodies; Consents
Schedule 6.12	-	Tax Matters
Schedule 6.13(c)	-	SEC Documents
Schedule 7.01(b)	-	Conduct of the Business
Schedule 7.03(c)	-	Data Privacy US and EU/UK Action Items
Schedule 7.07	-	Resignations
Schedule 10.03(c)	-	Severance

EXHIBITS

Exhibit A	-	R&W Insurance Policy
Exhibit B	-	Form of Consulting Termination Agreement
Exhibit C	-	Rules of Engagement for Firm
Exhibit D	-	Form of Company Closing Certificate
Exhibit E	-	Form of Seller Closing Certificate
Exhibit F	-	Form of Parent Closing Certificate
Exhibit G	-	Working Capital
Exhibit H	-	Form of IRA Amendment

A-iv

AGREEMENT AND PLAN OF MERGERS

THIS AGREEMENT AND PLAN OF MERGERS (this “Agreement”), dated as of November 4, 2023, is made by and among (i) Pangiam Ultimate Holdings, LLC, a Delaware limited liability company (“Seller”), (ii) Pangiam Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”), (iii) BigBear.ai Holdings, Inc., a Delaware corporation (“Parent”), (iv) Pangiam Merger Sub, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Parent (“Merger Sub”) and (v) Pangiam Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of Parent (“Purchaser”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I.

WHEREAS, Seller owns all of the issued and outstanding Units of the Company (the “Company Units”);

WHEREAS, Parent, Merger Sub and the Company desire to effect a merger of Merger Sub with and into the Company in accordance with the terms and conditions of this Agreement and the DGCL (the “First Merger”) whereupon Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent;

WHEREAS, immediately following the First Merger, Parent, Purchaser and the Initial Surviving Company desire to effect a merger of the Initial Surviving Company with and into Purchaser in accordance with the terms and conditions of this Agreement and the DLLCA (the “Second Merger”) whereupon the Initial Surviving Company will cease to exist, and Purchaser will continue as a wholly-owned subsidiary of Parent;

WHEREAS, the respective boards of directors and managers, as applicable, of Parent, Purchaser, Merger Sub and the Company have, on the terms and subject to the conditions set forth in this Agreement, to the extent and as applicable, (i) determined that each of the First Merger and the Second Merger are fair to, and in the best interest of, their respective companies for Parent, and (ii) authorized and approved this Agreement, the First Merger, the Second Merger and the consummation of the other transactions contemplated hereby and recommended the authorization, approval, consent and ratification thereof to their respective stockholders and members, as applicable;

WHEREAS, Seller, by its execution hereof, is authorizing, approving, consenting to and ratifying the First Merger for all purposes under the DGCL and the Governing Documents of the Company and adopting, authorizing, approving, consenting to and ratifying this Agreement; and

WHEREAS, simultaneously with the execution and delivery of this Agreement, the AE Consultants are delivering to Parent a duly executed restrictive covenant agreement in the form previously agreed to by Parent and the AE Consultants (the “Restrictive Covenant Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01 Definitions. For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

“ACA” is defined in Section 5.15(a).

“Accounting Principles” means the accounting principles, methods, policies, practices, procedures and classifications set forth on Schedule 1.01(a).

“Acquisition Transaction” is defined in Section 7.05.

“Action” means any claim, action, lawsuit, arbitration, audit, notice of violation, proceeding or litigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at Law or in equity, by or before any Governmental Body, or any investigation by or before any Governmental Body solely to the extent the Company has knowledge of such investigation.

“Additional Financial Statements” is defined in Section 7.10.

“AE Consultants” means, collectively, the AE Industrial Consultant and the AE Operating Consultant.

“AE Industrial Consultant” means AE Industrial Partners, LP, a Delaware limited partnership (f/k/a AE Industrial Partners, LLC).

“AE Operating Consultant” means AE Industrial Operating Partners, LLC, a Delaware limited liability company.

“AE Consulting Agreement” means that certain that certain Consulting Agreement, dated as of October 30, 2020, by and among the Company, Linkware Labs, LLC, Pre, LLC, and the AE Consultants.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, Contract or otherwise.

“Agreement” is defined in the Preamble.

“AICPA” is defined in Section 7.09.

“Ancillary Agreement” means the Consulting Termination Agreement and any other document or agreement required to be delivered pursuant to Section 3.01(f), Restrictive Covenant Agreement, the certificates delivered pursuant to Section 3.01(d), Section 3.01(e), and Section 3.02(d), and the IRA Amendment.

“Anti-Corruption Law” means any applicable anti-corruption Law including: the US Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations issued thereunder; the UK Bribery Act 2010; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the US Bank Secrecy Act, USA PATRIOT Act, US Money Laundering Control Act, and the US Anti-Money Laundering Act; and any other applicable Law.

“Audited Financial Statements” is defined in Section 5.04(b).

“Auditor” is defined in Section 7.09.

“Authorized Representative” is defined in Section 7.02.

“Burdensome Action” is defined in Section 10.04(b).

“Board of Directors of Parent” means the board of directors of Parent.

“Business Day” means any day other than a Saturday, Sunday, or a day on which all banking institutions of New York, New York are authorized or obligated by Law or executive order to close.

“Business Intellectual Property” means all (i) Company Intellectual Property, and (ii) other Intellectual Property Rights used in, necessary for, or developed for the operation of the business of the Company and its Subsidiaries.

“Cash” means, as of a given time, an amount equal to the aggregate amount of all cash, cash equivalents and marketable securities (in each case, whether domestic or foreign) of the Company or any of its Subsidiaries, including all outstanding security or similar deposits, deposits in transit, demand deposits, money markets or similar accounts, short-term investments, and credit card receivables, but net of issued but uncleared checks, in each case calculated in accordance with the Accounting Principles. Cash shall be calculated after giving effect to the Indebtedness Prepayment and Transaction Expense Prepayment.

“Change in Recommendation” is defined in Section 8.09(b).

“Clearance Date” is defined in Section 8.08.

“Closing” is defined in Section 2.02.

“Closing Date” is defined in Section 2.02.

“Closing Equity Consideration” means a number of Parent Shares equal to (a) the difference of (i) the Closing Equity Proceeds minus (ii) the Purchase Price Adjustment Holdback Amount divided by (b) the Closing Per Share Price.

“Closing Equity Proceeds” means (i) the Enterprise Value, minus (ii) the amount of Indebtedness outstanding as of immediately prior to the Closing, plus (iii) the amount of Cash as of immediately prior to the Closing, minus (iv) the amount (if any) by which Closing Working Capital is less than Target Working Capital, plus (v) the amount (if any) by which Closing Working Capital is greater than Target Working Capital, minus (vi) all Transaction Expenses. For the avoidance of doubt, no items included in the definitions of Cash, Indebtedness, Transaction Expenses or Working Capital shall be double counted for purposes of calculating the Closing Equity Proceeds hereunder.

“Closing Per Share Price” means $1.3439 per Parent Share.

“Closing Statement” is defined in Section 2.04(b).

“Closing Working Capital” means Working Capital as of the Measurement Time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” is defined in the Preamble.

“Company Affiliated Person” means: (i) the Seller; (ii) any Affiliate of the Seller (other than the Company, Parent or their respective Subsidiaries) or (iii) any current or former officer, director or manager of the Company or any of its Subsidiaries.

“Company Documents” is defined in Section 5.03(a).

“Company Intellectual Property” means all (i) Registered Company Intellectual Property and (ii) other Intellectual Property Rights owned or purported to be owned by the Company or its Subsidiaries.

“Company Units” is defined in the Recitals.

“Confidentiality Agreement” is defined in Section 8.05.

“Consulting Termination Agreement” means the Consulting Termination Agreement in the form of Exhibit B.

“Contract” means any legally binding agreement, contract, arrangement, understanding, lease, loan agreement, security agreement, license, indenture or other similar instrument or legally binding obligation to which the party in question is a party, whether written or oral.

“Corporate Subsidiaries” is defined in Section 5.09.

“COVID-19” means SARS-CoV-2 or any disease or infections resulting therefrom, including COVID-19 and any mutations, evolutions, or variants thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Laws, directives, guidelines or recommendations promulgated by any Governmental Body in connection with or in response to COVID-19, including (i) the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) enacted March 27, 2020, as amended, supplemented or otherwise modified and including any successor or similar legislation, regulation, rule, interim final rule, FAQ or other guidance published by any Governmental Body with respect thereto, including any programs or facilities established by the Board of Governors of the Federal Reserve System to which the U.S. Treasury Department has provided financing as contemplated by Title IV of such Coronavirus Aid, Relief and Economic Security Act, (ii) the Families First Coronavirus Response Act (Pub. L. 116-127) and any administrative or other guidance published by any Governmental Body with respect thereto and (iii) the American Rescue Plan Act of 2021 (collectively, the foregoing clauses (i) through (iii), “CARES Act”).

“D&O Tail Policies” is defined in Section 8.02(a).

“Data Partners” is defined in Section 5.25(a).

“Data Privacy Laws” means applicable data privacy Laws and binding guidance, guidelines or standards, governing the privacy, security and collection, use, storage, security, transfer, disclosure or other processing (whether electronically or in any other form or medium) of any Personal Data, data breach notification, website and mobile application privacy policies and practices, processing and security of payment card information, processing of Personal Data in relation to artificial intelligence, and email, text message or telephone communications in any relevant jurisdiction, including, as applicable, the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act, the Illinois Biometric Information Privacy Act and other similar biometrics Laws, the California Consumer Privacy Act and other similar state comprehensive laws, the General Data Protection Regulation 2016/679 (the “GDPR”), the Privacy and Electronic Communications Directive 2002/58/EC, the UK Data Protection Act 2018 (“DPA”), the UK General Data Protection Regulation as defined by the DPA as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 (together with the DPA, the “UK GDPR”), and the Privacy and Electronic Communications Regulations 2003.

“Data Privacy Requirements” is defined in Section 5.25(a).

“DCSA” is defined in Section 7.03(b).

“DCSA Notification” is defined in Section 7.03(b).

“DFAR” is defined in Section 5.11(c).

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

“Disclosure Schedules” and each, a “Schedule”, means the schedules accompanying Article IV, Article V, Article VI and Article VII.

“DLLCA” means the Limited Liability Company Act of the State of Delaware, as amended from time to time.

“Electronic Delivery” is defined in Section 13.10.

“Employment Law” is defined in Section 5.24(c).

“Enterprise Value” means $70,000,000.

“Environmental Laws” means all Laws as enacted and in effect as of the date hereof relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each Person or trade or business (whether or not incorporated) that together with the Company or any of its Subsidiaries is deemed to be, or at any time would have been deemed to be, a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Estimated Closing Equity Proceeds” is defined in Section 2.04(a).

“Estimated Closing Statement” is defined in Section 2.04(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder).

“FAR” is defined in Section 5.11(c).

“Finalization Date” is defined in Section 2.04(g).

“Financial Statements” is defined in Section 5.05(a).

“Firm” is defined in Section 2.04(d).

“Fraud” means, with respect to a party hereto, the knowing and intentional fraud of such Person in such Person’s making of an express representation or warranty contained in this Agreement (as qualified by the Disclosure Schedules) or contained in any certificate delivered by such Person at Closing pursuant to this Agreement, with the actual (and not constructive) knowledge of such Person that such representation or warranty was false when made (as opposed to the making of a representation or warranty (affirmatively or by omissions) negligently, recklessly or without actual knowledge of its truthfulness) and which was made with the actual intent of such Person of deceiving and inducing the party hereto to whom such representation and warranty was made herein or in such certificate to enter into or consummate the transactions contemplated by this Agreement and upon which such party hereto reasonably and justifiably relied (subject, for the avoidance of doubt, to Section 10.01) to its detriment.

“Fundamental Representations” means the representations and warranties set forth in Section 4.01 (Organization and Power), Section 4.02 (Authorization), Section 4.03 (Title to Company Units), Section 4.07 (Brokerage), the first sentence of Section 5.01 (Organization and Power), the first sentence of Section 5.02 (Subsidiaries), Section 5.03(a) (Authorization; No Breach), Section 5.04 (Units) and Section 5.19 (Brokerage).

“GAAP” means United States generally accepted accounting principles, in effect from time to time, consistently applied.

“Governing Documents” means, with respect to any Person (other than an individual), (i) the certificate or articles of incorporation, formation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of any such Person and (ii) all bylaws, voting agreements, stockholder agreements, investor rights agreements and similar documents, instruments or agreements relating, in each case, to the organization or governance of such Person, or the transfer of securities of such Person, in each case, as amended, restated, supplemented or otherwise modified.

“Government Contract” means any prime contract, subcontract, purchase order, task order, delivery order, pricing agreement, letter contract, grant or cooperative agreement between the Company or any of its Subsidiaries and where the counterparty or the ultimate customer is or the work performed under such contract has been funded by a Governmental Body. A task, purchase or delivery order under a Government Contract does not constitute a separate Government Contract for purposes of this definition but is part of the Government Contract to which it relates.

“Government Contract Bid” means quotations, bids, and proposals for awards of new Government Contracts made by the Company or any of its Subsidiaries for which no award has been announced and which, if accepted, would result in a Government Contract.

“Governmental Body” means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, or any political subdivision thereof, (ii) federal, state, provincial, local, municipal, non-U.S., or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, regulatory body, or other entity and any court, arbitration panel, or other tribunal), or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal or mediator.

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including without limitation, crude oil or any fraction thereof, and petroleum products or by-products.

“Income Tax Return” means any Tax Return with respect to any Income Tax.

“Income Taxes” means the United States federal income Taxes and any United States state or local or non-U.S. Taxes imposed on or determined with reference to gross or net income Taxes (and any franchise Tax or Tax on doing business imposed in lieu thereof, but excluding, for the avoidance of doubt, any sales or similar Taxes).

“Income Tax Liability” means, without duplication, with respect to jurisdictions where the Company and its Subsidiaries have historically paid Income Taxes (or in which the Company and its Subsidiaries are required to begin filing as a result of any new activity, nexus or change in Law in such taxable period), an amount (which shall not be less than zero with respect to any tax imposed in any jurisdiction) equal to the unpaid

Income Taxes of the Company and its Subsidiaries with respect to Pre-Closing Tax Periods for which the due date (taking into account applicable extensions) of Tax Returns with respect to such Income Taxes is after the Closing Date and for which an originally filed Tax Return reporting such Income Taxes has not yet been filed as of the Closing Date (or for which a Tax Return has been filed but all Tax liabilities shown thereon have not yet been paid prior to the Closing), calculated in accordance with the past practice (including reporting positions, elections and accounting methods) of the Company and its Subsidiaries in preparing Tax Returns, except as a result of a change in applicable Law or circumstances of the Company and its Subsidiaries and, for purposes of calculating any such Tax liabilities, (i) all Transaction Tax Deductions shall be taken into account to the extent permitted by Law in the Pre-Closing Tax Period, (ii) any Taxes attributable to transactions outside the ordinary course of business not expressly contemplated by this Agreement on the Closing Date after the Closing shall be excluded, (iii) any Taxes attributable to or with respect to any financing entered into by or at the direction of Parent in connection with the Transactions shall be excluded, (iv) any liabilities for accruals or reserves established or required to be established under GAAP for contingent Taxes or with respect to uncertain Tax positions shall be excluded, (v) any overpayments from prior Tax periods shall be taken into account as a deduct to the extent such amounts are legally available to reduce unpaid Income Taxes of the Company or any of its Subsidiaries with respect to Pre-Closing Tax Periods, and (vi) any deferred Tax assets and deferred Tax liabilities shall be excluded.

“Indebtedness” means, without duplication, as of any particular time, the amount of (i) all indebtedness for borrowed money of the Company or any of its Subsidiaries (including any unpaid principal, premium, accrued and unpaid interest, related expenses, prepayment penalties), (ii) all Liabilities of the Company or any of its Subsidiaries evidenced by bonds, debentures, notes, or other similar debt instruments or securities (other than, for the avoidance of doubt, any customs bonds, any surety or performance bonds, or any similar instruments), (iii) all Liabilities of the Company or any of its Subsidiaries to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, (iv) all Liabilities of the Company or any of its Subsidiaries arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, (v) any deferred purchase price Liabilities related to past acquisitions by the Company or any of its Subsidiaries, including installments of purchase price in connection with the acquisition of any business, (vi) any obligations (including accrued interest) of the Company or any of its Subsidiaries under a lease agreement that is required to be capitalized in accordance with the Accounting Principles, (vii) all letters of credit solely to the extent drawn upon, (viii) all Liabilities for guarantees provided by the Company in respect of the indebtedness or obligations referred to in the foregoing clauses, (ix) accrued but unpaid interest, unpaid prepayment or redemption penalties, premiums or payments and unpaid fees and expenses that are payable in connection with prepayment of any of the foregoing Liabilities, (x) all Liabilities of the Company or its Subsidiaries owed to Seller or its Affiliates (other than the Company and its Subsidiaries or Parent and its Subsidiaries), (xi) the Income Tax Liability, and (xii) any and all fees payable to the members of the Company’s board of managers; provided, that “Indebtedness” shall not include any liabilities or obligations with respect to a real property or operating leases, any factoring arrangement(s), any Transaction Expenses or any fees or expenses incurred after the Closing or any fees or expenses incurred at the request of Parent or any of its controlled Affiliates, whether related to their respective financing activities, the transactions contemplated by this Agreement or otherwise and shall be reduced by the Indebtedness Prepayment (to the extent such Indebtedness Prepayment is made using the cash of the Company or its Subsidiaries).

“Indebtedness Prepayment” is defined in Section 3.01(g).

“Insurance Policies” is defined in Section 5.16.

“Intellectual Property” means intellectual property rights in all of the following in any jurisdiction throughout the world: (i) patents, patent applications, including any reissues, divisionals, continuations, continuations-in-part and extensions and counterparts thereof; (ii) trademarks, service marks, trade dress, corporate names, logos and slogans, together with all goodwill associated with each of the foregoing (collectively

“Trademarks”); (iii) copyrights, works of authorship (whether or not copyrightable) and copyrightable works; (iv) registrations and applications for any of the foregoing; (v) trade secrets, proprietary information, know how and inventions; (vi) Internet domain names; and (vii) computer software (including source code, executable code, data, and databases); and (vii) any other intellectual property and proprietary rights.

“Intended Income Tax Treatment” is defined in Section 12.10.

“Intervening Event” means any event, change or development that has a material effect on Parent and its Subsidiaries, taken as a whole, that first occurs or arises after the date of this Agreement that was not known to the Board of Directors of Parent and was not reasonably foreseeable to the Board of Directors of Parent, in either case, as of or prior to the date of the execution and delivery of this Agreement; provided, that in no event shall any of the following events, changes or developments constitute or be taken into account in determining an Intervening Event: (a) any change in the price or trading volume of Parent’s equity securities (except that the underlying causes of such changes may constitute or be taken into account in determining whether there has been an Intervening Event to the extent not otherwise excluded hereunder), (b) any development or change in the industries in which Parent and its Subsidiaries operate, (c) any breach by Parent, Purchaser or Merger Sub of this Agreement or (d) the fact in and of itself that Parent or any of its Subsidiaries meets or exceeds internal or published projections.

“IRA Amendment” means the Joinder & Second Amendment to Amended & Restated Investor Rights Agreement, by and among Parent, AE BBAI Aggregator, LP, BBAI Ultimate Holdings, LLC and the other parties thereto, dated as of December 6, 2021, as amended on July 20, 2023, to be effective as of the Closing (substantially in the form attached hereto as Exhibit H).

“IRS” means the U.S. Internal Revenue Service.

“IT Assets” means any and all computers, software (including related data, databases, applications and documentation), information, servers, workstations, interfaces, platforms, and all other computer or information technology systems, including any outsourced systems and processes, in each case owned or used by or for the Company or its Subsidiaries.

“JAMS” is defined in Section 13.12(a).

“K&E” is defined in Section 13.14.

“knowledge” means (i) with respect to the Company, the actual knowledge (after due inquiry of direct reports that are employees of the Company) of David Reissfelder, Patrick Flanagan, Jim McLaughlin and Kevin McAleenan, (ii) with respect to Parent, the actual knowledge (after due inquiry of immediate direct reports) of Mandy Long and Julie Peffer and (iii) with respect to Seller, the actual knowledge (after due inquiry of immediate direct reports) of David Reissfelder and Patrick Flanagan.

“Labor Union” is defined in Section 5.24(b)

“Latest Balance Sheet” is defined in Section 5.04(b).

“Law” means any federal, state or local law, rule, regulation, judgment, order, decree, statute, ordinance, treaties or other pronouncement having the effect of law of any Governmental Body.

“Liabilities” means any liability, debt, obligation, commitment of any kind, deficiency, interest, penalty, fine, claim, demand, judgment, cause of action, or other loss (including loss of benefit or relief), cost or expense of any kind or nature whatsoever, whether known or unknown, asserted or unasserted, absolute or contingent, fixed or unfixed, matured or unmatured, accrued or unaccrued, secured or unsecured, liquidated or unliquidated, and whether due or become due and regardless of when or by whom asserted.

“Lease” is defined in Section 5.08(b).

“Leased Real Property” is defined in Section 5.08(b).

“Liens” means liens, security interests, charges, hypothecations, mortgages, collateral assignments, easements, encroachments, rights of first refusal, covenants, restrictions of any kind or encumbrances.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 17, 2021, as amended from time to time in accordance with its terms.

“Lookback Date” means September 29, 2020.

“Material Adverse Change” means any change, effect, event, circumstance, development or occurrence that, individually or in the aggregate, (a) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (b) prevents, materially delays or materially impedes the performance by the Seller or the Company to consummate the Mergers or any other transactions contemplated by this Agreement; provided, however, that solely with respect to the immediately preceding clause (a), other than as set forth in the final proviso of this definition, in no event will any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or taken into account in determining whether there has been or will be, a Material Adverse Change on the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole: (i) any change in any Law; (ii) any change in interest rates, credit markets, currency exchange rates or general economic conditions; (iii) the announcement or the execution of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees; (iv) any change that is generally applicable to the industries in which the Company or any of its Subsidiaries operates; (v) the compliance with the terms of this Agreement, the taking of any action required or expressly contemplated by this Agreement or with the prior written consent of Parent or the failure to take any action prohibited by this Agreement; (vi) any national or international political event or occurrence, including acts of war or terrorism (including cyberattacks); (vii) any natural or manmade disasters, hurricanes, floods, tornados, tsunamis, earthquakes or other acts of God; (viii) any epidemic, pandemic or disease outbreak (including COVID-19 and monkeypox), or any COVID-19 Measures or any worsening of such conditions; (ix) any political, geopolitical or social conditions, civil unrest, protests, public demonstrations or the response of any Governmental Body thereto or any escalation or any worsening thereof; (x) the availability or cost of equity, debt or other financing to Parent or to the Company; (xi) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Body; or (xii) any failure by the Company or any Subsidiary thereof to meet any projections, forecasts or estimates of revenue or earnings (it being understood that this clause (xii) shall not prevent a determination that any change underlying such failure to meet projections, forecasts or estimates has resulted in a Material Adverse Change (to the extent the effect(s) of such change is not otherwise excluded from this definition of Material Adverse Change)); provided, that, in the case of the foregoing clauses (i), (ii), (iv), (vi) (vii), (ix), and (xi), to the extent such change, effect, event, circumstance, development or occurrence materially and disproportionately affects the Company and its Subsidiaries as compared to other Persons or businesses that operate in the industry and in the markets in which the Company and its Subsidiaries operate, then the material and disproportionate aspect of such effect may be taken into account in determining whether a Material Adverse Change has occurred or will occur.

“Material Contracts” is defined in Section 5.10(b).

“Material Customers” is defined in Section 5.22(a).

“Material Suppliers” is defined in Section 5.22(a).

“Maximum Premium” is defined in Section 8.02(a).

“Measurement Time” means 12:01 a.m. Eastern Time on the Closing Date.

“Mergers” means, collectively, the First Merger and the Second Merger.

“Multiemployer Plan” means each “multiemployer plan” (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) contributed to, or required to be contributed to, at any time within the past six (6) years, by the Company or its Subsidiaries or to which the Company or its Subsidiaries has or had at any time within the past six (6) years any obligation or liability (including on account of an ERISA Affiliate and including, without limitation, potential withdrawal liability).

“New Bonus Arrangements” is defined in Section 7.01(c).

“NISPOM” is defined in Section 5.11(n).

“Non-Recourse Party” means, with respect to a party, any of such party’s former, current and future equityholders, controlling Persons, directors, managers, officers, employees, advisors, agents, representatives, Affiliates, members, general or limited partners, or assignees (or any former, current or future equityholder, controlling Person, director, manager, officer, employee, advisor, agent, representative, Affiliate, member, general or limited partner, or assignee of any of the foregoing).

“NSIA” means the National Security and Investment Act 2021.

“Objection Notice” is defined in Section 2.04(d).

“OCI” is defined in Section 5.11(i).

“Off-the-Shelf Software” means an item of off-the-shelf software or software provided as a service for which the annual fees or other aggregate consideration paid or payable by the Company or any of its Subsidiaries for such item with respect to the business is less than $50,000.

“Open Source Licenses” is defined in Section 5.12.

“Order” means all judgments, writs, decrees, injunctions, rules, orders, stipulations, determinations, rulings, awards or other binding agreements of any Governmental Body.

“Other Antitrust Regulations” mean all antitrust, competition or foreign direct investment Laws of any Governmental Body outside the United States.

“Outside Date” is defined in Section 9.01(c).

“Parent Documents” is defined in Section 6.01.

“Parent Fundamental Representations” means the representations and warranties set forth in Section 6.01 (Organization and Power), Section 6.02 (Authorization), Section 6.03(a) and (b) (Parent Shares) and Section 6.07 (Brokerage).

“Parent Payments” is defined in Section 7.04(b).

“Parent Releasees” is defined in Section 11.02.

“Parent Releasors” is defined in Section 11.02.

“Parent Shares” means shares of common stock, par value $0.0001, of Parent.

“Party-Appointed Arbitrators” is defined in Section 13.12(a).

“Permit” means any determinations, variances, notifications, qualifications, waivers, approvals, authorizations, consents, licenses, permits, registrations or certificates of a Governmental Body.

“Permitted Liens” means: (i) Liens securing liabilities which are reflected or reserved against in the Latest Balance Sheet to the extent so reflected or reserved; (ii) Liens for Taxes not yet due and payable or which are being contested in good faith and for which adequate reserves have been established and maintained in accordance with GAAP on the books and records of the Company and its Subsidiaries and which are reflected on the Financial Statements; (iii) landlord’s, mechanic’s, materialmen’s, and other similar statutory Liens arising or incurred in the ordinary course of business for amounts not yet due and payable or which are being contested if reserves with respect thereto are maintained on the Company’s and its Subsidiaries’ books in accordance with GAAP; (iv) purchase money Liens and Liens securing rental payments under capital lease arrangements; (v) Liens set forth on the Permitted Liens Schedule; (vi) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Body, which are not, individually or in the aggregate, material in amount or do not or are not reasonably likely to materially detract from the value of or materially impair the existing use or operation of or any contemplated development of the property affected by such encumbrances or imperfections; (vii) easements, rights, covenants, conditions and restrictions of record affecting title to Leased Real Property made available to Parent prior to the date hereof and which are not, individually or in the aggregate, material in amount or do not or are not reasonably likely to materially detract from the value of or materially impair the existing use or operation of or any contemplated development of the property affected by such encumbrances or imperfections; (viii) Liens arising in the ordinary course of business (including customer return rights, warranty claims, rebates, refunds and other discounts to customers) and not incurred in connection with the borrowing of money; (ix) Liens in the form of security deposits or otherwise collateralized with letters of credit or similar instruments; (x) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business; and (xi) Liens that will be terminated in connection with or prior to the Closing.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Body.

“Personal Data” means any information or data that, alone or in combination with other information, (i) can be used to specifically identify any individual or is capable, directly or indirectly, of being associated with or related to an individual and/or (ii) that constitutes “personal data” or “personal information” under applicable Data Privacy Requirements.

“Personal Property Asset” is defined in Section 5.08(a).

“Plans” is defined in Section 5.15(a).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period through the end of the Closing Date.

“Privileged Materials” is defined in Section 13.14.

“Privileges” is defined in Section 13.14.

“Proxy Statement” is defined in Section 8.08.

“Purchase Price Adjustment Holdback Amount” means an amount equal to $3,500,000.

“Purchaser” is defined in the Preamble.

“R&W Insurance Policy” means that certain representations and warranties insurance policy attached hereto as Exhibit A.

“Recommendation” is defined in Section 6.03.

“Registered Company Intellectual Property” means all registered trademarks, applications to register trademarks, patents and patent applications and registered copyrights and applications to register copyrights owned by the Company or any of its Subsidiaries as of the date hereof.

“Remediation Plan” is defined in Section 7.03(c).

“representatives” means, with respect to any Person, the Affiliates of such Person and any officers, directors, managers, members, shareholders, principals, employees, agents, consultants, auditors, legal counsel, accountants, advisors, bankers and other representatives authorized by such Person to represent or act on such Person’s behalf.

“Required Financial Statements” is defined in Section 7.09.

“Requisite Vote” is defined in Section 8.09(a).

“Remedy Action” is defined in Section 10.04(b).

“Retained Employees” is defined in Section 10.03(a).

“RICO” is defined in Section 10.01.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions Laws (at the time of this Agreement, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea region of Ukraine).

“Sanctioned Person” means (i) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (ii) any Person operating, organized, or resident in a Sanctioned Country; (iii) the government of a Sanctioned Country or the Government of Venezuela; or (iv) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons.

“Sanctions Laws” means applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State, or (ii) the European Union, any European Union Member State, the United Kingdom, or the United Nations Security Council.

“Schedule” is defined in the definition of “Disclosure Schedules”.

“SEC” means the United States Securities and Exchange Commission.

“Securities” is defined in Section 4.08(a).

“Securities Act” means the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder).

“Security Incident” is defined in Section 5.25(d).

“Section 280G Payments” is defined in Section 7.04(a).

“Seller” is defined in the Preamble.

“Seller Adjustment Amount” is defined in Section 2.04(g)(iii).

“Seller Documents” is defined in Section 4.01.

“Seller Releasees” is defined in Section 11.02.

“Seller Releasors” is defined in Section 11.02.

“Stock Issuance” is defined in Section 6.03.

“Stockholders Meeting” is defined in Section 8.09(a).

“Straddle Period” means a taxable period beginning on or before the Closing Date and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one (1) or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one (1) or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity.

“Target Working Capital” means negative $500,000.

“Tax” means any United States federal, state, or local or non-U.S. income, gross receipts, capital stock, franchise, profits, withholding, social security, value added, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, alternative minimum, estimated or other tax imposed by any Governmental Body, including any interest, penalty or addition thereto.

“Tax Proceeding” means any proceeding, judicial or administrative, involving Taxes, Tax Returns or any audit, examination, deficiency asserted or assessment made by the IRS or any other taxing authority.

“Tax Returns” means any return, claim for refund, report, information return or other document (including any schedules, attachments or amendments thereto) filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

“Trade Controls” means (i) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the

Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter I, and the Foreign Trade Regulations (15 C.F.R. Part 30); and (ii) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law.

“Transaction Expenses” means, without duplication, to the extent not paid prior to the Closing the amount of (i) all fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants) incurred by the Company and its Subsidiaries prior to the Closing in connection with this Agreement, (ii) all fees payable by the Company and its Subsidiaries to the AE Consultants in connection with this Agreement or the transactions contemplated hereby or as otherwise accrued under the Consulting Agreement prior to the Closing, (iii) all costs of the D&O Tail Policies, (iv) any severance, “success fees”, transaction bonuses, retention bonuses, equity or equity-based incentive or change of control bonuses or similar compensatory payments to employees, officers, managers, directors, consultants or contractors of the Company or any of its Subsidiaries at or in connection with the Closing solely arising from or otherwise solely triggered or accelerated by the closing of the transactions contemplated hereby (excluding any consideration payable to any employee due to actions or decisions made by Parent at or after the Closing), including the employer portion of any payroll, social security, unemployment or similar Taxes; provided, that any such Taxes shall not include Federal Insurance Contribution Act Taxes payable with respect to the recipients of such payments who are employees of the Company and its Subsidiaries whose total compensation (other than the amounts payable in connection with compensation received in connection with the transactions contemplated hereby) that would be payable to them by the Company or any of its Subsidiaries before the Closing occurs would be in excess of the social security wage base for the calendar year in which the Closing occurs, (v) any liabilities or underfunding with respect to any retirement plans, including defined benefit pension plans, retiree welfare plans and defined contribution plans, including the employer portion of any applicable payroll, social security, unemployment or similar Taxes, (vi) all outstanding obligations for severance to any former employee or service provider of the Company or any of its Subsidiaries (or employee or service provider who has provided or received notice of an intent to terminate such relationship), including the employer portion of any applicable payroll, social security, unemployment or similar Taxes, and (vii) fifty percent (50%) of (a) any Transfer Taxes, (b) the premiums, underwriting fees and applicable taxes payable under the R&W Insurance Policy, and (c) any filing fees and local counsel fees payable in connection with the filings described in the first two (2) sentences of Section 10.04(a). Notwithstanding the foregoing, “Transaction Expenses” will exclude all costs, fees and expenses and payment obligations to the extent (x) included in Indebtedness or Closing Working Capital or (y) incurred at the request of Parent or any of its controlled Affiliates. Transaction Expenses shall be reduced by the Transaction Expense Prepayment (to the extent such Transaction Expense Prepayment is made using the cash of the Company or its Subsidiaries).

“Transaction Expense Prepayment” is defined in Section 3.01(g).

“Transaction Tax Deductions” means any Tax deduction of the Company and its Subsidiaries, in each case, to the extent deductible by the Company or any of its Subsidiaries in the Pre-Closing Tax Period at a “more likely than not” or higher level of authority, resulting from or attributable to (a) the payment of the Transaction Expenses (including amounts that would have been Transaction Expenses but were in fact paid prior to the Closing), (b) any bonuses, change in control payments, other retention payments or other similar payments made in connection with the transactions contemplated by this Agreement, (c) any costs, fees, expenses or other liabilities included in the calculation of Closing Working Capital or Indebtedness, any deduction for unamortized financing costs of the Company or any of its Subsidiaries and premium deductions arising from the repayment of indebtedness (including any previously capitalized expenses attributable thereto, interest, breakage fees or accelerated deferred financing fees and other fees associated with such prepayment) and (d) any other costs or expenses incurred in connection with the transactions contemplated by this Agreement, but in each case (a)-(d), only if and to the extent such costs, fees, expenses or other liabilities were (i) paid prior to the Measurement Time, (ii) included as a current liability in Closing Working Capital as finally determined, (iii) included in the final determination of Indebtedness taken into account in the Closing Equity Proceeds or the Indebtedness

Prepayment, or (iv) included in the final determination of Transaction Expenses taken into account in the Closing Equity Proceeds or the Transaction Expense Prepayment; provided, that for purposes of determining the Income Tax Liability included in Indebtedness, it shall be assumed that the parties have made any available elections under Revenue Procedure 2011-29, 2011-18 IRB to treat seventy percent (70%) of any success-based fees that were paid as an amount that did not facilitate the transactions contemplated hereby, and therefore treat seventy percent (70%) of such costs as deductible in the taxable year that included the Closing Date for U.S. federal (and applicable state and local) Income Tax purposes.

“Transfer Taxes” is defined in Section 12.05.

“Treasury Regulations” means the U.S. Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

“Triggering Notice” is defined in Section 8.09(b).

“Unaudited Financial Statements” is defined in Section 5.05(a).

“Unit” means a “Unit” having the rights and obligations as set forth in the LLC Agreement.

“Waived Benefits” is defined in Section 7.04(a).

“WARN Act” is defined in Section 5.24(e).

“Working Capital” means (i) only those specific line items designated as “current assets” on Exhibit G, minus (ii) only those specific line items designated as “current liabilities” on the Exhibit G, in each case, for the Company and its Subsidiaries on a consolidated basis calculated in accordance with the Accounting Principles and subject to the specific adjustments set forth on the Exhibit G. For the avoidance of doubt, Working Capital shall exclude Cash, Indebtedness, Transaction Expenses, income Tax assets and income Tax liabilities and deferred Tax assets and deferred Tax liabilities. Exhibit G sets forth an illustrative example of the calculation of Working Capital (including any such specific adjustments thereto for purposes of calculating Working Capital), as of 12:01 a.m. Eastern Time on September 30, 2023. Such calculation is included for reference purposes only, and notwithstanding anything to the contrary, neither the Company nor any other Person makes any representation or warranty in respect thereof.

1.02 Other Definitional Provisions.

(a) Accounting Terms. Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement or any Ancillary Agreement (including, for the avoidance of doubt, definitions set forth in the Accounting Principles) is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement or such Ancillary Agreement will control.

(b) Business Day. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

(c) Calendar Days. References to any period of days shall be deemed to be the relevant number of calendar days, unless otherwise specified.

(d) Capacity. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity.

(e) Contract. References herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereto).

(f) Dollar, etc. The terms “dollars” or “$” mean dollars in the lawful currency of the United States of America and all payments made pursuant to this Agreement shall be in United States dollars.

(g) Gender. References herein to any gender shall include each other gender.

(h) Heirs, Executors, etc. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02(h) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement.

(i) Hereof, etc. The terms “hereof,” “herein” and “hereunder” and terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement.

(j) Including, etc. The term “including,” “includes” and terms of similar import have the inclusive meaning frequently identified with the phrase “but not limited to” or “without limitation”.

(k) Internal References. References herein to a specific article, section, subsection, clause, recital, schedule or exhibit shall refer, respectively, to articles, sections, subsections, clauses, recitals, schedules or exhibits of this Agreement, unless otherwise specified.

(l) Or. The word “or” shall be disjunctive but not exclusive.

(m) Singular and Plural Forms. Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or in its singular form.

(n) Successor Laws. Any reference to any particular Code section or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

(o) Time Period. With respect to the determination of any period of time, the word “from” or “since” means “from and including” or “since and including,” as applicable, and the words “to” and “until” each means “to but excluding”.

(p) To the extent. The phrase “to the extent” means the degree by which, and not “if.”

(q) Ordinary Course. The phrase “ordinary course of business” means such actions taken in the ordinary course of business consistent with past practices.

ARTICLE II

THE MERGERS

2.01 Mergers. On and subject to the terms and conditions of this Agreement, at the Closing:

(a)	First Merger.

(i) The First Merger will be consummated by the filing of a certificate of merger in customary form with the Secretary of State of the State of Delaware (the “First Certificate of Merger”) in accordance with the DGCL and the DLLCA. Upon such filing, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving company under the laws of the State of Delaware (the “Initial Surviving Company”). The

First Merger shall be effective at such time as the First Certificate of Merger is duly filed with and accepted for record by the Secretary of State of the State of Delaware or such later time as the parties may specify in the First Certificate of Merger (the “First Effective Time”).

(ii) At the First Effective Time, by virtue of the First Merger and without any further action by any other Person:

(A) all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Initial Surviving Company and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become debts, liabilities, obligations and duties of the Initial Surviving Company;

(B) (1) the certificate of formation of the Company, as in effect immediately prior to the First Effective Time, shall be the certificate of formation of the Initial Surviving Company as of the First Effective Time and (2) the LLC Agreement, as in effect immediately prior to the First Effective Time, shall be the limited liability company agreement of the Initial Surviving Company as of the First Effective Time;

(C) the directors and officers of Merger Sub at the First Effective Time shall be installed as the managers and officers of the Initial Surviving Company, in each case until successors are duly elected or appointed in accordance with the certificate of formation and limited liability company agreement of the Initial Surviving Company and the DLLCA;

(D) each share of common stock of Merger Sub issued and outstanding immediately prior to the First Effective Time will be converted into and become one validly issued, fully paid and non-assessable unit of limited liability company interest of the Initial Surviving Company; and

(E) each Company Unit issued and outstanding immediately prior to the First Effective Time and all rights in respect thereof shall forthwith cease to exist and be converted into and represent solely the right to receive, without interest, the Closing Equity Proceeds pursuant to, and subject to the terms and conditions of, this Agreement.

(b)	Second Merger.

(i) Immediately following the First Merger, the Second Merger will be consummated by the filing of a certificate of merger in customary form with the Secretary of State of the State of Delaware (the “Second Certificate of Merger”) in accordance with the DLLCA. Upon such filings, the Initial Surviving Company shall be merged with and into Purchaser, the separate existence of the Initial Surviving Company shall cease and Purchaser shall continue as the surviving limited liability company under the laws of the State of Delaware (the “Final Surviving Company”). The Second Merger shall be effective at such time as the Second Certificate of Merger is duly filed with and accepted for record by the Secretary of State of the State of Delaware or such later time as the parties may specify in the Second Certificate of Merger but in any event immediately following the First Merger (the “Second Effective Time”).

(ii) At the Second Effective Time, by virtue of the Second Merger and without any further action by any other Person:

(A) all the properties, rights, privileges, powers and franchises of the Initial Surviving Company and Purchaser shall vest in the Final Surviving Company and all debts, liabilities, obligations and duties of the Initial Surviving Company and Purchaser shall become debts, liabilities, obligations and duties of the Final Surviving Company;

(B) (1) the certificate of formation of Purchaser, as in effect immediately prior to the Second Effective Time, shall be the certificate of formation of the Final Surviving Company as of the Second Effective Time, and (2) the limited liability company agreement of Purchaser, as in effect immediately prior to the Second Effective Time, shall be the limited liability company agreement of the Final Surviving Company as of the Second Effective Time;

(C) the managers and officers of Purchaser at the Second Effective Time shall be the managers and officers of the Final Surviving Company, in each case until successors are duly elected or appointed in accordance with the limited liability company agreement of the Final Surviving Company and the DLLCA;

(D) each unit of limited liability company interest of the Initial Surviving Company issued and outstanding immediately prior to the Second Effective Time will be converted into and become one validly issued and fully paid unit of limited liability company interest of the Final Surviving Company; and

(E) each unit of limited liability company interest of Purchaser issued and outstanding immediately prior to the Second Effective Time and all rights in respect thereof shall be cancelled and forthwith cease to exist.

2.02 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the electronic exchange of documents and signature pages at 9:00 a.m. Eastern Time on the fourth (4th) Business Day following full satisfaction or due waiver (to the extent permitted by applicable Law) of all of the closing conditions set forth in Article III (other than those to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at Closing) or on such other date as is mutually agreed to in writing by Purchaser and Seller. The date and time of the Closing are referred to herein as the “Closing Date”.

2.03 Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the parties hereto shall consummate the following transactions on the Closing Date:

(a) (i) the Company and Merger Sub shall cause the First Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware, and (ii) immediately following the First Merger, the Initial Surviving Company and the Purchaser shall cause the Second Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware;

(b) Parent shall issue or transfer, or cause to be issued or transferred, to Seller the number of Parent Shares payable as the Estimated Closing Equity Consideration pursuant to the terms hereof, which may be represented by book-entry interests or one or more certificates issued to Seller at Parent’s election; and

(c) the parties hereto shall make such other deliveries as are required by Article III.

2.04 Closing Equity Proceeds Adjustment.

(a) At least five (5) Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent a written statement (the “Estimated Closing Statement”), setting forth in reasonable detail the Company’s good faith estimate of the Closing Equity Proceeds (the “Estimated Closing Equity Proceeds”) and the Closing Equity Consideration (the “Estimated Closing Equity Consideration”), including each of the components thereof, and in each case, the determinations and calculations therein will be calculated in accordance with this Agreement (including Exhibit G) and the definitions herein and the Accounting Principles. Following delivery of the Estimated Closing Statement, to the extent reasonably requested in writing by Parent, the Company shall make available to Parent supporting documentation (subject to execution of any customary work paper access letter to the extent applicable) used in preparing the Estimated Closing Statement, Parent and its representatives shall be permitted reasonable access at reasonable times during normal business hours to review the Company’s books and records reasonably related to the preparation of the Estimated Closing Statement; provided, that such access will not unreasonably interfere with the normal business operations of the Company or its Subsidiaries and no such access of examination shall be permitted to the extent that it would require the Company or its Subsidiaries to disclose information subject to attorney-client privilege or attorney work-product privilege. Parent and its representatives may make inquiries of the Company and the senior management employees of the

Company responsible for the preparation of the Estimated Closing Statement regarding questions concerning or disagreements with the Estimated Closing Statement arising in the course of their review thereof, and the Company shall, and shall use its commercially reasonable efforts to cause such senior management employees to, cooperate with and respond to such inquiries, and shall consider any reasonable comments provided by Parent in good faith based on Parent’s review of the Estimated Closing Statement (and the calculations and determinations set forth therein) and such documentation. If the Company agrees to make any modification to the Estimated Closing Statement requested by Parent, then the Estimated Closing Statement as so agreed by the Company to be modified shall be deemed to be the Estimated Closing Statement for purposes of this Agreement; provided, that, if there is a dispute over the Estimated Closing Statement, the Estimated Closing Statement delivered by the Company shall govern in all respects, and the obligation of the Company to consider such reasonable comments of Parent regarding the Estimated Closing Statement shall in no event require that the Company revise its calculation of the Estimated Closing Equity Proceeds or that the Closing to be postponed or otherwise delayed.

(b) As promptly as practicable after the Closing, but in no event later than seventy five (75) days after the Closing Date, Parent shall prepare and deliver to Seller a statement (the “Closing Statement”) setting forth Parent’s good faith calculation of the Closing Equity Proceeds, including each of the components thereof, in each case, the determinations and calculations therein will be calculated in accordance with this Agreement (including Exhibit G) and the definitions herein and the Accounting Principles.

(c) The post-Closing purchase price adjustment as set forth in this Section 2.04 is not intended to permit the introduction of different accounting methods, policies, practices, procedures, conventions, categorizations, definitions, principles, judgments, assumptions, techniques or estimation methods with respect to financial statements, their classification or presentation or otherwise (including with respect to the nature of accounts, level of reserves or level of accruals) from those used to calculate the amounts set forth on Exhibit G and included in the Accounting Principles.

(d) Parent and its Subsidiaries (including the Company and its Subsidiaries) shall (i) permit Seller and its representatives to have reasonable access to the books, records and other documents (including work papers, schedules, financial statements, memoranda, etc.) pertaining to or used in connection with the preparation of the Closing Statement and Parent’s calculation of the Closing Equity Proceeds and provide Seller with copies thereof (as reasonably requested by Seller); provided, that such access will not unreasonably interfere with the normal business operations of Parent and the Company and no such access or examination shall be permitted to the extent that it would require Parent or the Company to disclose information subject to attorney-client privilege or attorney work-product privilege, and (ii) provide Seller and its representatives reasonable access to Parent’s and its Subsidiaries’ (including the Company’s and its Subsidiaries’) employees and advisors involved in preparing the Closing Statement (including using commercially reasonable efforts to cause their chief financial officer(s) and accountants to be available to respond to reasonable written or oral inquiries of Seller or its representatives). If Seller disagrees with any part of Parent’s calculation of the Closing Equity Proceeds as set forth on the Closing Statement, Seller shall, within thirty (30) days after Seller’s receipt of the Closing Statement, notify Parent in writing of such disagreement by setting forth Seller’s calculation of the Closing Equity Proceeds, including each of the components thereof, and describing in reasonable detail the basis for such disagreement (an “Objection Notice”). If an Objection Notice is timely delivered to Parent, then Parent and Seller shall negotiate in good faith to resolve their disagreements with respect to the computation of the Closing Equity Proceeds. Parent and Seller each acknowledge and agree that all discussions related to the Objection Notice are, without prejudice, communications made in confidence with the intent of attempting to resolve a litigious dispute and are subject to settlement privilege. In the event that Parent and Seller are unable to resolve all such disagreements within thirty (30) days after Parent’s receipt of such Objection Notice or such longer period as Parent and Seller may mutually agree in writing, Parent and Seller shall promptly submit such remaining disagreements to Houlihan Lokey, or, if such firm refuses or is otherwise unable to act in such capacity, an independent nationally-recognized valuation or consulting firm as is acceptable to Parent and Seller (the “Firm”). For the avoidance of doubt, any determination expressly set forth in the Closing Statement which is not objected to in an Objection Notice shall be final and binding upon the parties hereto for purposes of calculating the Closing Equity Proceeds and shall not be subject to appeal or further review.

(e) The Firm shall act as an expert and not as an arbitrator, and make a final and binding determination with respect to the computation of the Closing Equity Proceeds, including each of the components thereof, to the extent such amounts are in dispute, in accordance with the guidelines and procedures set forth in this Agreement and on Exhibit C. Parent and Seller shall cooperate with the Firm during the term of its engagement and shall use commercially reasonable efforts to cause the Firm to resolve all remaining disagreements with respect to the computation of the Closing Equity Proceeds, including each of the components thereof, as soon as practicable. The Firm shall consider only those items and amounts in Parent’s and Seller’s respective calculations of the Closing Equity Proceeds, including each of the components thereof, that are in the Objection Notice and identified as being items and amounts to which Parent and Seller have been unable to agree. In resolving any disputed item, the Firm may not assign a value to any item in dispute outside of the range of (i) Parent’s proposed value for such disputed item as set forth in the Closing Statement, or (ii) Seller’s proposed value for such disputed item as set forth in the Objection Notice. Except as permitted on Exhibit C hereto in order to clarify or understand any position or argument made by a party in a written submission, the Firm’s determination of the Closing Equity Proceeds, including each of the components thereof, shall be based solely on written presentations submitted by Parent and Seller which are in accordance with the guidelines and procedures (including the definitions of each of the components thereof) set forth in this Agreement (i.e., not on the basis of an independent review) and the Accounting Principles. The determination of the Firm shall be conclusive and binding upon the parties hereto for purposes of calculating the Closing Equity Proceeds and shall not be subject to appeal or further review (absent manifest clerical or mathematical error).

(f) The fees, costs and expenses of the Firm shall be allocated to and borne by Parent and Seller based on the inverse of the percentage that the Firm’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Firm. For example, should the items in dispute total in amount to $1,000 and the Firm awards $600 in favor of the Seller’s position, 60% of the costs of its review would be borne by Parent and 40% of the costs would be borne by the Seller. Prior to the Firm’s determination of the Closing Equity Proceeds, (i) Parent, on the one hand, and Seller, on the other hand, shall retain the Firm and each pay fifty percent (50%) of any retainer paid to the Firm, and (ii) during the engagement of the Firm, the Firm will bill fifty percent (50%) of the total charges to each of Parent, on the one hand, and Seller, on the other hand. In connection with the Firm’s determination of the Closing Equity Proceeds, the Firm shall also determine, pursuant to the terms of the first sentence of this Section 2.04(f), and taking into account all fees, costs and expenses of the Firm already paid by each of Parent, on the one hand, and Seller, on the other hand, as of the date of such determination, the allocation of the Firm’s fees, costs and expenses between Parent and Seller, which such determination shall be conclusive and binding upon the parties hereto.

(g) Within five (5) Business Days after the Closing Equity Proceeds, including each of the components thereof, is finally determined (such date, the “Finalization Date”) pursuant to this Section 2.04:

(i) if the Closing Equity Proceeds as finally determined pursuant to this Section 2.04 are less than the Estimated Closing Equity Proceeds (the total amount of such difference, the “Overpayment Amount”) and the Overpayment Amount is less than the Purchase Price Adjustment Holdback Amount, then Parent shall issue to Seller a number of Parent Shares equal to (A) the difference of (1) the Purchase Price Adjustment Holdback Amount minus (2) the Overpayment Amount divided by (B) the volume weighted average price for the Parent Shares over the 20 trading days ending on the first trading day that precedes the Finalization Date;

(ii) if the Closing Equity Proceeds as finally determined pursuant to this Section 2.04 are less than the Estimated Closing Equity Proceeds and the Overpayment Amount is equal to or more than the Purchase Price Adjustment Holdback Amount, Parent shall not issue to Seller any Parent Shares in respect of the Purchase Price Adjustment Holdback Amount; and

(iii) if the Closing Equity Proceeds as finally determined pursuant to this Section 2.04 are greater than the Estimated Closing Equity Proceeds (the total amount of such excess, the “Seller Adjustment Amount”), then Parent shall issue to Seller a number of Parent Shares equal to (A) the sum of (1) the Purchase Price Adjustment Holdback Amount plus (2) the lesser of (x) the Seller Adjustment Amount or (y) an amount equal to the Purchase Price Adjustment Holdback Amount divided by (B) the volume weighted average price for the Parent Shares over the 20 trading days ending on the first trading day that precedes the Finalization Date.

(h) Any payment, transfer or issuance made pursuant to Section 2.04(g) shall (i) be treated by all parties for U.S. federal (and applicable state, local, and non-U.S.) income Tax purposes as an adjustment to the Enterprise Value unless otherwise required by Law and (ii) be made by wire transfer of immediately available funds to the account(s) designated by Parent or Seller, as applicable. The payments described in Section 2.04(g)(i) shall be the sole and exclusive remedy of Parent for any and all claims arising under this Agreement with respect to this Section 2.04.

2.05 Certain Payments. The Company shall act as paying agent in effecting any payments that are compensatory for income Tax purposes and are made in connection with the transactions contemplated by this Agreement to any individual employed by the Company or any of its Subsidiaries. The Company (or any other Person that has any withholding obligation with respect to any payment made pursuant to this Section 2.05) shall be entitled to deduct and withhold from any payments to be made pursuant to this Section 2.05 any Taxes required to be deducted and withheld with respect to the making of such payments under the Code or any other applicable provision of Law and any amounts deducted or withheld hereunder shall be treated for all purposes of this Agreement has having been paid to the Person in respect of which such deduction and withholding was made.

2.06 Withholding. Parent (and any other Person that has any withholding obligation with respect to any payment made pursuant to this Agreement) shall be entitled to deduct and withhold from any amounts payable pursuant to, or in connection with, this Agreement to any Person such amounts as Parent or such other Person is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable provision of Tax Law; provided, that, other than in respect of compensatory payments subject to payroll Taxes or any failure to deliver the FIRPTA certificate in accordance with Section 12.07 hereof, Parent or such other Person shall use commercially reasonable efforts to (i) provide Seller with reasonable written notice at least five (5) Business Days prior to deducting or withholding any amounts pursuant to this Section 2.06 indicating the (a) amount to be deducted or withheld with respect to each Person from which any amount is to be deducted or withheld and (b) the relevant provisions of the Code (or other applicable Tax Law) requiring such deduction or withholding, and (ii) work in good faith with Seller to mitigate, reduce or eliminate any such deduction or withholding. To the extent that amounts are so deducted or withheld and duly and timely paid over to the applicable Tax authority in accordance with applicable Law, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III

CONDITIONS TO CLOSING

3.01 Conditions to Parent’s, Purchaser’s and Merger Sub’s Obligation. The obligation of Parent, Purchaser and Merger Sub to consummate the Closing is subject to the satisfaction of the following conditions immediately prior to the Closing:

(a) the representations and warranties set forth in Article IV and Article V of this Agreement (other than the Fundamental Representations), as qualified by the Disclosure Schedules, shall be true and correct

(without giving effect to any limitation or qualification that includes the word “material,” “materiality” or “Material Adverse Change” set forth therein) as of the Closing Date, except (i) to the extent that the failure of such representations and warranties to be true and correct does not constitute a Material Adverse Change, and (ii) for those representations and warranties which expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date except to the extent that the failure of such representations and warranties to have been true and correct as of such earlier date did not constitute a Material Adverse Change;

(b) the Fundamental Representations, as qualified by the Disclosure Schedules, shall be true and correct in all respects (except for any de minimis exceptions) as of the Closing Date, except for those representations and warranties which expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all respects (except for any de minimis exceptions) as of such earlier date);

(c) the Company and Seller shall not be in breach in any material respect of the covenants and agreements required to be performed by them under this Agreement prior to the Closing;

(d) the Company shall have delivered to Parent a certificate signed by an officer of the Company in the form of Exhibit D, dated as of the Closing Date, certifying that the conditions specified in Section 3.01(a), Section 3.01(b), and Section 3.01(c), in each case, solely with respect to the representations, warranties, covenants and agreements of the Company, and Section 3.01(h), have been satisfied;

(e) Seller shall have delivered to Parent a certificate signed by an officer of Seller in the form of Exhibit E, dated as of the Closing Date, certifying that the conditions specified in Section 3.01(a), Section 3.01(b), and Section 3.01(c) in each case, solely with respect to the representations, warranties, covenants and agreements of Seller, have been satisfied;

(f) Seller shall have delivered to Parent (i) the Consulting Termination Agreement substantially in the form attached hereto as Exhibit B and (ii) customary evidence of the termination of any Contracts (other than the AE Consulting Agreement) between or among the Company or any of its Subsidiaries, on the one hand, and Seller or any of its Affiliates (other than the Company and its Subsidiaries or Parent or its Subsidiaries), on the other hand, in each case, that are set forth on Schedule 3.01(f);

(g) Seller shall have repaid, or shall have caused the Company to repay, (1) all outstanding Indebtedness of the types set forth on Schedule 3.01(g)(i) (the “Indebtedness Prepayment”), and shall have made arrangements for the holders of such Indebtedness to deliver customary Lien releases to Parent at the Closing (if applicable), and (2) all unpaid Transaction Expenses of the types set forth on Schedule 3.01(g)(ii) (the “Transaction Expense Prepayment”), and in each case, shall have delivered customary evidence of such repayment and payment, as applicable;

(h) No Material Adverse Change shall have occurred since the date hereof and be continuing;

(i) the Seller shall have delivered the Required Financial Statements; and

(j) the Seller shall have delivered to Parent an executed copy of the IRA Amendment.

3.02 Conditions to the Company’s and Seller’s Obligations. The obligations of the Company and Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions immediately prior to the Closing:

(a) the representations and warranties of Parent (other than Parent Fundamental Representations) set forth in Article VI, as qualified by the Disclosure Schedules, shall be true and correct (without giving effect to any limitation as to “materiality” set forth therein) as of the Closing Date, except (i) to the extent that the failure of such representations and warranties to be true and correct would not have and would not reasonably be expected to have, a material adverse effect on the ability of the Parent, Purchaser or the Merger Sub to consummate the transactions contemplated hereby, and (ii) for those representations and warranties which expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date except to the extent that the failure of such representations and warranties to have been true and correct as of such earlier date would not have a material adverse effect on the ability of the Parent, Purchaser or the Merger Sub to consummate the transactions contemplated hereby;

(b) the Parent Fundamental Representations, as qualified by the Disclosure Schedules, shall be true and correct in all respects (except for any de minimis exceptions) as of the Closing Date, except for those representations and warranties which expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all respects (except for any de minimis exceptions) as of such earlier date);

(c) Neither Parent, Purchaser nor Merger Sub shall be in breach in any material respect of its covenants and agreements required to be performed by it under this Agreement prior to the Closing;

(d) Parent shall have delivered to the Company and Seller a certificate signed by an officer of Parent in the form of Exhibit F, dated as of the Closing Date, certifying that the conditions specified in Section 3.02(a), Section 3.02(b) and Section 3.02(c) have been satisfied; and

(e) Parent shall have delivered to Seller an executed copy of the IRA Amendment.

3.03 Conditions to All Parties’ Obligations. The obligation of each of the Company, Seller, Parent, Merger Sub and Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of immediately prior to the Closing:

(a) the approvals and waiting periods under any Other Antitrust Regulations that are required for the consummation of the transactions contemplated hereby and set forth on Schedule 5.14 shall have been received and remain in effect (in the case of approvals) or expired, waived or been terminated (in the case of waiting periods);

(b) without prejudice to the generality of Section 3.03(a), the United Kingdom Secretary of State shall have granted approval of the transactions contemplated by this Agreement in accordance with section 13(2) NSIA or otherwise provided written confirmation to the parties that such approval is not required;

(c) no final, binding and non-appealable injunction, order, judgment, decision, decree or ruling shall have been issued, promulgated, enacted or enforced by any Governmental Body after the date hereof enjoining or otherwise prohibiting the performance of this Agreement or the consummation of any of the transactions contemplated hereby;

(d) Parent shall have received the Requisite Vote at the Stockholders Meeting; and

(e) this Agreement shall not have been validly terminated in accordance with Section 9.01.

3.04 Frustration of Closing Conditions. No party hereto may rely on the failure of any condition set forth in Section 3.01, Section 3.02 or Section 3.03, as the case may be, if such failure was caused by such party’s failure to comply with any provision of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to each of Parent, Purchaser and Merger Sub that the statements in this Article IV are true and correct, except as set forth in the Schedules.

4.01 Organization and Power. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full limited liability company power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to be executed by Seller in connection with the transactions contemplated by this Agreement (the “Seller Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

4.02 Authorization. The execution, delivery and performance of this Agreement and each of the Seller Documents by Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite limited liability company action, and no other limited liability company proceedings are necessary to authorize the execution, delivery or performance of this Agreement by Seller. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by Seller, and assuming that each of this Agreement and the Seller Documents, as applicable, is a valid and binding obligation of the other parties hereto and thereto (to the extent applicable), this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity.

4.03 Title to Company Units. Seller legally and beneficially owns the Units set forth on Schedule 5.04 as being owned by Seller. At the Closing, Seller shall deliver good and valid title to the Units owned by Seller as set forth on Schedule 5.04, free and clear of all Liens (other than Liens and any other transfer restrictions arising under applicable securities Laws), in accordance with the terms and conditions hereof.

4.04 No Violation. Seller’s execution, delivery or performance of this Agreement and the Seller Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation of breach of its Governing Documents, (b) conflict with or result in a violation of breach of any applicable Law, or rule or regulation of any Governmental Body, or (c) require the consent or waiver of, notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any material Contract to which Seller is a party or by which its properties or assets are bound, or any material Permit affecting the properties or assets of Seller, except, in the case of (b) and (c), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Seller to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

4.05 Governmental Bodies; Consents. Except for any Other Antitrust Regulations that are required for the consummation of the transactions contemplated hereby and set forth on Schedule 5.14(a), Seller is not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 5.14(b), no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by Seller in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

4.06 Litigation. Except as set forth on Schedule 4.06, there are no, and since the Lookback Date there have been no, Actions pending or, to the knowledge of Seller, threatened against Seller at Law or in equity, or before or by any Governmental Body, which if adversely determined, would, individually or in the aggregate, reasonably be expected to prevent, materially delay or impair the ability of Seller to perform its obligations under this Agreement or the consummation of the transactions contemplated hereby. Seller is not subject to any outstanding Orders that individually or in the aggregate, would reasonably be expected to prevent, materially delay or materially impair the ability of Seller to perform its obligations under this Agreement or the consummation of the transactions contemplated hereby.

4.07 Brokerage. Except as set forth on Schedule 5.19, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller for which Parent or any of its Subsidiaries will be liable following the Closing.

4.08 Investment Representations. Seller (a) is acquiring the Parent Shares issued to it pursuant to this Agreement (the “Securities”) for investment and for its own account and not as a nominee or agent for any other Person; (b) understands that the Securities have not been registered for sale under the Securities Act or any state securities or “blue-sky” Laws in reliance upon exemptions therefrom; and (c) has knowledge and experience in financial and business matters and knows of the high degree of risk associated with investments generally.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of Parent, Purchaser and Merger Sub that the statements in this Article V are true and correct, except as set forth in the schedules accompanying this Article V (each, a “Schedule” and, collectively, the “Schedules”).

5.01 Organization and Power. The Company is a limited liability company duly formed and organized, validly existing and in good standing under Delaware Law, and the Company has all requisite limited liability company power and authority to own and operate its properties and to carry on its businesses as now conducted. The Company is qualified to do business and is in good standing (or the equivalent) in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires the Company to qualify, except where the failure to be so qualified would not constitute a Material Adverse Change.

5.02 Subsidiaries. Except as set forth on Schedule 5.02, the Company (a) does not own or hold the right to acquire any stock, partnership interest or joint venture interest or other equity interest in any other corporation, organization or entity, and (b) owns, directly or indirectly, of record and beneficially, all units, shares, capital stock and other equity interests in each of its Subsidiaries, free and clear of all Liens (other than Permitted Liens and Liens arising under applicable securities Laws), and all such units, shares, capital stock and other equity interests are validly issued, fully paid and non-assessable (to the extent such concept is applicable to such equity interests). Each of the Subsidiaries of the Company is duly incorporated, formed or organized, as applicable, validly existing and in good standing (or its equivalent, if applicable) under the applicable Laws of its jurisdiction of incorporation, formation or organization, as applicable, and each of the Subsidiaries of the Company has all requisite limited liability company or corporate (or comparable entity) power and authority to own and operate its properties and to carry on its businesses as now conducted. Each of the Subsidiaries of the Company is qualified to do business and is in good standing (or its equivalent) in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not be, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. Copies of the Governing Documents of the Company and its Subsidiaries have been made available to Parent, and such Governing Documents are correct and complete in all material respects, and no amendments are pending with respect thereto, and the Company and its Subsidiaries are not in violation of any material terms thereof.

5.03 Authorization; No Breach.

(a) The Company has full limited liability company power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to be executed by the Company in connection with the transactions contemplated by this Agreement (the “Company Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Company Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite limited liability company action, and no other limited liability company proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly authorized, executed and delivered by the Company, and assuming that this Agreement and each of the Company Documents, as applicable, is a valid and binding obligation of the other parties hereto and thereto (to the extent applicable), this Agreement constitutes, and each of the Company Documents when so executed and delivered will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity.

(b) Except for the requirements under any Other Antitrust Regulations that are required for the consummation of the transactions contemplated hereby and set forth on Schedule 5.14 and as set forth on Schedule 5.03(b), the execution, delivery and performance of this Agreement and each of the Company Documents by the Company and the consummation of the transactions contemplated hereby and thereby, or compliance by the Company or its Subsidiaries with any of the provisions hereof or thereof, do not and will not conflict with, result in any breach of, require any notice under, constitute a default under (with or without notice or lapse of time or both), result in a violation of, result in the creation of any Lien upon any properties or assets of the Company or any of its Subsidiaries under, give rise to any right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or give rise to any obligation of the Company or any of its Subsidiaries to make any payment under, any provision of (i) any of the Company’s or any of its Subsidiaries’ Governing Documents, (ii) any Material Contract, (iii) any outstanding judgment, Order or decree applicable to the Company or any of its Subsidiaries or any of their respective properties or assets of the Company or any of its Subsidiaries, or (iv) any applicable Law to which the Company or any of its Subsidiaries is subject, except in the case of clauses (ii), (iii), and (iv) that would not be, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.

5.04 Company Units.

(a) All of the equity interests of the Company are duly authorized and validly issued and are owned and held of record by Seller. None of the equity interests of the Company are in certificated form.

(b) There are no outstanding options, warrants, rights to subscribe to, purchase rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any units, shares of capital stock or securities containing any equity features of the Company or its Subsidiaries, or Contracts, commitments, understandings or arrangements, by which the Company or its Subsidiaries is or may become bound to issue additional units, shares of its capital stock or other equity interests or options, warrants, rights to subscribe to, purchase rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any units, shares of capital stock or other equity interests.

(c) There are no securities or rights of the Company or any of its Subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to sell, transfer, deliver, redeem or otherwise acquire any units, shares of capital stock or other equity interests of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for equity securities having the right to vote) with the equityholders of any of the Company or any of its Subsidiaries on any matter. There are no voting trusts or other Contracts or agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the units, shares of capital stock or other equity interests of the Company or any of its Subsidiaries. No Person has any right of first offer, right of first refusal or preemptive right in connection with the transactions contemplated by this Agreement or any future offer, sale or issuance of, in each case, any capital stock or other equity or ownership interests of the Company or its Subsidiaries.

5.05 Financial Statements.

(a) Attached to Schedule 5.05 are: (i) (A) Seller’s unaudited consolidated balance sheets as of September 30, 2023 (the “Latest Balance Sheet”) and the related statement of income for the nine (9)-month period then ended, and (B) Seller’s unaudited consolidated balance sheet and statements of operations and cash flows for the fiscal year ended December 31, 2022 (together with the financial statements described in clause (A), the “Unaudited Financial Statements”), and (ii) Seller’s audited consolidated balance sheet and statements of income and cash flows for the fiscal year ended December 31, 2021 (the “Audited Financial Statements” and, collectively with the Unaudited Financial Statements, the “Financial Statements”). The Financial Statements have been based upon the information contained in Seller’s and its Subsidiaries’ books and records, have been prepared in conformity with GAAP and present fairly in all material respects the financial condition and results of operations of Seller and its Subsidiaries as of the times and for the periods referred to therein, subject in the case of the unaudited financial statements to (x) the absence of footnote disclosures and other presentation items (which are not reasonably expected to be, individually or in the aggregate, material), and (y) changes resulting from normal year-end adjustments. All accounts receivable of the Company and its Subsidiaries that are reflected on the unaudited balance sheet as of the date of the Latest Balance Sheet represent receivables arising from sales actually made or services actually performed or to be performed in the ordinary course of business.

(b) Seller is a holding company and was formed for the sole purpose of investing, directly or indirectly, in the Company and its Subsidiaries and has never owned, and does not own, any assets or properties except for equity interests of the Company. Since its formation, Seller has not engaged in any business activities, including those conducted by any Subsidiary thereof, except for those incidental to its ownership of equity interests of the Company. Seller does not have, and since its formation has never had, any employees. Except for liabilities incident to its formation and organization and maintenance of its existence, incurred in connection with the transactions contemplated hereby and those typical of a holding company, Seller has not incurred any material liabilities.

(c) The Required Financial Statements and the Additional Financial Statements, when delivered in accordance with Section 7.09, will not materially differ from the Financial Statements (other than any differences resulting from the applicable time periods during which such financial statements were measured and prepared). The Required Financial Statements and the Additional Financial Statements, when delivered in accordance with Section 7.09, in each case, will be prepared in conformity with GAAP in all material respects (as modified by the rules and regulations of the SEC) and present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries as of the times and for the periods referred to therein, subject in the case of the unaudited financial statements to (x) the absence of footnote disclosures and other presentation items (which are not reasonably expected to be, individually or in the aggregate, material), and (y) changes resulting from normal year-end adjustments.

5.06 Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.06, the Company and its Subsidiaries do not have any Liabilities other than Liabilities (a) that are taken into account in calculating the Closing Equity Proceeds as finally determined pursuant to Section 2.04, (b) set forth or reflected and reserved against on the Latest Balance Sheet or disclosed in the notes thereof or in the notes to the other Financial Statements, (c) arising after the date of the Latest Balance Sheet in the ordinary course of business of the Company (none of which is a Liability for breach of Contract, breach of warranty, tort, infringement or violation of Law or arising out of any Action), (d) arising under Material Contracts or under contracts or commitments entered into in the ordinary course of business which are not required to be disclosed on Schedule 5.10(a) after the date of the Latest Balance Sheet in the ordinary course of business (excluding any obligations related to the breach or other violation thereof), (e) incurred in connection with the transactions contemplated by this Agreement or (f) which would not be material to the Company and its Subsidiaries, taken as a whole.

5.07 No Material Adverse Change; Absence of Certain Developments.

(a) Since the date of the Latest Balance Sheet through the date hereof, there has not been any Material Adverse Change.

(b) Except (i) as set forth on Schedule 5.07(b) and (ii) in connection with the transactions contemplated by this Agreement or transactions undertaken in response to, or in connection with, any COVID-19 Measures, since the date of the Latest Balance Sheet through the date hereof, the Company and its Subsidiaries have conducted their businesses only in the ordinary course of business in all material respects. Without limiting the generality of the foregoing, and except as set forth on Schedule 5.07(b) and except in connection with the transactions contemplated by this Agreement, since the date of the Latest Balance Sheet through the date hereof, neither the Company nor any of its Subsidiaries has taken any action that would have been prohibited by Section 7.01(b) if it had been taken after the date hereof and prior to the Closing Date.

5.08 Title to Properties.

(a) The Company and its Subsidiaries own good and valid title to, or hold a valid leasehold interest in or other enforceable legal rights to own or use all of their respective material machinery, equipment and other tangible personal property used in the ordinary course of business (the “Personal Property Assets”), free and clear of all Liens, except for Permitted Liens. Each Personal Property Asset has been maintained in all material respects in accordance with generally accepted industry practice, are in all material respects in operable condition and repair, subject to normal wear and tear, ongoing repairs or refurbishments in the ordinary course and obsolescence in the ordinary course. The Personal Property Assets, together with the Leased Real Property, Company Intellectual Property and any other Intellectual Property licensed to the Company or any of its Subsidiaries (or to which they have sufficient rights), constitute all of the assets used by the Company and its Subsidiaries to operate and conduct their respective businesses as currently conducted in all material respects and constitute all of the assets needed by the Company and its Subsidiaries to continue operating and conducting their respective businesses as currently proposed to be conducted after the Closing.

(b) Schedule 5.08(b) contains a list of all real property leased or subleased, by each of the Company and its Subsidiaries as of the date hereof (collectively, the “Leased Real Property”). The Company has delivered to Parent a true and complete copy of the underlying lease or Contract with respect to each parcel of Leased Real Property (each, a “Lease” and collectively, the “Leases”). Except as set forth on Schedule 5.08(b), with respect to each of the Leases: (i) the Company or its applicable Subsidiary has a valid and enforceable leasehold interest in each parcel or tract of real property leased by it subject to proper authorization and execution by the other party thereto and subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of the parties thereto generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (ii) none of the Company nor any of its Subsidiaries has received written notice of any existing material defaults thereunder by the Company or its Subsidiary (as applicable) nor, to the knowledge of the Company, are there any existing material defaults by the lessor thereof; and (iii) no event has occurred which (with notice, lapse of time or both) would constitute a material breach or default thereunder by any of the Company or its Subsidiaries (as applicable) or, to the knowledge of the Company, any other party thereto. Neither the Company nor its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property. The Company’s and its Subsidiaries’ possession and quiet enjoyment of the Leased Real Property has not been disturbed, and to the Company’s knowledge, there are no disputes with respect to any Lease. The Leased Real Property comprises all of the real property used in the conduct and operation of the business of the Company and its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries owns any real property.

5.09 Tax Matters. Except as set forth on Schedule 5.09: (a) the Company and its Subsidiaries have timely filed or caused to be timely filed on their behalf all income and other material Tax Returns that are required to be filed by them under applicable Laws and regulations (taking into account applicable extensions), and all such Tax Returns are true, complete and accurate in all material respects; (b) all amounts of income and other material Taxes required to be paid by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been timely and fully paid; (c) all material amounts of Taxes that the Company or any of its Subsidiaries is obligated to withhold from amounts paid or owing to any third-party have been withheld and timely paid over to the applicable Tax authority; (d) neither the Company nor any of its Subsidiaries has received from any taxing authority any written or, to the Company’s knowledge, other notice of proposed deficiency or adjustment of any material amount of Taxes that has not been either satisfied by payment in full with no remaining liability to the Company or any of its Subsidiaries or finally withdrawn; (e) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or consented in writing to extend the time in which any material amount of Tax may be assessed or collected by any taxing authority of any Governmental Body, which waiver or extension is still in effect; (f) there are no ongoing or, to the Company’s knowledge, pending material Tax audits or other Tax Proceedings by any taxing authority of any Governmental Body against the Company or any of its Subsidiaries; (g) neither the Company nor any of its Subsidiaries is a party to or bound by, or has any obligation under any Tax allocation, sharing, indemnity or similar agreement, arrangement or understanding (other than (i) any agreement solely among the Company or its Subsidiaries or (ii) any agreement entered into in the ordinary course of business and not primarily concerning Taxes); has been a member of a consolidated, affiliated, combined, unitary or similar Tax group (other than any such group the common parent of which is the Company or any of its Subsidiary); or has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or non-U.S. Law or as a transferee or successor (other than as a result of being a member of a consolidated, affiliated, combined, unitary or similar Tax group the common parent of which is the Company or any of its Subsidiaries); (h) neither the Company nor any of its Subsidiaries is or a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2) or any transaction requiring disclosure under similar state, local or non-U.S. Tax Law; (i) since the Lookback Date, the Company has not distributed securities of another Person, or had its securities distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or so much of Section 356 of the Code as it relates to Section 355 of the Code; (j) there are no Liens for any material amount of Taxes upon the assets of the Company or any of its Subsidiaries (other than statutory liens for current Taxes not yet due and payable); (k) since the Lookback Date, neither the Company nor any of its Subsidiaries has received notice from any Governmental Body in a jurisdiction where the Company or such Subsidiary does not file a particular type of Tax Return or pay a particular type of Tax that it is or may be required to file such type of Tax Return or pay such type of Tax; (l) neither the Company nor any of its Subsidiaries will be required to include or accelerate any material item of income in, or exclude or defer any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting made, requested or required prior to the Closing Date, (ii) use of an impermissible method of accounting prior to the Closing, (iii) “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date, (iv) installment sale or open transaction made or entered into prior to the Closing, (v) deferred revenue or other prepaid amount accrued or received on or prior to the Closing Date other than in the ordinary course of business, (vi) intercompany transaction entered into prior to the Closing, or excess loss account described in Section 1502 of the Code (or any similar provision of state, local or foreign Law) in existence as of the Closing, or (vii) inclusion in income pursuant to Section 951 or Section 951A of the Code as a result of a transaction occurring prior to the Closing outside the ordinary course of business; (m) neither the Company nor any of its Subsidiaries has made an election under Section 965(h) of the Code; (n) for U.S. federal and applicable state and local income tax purposes, each Subsidiary of the Company (other than Pangiam Holdings, LLC and 214 Technologies, Inc. (the “Corporate Subsidiaries”)) is classified as a disregarded entity and each of the Company and each Corporate Subsidiary is classified as an association taxable as a corporation; (o) the Company and each of its Subsidiaries has complied in all material respects with respect to any escheat, unclaimed property or similar or analogous Laws; and

(p) neither the Company nor any of its Subsidiaries conducts a trade or business, has a branch or a permanent establishment, or is resident for Tax purposes outside its country of formation.

5.10 Contracts and Commitments.

(a) Except as set forth on Schedule 5.10(a) (and other than a Plan), neither the Company nor any of its Subsidiaries is a party to any:

(i) collective bargaining agreement with any labor union, labor organization or works council representing employees of the Company or any of its Subsidiaries;

(ii) Contract with any officer, director or employee of the Company or any of its Subsidiaries that (A) provides for base annual compensation in excess of $250,000, (B) provides for the payment of compensation or benefits upon or in connection with the consummation of the transactions contemplated by this Agreement or (C) provides for the payment of severance, termination or notice payments or benefits (other than statutory payments and benefits required by Law) upon a termination of the applicable person’s employment or service with the Company or any of its Subsidiaries;

(iii) any settlement, conciliation or similar agreement with any Governmental Body or similar Contract pursuant to which (a) the Company or any of its Subsidiaries will have any outstanding payment obligation in excess of $20,000 after the date of this Agreement, or (b) material non-monetary obligations will be imposed on either the Company or its Subsidiaries after the date of this Agreement;

(iv) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) on any portion of the assets of the Company or any of its Subsidiaries (excluding, for the avoidance of doubt, in respect of any customs, licensing, bid, surety or performance bonds, or any similar instruments);

(v) guaranty of any obligation for borrowed money or other guaranty;

(vi) lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $100,000;

(vii) lease or agreement under which it is lessor of or permits any third-party to hold or operate any property, real or personal, for which the annual rental exceeds $100,000;

(viii) other than purchase orders or statements of work entered into in the ordinary course of business, Contract or group of related Contracts with any Material Customer;

(ix) other than purchase orders or statements of work entered into in the ordinary course of business, Contract or group of related Contracts with any Material Supplier;

(x) material Contracts relating to the licensing of material Intellectual Property by the Company or any of its Subsidiaries to a third-party or by a third-party to the Company or any of its Subsidiaries, other than (A) licenses for commercially available, Off-The-Shelf software or (B) non-exclusive licenses granted in the ordinary course of business;

(xi) Contracts relating to the acquisition or disposition (whether by merger, sale of equity, sale of assets or otherwise) of any Person or material line of business entered into since the Lookback Date or the future acquisition or disposition (whether by merger, sale of equity, sale of assets or otherwise) of any Person or material line of business;

(xii) all Contracts that grant a third Person any right of first refusal or right of first offer or that otherwise purport to limit the ability of the Company or any of its Subsidiaries to own, sell, transfer, pledge or otherwise dispose of any material portion of the assets or business of the Company or any of its Subsidiaries (other than the Ancillary Agreements) or that purports to limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time;

(xiii) Contracts with material data vendors under which the Company or any of its Subsidiaries has acquired data that is used in any of the Company’s or any of its Subsidiaries’ models that are made available as of the date of this Agreement;

(xiv) any Contract providing for the development, modification or delivery, deposit into escrow, or release from escrow, of any Company Intellectual Property, independently or jointly, by or for the Company or any of its Subsidiaries (other than Contracts from employment and independent contractor agreements) or that otherwise materially and adversely affects the use or enforcement by the Company or any of its Subsidiaries of any Company Intellectual Property (including any settlement agreement, covenant not to assert and consent to use), in each case, other than Contracts with employees or any contingent workers that are on the Company’s standard forms;

(xv) all Contracts to which the Company or any of its Subsidiaries is a party that provide for any joint venture, partnership or similar arrangement with the Company or such Subsidiary, excluding the Governing Documents of the Company and its Subsidiaries;

(xvi) all Leases;

(xvii) all Contracts between the Company and/or its Subsidiaries, on the one hand, and any Company Affiliated Person, on the other hand;

(xviii) all Government Contracts involving any payments to the Company or its Subsidiaries in excess of $500,000 per annum; and

(xix) any commitment to enter into any Contract of the type described above.

(b) As of the date hereof, each of the Contracts listed on Schedule 5.10(a) (each, a “Material Contract”) is in full force and effect, and is a legal, valid and binding obligation of the Company or a Subsidiary of the Company which is party thereto, and, to the knowledge of the Company, of the other parties thereto enforceable against each of them in accordance with its terms, in each case, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity. Except as set forth on Schedule 5.10(b), as of the date hereof, neither the Company nor any Subsidiary of the Company (as applicable) is in material default (with or without notice or lapse of time or both) under any Material Contract, and, to the knowledge of the Company, the other party to each Material Contract is not in material default (with or without notice or lapse of time or both) thereunder. Except as set forth on Schedule 5.10(b), as of the date hereof, no event has occurred that with the lapse of time or the giving of notice or both would constitute a material breach or default (with or without notice or lapse of time or both) on the part of the Company, or any Subsidiary of the Company or, to the knowledge of the Company, any other party under any Material Contract. To the knowledge of the Company, as of the date hereof, (i) no party to any Material Contract has exercised any termination rights with respect thereto, and (ii) no party has given written notice of any material dispute with respect to any Material Contract. The Company has made available to Parent true and correct copies of each Material Contract (including all amendments, exhibits, attachments, waivers and other changes thereto).

5.11 Government Contracts; Facility Security Clearances.

(a) Since the Lookback Date, neither the Company nor any of its Subsidiaries has materially breached any Government Contract or received notice that the Company or any of its Subsidiaries (i) has materially breached any certification, representation, clause or provision of a Government Contract, (ii) is in material breach of any Government Contract or bid or (iii) is subject to any material cost disallowance, withhold, offset, overpayment or credit requested by or on behalf of a Governmental Body.

(b) Since the Lookback Date, all material representations, certifications and statements executed by the Company or any of its Subsidiaries to a Governmental Body in connection with any Government Contract were current, accurate and complete as of the effective date thereof.

(c) Since the Lookback Date, the Company and each of its Subsidiaries have complied in all material respects with all Laws applicable to Government Contracts or Government Contract Bids and the terms and conditions of each Government Contract or Government Contract Bid, and including without limitation the Truthful Cost or Pricing Data Act, the Federal Acquisition Regulations (“FAR”) (codified at 48 C.F.R. chap. 1), Defense Federal Acquisition Regulation Supplement (“DFARS”) (codified at 48 C.F.R. chap. 2), in each case, applicable.

(d) Neither the Company nor any of its Subsidiaries has received any written notice alleging any material violation of any Law applicable to any Government Contract or Government Contract Bid.

(e) Since the Lookback Date, there are no pending, or to the knowledge of the Company, threatened in writing, subpoenas, audits, or investigations relating to any Government Contract or Government Contract Bid (other than pre-award, post-award and indirect rate audits by the Defense Contract Audit Agency or the Defense Contract Management Agency or other Governmental Body performing the same functions that have not resulted in any investigation or claim for fraud or defective pricing or resulted in any penalty or assessment) against the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has been notified in writing of any material claim, dispute, or protest relating to any Government Contract or Government Contract Bid.

(f) Neither the Company nor any of its Subsidiaries has conducted any internal investigation for which it engaged outside counsel or a forensic accounting firm or made any voluntary or mandatory disclosure to any Governmental Body with respect to or concerning any actual, alleged, or potential violation of Law under or relating to any Government Contract or Government Contract Bid. No Government Contract has been terminated for cause or default and no notice of termination for convenience, cause or default, cure notice or show cause notice has been issued with respect to any such Government Contract.

(g) There is no assignment of revenues or anticipated revenues under any Government Contracts as contemplated under the federal Assignment of Claims Act, 31 U.S.C. 3727.

(h) Neither the Company nor any of its Subsidiaries nor any of its officers or employees has had access to confidential or non-public information in connection with Government Contracts or Government Contract Bids to which they were not lawfully entitled.

(i) With respect to any Government Contract or Government Bid, neither the Company nor any Company Subsidiary has received any written notice from a Governmental Body regarding the possibility of actual or potential material organizational conflicts of interest (“OCI”) (as defined in 48 C.F.R. § 9.501) and has not been required to implement any OCI mitigation plan, or agreed or undertaken to refrain from any material business activity for purposes relating to actual or perceived OCI.

(j) There are no outstanding material claims or disputes with the Company or any of its Subsidiaries arising under or relating to any Government Contract.

(k) Except as set forth in Schedule 5.11(k), to the knowledge of the Company, no active Government Contract was awarded on the basis of any qualification of the Company as a “small business concern,” “small disadvantaged business,” protégé status or other preferential status (including disadvantaged-business, minority-owned business, women-owned business or other business status based on ownership or control, or participation in or qualification under other preferential status programs, such as participation under Section 8(a) of the Small Business Act or similar preferences).

(l) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of its officers, employees, nor any “Principal” (as defined in FAR 52.209-5) of the Company or any of its Subsidiaries has been suspended or debarred, proposed for suspension or debarment, declared ineligible or determined non-responsive by any Governmental Body from holding, performing or bidding on any Government Contract. To the knowledge of the Company, no suspension or debarment or ineligibility or non-responsibility proceeding with respect to Government Contracts or Government Contract Bids has been commenced or threatened in writing against the Company or any Company Subsidiary or any of its or their officers or employees.

(m) Since the Lookback Date, the Company and its Subsidiaries have complied in all material respects with all National Security obligations including the National Industrial Security Program Operating Manual (“NISPOM”) Rule, 32 C.F.R. Part 117.

(n) Schedule 5.11(n) sets forth a correct and complete list of all facility security clearances held by the Company and each of its Subsidiary and all personnel security clearances by number and clearance level held by any officer, director or employee thereof relating to the business of the Company and its Subsidiaries as currently conducted, in each case, except as such disclosure may be precluded or limited by applicable Law, rule, regulation or Contract. The Company and each of its Subsidiaries presently possess all facility security clearances and personnel security clearances required to perform under any Government Contracts. The Company and each of its Subsidiary are in compliance in all material respects with the NISPOM Rule, and any other applicable national or industrial security regulations. There is no proposed or, to the knowledge of the Company, threatened in writing termination of any facility security clearance held by the Company or any of its Subsidiaries or, to the knowledge of the Company, personnel security clearance held by any officer, director or employee of the Company or any of its Subsidiary. Since the Lookback Date, there have been no audits or, to the knowledge of the Company, investigations by any Governmental Body that resulted in materially adverse findings with respect to any such facility clearance or personnel security clearance.

5.12 Intellectual Property.

(a) All Registered Company Intellectual Property is set forth on Schedule 5.12(a). Except as set forth on Schedule 5.12(a): (i) all Registered Company Intellectual Property is valid, subsisting, and, in full force and effect and enforceable; (ii) the Company (A) exclusively owns and possesses all right, title and interest in and to all Company Intellectual Property and (B) has sufficient rights pursuant to a valid and enforceable license to, all other Business Intellectual Property, in each case of clauses (A) and (B), free and clear of all Liens other than Permitted Liens; (iii) neither the Company nor any of its Subsidiaries has received any written claims within the twelve (12) months prior to the date hereof alleging that the Company or any of its Subsidiaries has infringed or misappropriated the Intellectual Property of any other Person; (iv) none of the Company nor any of its Subsidiaries is currently infringing or misappropriating the Intellectual Property of any other Person; and (v) to the knowledge of the Company, there is not currently any infringement or misappropriation by any other Person of any Company Intellectual Property.

(b) (i) The Business Intellectual Property constitutes all the Intellectual Property Rights necessary for the conduct of the business of the Company and its Subsidiaries as it is conducted as currently conducted and for the operation of the Company’s and its Subsidiaries’ respective businesses as currently proposed to be conducted after the Closing in the ordinary course of business in all material respects; (ii) the Company has taken all actions reasonably necessary to maintain and protect all of the Company Intellectual Property (including the secrecy, confidentiality and value of all confidential or proprietary information and the source code to or constituting any Software, in all cases, included in the Company Intellectual Property); (iii) upon creation, authorship, conception or development of any material Intellectual Property Rights by any current or former employee, consultant, independent contractor of the Company or any other Person for or on behalf of the Company (a) the sole ownership of any such Intellectual Property Rights automatically vested in the Company, and (b) to the extent sole ownership of such Intellectual Property Rights did not automatically vest in the Company, any such employees, consultants, contractors, and Persons have signed, executed and delivered to the Company a valid and enforceable written contract providing for (x) the confidentiality and non-disclosure by such Person of all trade secrets of the Company and (y) the assignment by such Person (by way of a present grant of assignment) to the Company of all right, title, and interest in and to such Intellectual Property Rights and any Intellectual Property

Rights otherwise arising out of such Person’s employment by, engagement by, or contract with the Company, in accordance with all Laws and without further consideration or any restrictions or obligations on the Company; and (iv) no trade secrets material to the Company have been disclosed or authorized to be disclosed by the Company to any Person, other than in the ordinary course of business pursuant to a written confidentiality contract with reasonable protections of, and preserving all rights of, the Company, or otherwise have been subject to any unauthorized disclosure or access.

(c) (i) The Company owns or otherwise has a valid, enforceable and sufficient right to use all IT Assets; (ii) the IT Assets are sufficient in all material respects for the needs of the Company and its Subsidiaries to operate their respective businesses as currently conducted and for the operation of the Company’s and its Subsidiaries’ respective businesses as currently proposed to be conducted after the Closing; and (iii) the Company and its Subsidiaries take commercially reasonable actions designed to protect the confidentiality, integrity and security of the IT Assets against any unauthorized use or access.

5.13 Litigation. Except as set forth on Schedule 5.13, there are no, and since the Lookback Date there have been no, Actions pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries, at Law or in equity, or before or by any Governmental Body, which if adversely determined, would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Except as set forth on Schedule 5.13, neither the Company nor any of its Subsidiaries is, and since the Lookback Date has not been, subject to any outstanding Order that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

5.14 Governmental Consents. Except for the requirements of any Other Antitrust Regulations that are required for the consummation of the transactions contemplated hereby, and except as set forth on Schedule 5.14(a), the Company is not required to submit any material notice, report or other filing with any Governmental Body in connection with any of the execution, delivery or performance of this Agreement or the other Company Documents by the Company or the consummation by the Company of any other transaction contemplated hereby. Except as set forth on Schedule 5.14(b), no material consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement or the other Company Documents by the Company or the consummation by the Company of any other transaction contemplated hereby.

5.15 Employee Benefit Plans.

(a) Schedule 5.15(a) sets forth a complete and correct list of each material Plan. For purposes of this Agreement, “Plan” shall mean any (i) “employee benefit plan” (as defined under Section 3(3) of ERISA), (ii) nonqualified deferred compensation or retirement plans, (iii) qualified “defined contribution plans” (as such term is defined under Section 3(34) of ERISA), (iv) qualified “defined benefit plans” (as such term is defined under Section 3(35) of ERISA, whether or not subject to ERISA), (v) any “welfare benefit plans” (as such term is defined under Section 3(1) of ERISA, whether or not subject to ERISA) or (vi) any other compensation or benefit plan, program, agreement, policy, commitment or arrangement (including those providing equity or equity-based compensation, severance, retirement, welfare, incentive, deferred compensation, retention, transaction, or change in control payments or benefits), in each case, that are sponsored, maintained, or contributed to, or required to be contributed to, by the Company and its Subsidiaries, or with respect to which the Company and its Subsidiaries has any liability, whether actual or contingent, direct or indirect (including on behalf of any ERISA Affiliate) or under which employees or other service providers of the Company or any of its Subsidiaries (or their dependents) receive payment or benefits on account of their service to the Company or any of its Subsidiaries; except, in each case, any benefit or compensation plans, policies or arrangements sponsored or maintained by any Governmental Body or mandated by Law. Each Plan (other than any Multiemployer Plan) which is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code, has either received a currently effective favorable determination letter or opinion or advisory letter from the IRS and there are no facts or circumstances that would reasonably be expected to adversely affect of the qualification of such Plan. Each Plan complies in form and in operation in all material respects with their terms and the requirements of the Code, ERISA, the Health Insurance Portability and Accountability Act, the Patient Protection and Affordable Care Act (the “ACA”) and other applicable Law.

(b) With respect to each Plan, the Company has made available to Parent, to the extent applicable, a true and complete copy of: (i) the most recent plan document for such Plan (including all amendments thereto) (or a written summary of the material terms of any Plan not in writing); (ii) Form 5500s, with accompanying schedules and attachments for the three (3) most recent plan years; (iii) the most recent summary plan description, together with any subsequent summaries of material modifications; (iv) the most recent determination, opinion or advisory letter from the IRS; (v) the nondiscrimination testing reports for the most recently complete plan year for each Plan intended to be qualified under Section 401(a) of the Code; and (vi) all non-routine, written communications with any Governmental Body, relating to any Plan within the last three (3) plan years.

(c) With respect to each Plan, except as would not result in material liability to the Company or its Subsidiaries, (i) all required contributions have been made or properly accrued, (ii) there are no actions, suits or claims pending or, to the knowledge of the Company, threatened, other than routine claims for benefits, and (iii) there have been no “prohibited transactions” (as that term is defined in Section 406 of ERISA or Section 4975 of the Code) for which an exemption is not available. No Plan is or has been within the past three (3) years the subject of any correction procedure, including the Employee Plan Compliance Resolution System, the Department of Labor Delinquent Filer Program or the Voluntary Fiduciary Correction Program.

(d) Neither the Company nor any of its Subsidiaries contributes to or has any obligation or liability with respect to any Multiemployer Plan. No Plan is and none of the Company or its Subsidiaries sponsors, maintains or contributes to, or has any liability or obligation, including on account of an ERISA Affiliate, whether fixed or contingent, any “defined benefit plan” (as defined in Section 3(35) of ERISA), any “multiple employer plan” (within the meaning of Section 413(c) of the Code) or any plan that is subject to Section 412 of the Code or Title IV or Section 302 of ERISA.

(e) Except as set forth on Schedule 5.15(e), none of the Plans obligate the Company or its Subsidiaries to provide a current or former employee (or any dependent thereof) any life insurance or medical or health benefits after his or her termination of employment with the Company or any of its Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar state Law for which the participant pays the full cost of coverage. The Company has not incurred, and is not reasonably expected to incur, any material Tax or other material penalty under the ACA, including the Health Care and Education Reconciliation Act of 2010, as amended, or Section 6721 or 6722 of the Code, whether or not assessed.

(f) Each Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in form and operation in compliance in all material respects with Section 409A of the Code and applicable guidance thereunder. The Company and its Subsidiaries do not have any obligation to gross up, indemnify or otherwise reimburse any individual for any Taxes, interest or penalties incurred under the Code (including Sections 409A, 4999 or 280G of the Code).

(g) Except as disclosed in Schedule 5.15(g), neither the execution, delivery or performance of this Agreement, nor the consummation of any transactions contemplated by this Agreement, either alone or in conjunction with any other event, will: (i) result in the payment of any “excess parachute payment” (as such term is defined in Section 280G of the Code); (ii) increase the benefits or compensation of any service provider of the Company or its Subsidiaries; or (iii) accelerate the time of funding, payment or vesting of any compensation, equity award or other benefit of any service provider of the Company or its Subsidiaries.

5.16 Insurance. Schedule 5.16 sets forth each insurance policy (other than any Plan) maintained by the Company or any of its Subsidiaries as of the date hereof on their properties, assets, products, business or personnel (the “Insurance Policies”). All of the Insurance Policies are valid and binding in accordance with their terms and are in full force and effect. As of the date hereof, neither the Company nor any of its Subsidiaries is in material default with respect to any provision contained in any Insurance Policy or has failed to give any notice or present any material claim under any Insurance Policy as required by the terms thereof. Except as set forth on Schedule 5.16, there is no material claim pending under any such Insurance Policy and the Company and its Subsidiaries have not received any notice stating that coverage has been questioned, denied or disputed by the underwriters of such policies. Since the Lookback Date, neither the Company nor any of its Subsidiaries nor any of their respective Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies.

5.17 Environmental Matters. Except as set forth on Schedule 5.17:

(a) The Company and its Subsidiaries are in material compliance with all Environmental Laws applicable to their respective current operations at and occupancy of the real property listed on Schedule 5.08(b).

(b) Neither the Company nor any of its Subsidiaries has, since the Lookback Date, received written notice from any Governmental Body regarding any actual or alleged material violation of or material liability or material investigatory, corrective or remedial obligation under Environmental Laws applicable to the operations at the real property required to be listed on Schedule 5.08.

(c) Neither the Company nor any of its Subsidiaries is subject to any current or, to the Company’s knowledge, threatened claim, order, directive or complaint asserting a material remedial obligation or material liability under Environmental Laws with respect to conditions at any of the real property required to be listed on Schedule 5.08.

(d) The Company and its Subsidiaries hold and are in compliance with all material Permits required under Environmental Laws for their current operations at and occupancy of the real property required to be listed on Schedule 5.08.

5.18 Affiliated Transactions. Except for the AE Consulting Agreement and for transactions between or among the Company or any of its Subsidiaries, employment relationships, the provision of compensation and benefits to employees and powers of attorney and similar grants of authority made, in each case, in the ordinary course of business, and except as set forth on Schedule 5.18, no Company Affiliated Person (a) is a party to any Contract or transaction that is still in effect with the Company or its Subsidiaries, (b) has any ownership interest in any property or asset that is material to the business conducted by the Company and its Subsidiaries, (c) has, to the Company’s knowledge, filed any Action against the Company or its Subsidiaries, or (d) controls or has a material economic interest in any Person that has a material business relationship with the Company or its Subsidiaries.

5.19 Brokerage. Except as set forth on Schedule 5.19, there are no claims for any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding on the Company or any of its Subsidiaries.

5.20 Permits; Compliance with Laws.

(a) Except as set forth on Schedule 5.20(a), each of the Company and its Subsidiaries holds and is in compliance, in all material respects, with all material Permits which are required for the operation of the business conducted by the Company and its Subsidiaries, and no written notices from any Governmental Body have been received by and, to the Company’s knowledge, no oral notices from any Governmental Body have been received by, the Company or its Subsidiaries alleging the failure to hold any of the foregoing. Neither the Company nor any of its Subsidiaries have received written notice of any Actions pending or, to the knowledge of the Company, threatened, relating to the suspension, revocation or modification of any material Permit which is required for the operation of the business conducted by the Company and its Subsidiaries.

(b) Except as set forth on Schedule 5.20(b), the Company and its Subsidiaries is in compliance, in all material respects, with, and since the Lookback Date has complied, in all material respects, with all Laws applicable to their respective businesses, operations and assets.

5.21 Anti-Corruption and International Trade Compliance.

(a) Except as set forth on Schedule 5.21(a), the Company and its Subsidiaries are in compliance, in all material respects, with the Export Administration Regulations, the International Traffic in Arms Regulations, the statutes, regulations, and Executive Orders administered by the U.S. Department of the Treasury, Office of Foreign Assets Control, the Foreign Corrupt Practices Act, and the U.S. import laws administered by U.S. Customs and Border Protection.

(b) Except as set forth on Schedule 5.21(b), the Company and its Subsidiaries have, since the Lookback Date: (i) complied in all material respects with applicable Trade Controls and Sanctions Laws; (ii) complied in all material respects with the terms and conditions of all Permits required to operate the business conducted by the Company and its Subsidiaries; (iii) maintained in place and implemented controls and systems to comply with applicable Trade Controls and Sanctions Laws; (iv) not engaged in a transaction or dealing, direct or indirect, with or involving a Sanctioned Country or Sanctioned Person; and (v) not been the subject of or otherwise involved in investigations or enforcement actions by any Governmental Body or other legal proceedings with respect to any actual or alleged violations of Trade Controls or Sanctions Laws, and has not been notified of any such pending or threatened actions. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, agent or any other Person acting on behalf of the Company or any of its Subsidiaries is, as of the date of this Agreement, or has since the Lookback Date been: (i) a Sanctioned Person; or (ii) subject to debarment or any list-based designations under any Trade Controls.

(c) Since the Lookback Date, neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, its employees, officers, directors, or its agents, have directly or indirectly: (i) violated any Anti-Corruption Laws or (ii) corruptly offered, paid, promised to pay, authorized the payment of, received, or solicited anything of value under circumstances such that all or a portion of such thing of value, directly or indirectly, to or from any Person, including any Government Body (A) to influence any official act or decision of a Government Body; (B) to induce a Government Body to do or omit to do any act in violation of a lawful duty; (C) to induce a Government Body to influence the act or decision of a Governmental Body; (D) to obtain any improper advantage; (E) to obtain or retain business in any way related to the Company or its Subsidiaries; or (F) that would otherwise constitute a bribe, kickback, or other improper payment or illegal payment or benefit.

(d) At no time since the Lookback Date has the Company or any of its Subsidiaries, nor, to the Company’s knowledge, its employees, officers, directors, or its agents, have, in relation to the business of the Company and its Subsidiaries, (i) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Body or similar agency with respect to any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law or Anti-Money Laundering Act, or (ii) been the subject of current, pending, or, to the Company’s knowledge, threatened investigation, inquiry or enforcement proceedings for violations of Anti-Corruption Laws or Anti-Money Laundering Act or received any notice, request, or citation for any actual or potential noncompliance with any Anti-Corruption Law or Anti-Money Laundering Act.

(e) At all times since the Lookback Date, the operations of the Company and its Subsidiaries have been conducted in compliance in all material respects with the applicable Anti-Money Laundering Act.

5.22 Customers and Suppliers.

(a) Schedule 5.22(a) sets forth (i) a list of the top ten (10) customers of the Company and its Subsidiaries on a consolidated basis by volume of sales to such customers (collectively, the “Material

Customers”) and (ii) a list of the top ten (10) suppliers of the Company and its Subsidiaries on a consolidated basis by dollar value of net purchases from such suppliers (collectively, the “Material Suppliers”), in each case, for the fiscal year ended December 31, 2022 and for the nine (9) month period ended September 30, 2023.

(b) Neither the Company nor any of its Subsidiaries has received any written, or to the knowledge of the Company, oral, notice from any Material Customer to the effect that any such Material Customer will stop, materially decrease the rate of, or materially change the payment or price terms with respect to, buying products from the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written, or to the knowledge of the Company, oral, notice from any Material Supplier to the effect that any such Material Supplier will stop, materially decrease the rate of, or materially change the payment or price terms with respect to, supplying products or services to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries are currently engaging in a material dispute with a Material Customer or Material Supplier.

5.23 Information Supplied. None of the information supplied or to be supplied in writing by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to Parent’s stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any projections or forecasts included in the Proxy Statement or any information supplied by or on behalf of Parent or its Affiliates or stockholders or any Person other than the Company or its Subsidiaries.

5.24 Labor and Employment Matters.

(a) The Company has provided a true and complete list as of the date set forth therein of all employees of the Company and its Subsidiaries, including (i) primary work location (city, state (if applicable) and country), (ii) the employing entity, (iii) job title, (iv) status as full-time or part-time, (v) status as exempt or non-exempt under applicable wage and hour Laws, (vi) whether paid on an hourly or salary basis, (vii) of their hourly rate or base annual salary, and (viii) active or inactive status. The Company has also provided a true and complete list as of the date set forth therein of all individual and sole proprietor independent contractors who are performing services for the Company and its Subsidiaries, including (w) their location, (x) description of role, (y) date of initial engagement, and (z) their compensation terms.

(b) Neither the Company nor any of its Subsidiaries is a party to or subject to any collective bargaining agreements or other Contract with any labor union, works council or other labor organization or employee representative body (“Labor Unions”), and the Company and its Subsidiaries are not negotiating or under an obligation to negotiate a collective bargaining agreement with any Labor Unions. No Labor Union represents or, has filed a demand with the National Labor Relations Board to be recognized as the bargaining unit representative of, any employees of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has for the past three (3) years experienced any strike or material claim of unfair labor practices, material labor grievance, material labor arbitration, lockout, walkout, concerted work slowdown, concerted work stoppage, picketing, handbilling or other material collective bargaining dispute and none are pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries.

(c) The Company and all of its Subsidiaries are and have been for the past three (3) years in compliance in all material respects with all applicable Laws respecting labor or employment, including all Laws respecting immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, mass layoffs, worker classification (including the proper classification of workers as independent contractors and classification of employees as exempt and or non-exempt), background checks, hiring, authorization to work, disability rights and benefits, privacy, record retention, notice, leaves of absence, sick time, collective bargaining, employee terminations, compensation and benefits, and wages and hours (including payment of minimum wage and overtime) or any other material labor or employment related matters (collectively “Employment Laws”).

(d) There are no Actions pending or threatened in writing against the Company or any of its Subsidiaries alleging material noncompliance with any Employment Laws. For the past three (3) years, the Company and its Subsidiaries have investigated all material allegations of sexual or other harassment of which they have knowledge and have taken corrective action as required by Law with respect to such allegations determined by the Company or its Subsidiaries to have merit. To the knowledge of the Company (i) no such allegation of sexual or other harassment would reasonably be expected to result in any material loss to the Company or any of its Subsidiaries and (ii) no material allegation of sexual or other harassment has been made in the past three (3) years that, if known to the public, would reasonably be expected to bring the Company or any of its Subsidiaries into material disrepute.

(e) The Company and its Subsidiaries have not engaged in any “mass layoff” or “plant closing” (as defined under the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) or any similar state or local Law) that required notice or payment to employees of the Company or its Subsidiaries under the WARN Act or any similar state or local Law in the past three (3) years, and as of the date hereof, no such actions are currently contemplated, planned, or announced.

5.25 Data Privacy and Security.

(a) The Company and its Subsidiaries and, to the knowledge of the Company and solely with respect to clauses (i) and (ii), as applicable, all third parties processing on behalf of, or otherwise sharing Personal Data with, or receiving Personal Data from, the Company or its Subsidiaries (collectively, “Data Partners”), are and have in the past three (3) years been in compliance in all material respects with all of the following to the extent applicable to the Company or any of its Subsidiaries: (i) Data Privacy Laws, (ii) privacy and security policies of the Company and its Subsidiaries and (iii) contractual obligations to which the Company or its Subsidiaries are bound to the extent relating to the processing of Personal Data ((i), (ii) and (iii) collectively, “Data Privacy Requirements”).

(b) Except as would not be material to the Company or its Subsidiaries, taken as a whole, with respect to all of the Company’s and Subsidiaries’ Data Partners, the Data Partner has provided guarantees, warranties or covenants in relation to processing of Personal Data, confidentiality and security measures and agreed to compliance with those obligations that are sufficient to enable the Company and its Subsidiaries to comply with Data Privacy Requirements. To the knowledge of the Company, such Data Partners have not breached such guarantees, warranties or covenants included in any such Contracts. To the extent that the Company or its Subsidiaries acts as a service provider or processor as defined in applicable Data Privacy Laws, the Company and/or each relevant Subsidiary (as applicable) have entered into Contracts that comply with the requirements of Data Privacy Laws and the Company and/or each relevant Subsidiary (as applicable) have, in the past three (3) years complied with the commitments relating to Personal Data in those Contracts, in each case in all material respects.

(c) Except as would not be material to the Company or its Subsidiaries, taken as a whole, the execution, delivery and performance of this Agreement and the transactions contemplated herein do not and will not: (i) conflict with or result in a violation or breach of any Data Privacy Requirements; (ii) require the consent of, or provision of notice to, any Person concerning such Person’s Personal Data; or (iii) give rise to any right of termination or other right to impair or limit the Company’s rights to own and process any Personal Data used in or necessary for the operation of the business of the Company or its Subsidiaries.

(d) Except as would not be material to the Company or its Subsidiaries, taken as a whole, the Company and its Subsidiaries have taken commercially reasonable steps to implement and maintain, and have used commercially reasonable efforts to require all Data Partners to have (and/or have otherwise satisfied themselves that such Data Partners have), implemented and maintained, organizational, physical, administrative and technical safeguards, including a written information security program, designed to ensure the (i) protection of IT Assets owned by the Company or its Subsidiaries and Personal Data held or controlled by any of them against any accidental, unlawful or unauthorized processing including a ransomware or denial-of-service attack (a “Security Incident”); (ii) identification and remediation of internal and external risks to the privacy and security of Personal Data; and (iii) timely notification of any Security Incidents. Except as would not be material to the Company or its Subsidiaries, taken as a whole, the Company and its Subsidiaries regularly review and test such safeguards and update them as necessary. The Company and its Subsidiaries conduct annual security assessments and have fully remediated any critical or high risk vulnerabilities identified in its security assessments.

(e) In the past three (3) years, neither the Company, its Subsidiaries nor, to the knowledge of the Company, any of its Data Partners has, as it relates to the processing of Personal Data on behalf of, shared with, or received from, the Company or any of its Subsidiaries (i) experienced or been impacted by a Security Incident; (ii) notified, or been required to notify, any Person of any Security Incident; or (iii) received any written claims, complaints, requests, objections, inquiries or other correspondence, or been the subject of any audits, actions, investigations, or litigation or other proceedings (whether of a criminal, civil or administrative nature), regarding Security Incidents or processing of Personal Data, including alleged noncompliance with Data Privacy Requirements.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT, PURCHASER AND MERGER SUB

Each of Parent, Purchaser and Merger Sub, as applicable, represents and warrants to the Company and Seller that the statements in this Article VI are true and correct, except as set forth in the Schedules:

6.01 Organization and Power. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent, Purchaser, and Merger Sub has the requite corporate or limited liability company, as applicable, power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to be executed by Parent, Purchaser or Merger Sub, as applicable, in connection with the transactions contemplated by this Agreement (collectively, the “Parent Documents”) and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

6.02 Authorization. The execution, delivery and performance of this Agreement and each of the Parent Documents by Parent, Purchaser or Merger Sub, respectively, and, subject to authorization of the Mergers by the Requisite Vote, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite corporate or limited liability company, respectively, action, and no other corporate or limited liability company, respectively, proceedings on their part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been, and each of the Parent Documents will be at or prior to the Closing, duly and validly authorized, executed and delivered by Parent, Purchaser or Merger Sub, respectively, and assuming that each of this Agreement and the Parent Documents, as applicable, is a valid and binding obligation of the other parties hereto and thereto (to the extent applicable), this Agreement constitutes, and each of the Parent Documents when so executed and delivered will constitute, a legal, valid and binding obligation of Parent, Purchaser or Merger Sub, as applicable, enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity.

6.03 Parent Shares.

(a) As of October 31, 2023, the authorized capital stock of Parent consists of 501,000,000 shares of capital stock, each with a par value of $0.0001 per share, of which: (i) 500,000,000 shares are common stock, par value $0.0001 per share (“Common Stock”), of which 156,815,819 shares of Common Stock are issued and outstanding and (ii) 1,000,000 shares are preferred stock, par value $0.0001 per share (“Preferred Stock”), of which 0 shares of Preferred Stock are issued and outstanding.

(b) The Parent Shares comprising the Closing Equity Consideration have been duly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and no stockholder of Purchaser or any of its Subsidiaries will have any preemptive right of subscription or purchase in respect thereof (except for any such rights that have been waived by the applicable stockholder). The Closing Equity Consideration will be issued to Seller with good and valid title, free and clear of all Liens other than Liens arising under applicable securities Laws, Parent’s Governing Documents or restrictions on transfer under this Agreement and the Ancillary Agreements. The issuance of the Closing Equity Consideration to Seller of the Parent Shares is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) or Regulation D of the Securities Act.

(c) As of the date of this Agreement, the Board of Directors of Parent (or, if applicable, special committee thereof) has (x) (i) determined that the transactions contemplated hereby are fair to, and in the best interests of, Parent and its stockholders, (ii) approved the transactions contemplated hereby, including the issuance of the Parent Shares comprising the Closing Equity Consideration (the “Stock Issuance”) and the Mergers, (iii) approved and declared advisable this Agreement and the transactions contemplated hereby, and (iv) resolved to recommend the Stock Issuance and the Mergers to the holders of Parent Shares (the “Recommendation”), and directed that the Stock Issuance and Mergers be submitted to the holders of Parent Shares for their approval.

6.04 No Violation. Parent’s, Purchaser’s or Merger Sub’s execution, delivery or performance of this Agreement and the Parent Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation of breach of their respective Governing Documents (subject to receipt of the Requisite Vote), (b) conflict with or result in a violation of breach of any applicable Law, or rule or regulation of any Governmental Body, or (c) require the consent or waiver of, notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any material Contract to which Parent, Purchaser or Merger Sub is a party or by which their respective properties or assets are bound, or any material Permit affecting the properties or assets of Parent, Purchaser or Merger Sub, except, in the case of (b) and (c), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or impair the ability of Parent to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

6.05 Governmental Bodies; Consents. Except as set forth in Schedule 6.05(a), Purchaser is not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Schedule 6.05(b), no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by Parent, Purchaser or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. As of the date hereof, no other transaction is under consideration by Parent or its controlled Affiliates that would reasonably be expected to prevent or delay any filings or approvals required under Other Antitrust Regulations.

6.06 Litigation. There are no Actions, suits or proceedings pending or, to Parent’s, Purchaser’s or Merger Sub’s knowledge, threatened against Parent, Purchaser or Merger Sub at Law or in equity, or before or by any Governmental Body, which, if adversely determined, would, individually or in the aggregate, reasonably be expected to prevent, materially delay or impair the ability of Parent, Purchaser or Merger Sub to perform their respective obligations under this Agreement or the consummation of the transactions contemplated hereby. Neither Parent, Purchaser nor Merger Sub is subject to any outstanding Orders that individually or in the aggregate, reasonably be expected to prevent, materially delay or impair the ability of Parent, Purchaser or Merger Sub to perform their respective obligations under this Agreement or the consummation of the transactions contemplated hereby.

6.07 Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent, Purchaser or Merger Sub.

6.08 Investment Representation. Parent is acquiring the Company for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any securities Laws.

6.09 Solvency. Assuming the accuracy of the representations and warranties set forth in Article IV and Article V, immediately after giving effect to the transactions contemplated by this Agreement, the Final Surviving Company and each of its Subsidiaries will be able to pay their respective debts as they become due and will own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Assuming the accuracy of the representations and warranties set forth in Article IV and Article V, immediately after giving effect to the transactions contemplated by this Agreement, the Final Surviving Company and each of its Subsidiaries will have adequate capital to carry on their respective businesses. Parent, Merger Sub and Purchaser are not parties to any transaction with the intent to hinder, delay or defraud either present or future creditors of the Final Surviving Company or its Subsidiaries.

6.10 Proxy Statement. The Proxy Statement will not, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of Parent or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The representations and warranties contained in this Section 6.10 will not apply to statements or omissions included in the Proxy Statement to the extent based upon information supplied to Parent by or on behalf of Seller or the Company.

6.11 Issuance of Securities. Assuming the truth and accuracy of the representations and warranties set forth in Section 4.08, the issuance of the Parent Shares pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. Without limiting the foregoing, neither Parent nor, to the knowledge of Parent, any other Person authorized by Parent to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Parent Shares, and neither Parent nor, to the knowledge of Parent, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Parent Shares under this Agreement to be integrated with prior offerings or issuances by Parent for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available.

6.12 Tax Matters. Parent is a U.S. corporation. (i) Parent wholly owns Purchaser and has wholly owned it since its formation and will through the Closing Date and (ii) Purchaser is and always has been disregarded from Parent for U.S. federal income tax purposes and will be through the Closing Date. Except as set forth on Schedule 6.12: (a) Parent and its Subsidiaries have timely filed or caused to be timely filed on their behalf all income and other material Tax Returns that are required to be filed by them under applicable Laws and regulations (taking into account applicable extensions), and all such Tax Returns are true, complete and accurate in all material respects; (b) all amounts of income and other material Taxes required to be paid by Parent and its Subsidiaries (whether or not shown on any Tax Return) have been timely and fully paid; (c) all material amounts of Taxes that Parent or any of its Subsidiaries is obligated to withhold from amounts paid or owing to any third-party have been withheld and timely paid over to the applicable Tax authority; (d) neither Parent nor any of its Subsidiaries has received from any taxing authority any written or, to Parent’s knowledge, other notice of proposed deficiency or adjustment of any material amount of Taxes that has not been either satisfied by payment in full with no remaining liability to the Parent or any of its Subsidiaries or finally withdrawn; (e) neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or consented in writing to extend the time in which any material amount of Tax may be assessed or collected by any taxing authority of any Governmental Body, which waiver or extension is still in effect; (f) there are no ongoing or, to Parent’s knowledge, pending material Tax audits or other Tax Proceedings by any taxing authority of any Governmental Body against Parent or any of its Subsidiaries; (g) neither Parent nor any of its Subsidiaries is a party to or bound by, or has any obligation under any Tax allocation, sharing, indemnity or similar agreement, arrangement or understanding (other than (i) any agreement solely among Parent or its Subsidiaries or (ii) any agreement entered into in the ordinary course of business and not primarily concerning Taxes), has been a member of a consolidated, affiliated, combined, unitary or similar Tax group (other than any such group the common parent of which is Parent or any of its Subsidiary) or has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or non-U.S. Law or as a transferee or successor (other than as a result of being a member of a consolidated, affiliated, combined, unitary or similar Tax group the common parent of which is the Parent or any of its Subsidiaries); (h) neither Parent nor any of its Subsidiaries is or a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2) or any transaction requiring disclosure under similar state, local or non-U.S. Tax Law; (i) since the Lookback Date, Parent has not distributed securities of another Person, or had its securities distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or so much of Section 356 of the Code as it relates to Section 355 of the Code; (j) there are no Liens for any material amount of Taxes upon the assets of Parent or any of its Subsidiaries (other than statutory liens for current Taxes not yet due and payable); (k) since the Lookback Date, neither Parent nor any of its Subsidiaries has received notice from any Governmental Body in a jurisdiction where Parent or such Subsidiary does not file a particular type of Tax Return or pay a particular type of Tax that it is or may be required to file such type of Tax Return or pay such type of Tax; (l) neither Parent nor any of its Subsidiaries will be required to include or accelerate any material item of income in, or exclude or defer any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting made, requested or required prior to the Closing Date, (ii) use of an impermissible method of accounting prior to the Closing, (iii) “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date, (iv) installment sale or open transaction made or entered into prior to the Closing, (v) deferred revenue or other prepaid amount accrued or received on or prior to the Closing Date other than in the ordinary course of business, (vi) intercompany transaction entered into prior to the Closing, or excess loss account described in Section 1502 of the Code (or any similar provision of state, local or foreign Law) in existence as of the Closing, or (vii) inclusion in income pursuant to Section 951 or Section 951A of the Code as a result of a transaction occurring prior to the Closing outside the Ordinary Course; (m) neither Parent nor any of its Subsidiaries has made an election under Section 965(h) of the Code; (n) Parent and each of its Subsidiaries has complied in all material respects with respect to any escheat, unclaimed property or similar or analogous Laws; and (o) neither Parent nor any of its Subsidiaries conducts a trade or business, has a branch or a permanent establishment, or is resident for Tax purposes outside its country of formation.

6.13 SEC Documents.

(a) Parent has filed with or furnished to the SEC all reports, schedules, forms, statements, registration statements, prospectuses and other documents (including all exhibits and financial statements required to be filed or furnished therewith and any other document or information required to be incorporated therein) required by the Securities Act or the Exchange Act to be filed or furnished by Parent with the SEC since December 8, 2021 (all such documents and reports publicly filed or furnished by Parent to the SEC, the “SEC Documents”). As of its respective date, or, if amended prior to the date hereof, as of the date of the last such amendment, each SEC Document complied when filed or furnished (or, if applicable, when amended) in all material respects with the

Securities Act, the Exchange Act and the Sarbanes-Oxley Act and none of the SEC Documents when filed or furnished (or, in the case of a registration statement filed under the Securities Act, at the time it was declared effective or subsequently amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements of Parent included in the SEC Documents (including, in each case, any notes or schedules thereto) and all related compilations, reviews and other reports issued by Parent’s accountants with respect thereto (the “SEC Financial Statements”) (i) have been prepared from the books and records of Parent and its Subsidiaries, which have been maintained in accordance with GAAP, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim financial statements, as may be permitted by Form 10-Q and Regulation S-X under the Securities Act) and (iii) present fairly, in all material respects, Parent’s consolidated financial position as at the respective dates thereof and Parent’s consolidated results of operations and, where included, consolidated stockholders’ equity and consolidated cash flows for the respective periods indicated, in each case, in conformity with GAAP (except as may be indicated in the notes thereto and except, in the case of the unaudited interim financial statements, (1) as may be permitted by Form 10-Q and Regulation S-X under the Securities Act and (2) normal year-end adjustments (none of which are material to Parent and its Subsidiaries, taken as a whole)). Except as permitted by GAAP and disclosed in the SEC Documents, between December 8, 2021 and the date hereof, Parent has not made or adopted any material change in its accounting methods, practices or policies.

(c) Except as set forth in Schedule 6.13(c), since December 8, 2021 until the date of this Agreement, Parent has been, in compliance in all material respects, with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.

ARTICLE VII

COVENANTS OF SELLER AND THE COMPANY

7.01 Conduct of the Business.

(a) From the date hereof until the Closing or the earlier valid termination of this Agreement pursuant to Section 9.01, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to, (i) conduct their respective businesses in all material respects in the ordinary course of business, (ii) preserve current relationships with employees, customers, suppliers and other Persons with which the Company or its Subsidiaries has significant business relations, and (iii) keep and maintain the assets and properties of the Company or its Subsidiaries, as applicable, in good repair and normal operating condition, ordinary wear and tear excepted, in each case, except as otherwise expressly contemplated by this Agreement, as set forth on Schedule 7.01(b) or as consented to in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned).

(b) From the date hereof until the Closing or the earlier valid termination of this Agreement pursuant to Section 9.01, except as expressly contemplated by this Agreement, as set forth on Schedule 7.01(b) or as consented to in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall not, and shall cause each of its Subsidiaries not to:

(i) (A) amend the respective Governing Documents of the Company or any of its Subsidiaries in any manner or (B) split, combine or reclassify the shares, capital stock or other equity interests of the Company or any of its Subsidiaries;

(ii) issue, sell, pledge, transfer, or dispose of, or agree to issue, sell pledge, transfer or dispose of, any shares, shares of capital stock or other equity interests of the Company or any of its Subsidiaries or issue any shares, shares of capital stock or equity interests of any class or issue or become a party to any subscriptions, warrants, rights, options, convertible securities or other agreements or commitments of any character relating to the issued or unissued shares, capital stock or other equity interests of the Company or any of its Subsidiaries (other than this Agreement), or grant any stock appreciation or similar rights, in each case, other than issuances to employees or service providers of the Company or its Subsidiaries in the ordinary course of business;

(iii) redeem, purchase or otherwise acquire any outstanding shares, shares of capital stock or other equity interests of the Company or any of its Subsidiaries or declare or pay any dividend or make any other distribution to any Person other than the Company or one (1) or more of its Subsidiaries on or prior to the Closing Date, in each case, other than redemptions, repurchases or other acquisitions from employees or service providers (including former employees or service providers) of the Company or its Subsidiaries;

(iv) (A) grant or promise to grant to any current or former service provider of the Company or any of its Subsidiaries any increase in compensation or benefits (including, without limitation, salary, wages, bonuses, employee benefits or any other compensation), except (1) with respect to employees whose annual base compensation is less than $150,000, or (2) for annual salary increases that occur in connection with promotions or new hires, in all cases, only if in the ordinary course of business consistent with past practices or (3) as may be required by applicable Law or required by the terms of any Plan; (B) modify, adopt, establish or terminate any new Plan (or any arrangement that would constitute a Plan, if adopted), except to the extent required by Law or required by the terms of any Plan or in connection with annual renewals of any welfare plan (other than a severance plan) that does not increase the cost to the Company, requires the Company to self-insure any benefits or to cover retirees; (C) hire or terminate the service (other than for cause) of any individual service provider whose annual base compensation is equal or greater than $150,000; (D) accelerate the vesting or payment of any compensation or benefit (including any benefits under any Plan or otherwise), except as required by any applicable Law; (E) grant any equity award, change of control or retention bonus or award any right to severance pay to any service provider of the Company or any of its Subsidiaries; or (F) implement any layoffs, reductions in force, plant closures, or other voluntary or involuntary employment separation programs other than individual employee separations in the ordinary course of business;

(v) sell, lease, transfer or otherwise dispose of, any material tangible property or material tangible assets owned by the Company or any of its Subsidiaries, except for the sale, lease, transfer or disposition of inventory with de minimis or no book value, or obsolete machinery or equipment, in each case, in the ordinary course of business;

(vi) amend, cancel, waive, assign or terminate (except for a termination resulting from the expiration of a Material Contract in accordance with its terms) any Material Contract, or enter into any Contract that (A) contemplates payments by any party thereto in excess of $500,000 and (B) would have been a Material Contract if in existence as of the date hereof, in each case, other than as required by Law;

(vii) acquire any business or Person, by merger or consolidation, purchase of assets or equity interests, or by any other manner, in a single transaction or a series of related transactions;

(viii) except in accordance with the capital budget of the Company and its Subsidiaries (a copy of which has been made available to Parent prior to the date of this Agreement), commit or authorize any commitment to make any capital expenditures which will be made following the Closing in excess of fifty thousand dollars ($50,000) in the aggregate, or fail to make material capital expenditures in accordance with such budget;

(ix) make any material change in any method of accounting or auditing practice, except changes required as a result of changes in GAAP or applicable Law;

(x) make any loans, advances or capital contributions to, or investments in, any other Person other than loans, advances or capital contributions by the Company or any of its Subsidiaries to any employee of the Company or any of its Subsidiaries in connection with travel, entertainment or related business expenses or other customary out-of-pocket expenses in the ordinary course of business or (B) in the ordinary course of business to any material customer, distributor, licensor, supplier or other Person with which the Company or any of its Subsidiaries has significant business relations;

(xi) (A) make, change or rescind any material Tax election (other than in the ordinary course of business consistent with past practice), (B) change any material method of Tax accounting or any annual Tax accounting period, (C) enter into any “closing agreement” with any taxing authority or any Tax allocation, sharing or indemnification agreement (other than (i) any agreement solely among the Company or its Subsidiaries or (ii) any agreement entered into in the ordinary course of business and not primarily concerning Taxes), (D) settle any claim or assessment in respect of a material amount of Tax, (E) consent to any extension or waiver of the statute of limitations applicable to a material Tax claim or assessment, (F) file any Tax Return in a manner materially inconsistent with past practice of the Company and its Subsidiaries or file any amended material Tax Return, (G) initiate any voluntary disclosure agreement or similar process with respect to Taxes or (H) surrender any right to claim a material refund, credit or similar Tax benefit;

(xii) settle any Action if the amount payable by the Company or any of its Subsidiaries in connection therewith would exceed $500,000;

(xiii) cancel or reduce any insurance coverage, other than in the ordinary course of business;

(xiv) change or modify in any material respect any of the Company’s or its Subsidiaries respective business policies, procedures or practices with respect to credit, collection, payment, accounts receivable or accounts payable outside the ordinary course of business;

(xv) cancel any third party Indebtedness owed to the Company or its Subsidiaries;

(xvi) incur any additional Indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible for any such Indebtedness of another Person in excess of $20,000 in the aggregate or make any loans or advances to (except for customary loans and travel advances made in the ordinary course of business) any Person in excess of $20,000 other than to other Subsidiaries of the Company;

(xvii) commence any new lines of business in which it is both not engaged as of the date of this Agreement (or actively preparing to engage as of the date of this Agreement) and which are outside the scope of the Company and its Subsidiaries core competencies as of the date of this Agreement, in each case, that are material to the Company and its Subsidiaries, taken as a whole;

(xviii) sell, assign, transfer or license any material Company Intellectual Property, except for non-exclusive licenses granted in the ordinary course of business;

(xix) (a) abandon, withdraw, dispose of, permit to lapse or fail to preserve any material Registered Intellectual Property (other than any statutory expiration) or (b) disclose any source code of any material Software owned by the Company or its Subsidiaries to any third party who is not a service provider or contractor in the ordinary course of business of the Company or its Subsidiaries and who is not subject to confidentiality obligations or is not an employee of the Company or its Subsidiaries; or

(xx) authorize, or commit or agree to take, any action described in clauses (i) through (xix) of this Section 7.01(b).

(c) Notwithstanding anything to the contrary set forth in Section 7.01(a) or Section 7.01(b), (i) nothing shall prevent the Company or any of its Subsidiaries from taking or failing to take any action (including the establishment of any policy, procedure or protocol) in response to COVID-19 or any COVID-19 Measure that would otherwise violate or breach this Agreement (provided, that the Company shall consult in good faith with

Parent before taking (or omitting) any such actions in connection with COVID-19 Measures) and (ii) no consent of Parent shall be required with respect to any matter to the extent that the requirement of such consent (or the failure to take such action in the absence of such consent) would violate applicable Law. Notwithstanding anything to the contrary in this Section 7.01(c), the Company and its Subsidiaries may (x) use available Cash to make Cash dividends or distributions or pay Transaction Expenses or Indebtedness of the Company and its Subsidiaries, in each case of this clause (x), so long as (1) such use of Cash does not interfere with the operation of the Company and its Subsidiaries, (2) such dividends or distributions are declared, set aside and paid solely in cash, (3) the payment of such Cash is completed prior to the Closing Date and reflected in full in the Closing Statement, and (4) as of the Closing, the Company and its Subsidiaries shall have at least $3,300,000 of Cash (after giving effect to Indebtedness Prepayment, the Transaction Expense Prepayment and the payment of all outstanding New Bonus Arrangements (if any)), and (y) enter into or pay any bonus arrangements with employees of the Company and its Subsidiaries so long as such bonuses are paid prior to the Closing by or on behalf of the Company and such arrangements have been disclosed to Parent prior to entering into such arrangements (the “New Bonus Arrangements”).

7.02 Access to Books and Records. From the date hereof until the Closing or the earlier valid termination of this Agreement pursuant to Section 9.01, the Company shall provide Parent and its authorized representatives with reasonable access at all reasonable times and upon reasonable advance notice to the offices, properties, books and records, and senior management employees of the Company and its Subsidiaries in order for Parent to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company and its Subsidiaries; provided, that such access is permissible under applicable Law (after taking into account any applicable COVID-19 Measures), does not jeopardize the health and safety of any employee of the Company or its Subsidiaries, and that such access does not unreasonably interfere with the normal operations of the Company and its Subsidiaries; provided, further, that all requests for access shall be directed to Kevin McAleenan (as representatives for the Company) or such other person(s) as they may designate from time to time (each such person, an “Authorized Representative”); and provided, further, that such access shall not extend to any (a) environmental sampling or testing or invasive or subsurface investigation, (b) trade secrets or other competitively sensitive information or (c) any information that is subject to any applicable confidentiality restrictions or attorney-client, work product or other privilege (provided that the Company shall use commercially reasonable efforts to make alternative arrangements to disclose such privileged information in a manner that does not waive or violate such privilege). Neither the Company nor Seller makes any representation or warranty as to the accuracy of any information (if any) provided pursuant to this Section 7.02, and neither Parent, Purchaser, Merger Sub nor any other Person may rely on the accuracy of any such information, in each case, other than to the extent expressly provided in the representations and warranties of Seller and the Company expressly and specifically set forth in Article IV and Article V, as qualified by the Schedules, or the certificates pursuant to Sections 3.01(d) and 3.01(e) of this Agreement. The information provided pursuant to this Section 7.02 will be used solely for the purpose of effecting the transactions contemplated hereby and will be governed by all the terms and conditions of the Confidentiality Agreement.

7.03 Efforts; Regulatory Filings.

(a) On the terms and subject to the conditions of this Agreement, each of Seller and the Company will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions to the Closing (and refrain from taking any action that would reasonably be expected to have the effect of materially delaying, preventing or impeding the Closing); provided, that notwithstanding this sentence and without limiting any other covenant (including Section 7.01), agreement, remedy (including Section 13.18), representation or warranty in this Agreement, nothing in this Section 7.03 shall require Seller, the Company or any of its Subsidiaries, or any of their respective Affiliates to cure any (i) breach of, or inaccuracy in, any of the representations and warranties in Article IV, Article V or in any Ancillary Agreement or (ii) any Material Adverse Change. Subject to Section 10.04, each of the Seller and the Company shall (x) use its reasonable best efforts to make or cause to be made all filings and submissions under any Laws or regulations applicable to Seller, the Company or any of its Subsidiaries required for the consummation of the transactions contemplated herein, (y) reasonably coordinate and cooperate with Parent in exchanging such information and providing such assistance as Parent may reasonably request in connection with all of the foregoing, including, to the extent legally permissible, allowing Parent to review and comment upon such filings and submissions, and (z) supply promptly any additional information and documentary material that may be reasonably requested in connection with such filings, make any further filings pursuant thereto that may be necessary in connection therewith and take all actions reasonably necessary to obtain all required clearances. For the avoidance of doubt, nothing in this Section 7.03 shall limit the obligations of the Seller or the Company pursuant to Section 10.04 of this Agreement.

(b) As soon as reasonably practicable after the date of this Agreement, the Company shall submit to the United States Defense Counterintelligence and Security Agency (“DCSA”) and, to the extent applicable, any other Governmental Body, a notification of the transfer of ownership contemplated hereby in accordance with NISPOM, and the other applicable national or industrial security regulations (the “DCSA Notification”). The Company shall reasonably cooperate with Parent in preparing the DCSA Notification and any other submissions to DCSA required by NISPOM as soon as reasonably practical, and Parent shall have the right to approve the DCSA Notification before its submission. The Company and Parent shall use their commercially reasonable efforts to obtain approval from DCSA as promptly as practicable for the continuation of all necessary U.S. government facility security clearances.

(c) As soon as reasonably practicable after the date of this Agreement, the Company and its Subsidiaries shall use good faith efforts to develop and initiate a plan in respect of the actions described on Schedule 7.03(c) prior to the Closing Date (such plan, the “Remediation Plan”) and shall reasonably consult with (and consider in good faith any comments from) Parent with respect to the development of the Remediation Plan. The Parties acknowledge and agree that (i) none of the development, initiation or completion of any step in the Remediation Plan are a condition to Closing and shall not affect the timing of the Closing, and (ii) no failure of the Company and its Subsidiaries to develop, initiate or complete any step in the Remediation Plan shall (a) be taken into consideration for purposes of determining satisfaction of Section 3.01(c), or (b) constitute a breach of this Agreement in any respect, including for which the remedies described in Section 9.02 and Section 13.8 are available.

7.04 Section 280G.

(a) Prior to the Closing Date, the Company and each of its Subsidiaries shall use reasonable best efforts to seek, prior to the initiation of the equityholder approval procedure described in Section 7.04(c), from each Person to whom any payment or benefit is required or proposed to be made that could constitute “parachute payments” under Section 280G(b)(2) of the Code and Treasury Regulations promulgated thereunder (“Section 280G Payments”), a written agreement waiving such Person’s right to receive some or all of such payment or benefit (the “Waived Benefits”), to the extent necessary so that all remaining payments and benefits applicable to such Person shall not be deemed a parachute payment, and accepting in substitution for the Waived Benefits the right to receive the Waived Benefits only if approved by the equityholders of the Company and its applicable Subsidiaries in a manner that complies with Section 280G(b)(5)(B) of the Code and the Treasury Regulations issued thereunder.

(b) In connection with the foregoing, Parent shall provide Seller at least fifteen (15) days prior to the Closing Date with all information and documents necessary to allow the Company and each of its Subsidiaries to determine whether any payments made or to be made or benefits granted or to be granted pursuant to any employment agreement or other agreement, arrangement or Contract entered into or negotiated by Parent, Purchaser, Merger Sub or any of their respective Affiliates (“Parent Payments”), together with all Section 280G Payments, could reasonably be considered to be “parachute payments” within the meaning of Section 280G(b)(2) of the Code; provided, that, the Company’s failure to include the Parent Payments in the equityholder voting materials described herein, due to a direct result of Parent’s breach of its obligations set forth herein, will not result in a breach of this Section 7.04. At least ten (10) Business Days prior to the Closing Date, the Company shall provide Parent for its review and comment with drafts of disclosure and approval documents, “disqualified individual” waivers, and Section 280G calculations, and the Company shall incorporate into such documents any reasonable comments that are timely provided by Parent.

(c) Prior to the Closing Date, the Company and each of its Subsidiaries shall use its reasonable best efforts to obtain the approval by equityholders of such Company in a manner that complies with the terms of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations, of the right of each Person described in Section 7.04(a) to receive or retain, as applicable, such Person’s Waived Benefits, provided that in no event shall this Section 7.04 be construed to require the Company or any of its Subsidiaries to compel any Person to waive any existing rights under any Contract or agreement that such Person has with the Company, such Subsidiary or any other Person, and in no event shall the Company or any of its Subsidiaries be deemed in breach of this Section 7.04 if any such Person refuses to waive any such rights or if the equityholders fail to approve any Waived Benefits.

(d) Notwithstanding anything to the contrary in this Section 7.04 or otherwise in this Agreement, to the extent Parent has provided misinformation, or Parent’s omission of information has resulted in misinformation, with respect to any Parent Payments and, in either case, this has directly resulted in a “parachute payment” to a “disqualified individual” that otherwise would not have been a “parachute payment, then there shall be no breach of the representation contained in Section 5.15(g)(i) or this Section 7.04 or the covenant contained herein.

(e) Prior to the Closing Date, the Company shall provide Parent and its counsel with copies of all documents executed by the equityholders and disqualified individuals in connection with the vote contemplated by this Section 7.04.

7.05 Exclusive Dealing. During the period from the execution and delivery of this Agreement by the parties hereto through the Closing or the earlier valid termination of this Agreement pursuant to Section 9.01, neither Seller nor the Company shall take, directly or indirectly, any action to, and shall direct its representatives not to, knowingly initiate, facilitate, participate, solicit, or engage in discussions or negotiations with, or provide any information to, any Person (other than Parent and its Affiliates and representatives) concerning any purchase of the Company Units or any merger, sale of substantial assets or similar transaction involving the Company or any of its Subsidiaries (other than assets and services sold in the ordinary course of business) (each such transaction, an “Acquisition Transaction”). The Company and Seller shall cease and cause to be terminated any existing discussions, communications or negotiations with any Person (other than the Parent and the Parent’s representatives) conducted heretofore with respect to any Acquisition Transaction. The Company and the Seller shall notify any Person (other than Parent and its representatives) with which the Company or the Seller is engaged in discussions concerning an Acquisition Transaction and any Person that hereafter submits any offer or makes any inquiries concerning an Acquisition Transaction, that the Company and the Seller are contractually prohibited from continuing to engage or engaging in any such discussions, and shall request that any such Persons destroy or return any confidential information regarding the Company, its Subsidiaries or their respective businesses, in accordance with the terms of the applicable confidentiality agreements between the Company and any such Persons. The Company and the Seller shall promptly (and in any event within five (5) Business Day after receipt thereof by the Company or the Seller) advise Parent in writing of any bona fide written proposal or offer with respect to an Acquisition Transaction and the material terms and conditions of such proposal to the extent not prohibited by Law or Contract from doing so.

7.06 Lock-Up. Seller agrees that, for a period of one year following the Closing, without the prior written approval of Parent, Seller will not sell any Parent Shares issued as Closing Equity Consideration. Notwithstanding the foregoing, Seller shall at all times be permitted to transfer Parent Shares issued as Closing Equity Consideration (i) to its Affiliates (ii) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Seller or its Affiliates, (iii) to any direct equityholder of Seller, (iv) to any family member or any Affiliate of any family member of Seller (other than any Affiliate under this clause (iv) who operates or engages in a business which competes with the business of Parent and its Subsidiaries), (v) to any lender or other debt financing source who provides a bona fide revolving credit facility to Seller that is secured by equity securities held by such Person, (vi) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Parent’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property after the date hereof or (vii) to a charitable organization through a charitable distribution.

7.07 Resignations. The Company shall use commercially reasonable efforts to deliver to Parent written resignations, effective as of the Closing Date, of the officers and managers of the Company set forth on Schedule 7.07.

7.08 Electronic Data Room. Within ten (10) Business Days after the date of this Agreement, the Company shall deliver, or cause to be delivered, to Parent an electronic storage device containing all of the files in the online “data room” hosted by Datasite for Project Atom as of the date hereof.

7.09 Financial Statements. As promptly as practicable following the date of this Agreement and in no event more than fifty (50) Business Days after the date of this Agreement, the Company shall, or shall cause its Subsidiaries to, engage PricewaterhouseCoopers LLP (the “Auditor”) in order to prepare and deliver to Parent (a) audited financial statements (including any related notes thereto) of the Company and its consolidated Subsidiaries as of and for the fiscal years ended December 31, 2022 and 2021, audited by the Auditor in accordance with the standards of the American Institute of Certified Public Accountants (“AICPA”), together with the Auditor’s report thereon, for inclusion in the Proxy, and (b) unaudited interim financial statements (including any related notes thereto) of the Company and its consolidated Subsidiaries as of and for the nine (9) months ended September 30, 2023, reviewed by the Auditor in accordance with the procedures specified by the AICPA, for inclusion in the Proxy (collectively, the “Required Financial Statements”). To the extent Closing has not yet occurred, and in no event later than March 31, 2024, the Company shall deliver to Parent additional audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2023, reviewed by the Auditor in accordance with the standards and procedures specified by the AICPA, for inclusion in Parent’s subsequent filings with the SEC (the “Additional Financial Statements”). The Required Financial Statements and the Additional Financial Statements, in each case, shall comply as to form in all material respects, shall be prepared in accordance with GAAP (as modified by the rules and regulations of the SEC) applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC), shall fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of complete footnotes) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

ARTICLE VIII

COVENANTS OF PARENT

8.01 Access to Books and Records. From and after the Closing, Parent shall, and shall cause the Final Surviving Company to reasonably provide Seller and its agents and advisors with reasonable access (for the purpose of examining and copying), during normal business hours, and upon reasonable advance notice, to the books and records of the Company and its Subsidiaries with respect to periods or occurrences prior to the Closing Date for purposes of complying with any applicable tax, financial reporting or regulatory requirements or any other reasonable business purpose; provided, that such access does not unreasonably interfere with the normal operations of Parent, the Company or any of their respective Subsidiaries, is permissible under applicable Law (after taking into account any applicable COVID-19 Measures) and does not jeopardize the health and safety of any employee of the Company or its Subsidiaries; provided, further, that in no event will Parent or any of its

Affiliates be required to provide any books and records that relate solely to Parent or any of its Affiliates (other than the Company and its Subsidiaries). Unless otherwise consented to in writing by Seller (not to be unreasonably withheld, conditioned or delayed), Parent shall not, and shall cause the Final Surviving Company and its Subsidiaries not to, for a period of seven (7) years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records of the Company for any period prior to the Closing Date without first offering to surrender to Seller (at Seller’s sole cost) such books and records or any portion thereof which Parent or the Final Surviving Company or any of its Subsidiaries may intend to destroy, alter or dispose of.

8.02 Director, Manager and Officer Liability and Indemnification.

(a) Prior to or simultaneously with the Closing, the Company shall purchase from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’, managers’ and officers’ liability insurance a prepaid insurance policy (i.e., “tail coverage”) which provide “side A, B and C directors and officers” insurance coverage for each of the individuals who were officers, directors or managers of the Company or any of its Subsidiaries at or prior to the Closing on terms no less favorable (including with respect to both policy limit and scope) as the policy or policy(ies) maintained by the Company or any of the Company’s Subsidiaries immediately prior to the Closing for the benefit of such individuals for an aggregate period of not less than six (6) years with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the transactions contemplated by this Agreement (such policies, the “D&O Tail Policies”); provided, that in no event shall the aggregate cost for the D&O Tail Policies exceed three-hundred percent (300%) of the Company’s and its Subsidiaries’ most recent annual premium allocation (the “Maximum Premium”). If the aggregate annual premiums of such insurance coverage exceed the Maximum Premium, then the Company shall obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium from insurance carriers with the same or better credit ratings as the Company’s and its Subsidiaries’ current insurance carriers with respect to officers’ and directors’ liability insurance and fiduciary duty insurance.

(b) For a period of six (6) years after the Closing, Parent shall not, and shall not permit the Company and its Subsidiaries to, amend, repeal or otherwise modify any provision in the Company’s or any of its Subsidiaries’ Governing Documents relating to the exculpation or indemnification of any officers, directors, managers or similar functionaries (unless to provide for greater exculpation or indemnification or unless required by Law), it being the intent of the parties hereto that the current and former officers, directors and managers of the Company and its Subsidiaries shall continue to be entitled to such exculpation and indemnification (including with respect to advancement of expenses to the same extent provided for under such Governing Documents) to the full extent of the Law. Parent agrees and acknowledges that this Section 8.02 shall be binding on Parent’s successors and assigns.

(c) If the Company or its Subsidiaries or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company and its Subsidiaries shall assume all of the obligations set forth in this Section 8.02.

(d) Notwithstanding anything in this Agreement to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Closing Date) is made against any individual who was an officer, director or manager of the Company or its Subsidiaries at or prior to the Closing or any other party covered by directors’, managers’ and officers’ liability insurance, on or prior to the sixth (6th) anniversary of the Closing, the provisions of this Section 8.02 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

(e) The obligations under this Section 8.02 shall not be terminated or modified in such a manner as to affect adversely any indemnitee or exculpee to whom this Section 8.02 applies without the consent of such affected indemnitee or exculpee. The provisions of this Section 8.02 are intended for the benefit of, and will be enforceable by (as express third party beneficiaries), each current and former officer, director, manager or similar functionary of each of the Company and its Subsidiaries and his or her heirs and representatives, successors and assigns and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have had by Contract or otherwise.

8.03 Efforts. On the terms and subject to the conditions of this Agreement, Parent will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions to the Closing (and refrain from taking any action that would reasonably be expected to have the effect of materially delaying, preventing or impeding the Closing); provided, that notwithstanding this sentence and without limiting any other covenant, agreement, remedy (including Section 13.18), representation or warranty in this Agreement, nothing in this Section 8.03 shall require Parent or any of its Subsidiaries, or any of their respective Affiliates to cure any breach of, or inaccuracy in, any of the representations and warranties in Article VI or in any Ancillary Agreement. In furtherance of the foregoing but subject to and without limiting Section 10.04, Parent shall (a) use reasonable best efforts to make or cause to be made all filings and submissions under any Laws or regulations applicable to Parent required for the consummation of the transactions contemplated herein, (b) reasonably coordinate and cooperate with the Company in exchanging such information and providing such assistance as the Company may reasonably request in connection with all of the foregoing and (c) supply promptly any additional information and documentary material that may be requested in connection with such filings, make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith, and take all actions necessary to obtain all required clearances. For the avoidance of doubt, nothing in this Section 8.03 shall limit the obligations of Parent and its Affiliates pursuant to Section 10.04 of this Agreement.

8.04 Contact with Business Relations. Neither Parent, Purchaser nor Merger Sub is authorized to and shall not (and shall not permit any of their respective employees, agents, representatives or Affiliates to) contact any director, manager, officer, employee (in each case, other than an Authorized Representative), or, with respect to the businesses of the Company or any of its Subsidiaries or the transactions contemplated hereby, any customer, supplier, distributor or other material business relation, of the Company or any of its Subsidiaries prior to the Closing without the prior written consent and coordination of an Authorized Representative (not to be unreasonably delayed, conditioned or withheld); provided, however, that this Section 8.04 shall not prohibit any contacts by Parent or its employees, agents, representatives or Affiliates with any customer, supplier, distributor or other material business relation of the Company or its Subsidiaries (including any Affiliates of Seller) in the ordinary course of business unrelated to the transactions contemplated by this Agreement.

8.05 Continuing Confidentiality. Parent shall remain bound by that certain Confidentiality Letter Agreement, dated as of July 28, 2023, by and between Seller and BigBear.ai, LLC (the “Confidentiality Agreement”), in accordance with its terms.

8.06 Access and Investigation. Each of Parent, Purchaser, Merger Sub and their respective representatives (a) have had access to and the opportunity to review all of the documents in the Project Atom virtual data room hosted by Datasite on behalf of the Company, and (b) have been afforded reasonable access to the books and records, facilities and officers, directors, employees and other representatives of the Company and its Subsidiaries for purposes of conducting a due diligence investigation with respect thereto. Parent and each of its Non-Recourse Parties have each conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and each of its Subsidiaries, and any of their respective joint ventures and businesses.

8.07 R&W Insurance Policy. Parent shall ensure that the R&W Insurance Policy expressly waives any claims of subrogation (except in the case of Fraud (as defined in this Agreement)) against Seller and its Affiliates and their respective representatives and shall not amend, waive or otherwise modify the R&W Insurance Policy in any adverse manner that would allow the insurer thereunder or any other Person to subrogate or otherwise make or bring any Action, suit or proceeding against Seller, its Affiliates or any of their respective representatives, based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement, or the negotiation, execution or performance of this Agreement, other than in the case of Fraud.

8.08 Preparation of Proxy Statement. Parent shall prepare (with the Company’s reasonable cooperation) and, as promptly as reasonably practicable (but in no event later than sixty (60) Business Days) after the date hereof, file with the SEC a proxy statement to be sent to the stockholders of Parent relating to the Stockholders Meeting (the “Proxy Statement”); provided, that Parent shall not be in breach of its obligations under this Section 8.08 if its failure to timely file the Proxy Statement with the SEC is due to the Company’s failure to timely deliver any required information for inclusion in the Proxy Statement (including the delivery of the Required Financial Statements). Subject to applicable Law, and anything in this Agreement to the contrary notwithstanding, prior to the filing of the Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the stockholders of Parent, or responding to any comments from the SEC with respect thereto, Parent shall provide the Company, Seller and their counsel with a reasonable opportunity to review such document or response, and Parent shall consider in good faith any comments proposed by the Company and Seller thereto. Parent shall use commercially reasonable efforts (with the reasonable assistance of the Company) to respond promptly to any comments from the SEC or the staff of the SEC with respect to the Proxy Statement (or any amendment or supplement thereto). Parent shall notify the Company and Seller promptly of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply the Company and Seller with copies of all correspondence between the Parent and any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act. If at any time prior to the Stockholders Meeting (or any adjournment or postponement thereof) any information relating to any of the parties hereto, or any of their respective Affiliates, officers or directors, is discovered by Parent, the Company or Seller (in the case of the Company and Seller, solely with respect to the information supplied by the Company or Seller, as applicable) that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed by Parent with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of Parent. Parent shall cause the definitive Proxy Statement to be mailed to Parent’s stockholders as promptly as reasonably practicable (and in any event no later than five (5) Business Days) after Parent is made aware of the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary Proxy Statement (which resolution will be deemed to occur if the SEC has not affirmatively notified the Company prior to the end of the tenth (10th) calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement, the “Clearance Date”).

8.09 Stockholders Meeting; Fiduciary Exception to Recommendation.

(a) Subject to the terms of this Section 8.09, Parent shall take all action necessary in accordance with applicable Law and the Governing Documents of Parent to set a record date for, duly give notice of, convene and hold a meeting of its stockholders to consider and vote upon the approval of the Stock Issuance and the Mergers (the “Stockholders Meeting”) as soon as reasonably practicable following the Clearance Date and, subject to the terms of this Section 8.09, in any event no later than forty-five (45) days following the Clearance Date and shall submit such proposal to such holders at the Stockholders Meeting and shall not submit any other proposal to such holders in connection with the Stockholders Meeting (other than a customary proposal regarding adjournment of the Stockholders Meeting) without the prior written consent of the Company and Seller (not to be unreasonably withheld, conditioned or delayed). Once established, Parent shall not change the record date for the Stockholders Meeting without the prior written consent of the Company and Seller (not to be unreasonably withheld, conditioned or delayed) or as otherwise required by applicable Law (including any requirement of Law in connection with any rescheduling, postponement or adjournment of the Stockholders Meeting that is permitted hereunder). If the Board of Directors of Parent (or, if applicable, special committee thereof) has not made a Change in Recommendation in accordance with Section 8.09(b), Board of Directors of Parent (or, if applicable, special committee thereof) shall make the Recommendation and shall include the Recommendation in the Proxy Statement and recommend at the Stockholders Meeting that the stockholders of Parent approve the Stock Issuance and the Mergers and Parent shall use its reasonable best efforts to obtain and solicit such approval (including by soliciting from its stockholders proxies in favor of the approval of the Stock Issuance and the Mergers, and taking all other action reasonably necessary to secure the approval of the Stock Issuance and the consummation of the Mergers by the holders of a majority of the Parent Shares represented in person or by proxy at the Stockholders Meeting (the “Requisite Vote”)). Notwithstanding anything to the contrary contained in this Agreement, Parent shall not adjourn or postpone the Stockholders Meeting without the prior written consent of the Company and the Seller (such consent not to be unreasonably withheld, conditioned or delayed); provided, that without the Company’s and the Seller’s prior written consent, Parent may adjourn or postpone the Stockholder Meeting (i) after consultation with the Company and the Seller, to the extent necessary to ensure that any supplement or amendment to the Proxy Statement is provided to the stockholders of Parent within a reasonable amount of time in advance of the Stockholders Meeting, (ii) to a date that is in the aggregate not more than thirty (30) days following the originally scheduled date (or the date rescheduled pursuant to clause (i) hereof) but at least five (5) Business Days prior to the Outside Date if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum at the Stockholders Meeting or to obtain the Requisite Vote, in order to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Requisite Vote, or (iii) if required by applicable Law.

(b) Neither the Board of Directors of Parent nor any committee thereof shall withdraw, qualify or modify in a manner adverse to the Company or Seller, or propose publicly to withdraw, qualify or modify in a manner adverse to the Company or Seller, the Recommendation or its declaration of advisability, or resolve or agree to take any such action (a “Change in Recommendation”). Notwithstanding the immediately preceding sentence, prior to the time the Requisite Vote is obtained, the Board of Directors of Parent (or, if applicable, special committee thereof) may make a Change in Recommendation in response to, and in respect of, an Intervening Event if (but only if) the following conditions are collectively satisfied: (1) an Intervening Event has occurred, (2) in light of such Intervening Event, the Board of Directors of Parent (or, if applicable, special committee thereof) has determined in good faith, after consultation with outside legal counsel, that the failure to make a Change in Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law, (3) Parent has notified the Company and Seller in writing that Board of Directors of Parent (or, if applicable, special committee thereof) intends to take make a Change in Recommendation and the basis therefor (which notice shall include a reasonably detailed description of the Intervening Event in connection with which Board of Directors of Parent (or, if applicable, special committee thereof) has given such notice) (any such notice, a “Triggering Notice”), (4) at least four (4) Business Days pass following the Company and Seller’s receipt of the Triggering Notice (it being understood that any material change to the Intervening Event shall constitute a new Intervening Event and shall require Parent to provide a new Triggering Notice in respect of such Intervening Event and comply with this Section 8.09(b) in respect of such Intervening Event, except that, in such case, the four (4) Business Day period referred to in this clause (4) and in clauses (5) and (6) shall be reduced to two (2) Business Days following the giving of such new Triggering Notice), (5) after providing such Triggering Notice and prior to effecting such Change in Recommendation, (x) Parent shall, during such four (4) Business Day period, negotiate in good faith with the Company and Seller and their representatives, to the extent the Company and Seller wish to negotiate, with respect to any revisions to the terms of the transactions contemplated by this Agreement proposed by the Company and Seller, and (y) in determining whether it may still under the terms of this Agreement make a Change in Recommendation, the Board of Directors of Parent (or, if applicable, special committee thereof) shall take into account any changes to the terms of this Agreement proposed by the Company and Seller during such four (4) Business Day period and (6) after taking into account any changes to the terms of this Agreement proposed by the Company and Seller and any other information provided by the Company and Seller in response to a Triggering Notice during such four (4) Business Day period, the Board of Directors of Parent (or, if applicable, special committee thereof) again determines in good faith, after consultation with outside counsel, that the failure to make a Change in Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law. Notwithstanding any Change in Recommendation, the proposal in respect of the Stock Issuance and Mergers shall be submitted to the Parent stockholders at the Stockholders Meeting for the purpose of obtaining the Requisite Vote, and nothing contained herein (unless this Agreement is otherwise terminated in accordance with its terms) shall relieve Parent of such obligation or any of Parent, Purchaser or Merger Sub of any of their respective obligations hereunder. For the avoidance of doubt, nothing in this Section 8.09(b) shall prohibit Parent from disclosing to its stockholders any fact or circumstance that is required to be disclosed under applicable Law or that Parent determines, in good faith after consultation with its outside legal counsel, is material to the stockholders of Parent in making their decision in how to vote on matters subject to the Requisite Vote.

(c) In the event that the Board of Directors of Parent (or, if applicable, special committee thereof) effects a Change in Recommendation pursuant to, and in accordance, with Section 8.09(b), then within five (5) Business Days after written demand by the Company or Seller, Parent shall pay to Seller an amount equal to Seller’s, the Company’s and its Subsidiaries’ actual, reasonable and documented out-of-pocket fees and expenses (including its actual, reasonable and documented legal fees and expenses) incurred by Seller, the Company or its Subsidiaries on or prior to the termination of this Agreement solely in connection with the transactions contemplated by this Agreement in cash by wire transfer of immediately available funds to an account designated in writing by Seller; provided, in no event shall such amount exceed $1,250,000 in the aggregate.

ARTICLE IX

TERMINATION

9.01 Termination. This Agreement may be terminated at any time prior to the Closing only as follows, and in no other manner:

(a) by mutual written consent of Parent, Purchaser and Merger Sub, on the one hand, and the Company and Seller, on the other hand;

(b) by Parent, Purchaser and Merger Sub, on the one hand, or by the Company or Seller, on the other hand, by written notice to the other, upon the issuance by any Governmental Body of an order, decree or ruling or its taking of any other action permanently restraining, enjoining or otherwise prohibiting the performance of this Agreement or the consummation of the transactions contemplated hereby, which order, decree, ruling or any other action shall have become final and non-appealable and which renders the condition set forth in Section 3.03(a) or Section 3.03(b) incapable of being satisfied; provided, that no termination may be made under this Section 9.01(b) if the issuance of such order, decree, ruling or such other action has been primarily caused by the action or inaction of the terminating party;

(c) by Parent, Purchaser and Merger Sub, on the one hand, or by the Company or Seller, on the other hand, by written notice to the other, if the Closing shall not have occurred on or before August 4, 2024 (the “Outside Date”); provided, however, that no termination may be made under this Section 9.01(c) if the failure to close shall have been caused by the action or inaction of the terminating party;

(d) by Parent, Purchaser and Merger Sub, if neither Parent, Purchaser nor Merger Sub is then in material breach of this Agreement, by written notice to the Company, upon a breach of any covenant or agreement on the part of Seller or the Company set forth in this Agreement, or if any representation or warranty contained in Article IV or Article V, as qualified by the Schedules, shall be or have become untrue, in either case, such that any of the conditions set forth in Section 3.01(a), Section 3.01(b) or Section 3.01(c) would not be satisfied; provided, however, that, if such breach is curable through the exercise of commercially reasonable efforts and for so long as the Company or Seller, as applicable, continues to exercise such commercially reasonable efforts to cure such breach, then Parent may not terminate this Agreement pursuant to this Section 9.01(d) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from Parent to Company or Seller of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.01(d) (it being understood that this Agreement shall not terminate pursuant to this Section 9.01(d) as a result of such particular breach or inaccuracy if such breach by Seller or Company is cured prior to such termination becoming effective) and (ii) the Outside Date; provided that the right to terminate this Agreement under subsection (i) or (ii) shall not be available if Parent’s, Purchaser’s or Merger Subs’ failure(s) (collectively or individually) to fulfill any obligation under this Agreement has been the primary cause of, or primarily result in, the failure of the Closing to occur on or before such date;

(e) by the Company or Seller, if the Company and Seller, as applicable, are not then in material breach of this Agreement, by written notice to Parent, upon a breach of any covenant or agreement on the part of Parent, Purchaser or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent, Purchaser or Merger Sub shall be or have become untrue, in either case, such that any of the conditions set forth in Section 3.02(a) or Section 3.02(c) would not be satisfied; provided, however, that, if such breach is curable by Parent, Purchaser or Merger Sub through the exercise of commercially reasonable efforts to cure such breach and for so long as Parent, Purchaser or Merger Sub continues to exercise such commercially reasonable efforts, then Seller or Company may not terminate this Agreement pursuant to this Section 9.01(e) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from Seller to Parent of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.01(e) (it being understood that this Agreement shall not terminate pursuant to this Section 9.01(e) as a result of such particular breach or inaccuracy if such breach by Parent, Purchaser or Merger Sub is cured prior to such termination becoming effective) and (ii) the Outside Date; provided that the right to terminate this Agreement under subsection (i) or (ii) shall not be available if the Company’s or Seller’s failure(s) (collectively or individually) to fulfill any obligation under this Agreement has been the primary cause of, or primarily result in, the failure of the Closing to occur on or before such date; or

(f) by either Parent or Seller if Parent fails to obtain the Requisite Vote at the Stockholders Meeting at which a vote is taken on the Mergers, except that the right to terminate this Agreement pursuant to this Section 9.01(f) will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of this Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Vote at the Stockholders Meeting.

The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give a notice of such termination to the other parties specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail.

9.02 Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no further force and effect (other than Article I, Section 8.05, Section 8.09(c), this Section 9.02, Section 13.02, Section 13.11, Section 13.13, Section 13.15, Section 13.17 and Section 13.18, which shall survive the termination of this Agreement) without any liability or obligation on the part of any party hereto, (a) other than liabilities and obligations under the Confidentiality Agreement and (b) except that no such termination shall relieve any party hereto of any liability for damages resulting from any Fraud or for any willful breach of this Agreement by such party prior to the termination of this Agreement. For purposes of clarification, the parties hereto agree that if a party does not close the transactions contemplated hereby in circumstances in which all of the closing conditions set forth in Section 3.01, Section 3.02 and Section 3.03, as applicable, have been satisfied or waived (other than those conditions that, by their terms, are to be satisfied at the Closing), such failure or refusal to close shall be deemed to be a willful breach of this Agreement by such party. In determining losses or damages recoverable upon termination by a party hereto for another party’s breach, the parties hereto acknowledge and agree that such losses and damages shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by such party hereto, taking into consideration all relevant matters (including other opportunities and the time value of money), which shall be deemed to be damages of such party hereto.

ARTICLE X

ADDITIONAL AGREEMENTS AND COVENANTS

10.01 No Other Representations or Warranties; Non-Reliance.

(a) The representations and warranties of Seller and the Company expressly and specifically set forth in Article IV and Article V, as qualified by the Disclosure Schedules, and any certificates delivered by Seller or the Company pursuant to Sections 3.01(d) and 3.01(e) of this Agreement, constitute the sole and exclusive representations, warranties, and statements (including by omission) of any kind or nature, whether written or oral, expressed or implied, statutory or otherwise (including, for the avoidance of doubt, relating to quality, quantity, condition, merchantability, fitness for a particular purpose or conformity to samples) of the Company, Seller or any of their respective Non-Recourse Parties as to any matter concerning the Company, any of its Subsidiaries or any of their respective businesses or in connection with this Agreement or the transactions contemplated by this Agreement, or with respect to the accuracy or completeness of any information provided to (or otherwise acquired by) Parent, Purchaser or Merger Sub or any of their respective Non-Recourse Parties in connection with this Agreement or the transactions contemplated by this Agreement (including, for the avoidance of doubt, any statements, information, documents, projections, forecasts or other material made available to Parent or any of its respective Non-Recourse Parties in certain “data rooms” or presentations including “management presentations”) and all other purported representations and warranties or statements (including by omission) are hereby disclaimed by the Company, Seller and each of their respective Non-Recourse Parties and (i) each of Parent, Purchaser, Merger Sub and their respective Non-Recourse Parties has only relied, and will only rely, on the representations and warranties of Seller and the Company expressly and specifically set forth in Article IV and Article V, respectively, as qualified by the Disclosure Schedules, and the certificates delivered by Seller or the Company pursuant to Sections 3.01(d) and 3.01(e) of this Agreement, (ii) each of Parent, Purchaser and Merger Sub hereby expressly and irrevocably acknowledges and agrees that he, she or it has not relied and will not rely on any other representations, warranties or statements (including by omission), and (iii) none of Parent, Purchaser, Merger Sub or any of their respective Non-Recourse Parties shall have any claim with respect to their purported use of, or reliance on, any such representations, warranties or statements (including by omission) on any basis or legal theory whatsoever (whether sounding in Contract or tort, at law or in equity, on public policy grounds, under any Law (including under securities Laws or the Racketeer Influence and Corrupt Organizations Act of 1970 (“RICO”)), on the basis of “unjust enrichment” or otherwise). Parent, Purchaser and Merger Sub are otherwise acquiring the Company, its Subsidiaries and their respective businesses on an “AS IS, WHERE IS” basis. Without in any way limiting the generality of the foregoing, Parent, Purchaser and Merger Sub acknowledge that there are uncertainties inherent in attempting to make projections, forward looking statements and other forecasts and estimates, and certain business plan information, that Parent, Purchaser and Merger Sub are familiar with such uncertainties, that Parent, Purchaser and Merger Sub and their respective Non-Recourse Parties are taking full responsibility for making their own evaluation of the adequacy and accuracy of any such projections, forward looking statements, forecasts, estimates and business plan information provided to Parent and its Non-Recourse Parties in connection with the transactions contemplated by this Agreement (including the reasonableness of the assumptions underlying such projections, forward looking statements, forecasts, estimates and business plan information). Under no circumstances shall any of the representations and warranties of the Company or Seller made herein be imputed to, or deemed to have been made by, any other Person. In connection with the transactions contemplated hereby, each of Parent, Purchaser, and Merger Sub has been represented by, and adequately consulted with, legal counsel of their choice and each of Parent, Purchaser, Merger Sub and such counsel has carefully read this Agreement and has been given time to consider this Agreement, understands this Agreement and, after such consideration, and with such understanding, Parent, Purchaser and Merger Sub have knowingly, freely and without coercion entered into this Agreement and, in particular, this Section 10.01, Section 11.02, and Section 13.15.

(b) The representations and warranties of Parent, Purchaser and Merger Sub expressly and specifically set forth in Article VI, as qualified by the Disclosure Schedules, and the certificate pursuant to Section 3.02(d) of this Agreement, constitute the sole and exclusive representations, warranties, and statements (including by omission) of any kind or nature, whether written or oral, expressed or implied, statutory or otherwise of Parent, Purchaser, Merger Sub or any of their respective Non-Recourse Parties as to any matter concerning Parent, Purchaser, Merger Sub or any of their Subsidiaries or any of their respective businesses or in connection with this Agreement or the transactions contemplated by this Agreement, or with respect to the accuracy or completeness of any information provided to (or otherwise acquired by) Seller or any of its Non-Recourse Parties in connection with this Agreement or the transactions contemplated by this Agreement and all other purported representations and warranties or statements (including by omission) are hereby disclaimed by Parent, Purchaser, Merger Sub and their respective Non-Recourse Parties, and (i) each of Seller and its Non-Recourse Parties has only relied, and will only rely, on the representations and warranties of Parent, Purchaser and Merger Sub expressly and specifically set forth in Article VI, as qualified by the Disclosure Schedules, and any certificate delivered by Parent, Purchaser or Merger Sub in connection with the consummation of the transactions contemplated by this Agreement, (ii) Seller hereby expressly and irrevocably acknowledges and agrees that it has not relied and will not rely on any other representations, warranties or statements (including by omission), and (iii) neither Seller nor any of its Non-Recourse Parties, shall not have any claim with respect to its purported use of, or reliance on, any such representations, warranties or statements (including by omission) on any basis or legal theory whatsoever (whether sounding in Contract or tort, at law or in equity, on public policy grounds, under any Law (including under securities Laws or RICO), on the basis of “unjust enrichment” or otherwise). Under no circumstances shall any of the representations and warranties of Parent, Purchaser or Merger Sub made herein be imputed to, or deemed to have been made by, any other Person. In connection with the transactions contemplated hereby, each of Seller and the Company has been represented by, and adequately consulted with, legal counsel of their choice and each of Seller and the Company and such counsel has carefully read this Agreement and has been given time to consider this Agreement, understands this Agreement and, after such consideration, and with such understanding, Seller and the Company have knowingly, freely and without coercion entered into this Agreement and, in particular, this Section 10.01, Section 11.02, and Section 13.15.

10.02 Further Assurances. From time to time following the Closing, as and when requested in writing by any party hereto, each of the parties agrees to use, and will cause their respective Subsidiaries to use, reasonable best efforts to, execute and deliver, or cause to be executed and delivered, all such documents and instruments and take, or cause to be taken, all such further or other actions as such requesting party may reasonably deem necessary to evidence or effectuate the transactions contemplated by this Agreement.

10.03 Employees and Employee Benefits.

(a) Salary and Wages. All employees of the Company and its Subsidiaries who are employed by the Company and its Subsidiaries immediately following the Closing Date (including such employees on medical, disability, family or other leave of absence as of the Closing Date) are referred to as “Retained Employees”. Parent will cause the Company and its Subsidiaries to provide each such Retained Employee who remains employed with at least (i) the same base wage or annual base salary and (ii) same annual rate of total target incentive compensation potential provided to similarly situated employees of Parent, in each case, for a period of at least one (1) year following the Closing Date or, if earlier, until December 31, 2024; provided, however, that nothing in this Section 10.03(a) shall obligate Parent or the Company or any of its Subsidiaries to continue the employment of any Retained Employee for any specific period.

(b) Employee Benefits. As of the Closing Date and for a period of at least one (1) year thereafter or, if earlier, until December 31, 2024, Parent shall provide, or shall cause the Company and its Subsidiaries to provide, each Retained Employee with employee benefits (for the avoidance of doubt, excluding, without limitation, any equity or equity-based compensation or severance benefits) that are either, (i) substantially similar in the aggregate to the employee benefits provided to such Retained Employee immediately prior to the Closing Date or (ii) substantially similar in the aggregate to the employee benefits provided to similarly situated employees of Parent.

(c) Severance. Without limiting the foregoing provisions of this Section 10.03, Parent shall, or shall cause the Company and its Subsidiaries to, pay severance benefits to Retained Employees whose employment with the Company or any of its Subsidiaries is involuntarily terminated (without cause) within twelve (12) months following the Closing Date pursuant to the formula as set forth on Schedule 10.03(c).

(d) Employee Service Credit. Parent (i) shall give, or cause the Company and its Subsidiaries to give, each Retained Employee credit under health and welfare benefit plans that cover the Retained Employee after the Closing Date, for purposes of eligibility, vesting and entitlement to benefits for the Retained Employee’s service with the Company and its Affiliates prior to the Closing Date, to the same extent recognized by the Company or its Subsidiaries or any predecessor thereof as of the Closing Date, and (ii) shall use commercially reasonable efforts to allow such Retained Employees to participate in each plan providing welfare benefits (including medical, life insurance, long-term disability insurance and long-term care insurance) without regard to preexisting condition limitations, waiting periods, evidence of insurability or other exclusions or limitations not imposed on the Retained Employee by the corresponding Plans immediately prior to the Closing Date, except, in all cases, (x) as would cause a duplication of benefits or coverage for the same period of service, (y) to the extent such credit was not recognized under the corresponding Plans or (z) for defined benefit pension plans, equity or equity-based plans or long-term incentive plans. Parent shall use commercially reasonable efforts to cause any eligible expenses incurred by such Retained Employee and his or her covered dependents to be taken into account under any replacement health benefit plans for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Retained Employee and his or her covered dependents as if such amounts had been paid in accordance with such replacement plan in the plan year in which the Closing occurs.

(e) No Third Party Beneficiaries. The provisions of this Section 10.03 are solely for the benefit of the parties to this Agreement, and no current or former employee, officer, director, manager, consultant or other service provider, or any other individual associated therewith, shall be regarded for any purpose as a third party beneficiary of this Section 10.03. In no event shall the terms of this Agreement be deemed to (i) establish, amend or modify any Plan or any other “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Company and their respective Subsidiaries or any of their respective Affiliates, (ii) alter or limit the ability of Parent or the Company and their respective Subsidiaries to amend, modify or terminate any Plan or any other benefit or employment plan, program, agreement or arrangement after the Closing Date, (iii) obligate the Parent or its Subsidiaries to adopt or maintain any particular benefit plan or program or other compensatory or benefits arrangement at any time, or (iv) confer upon any current or former employee, officer, director, consultant or service provider, any right to employment or continued employment or continued service with Parent or the Company or any of their respective Subsidiaries, or constitute or create an employment agreement with any employee.

10.04 Antitrust and Governmental Notifications.

(a) Parent shall file with any applicable Governmental Body, as promptly as practicable and before the expiration of any relevant legal deadline, but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, any filings (including any pre-notification draft), reports, information and documentation as may be required for the transactions contemplated hereby pursuant to any Other Antitrust Regulations. Each of the Company and Parent shall furnish to each other’s counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under any Other Antitrust Regulations. Parent and Seller shall each be responsible for 50% of all filing fees and local counsel fees payable in connection with the filings described in the first two (2) sentences of this Section 10.04(a). Neither Parent, the Company, nor any of their respective Affiliates shall enter into any agreement with any Governmental Body or extend any waiting period under any Other Antitrust Regulations without the consent of the other parties hereto (such consents shall not be unreasonably conditioned, delayed, or withheld).

(b) The Company and Parent shall: (i) use their reasonable best efforts to promptly obtain any clearance required under any Other Antitrust Regulations for the consummation of this Agreement and the transactions contemplated hereby; (ii) keep each other apprised of the status of any material communications with, and any material inquiries or requests for additional information from any Governmental Body; and (iii) comply promptly with any such material inquiry or request and supply to any Governmental Body without undue delay any additional information requested. Parent agrees to take (and cause its controlled Affiliates to take) any and all steps necessary to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Body or any other Person so as to enable the parties hereto to expeditiously close the transactions contemplated hereby including (1) consenting to any divestiture of assets, categories of assets or businesses of the Company and its Subsidiaries, after the consummation of the transactions contemplated by this Agreement, in order to obtain clearance from any Governmental Body (a “Remedy Action”); provided, that, notwithstanding anything to the contrary contained in this Agreement, Parent and its controlled Affiliates shall not be required to propose, offer, negotiate, accept, agree to, or commit to any Remedy Action if such Remedy Action, individually or together with any other proposed or required Remedy Actions, would (x) adversely affect the business of Parent or its controlled Affiliates in any material respect or the business of the Company or its Subsidiaries in any material respect, or (y) materially reduce or materially impair the benefits or advantages that Parent or its controlled Affiliates reasonably expect to obtain from consummating the transactions contemplated by this Agreement (clauses (x) and (y), a “Burdensome Action”), and (2) at the reasonable request of the Company, Parent and its controlled Affiliates shall use reasonable best efforts to oppose or defend through litigation (on its merits), administratively or in court, any ruling, order, or other action of any Governmental Body or any other Person, that seeks to prevent, prohibit, impede, interfere with, or delay the consummation of the transactions contemplated by this Agreement; provided, such obligation to litigate will not constitute a Burdensome Action. Prior to the Closing, Parent shall not, and shall cause its controlled Affiliates not to, undertake or consummate any other transaction under consideration by Parent (or its Affiliates), that would reasonably be expected to prevent or delay any filings or approvals required under Other Antitrust Regulations. In addition to the foregoing, subject to the terms and conditions of this Agreement, Parent shall not (and shall cause its controlled Affiliates not to) take or fail to take any action that is intended to prevent, impair, materially delay or otherwise adversely affect (A) the consummation of the transactions contemplated hereby, including (w) imposing any delay in the obtaining of, or materially increasing the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Body necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (x) increasing the risk of any Governmental Body entering an order prohibiting the consummation of the transactions contemplated hereby, (y) increasing the risk of not being able to remove any such order on appeal or otherwise, or (z) delaying or preventing the consummation of the transactions contemplated hereby or (B) the ability of such party to fully perform its obligations pursuant to this Agreement.

(c) The parties hereto shall instruct their respective counsel to cooperate with each other and use reasonable best efforts to facilitate and expedite the identification and resolution of any issues arising under any Other Antitrust Regulations at the earliest practicable dates. Such reasonable best efforts and cooperation include counsel’s undertaking (i) to keep each other reasonably informed of material communications from and to personnel of the reviewing Governmental Bodies, and (ii) to confer with each other regarding appropriate contacts with and response to personnel of such Governmental Bodies and the content of any such contacts or presentations. Neither the Company nor Parent shall participate in any meeting or material discussion with any Governmental Body with respect to any such filings, applications, investigation, or other inquiry without giving the other party prior written notice of the meeting or discussion and, to the extent permitted by the relevant Governmental Body, the opportunity to attend and participate in such meeting or discussion (which, at the request of either Parent or the Company, shall be limited to outside antitrust counsel only). The Company and

Parent shall each approve (such approval not to be unreasonably withheld, conditioned or delayed) the content of any filings (as contemplated by Section 10.04(a)), material communications, presentations, white papers or other written materials to be submitted to any Governmental Body in advance of any such submission, provided that such materials may be redacted to (A) remove references to commercially or competitively-sensitive information, and (B) address reasonable attorney-client privilege or confidentiality concerns.

(d) Except as otherwise expressly provided in this Agreement, each of Parent, Purchaser and Merger Sub, with the reasonable cooperation of Seller and the Company shall use its reasonable best efforts to, as promptly as practicable following the execution of this Agreement, (i) take, or cause to be taken, all appropriate actions and do, or cause to be done, all things necessary, proper or advisable under any applicable Law, regulation or otherwise to consummate the transactions contemplated hereby, (ii) obtain from or provide to any Governmental Body or any other Person all consents, licenses, permits, waivers, approvals, authorizations, notices or orders required to be obtained or made by such party or any of its Affiliates or Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (iii) make all necessary filings, and thereafter make any other required submission, with respect to this Agreement and the transactions contemplated hereby, required under applicable Law or regulation.

ARTICLE XI

NO SURVIVAL OR CLAIMS FOR REPRESENTATIONS, WARRANTIES, OR PRE-CLOSING COVENANTS

11.01 Survival. None of the representations or warranties set forth in Article IV, Article V or Article VI or in any Ancillary Agreement shall survive the Closing and each such representation and warranty shall terminate on and as of the Closing, and no claims may be brought with respect to such representations or warranties from or after the Closing. None of the covenants in this Agreement to the extent required to be performed prior to the Closing shall survive the Closing and each such covenant shall terminate on and as of the Closing, and no claims may be brought with respect to such covenants from or after the Closing. All other covenants which are to be performed at or after the Closing shall survive for the time periods specified therein and shall terminate once such covenants are fully performed. Notwithstanding anything contained herein to the contrary, nothing in this Section 11.01 shall be construed to modify, limit or supersede Section 9.02 and nothing herein shall preclude any claims for Fraud.

11.02 Exclusive Remedy. From and after (a) the date hereof until the Closing, (1) Parent’s, Purchaser’s and Merger Sub’s (collectively, the “Parent Releasors”) and their respective Non-Recourse Parties’ sole and exclusive remedy against the Company and its Subsidiaries, Seller and each of their respective Non-Recourse Parties (collectively, the “Parent Releasees”), on the one hand, and (2) Seller’s and the Company’s (collectively, the “Seller Releasors”) and their respective Non-Recourse Parties’ sole and exclusive remedy against the Parent, Purchaser, Merger Sub and each of their respective Non-Recourse Parties (collectively, the “Seller Releasees”), on the other hand, whether in any individual, corporate or any other capacity, with respect to any and all claims relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated hereby, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in Contract or tort, or whether at law or in equity, or otherwise, shall be solely pursuant to the provisions of Section 9.01 or Section 13.18 in accordance with the terms hereof, and (b) the Closing, (1) Parent Releasors’ and their respective Non-Recourse Parties’ sole and exclusive remedy against the Parent Releasees, on the one hand, and (2) Seller Releasors’ and their respective Non-Recourse Parties’ sole and exclusive remedy against Seller Releasees, on the other hand, whether in any individual, corporate or any other capacity, with respect to any and all claims relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated hereby, regardless of the legal theory under which such liability or obligation may be sought to be imposed (whether sounding in Contract or tort, or whether at law or in equity, on public policy grounds, under any Law (including under securities Laws or RICO), on the basis of “unjust enrichment” or otherwise), shall be solely and exclusively for breach of any agreement or covenant herein expressly surviving, and requiring performance at or after, the Closing to the extent provided in Section 11.01. In furtherance of the foregoing, the Parent Releasors, on the one hand, and the Seller Releasors, on the other hand, hereby waives and releases to the fullest extent permitted under applicable Law, the Parent Releasees and Seller Releasees, as applicable, whether in any individual, corporate or any other capacity, from and against any and all other rights, claims and causes of action it may have against the Parent Releasees or the Seller Releasees, as applicable, relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated hereby (including relating to any exhibit, Schedule or document delivered hereunder), regardless of the legal theory under which right, claim or cause of action may arise (whether sounding in Contract or tort, or whether at law or in equity, on public policy grounds, under any Law (including under securities Laws or RICO), on the basis of “unjust enrichment” or otherwise) and including any rights to rescission of the transactions contemplated hereby, other than claims for breach of any agreement or covenant herein expressly surviving, and requiring performance at or after, the Closing to the extent provided in Section 11.01. The limits imposed on each party’s and its Non-Recourse Parties’ remedies with respect to this Agreement and the transactions contemplated hereby (including this Section 11.02) were specifically bargained for between sophisticated parties and were specifically taken into account in the determination of the amounts to be paid to Seller hereunder. None of the Parent Releasors or any of their Non-Recourse Parties, on the one hand, or the Seller Releasors or any of their Non-Recourse Parties, on the other hand, may avoid the limitations on liability set forth in this Agreement by seeking damages for breach of Contract, tort or pursuant to any other theory of liability. Nothing in this Section 11.02 shall limit a party’s right to (i) seek specific performance of the other parties’ obligations hereunder in accordance with Section 13.18 or (ii) bring a claim (and, if successful, recover damages) for Fraud to the extent such Fraud cannot be waived as a matter of Delaware public policy with respect to Contracts as contemplated by Abry Partners V, L.P. v. F&W Acquisition LLC, 891 A.2d 1032 (Del. Ch. 2006).

ARTICLE XII

TAX MATTERS

12.01 Allocation of Certain Taxes. For purposes of this Agreement, including for purposes of determining Indebtedness, Closing Working Capital, the liability for Taxes of the Company and its Subsidiaries for any Pre-Closing Tax Period ending on the Closing Date and the portion of any Straddle Period ending on the Closing Date shall be (a) in the case of any Taxes of the Company and its Subsidiaries other than those described in clause (b), determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any “controlled foreign corporation” within the meaning of Section 957 of the Code or any partnership or other pass-through entity (for the avoidance of doubt, not including any entity that is disregarded as separate from its owner for U.S. federal income tax purposes) in which the Company or any of its Subsidiaries holds a beneficial interest shall be deemed to terminate at such time, and Sections 706(a), 951 and 951A shall be applied accordingly) and (b) in the case of any property or similar ad valorem Taxes of the Company and its Subsidiaries imposed on a periodic basis, determined on a per diem basis; provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the portion of the Straddle Period ending on the Closing Date and the portion of the Straddle Period beginning after the Closing Date in proportion to the number of days in each such period.

12.02 Pre-Closing Tax Returns. To the extent that any Tax Returns of the Company or its Subsidiaries that are due after the Closing Date would, if the amounts shown as due thereon were included in the determination of Closing Equity Proceeds, reasonably be expected to decrease the amount of the Closing Equity Proceeds prior to the finalization thereof, Parent shall prepare and file or cause to be prepared and filed such Tax Returns on a basis consistent with the past customs, practices and accounting methods of prior similar Tax Returns of the Company and its Subsidiaries (including applicable methods and elections) for the immediately preceding taxable period, unless otherwise required by applicable Law or this Agreement. Prior to the Finalization Date, with respect to any such Tax Return that is a Tax Return for Income Taxes or other Tax Return showing a material liability for Taxes, Parent shall provide a draft of each such Tax Return to Seller prior to filing for Seller’s review and comment at least twenty (20) days (or in the case of any Tax Return for non-Income Taxes, as soon as reasonably practicable) prior to the date on which such Tax Return is required to be filed (taking into account applicable extensions) and shall consider in good faith any reasonable comments provided by Seller in writing at least ten (10) days before the date on which such Tax Return is due to be filed (taking into account any extensions). Without the prior written consent of Seller (not to be unreasonably withheld, conditioned or delayed), the parties hereto agree that (a) the Transaction Tax Deductions shall, to the fullest extent permitted by applicable Law, be reflected on such applicable Tax Returns and (b) Parent shall, or shall cause the Company and its Subsidiaries to, (i) make the election pursuant to Revenue Procedure 2011-29, 2011-18 IRB 746, such that seventy percent (70%) of any success-based fees will be deductible for U.S. federal and applicable state or local income tax purposes and shall be included in the calculation of Transaction Tax Deductions, and (ii) not elect to waive any carryback of net operating losses under Section 172(b)(3) of the Code (or any analogous or similar state, local, or non-U.S. law) on any Tax Return to the extent such net operating losses arose in a Pre-Closing Tax Period; provided, that Seller shall not withhold their written consent for Parent to file any Tax Returns inconsistently with the foregoing so long as the Closing Equity Proceeds as finally determined are calculated by assuming such reporting positions described in the foregoing are taken.

12.03 Cooperation on Tax Matters. Following the Closing, Parent and the Company and any of its Subsidiaries, on the one hand, and Seller, on the other hand, and their respective Affiliates shall reasonably cooperate, at the requesting party’s cost, in the preparation and review of all Tax Returns for any Tax periods and the conduct of any Tax Proceeding, in each case to the extent relating to the Company and its Subsidiaries. Such cooperation shall include the retention and, upon the other party’s reasonable request and in accordance with the terms of Section 8.01, furnishing prior years’ Tax Returns of the Company or any of its Subsidiaries or return preparation packages containing information relevant to the preparation of such Tax Returns and making employees and representatives reasonably available for discussion of such Tax matters.

12.04 Certain Post-Closing Actions. Prior to the Finalization Date, without Seller’s prior written consent (not to be unreasonably withheld, conditioned or delayed), Parent shall not, and shall not permit the Company or any of its Subsidiaries to (a) file (other than pursuant to Section 12.02), amend or otherwise modify any Tax Return of the Company or any of its Subsidiaries relating to a Pre-Closing Tax Period, (b) make any election with respect to the Company or any of its Subsidiaries with respect to, or that has retroactive effect to, any Pre-Closing Tax Period, (c) initiate any voluntary disclosure or similar process with respect to Taxes of the Company or any of its Subsidiaries with respect to any Pre-Closing Tax Period, or (d) settle any Tax Proceeding in respect of a material Tax liability of the Company or any of its Subsidiaries in respect of a Pre-Closing Tax Period or Straddle Period, in each case, if such action could reasonably be expected to decrease the Closing Equity Proceeds prior to the finalization thereof; provided, that Seller shall not withhold their written consent for Parent to take any of the foregoing actions to the extent that the Closing Equity Proceeds as finally determined are calculated by assuming such action was not taken.

12.05 Transfer Taxes. At Closing or, if due thereafter, promptly when due all transfer, property, documentary, sales, use, stamp, registration and other similar taxes, and all conveyance fees, recording charges and other similar fees and charges (together with any penalties, interest, or additions with respect to any such Tax) applicable to, arising out of or imposed upon the transactions contemplated by this Agreement (“Transfer Taxes”) shall be paid or caused to be paid by Parent; provided, fifty percent (50%) of any such Transfer Taxes shall be included as a Transaction Expense. Parent shall prepare and file or cause to be prepared and filed any related Tax Return with respect to such Transfer Taxes, and Seller shall cooperate reasonably in the preparation of such Tax Returns. Notwithstanding anything to the contrary, Transfer Taxes shall not include any such Taxes, fees and charges based on or measured by income, profits or gain.

12.06 Section 336 and Section 338 of the Code. No party to this Agreement shall make an election under Section 336 or Section 338 of the Code (or any similar provision under state, local, or non-U.S. Law) with respect to the transactions contemplated by this Agreement.

12.07 FIRPTA Certificate. The Company shall provide a certificate, dated as of the Closing Date and sworn under penalty of perjury, in the form of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c), certifying that the Company is not a United States real property holding corporation and a notice to be mailed by Parent (together with a copy of the certificate) to the IRS in accordance with Treasury Regulation Section 1.897-2(h)(2).

12.08 No Intermediary Transaction Tax Shelter. Parent shall not take any action or cause any action to be taken with respect to the Company or any of its Subsidiaries that would cause the transactions contemplated by this Agreement to constitute part of a transaction that is the same as, or substantially similar to, the “Intermediary Transaction Tax Shelter” described in IRS Notice 2001-16, 2001 1 C.B. 730, IRS Notice 2008 20 I.R.B. 2008 6 (January 17, 2008), and IRS Notice 2008-111 I.R.B. 1299 (December 1, 2008).

12.09 Consolidated Group Matters. Without Seller’s prior written consent (not to be unreasonably withheld, conditioned or delayed) to any inconsistent action, (a) Parent will elect to file a consolidated return with the applicable Subsidiaries of the Company such that the taxable year of the applicable Subsidiaries of the Company will end on the Closing Date for U.S. federal income Tax purposes (and, to the maximum extent permitted by applicable Law, state and local income Tax purposes); (b) all U.S. federal income Tax Returns (and, to the maximum extent permitted by applicable Law, applicable state and local income Tax Returns) of Parent and its Affiliates (including the applicable Subsidiaries of the Company) shall be filed in a manner consistent with the foregoing; (c) the U.S. federal income Tax Return of the applicable Subsidiaries of the Company for such taxable period ending on the Closing Date shall be prepared in accordance with Treasury Regulations Section 1.1502-76(b)(1)(ii); (d) none of Parent or the applicable Subsidiaries of the Company or any of their respective Affiliates shall make a ratable allocation election under Treasury Regulations Section 1.1502-76(b)(2) or any analogous provision of state, local or non-U.S. Law; and (e) in accordance with Treasury Regulations Section 1.1502-76 and any analogous provision of state, local or non-U.S. Law, any Taxes arising out of, relating to, or resulting from any transactions or actions engaged in by any applicable Subsidiary of the Company not in the ordinary course of business or taken by or at the direction of Parent or any Affiliate thereof that occur on the Closing Date but after the Closing shall be allocable to the taxable period (or portion thereof) beginning after the Closing Date; provided, that Seller shall not withhold their prior written consent for Parent to file any Tax Returns inconsistently with the foregoing so long as the Closing Equity Proceeds as finally determined are calculated by assuming such reporting positions described in the foregoing are taken.

12.10 Tax Treatment. For U.S. federal income tax purposes (and for purposes of any applicable state or local income Tax), the parties hereto intend and agree that (i) the First Merger and the Second Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder (the “Intended Income Tax Treatment”), and (ii) this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), to which Parent, Purchaser, Merger Sub and the Company are parties under Section 368(b) of the Code. The parties will prepare and file all income Tax Returns consistent with the Intended Income Tax Treatment and will not take any inconsistent position on any income Tax Return or during the course of any audit, litigation or other proceeding with respect to income Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code (or a similar provision of applicable state or local Law) or a change in applicable Law. Each of the parties agrees to promptly notify all other parties in writing of any challenge to the Intended Income Tax Treatment by any Governmental Body (with such notice including a copy of any such challenge). No party hereto shall take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the First Merger and Second Merger, taken together, from so qualifying for the Intended Income Tax Treatment.

12.11 Miscellaneous. Notwithstanding anything herein to the contrary, the obligations of Parent and its Affiliates (including the Company and its Subsidiaries) and the rights of Seller under Sections 12.02, 12.04 and 12.09 shall terminate on the Finalization Date.

ARTICLE XIII

MISCELLANEOUS

13.01 Press Releases and Communications. No press release or public announcement related to this Agreement or the transactions contemplated herein, or, prior to the Closing, any other announcement or communication to the employees, customers, suppliers or other business relations of the Company or any of its Subsidiaries, shall be issued or made without the joint approval of Parent and Seller (such approval not to be unreasonably withheld, conditioned or delayed), unless required by Law (in the reasonable opinion of counsel) in which case Parent and Seller shall have the right to review and comment on such press release or announcement prior to publication and Parent and Seller shall consider in good faith any such comments received; provided, that Seller shall be entitled to communicate with and may disclose the terms and the existence of this Agreement and the transactions contemplated herein to its direct and indirect equityholders, as applicable, in order that such Persons may provide information about the subject matter of this Agreement and the transactions contemplated herein to their respective investors and prospective investors (provided such investors are subject to customary confidentiality agreements) in connection with their ordinary course fundraising and reporting activities, and following the consummation of the transactions contemplated herein, Seller and its Affiliates shall retain the right to disclose the Company’s and its Subsidiaries’ historical sales and earnings information for the period during which the Company was owned by Seller so long as such disclosures are consistent with the financial information included in the Proxy Statement or any subsequent filings by Parent with the SEC, in each case, in connection with any ordinary course fundraising and reporting activities. For the avoidance of doubt, each party hereto may make announcements to their respective employees or other business relations that are not inconsistent in any material respects with the parties’ prior public disclosures regarding the transactions contemplated by this Agreement. Nothing contained herein shall restrict or prohibit Parent (or any of its Affiliates or its and their respective representatives) from making any announcements or communications regarding the transactions contemplated herein, including filing this Agreement or any Ancillary Agreement publicly with any Governmental Body, if such announcement or communication (including filing) is required by applicable securities Law or pursuant to any listing agreement with or rules of any national securities exchange or association.

13.02 Expenses. Whether or not the Closing takes place, except as otherwise provided herein, all fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses, and travel, lodging, entertainment and associated expenses) incurred in connection with the negotiation and performance of this Agreement, the Seller Documents, the Company Documents, and the Parent Documents, and the consummation of the transactions contemplated hereby and thereby (a) by the Company and its Subsidiaries shall be paid by Seller or, prior to the Closing, by the Company and its Subsidiaries, or (b) by Parent, Parent or Merger Sub shall be paid by Parent. For the avoidance of doubt, the expenses for which the Company (but not, for the avoidance of doubt, the Final Surviving Company) is responsible pursuant to this Section 13.02 are and shall be Transaction Expenses to the extent not paid prior to the Closing.

13.03 Notices. Except as otherwise expressly provided herein, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted by electronic mail if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties hereto at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

Notices to Parent, Purchaser, Merger Sub and, following the Closing, the Final Surviving Company:

BIGBEAR.AI HOLDINGS, INC.

6811 Benjamin Franklin Dr. Suite 200

Columbia, MD 21046

Attention:	Mandy Long; Carolyn Blankenship
Email:	mandy.long@bigbear.ai; carolyn.blankenship@bigbear.ai

with a mandatory copy (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020-4834

Attention:	Peter Harwich; Leah Sauter
Email:	peter.harwich@lw.com; leah.sauter@lw.com

Notices to Seller and, prior to the Closing, the Company:

Pangiam Ultimate Holdings, LLC

c/o AE Industrial Partners, LP

6700 Broken Sound Parkway NW

Boca Raton, Florida 33487

Attention:	Bryan McElwee, Michael Greene and Kirk Konert
Email:	bmcelwee@aeroequity.com
mgreene@aeroequity.com
kkonert@aeroequity.com

with a mandatory copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

98 SE 7th St Fl 7

Miami, Florida 33131

Attention:  Jeremy S. Liss, P.C. and Matthew S. Arenson, P.C.

Email:   jeremy.liss@kirkland.com

       matthew.arenson@kirkland.com

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:  Dan Hoppe, Alexander M. Schwartz and Andrew Struckmeyer

Email:      dan.hoppe@kirkland.com

       alexander.schwartz@kirkland.com

       andrew.struckmeyer@kirkland.com

13.04 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by either Parent, Purchaser or Merger Sub, on the one hand, or the Company or Seller, on the other hand, without the prior written consent of the other parties hereto; provided, that, at or following the Closing, each of Parent and the Company may assign their respective rights under this Agreement to their lenders as collateral security for their obligations under any of their secured debt financing arrangements; provided, further, that, Parent, Purchaser or Merger Sub may (a) assign their respective rights under this Agreement, in whole or in part, to an Affiliate or (b) assign their respective rights under this Agreement in connection with any sale, merger, consolidation, change of control or other business combination involving, Parent, the Surviving Company or any of their respective Subsidiaries, but in the case of clause (a) and (b) no such assignment will relieve Parent, Purchaser, Merger Sub or the Surviving Company of their obligations under this Agreement.

13.05 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.06 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. The parties hereto hereby agree that time is of the essence with respect to the performance of each of the parties’ obligations under this Agreement. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement, the Disclosure Schedules or exhibits is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement, the Disclosure Schedules, or exhibits in any dispute or controversy between the parties hereto as to whether any obligation, item or matter not set forth or included in this Agreement, the Disclosure Schedules, or exhibits is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary course of business for purposes of this Agreement. In addition, matters reflected in the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The Disclosure Schedules have been arranged for purposes of convenience in separate sections corresponding to the sections of Article I, Article II, Article IV, Article V, Article VI and Article VII; provided, that information disclosed on one section of the Disclosure Schedules shall be deemed to be disclosed on another section of the Disclosure Schedules or be deemed to be an exception to another representation and warranty in Article IV, Article V or Article VI, in each case, if the relevance of such information to such other section of the Disclosure Schedules is reasonably apparent on its face. Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement. The information contained in this Agreement, in the Disclosure Schedules, and exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of Law or breach of Contract).

13.07 Amendment and Waiver. Except as provided herein, any provision of this Agreement or the Disclosure Schedules or exhibits hereto may be amended or waived only in a writing signed by Seller, the Company (or, following the Closing, the Final Surviving Company) and Parent. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

13.08 Complete Agreement. This Agreement, the Ancillary Agreements and the other agreements, instruments, and documents contemplated hereby or executed in connection herewith (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties hereto, written or oral, which may have related to the subject matter hereof in any way, including any letter of intent. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement will control and prior drafts of this Agreement and the documents referenced herein will not be considered or analyzed for any purpose (including in support of parol evidence proffered by any Person in connection with this Agreement) and will be deemed not to provide any evidence as to the meaning of the provisions hereof or the intent of the parties hereto.

13.09 Third Party Beneficiaries. Section 8.02 shall be enforceable by each of the current and former officers, directors or similar functionaries of the Company and its Subsidiaries and his or her heirs and representatives, and Section 13.14 shall be enforceable by K&E. Except as otherwise expressly provided herein, nothing expressed or referred to in this Agreement will be construed to give any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement to any Person other than (a) the parties to this Agreement, (b) for purposes of Section 8.02, each of the current and former officers, directors or similar functionaries of the Company and its Subsidiaries and his or her heirs and representatives, and (c) for purposes of Section 13.14, K&E.

13.10 Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in two (2) or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by.pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or to any signed agreement or instrument entered into in connection with this Agreement, or any amendments hereto or thereto, shall re-execute the original form of this Agreement, or the applicable signed agreement, instrument or amendment, and deliver such form to all other parties hereto or thereto. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a Contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a party’s intent or the effectiveness of such signature.

13.11 GOVERNING LAW; CHOICE OF LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND THE SCHEDULES ATTACHED HERETO AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. ANY AND ALL ACTIONS AND CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR STATUTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OR STATUTE OF LIMITATIONS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE.

13.12 Arbitration; WAIVER OF JURY TRIAL.

(a) Except for disputes, controversies or claims arising under Section 2.04 (which will be resolved in accordance with the dispute resolution provisions set forth therein), for other claims seeking specific performance or injunctive relief (for which the provisions of Section 13.18 will be applicable) or as otherwise explicitly set forth in an Ancillary Agreement, all disputes, controversies or claims arising out of or relating to this Agreement or the transactions contemplated hereby (whether in Contract, tort, equity or otherwise), including the arbitrability of any dispute or controversy that cannot be settled by mutual agreement will be finally settled by binding arbitration appointed in accordance with the JAMS Comprehensive Arbitration Rules & Procedures then in effect (“JAMS”) and this Section 13.12; provided, that, each participant, witness, attorney, accountant and arbitrator in such dispute may participate by electronic participation and any documentary evidence may be submitted electronically solely to the extent such participation or provision of evidence is permitted by the rules and procedures of JAMS. The arbitration shall be conducted in accordance with JAMS, except that the parties hereto agree that each party shall have the same rights and obligations with respect to discovery as such party would have under the then-current Federal Rules of Evidence. Any party hereto aggrieved will deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may, upon ten (10) days’ notice to the other party, be submitted to JAMS arbitration conducted before a panel of three (3) arbitrators in New York, New York (provided, that if the arbitrators determine in their reasonable discretion that an arbitration cannot be conducted in-person in such location due to COVID-19 Measures or otherwise without jeopardizing the health and safety of the parties or the arbitrators, then the arbitration may be conducted either in an alternative location or via telephonic or video conference, as determined by the arbitrators in their reasonable discretion). Parent and Seller will each appoint one (1) arbitrator (the “Party-Appointed Arbitrators”) and the Party-Appointed Arbitrators will appoint the third and presiding arbitrator within fourteen (14) days of the appointment of the second arbitrator; provided, that, any arbitrator not timely appointed herein will be appointed in accordance with the JAMS upon the written demand of any party to the dispute. The arbitrators may enter a default decision against any party that fails to participate in the arbitration proceedings. The parties hereto agree that they shall participate in the arbitration in good faith and, unless otherwise provided in this Agreement, they shall share equally in all administrative costs and arbitrators’ fees associated with the arbitration. Each party shall bear its own attorneys’ fees and costs associated with the arbitration, unless the other party is ordered to pay such reasonable costs and expenses or as otherwise provided pursuant to Section 13.13. The arbitrator shall apply Delaware Law without reference to conflicts or choice of law principles that would result in the application of the laws of another jurisdiction.

(b) The decision of the arbitrators on the points in dispute will be in writing, with sufficient detail and explanation, and will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrators will only be authorized to interpret the provisions of this Agreement, and will not amend, change or add to any such provisions, unless any provision is found to be unenforceable, in which case the arbitrator may sever it in accordance with the terms of Section 13.05 hereof. The parties hereto agree that this provision has been adopted by the parties to rapidly and inexpensively resolve any disputes between them and that this provision will be grounds for dismissal of any court action commenced by any party with respect to this Agreement (other than disputes, controversies or claims arising under Section 2.04 (which will be resolved in accordance with the dispute resolution provisions set forth therein) or other claims seeking injunctive relief (for which the provisions of Section 13.18 will be applicable)). In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation.

(c) The parties hereto and the arbitrators will keep confidential, and will not disclose to any person, except the parties’ advisors and legal representatives, or as may be required by Law, the existence of any controversy under this Section 13.12, the referral of any such controversy to arbitration or the status or resolution thereof.

(d) The parties hereto may seek any interim or conservatory relief, including an injunction or injunctions to prevent breaches of this Agreement in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over any such action or proceeding, such action or proceeding will be heard and determined exclusively in any Delaware state or federal court sitting in the City of Wilmington, Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. The application of a party to an above-mentioned judicial authority for such measures or for the implementation of any such measures ordered by an arbitral tribunal will not be deemed to be an infringement or a waiver of this Section 13.12 and will not affect the relevant powers reserved to the arbitral tribunal.

(e) Each party hereby irrevocably consents to the service of process by registered mail or personal service.

(f) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY SEEKING EQUITABLE RELIEF).

13.13 Prevailing Party. Except as otherwise provided in Section 2.04, in any dispute arising out of or related to this Agreement (including, for the avoidance of doubt, any dispute arbitrated under Section 13.12), any of the exhibits or schedules hereto, or any Ancillary Agreement, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Agreement, any of the exhibits or schedules hereto, or any Ancillary Agreement and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage on an equitable basis of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Agreement, any of the exhibits or schedules hereto, or any Ancillary Agreement; provided that, notwithstanding the foregoing, no prevailing party in any such action shall be entitled to an award of attorneys’ fees based on any contingent, “success fee” or similar arrangement.

13.14 Legal Representation. Following consummation of the transactions contemplated hereby, the Company’s and its Subsidiaries’ current and former legal counsel (including Kirkland & Ellis LLP (“K&E”)) may serve as counsel to each and any of Seller and its Non-Recourse Parties, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation or any continued representation of any other Person (including Seller and its Affiliates), and each of the parties hereto (on behalf of itself and each of its Non-Recourse Parties) consents thereto and waives any conflict of interest arising therefrom. The decision to represent any of Seller and its Non-Recourse Parties shall be solely that of K&E. Any attorney-client privilege, work product protection or expectation of confidentiality arising out of or as a result of K&E’s representing of the Company or any of its Subsidiaries in any matter relating in any way to Seller, AE Industrial Partners, LP and their respective Affiliates or in connection with the transactions contemplated by this Agreement (collectively, the “Privileges”) shall survive the Closing and shall remain in full force and effect; provided, that notwithstanding anything to the contrary in this Agreement or any Company Document, the Privileges and all information, data, documents or communications, in any format and by whomever possessed, covered by or subject to any of the Privileges (collectively, “Privileged Materials”) shall, from and after the Closing, automatically be assigned and exclusively belong to, and be controlled by, Seller. For the avoidance of doubt, as to any Privileged Materials, Parent and the Company (including, after the Closing, the Final Surviving Company), together with any of their respective Affiliates, successors or assigns, agree that no such party may use or rely on any of the Privileged Materials in any action or claim against or involving any of the parties hereto or any of their respective Non-Recourse Parties after the Closing, and Seller, AE Industrial Partners, LP and their respective Affiliates shall have the right to assert any of the Privileges against the Company (including, after the Closing, the Final Surviving Company) and its Subsidiaries. Parent further agrees that, on its own behalf and on behalf of its Subsidiaries (including, following the Closing, the Final Surviving Company), K&E’s retention by the Final Surviving Company or any of its Subsidiaries shall be deemed completed and terminated without any further action by any Person effective as of the Closing. The Final Surviving Company shall cause each of its future direct and indirect Subsidiaries and its and their successors and assigns that are not signatories to this Agreement to fulfill and comply with the terms of this Section 13.14 and take any and all other steps necessary to effect the agreements in this Section 13.14. Notwithstanding the foregoing, in the event that a dispute arises between the Parent or the Company and a third party (other than a party to this Agreement or any of their respective Affiliates) after the Closing, the Final Surviving Company may assert the attorney-client privilege to prevent disclosure of confidential communications by K&E to such third party. In the event the Parent or the Final Surviving Company is legally required or requested by any Governmental Body to access or obtain a copy of all or a portion of the Privileged Materials, the Parent or the Final Surviving Company, as applicable, shall be entitled to access or obtain a copy of and disclose the Privileged Materials to the extent necessary to comply with any such legal requirement or request; provided that the Parent shall promptly notify the Seller in writing (prior to the disclosure by the Parent or the Final Surviving Company, as applicable, of any Privileged Materials to the extent reasonably practicable) so that the Seller can seek a protective order and the Parent agrees to use commercially reasonable efforts (at the sole cost and expense of the Seller) to assist therewith.

13.15 Non-Recourse Parties. Notwithstanding any provision of this Agreement or otherwise, the parties to this Agreement agree that no Non-Recourse Party of a party to this Agreement shall have any liability relating to this Agreement or any of the transactions contemplated herein except to the extent agreed to in writing by such Non-Recourse Party.

13.16 Deliveries to Parent. Parent agrees and acknowledges that all documents or other items delivered in writing (including by electronic mail) to Parent or its representatives in connection with the transactions contemplated by this Agreement or uploaded and made available in the online “data room” hosted by Datasite for Project Atom, in each case, on or before the date that is one (1) Business Day prior to the date hereof shall be deemed to have been delivered, provided or made available to Parent or its representatives for all purposes hereunder.

13.17 Conflict Between Transaction Documents. The parties hereto agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement shall govern and control.

13.18 Specific Performance.

(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. Therefore, it is accordingly agreed that each party shall be entitled to enforce specifically the terms and provisions of this Agreement, or to enforce compliance with, the covenants and obligations of any other party, in any court of competent jurisdiction, and appropriate injunctive relief shall be granted in connection therewith, and no party shall assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, nor that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. Any party seeking an injunction, a decree or order of specific performance shall not be required to provide any bond or other security in connection therewith and any such remedy shall be in addition and not in substitution for any other remedy to which such party is entitled at law or in equity. No party pursuing an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement in accordance with this Section 13.18 will be required to provide any bond or other security in connection therewith, and each party hereby waives any requirement under Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief. The remedies available to the parties pursuant to this Section 13.18 will be in addition to any other remedy to which they were entitled at law or in equity.

(b) If, before the Outside Date, any party hereto brings any action to enforce specifically the performance of the terms and provisions hereof by any other party, then the Outside Date will automatically be extended (i) for the period during which such action is pending and until such action has been finally resolved by a non-appealable ruling by an arbitrator or court of competent jurisdiction in accordance with the terms hereof, plus ten (10) Business Days, or (ii) by such greater time period established by the court or arbitrator presiding over such action, as the case may be.

13.19 Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute the parties hereto as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor in any manner create any principal-agent, fiduciary or other special relationship between the parties hereto. No party shall have any duties (including fiduciary duties) towards any other party hereto except as specifically set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

COMPANY:

PANGIAM INTERMEDIATE HOLDINGS, LLC

By:	/s/ Kevin McAleenan
Name:	Kevin McAleenan
Its:	Chief Executive Officer

SELLER:

PANGIAM ULTIMATE HOLDINGS, LLC

By:	/s/ Kevin McAleenan
Name:	Kevin McAleenan
Its:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger

PARENT:

BIGBEAR.AI HOLDINGS, INC.

By:	/s/ Amanda Long
Name:	Amanda Long
Its:	Chief Executive Officer

PURCHASER:

PANGIAM PURCHASER, LLC

BY: BIGBEAR.AI HOLDINGS, INC.
ITS: SOLE MEMBER

By:	/s/ Amanda Long
Name:	Amanda Long
Its:	Chief Executive Officer

MERGER SUB:

PANGIAM MERGER SUB, INC.

BY: BIGBEAR.AI HOLDINGS, INC.
ITS: SOLE MEMBER

By:	/s/ Amanda Long
Name:	Amanda Long
Its:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger

Annex B

JOINDER & SECOND AMENDMENT TO

AMENDED & RESTATED

INVESTOR RIGHTS AGREEMENT

THIS JOINDER & SECOND AMENDMENT TO THE AMENDED & RESTATED INVESTOR RIGHTS AGREEMENT (this “Amendment”) is made as of [●], by and among (i) BigBear.ai Holdings, Inc., a Delaware corporation f/k/a GigCapital4, Inc. (the “Company”), (ii) AE BBAI Aggregator, LP, a Delaware limited partnership (“AE Aggregator”), (iii) BBAI Ultimate Holdings, LLC, a Delaware limited liability company (“Ultimate Holdings,” together with AE Aggregator and any of their Permitted Transferees that have executed a joinder to the Investor Rights Agreement (as defined below), the “Partners” and each a “Partner”), and (iv) Pangiam Ultimate Holdings, LLC, a Delaware limited liability company (“Pangiam”). Reference is hereby made to the Amended & Restated Investor Rights Agreement, dated December 6, 2021 (the “Investor Rights Agreement”), by and among (i) the Company, (ii) the Partners, (iii) GigAcquisitions4, LLC, a Delaware limited liability company (the “Sponsor”), (iv) Oppenheimer & Co. Inc. and Nomura Securities International, Inc. (together, the “Original Underwriter Representatives”), (v) William Blair & Company, L.L.C. and BMO Capital Markets Corp. (together with the Original Underwriter Representatives, the “Financial Services Representatives”), and (vi) the Persons listed as Other Holders on the signature pages thereto and each other Person who executes a joinder as an “Other Holder,” as amended by the First Amendment to Amended & Restated Investor Rights Agreement, dated July 20, 2023, by and among (i) the Company, (ii) the Partners, (iii) the Sponsor and (iv) the Financial Services Representatives. All capitalized terms not defined herein shall have the same meaning ascribed to them in the Investor Rights Agreement.

RECITALS

A. Pangiam represents and warrants that it has acquired [●] shares of Common Stock.

B. Pangiam wishes to join and become a “Party” to the Investor Rights Agreement as a “Holder” and an “Other Holder” thereunder and the Company wishes to accept Pangiam as a “Party” thereto and a “Holder” and an “Other Holder” thereunder, all on the terms of the Investor Rights Agreement as amended by this Amendment.

C. Pangiam is executing and delivering this Amendment as a joinder to the Investor Rights Agreement, whereupon Pangiam will be treated as a Party and Holder for all purposes of the Investor Rights Agreement.

D. Section 5.4 of the Investor Rights Agreement provides that any term thereof may be amended by the written consent of (i) the Company, (ii) for so long as the Partners collectively Beneficially Own Common Stock representing 10% or more of the Common Stock Beneficially Owned by the Partners immediately after the Closing, the Partners, and (iii) in any event, at least the Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders.

E. The Partners (i) collectively Beneficially Own Common Stock representing more than 10% of the Common Stock Beneficially Owned by the Partners immediately after the Closing and (ii) hold in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders.

F. The Company and the Partners now desire to amend the Investor Rights Agreement to grant registration rights to Pangiam pursuant to the Investor Rights Agreement and to include Pangiam within the definition of “Party” and “Holder” thereunder.

NOW THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Pangiam hereby acknowledges and agrees that Pangiam has received and read the Investor Rights Agreement, and each of the parties to this Amendment here acknowledge and agree that (a) Pangiam hereby joins and becomes a “Party” to the Investor Rights Agreement and a “Holder” thereunder and (b) Pangiam will be treated as a Party and Holder of Registrable Securities for all purposes of the Investor Rights Agreement, as amended by this Amendment.

AGREEMENT

1. Definitions. The definition of “Shelf Take-Down Initiating Holders” shall be hereby amended and restated in its entirety to read as follows:

“Shelf Take-Down Initiating Holders” means (a) the Partners and Pangiam Ultimate Holdings, LLC and (b) solely with respect to Non-Underwritten Shelf Take-Downs, the other Shelf Holders.

2. Section 3.2(a). Section 3.2(a) of the Investor Rights Agreement shall be hereby amended and restated in its entirety to read as follows:

“(a) Holders’ Demand for Registration. If, at a time when all of the Partners’ and Pangiam Ultimate Holdings, LLC’s Registrable Securities are not included on an effective Shelf Registration Statement, PubCo shall receive from the Partners or Pangiam Ultimate Holdings, LLC at any time following the Lock-up Period (the then eligible Holders, the “Demand Initiating Holders”) a written demand that PubCo effect any Registration (a “Demand Registration”) of Registrable Securities held by such Holders, PubCo will:

(i) use its reasonable best efforts to effect such registration as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of the Demand Initiating Holders Registrable Securities as are specified in such demand; provided, that PubCo shall not be obligated to file any Registration Statement or other disclosure document pursuant to this Section 3.2 (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if PubCo shall furnish to the Demand Initiating Holders a certificate signed by the chief executive officer or equivalent senior executive of PubCo, stating that the filing or effectiveness of such Registration Statement would require PubCo to make an Adverse Disclosure, in which case PubCo shall have an additional period (each, a “Demand Delay”) of not more than forty-five (45) days within which to file such Registration Statement; provided, however, that PubCo shall not exercise, in any twelve (12) month period, (x) more than one (1) Demand Delay pursuant to this Section 3.2(a)(i) and Shelf Suspension pursuant to Section 3.1(c) in the aggregate, unless consented in writing by the Demand Initiating Holders or (y) aggregate Demand Delays pursuant to this Section 3.2(a)(i) and Shelf Suspensions pursuant to Section 3.1(c) of more than ninety (90) days. Each Holder shall keep confidential the fact that a Demand Delay is in effect, the certificate referred to above and its contents for the permitted duration of the Demand Delay or until otherwise notified by PubCo, except (A) for disclosure to the Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by Law.”

3. Miscellaneous.

3.1 Effect of Amendment. Except as set forth in this Amendment, the provisions of the Investor Rights Agreement shall remain unchanged and shall continue in full force and effect.

B-2

3.2 Entire Amendment. This Amendment and the Investor Rights Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly cancelled.

3.3 Counterparts. This Amendment may be executed in any number of counterparts each of which shall be considered an original and all of which together shall constitute one and the same instrument.

(Signature Page Follows)

B-3

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first written above.

COMPANY: BIGBEAR.AI HOLDINGS, INC.

By:
Name:	Amanda Long
Title:	Chief Executive Officer

[Second Amendment to Amended & Restated Investor Rights Agreement]

PARTNERS:
BBAI ULTIMATE HOLDINGS, LLC

By:
Name:
Title:

AE BBAI AGGREGATOR, LP
By: AE BBRED GP, LLC
Its: General Partner

By:
Name:	Kirk Konert
Title:	President

OTHER HOLDER:
PANGIAM ULTIMATE HOLDINGS, LLC

By:
Name:
Title:

[Second Amendment to Amended & Restated Investor Rights Agreement]

Annex C

BUSINESS COVENANTS AGREEMENT

This BUSINESS COVENANTS AGREEMENT (this “Agreement”) is made and entered into as of November 4, 2023, by and among AE Industrial Partners, LP, a Delaware limited partnership (f/k/a AE Industrial Partners, LLC) (“AE Industrial Consultant”), AE Industrial Operating Partners, LLC, a Delaware limited liability company (“AE Operating Consultant”, and together with the AE Industrial Consultant, each a “Consultant” and collectively “AE”), and BigBear.ai Holdings, Inc., a Delaware corporation (“Parent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

WHEREAS, on the date hereof, Pangiam Ultimate Holdings, LLC, a Delaware limited liability company (“Seller”), Pangiam Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”), Parent, Pangiam Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Pangiam Purchaser, LLC, a Delaware limited liability company (“Purchaser”), are entering into that certain Agreement and Plan of Mergers (the “Merger Agreement”), pursuant to which (i) Merger Sub will merge with and into the Company whereupon the Company will become a wholly owned subsidiary of Parent (the “First Merger”), and (ii) immediately following the First Merger, the Initial Surviving Company will merge with and into Purchaser whereupon the Purchaser will continue as a wholly owned subsidiary of Parent (collectively, the “Mergers”); and

WHEREAS, the parties hereto acknowledge and agree that AE will receive, directly or indirectly, substantial consideration in connection with the transactions contemplated by the Merger Agreement, and in consideration for the payments to be received by AE under the terms of the Merger Agreement and as a material inducement for Parent to enter into the Merger Agreement, AE has agreed to enter into this Agreement pursuant to which AE will agree to certain restrictive covenants, effective as of the Closing Date.

NOW, THEREFORE, the parties to this Agreement agree as follows:

1. For a period of two (2) years from and after the Closing Date (the “Restricted Period”), AE shall not, and AE shall not encourage or cause any of its controlled Affiliates to, directly or indirectly, (a) solicit or attempt to hire, any of the management-level employees of the Company or its Subsidiaries who were employed by the Company or its Subsidiaries at any time between six (6) months prior to the Closing Date and the Closing Date (collectively, the “Restricted Employees”), or (b) induce, attempt to persuade or intentionally encourage any of the Restricted Employees to leave his or her respective position of employment with Parent or any of its Affiliates (including, from and after the Closing, the Company and its Subsidiaries) (collectively, the “Company Parties”); provided that, nothing herein shall prohibit (w) soliciting or employing any individual who voluntarily terminates his or her employment with the Company or any of its Subsidiaries and whose employment has terminated for at least twelve (12) months prior to such solicitation or employment, (x) soliciting or employing any individual who is terminated by Parent or one of its Subsidiaries after the Closing without cause, (y) soliciting or employing Kevin McAleenan or (z) making any general solicitation for employees (including through the use of employment agencies) not specifically directed at the Restricted Employees.

2. During the Restricted Period, except as otherwise permitted by this Agreement or the Merger Agreement, or with the consent of Parent, AE shall not, and shall cause its Affiliates who have received, or who receive, Confidential Information from or on behalf of AE, not to, directly or indirectly, disclose, reveal, divulge or make accessible to any Person, any Confidential Information (as defined below); provided, that AE shall have no such obligation with respect to any Confidential Information if and to the extent (a) disclosure thereof is required by applicable Law, (b) disclosure of such Confidential Information is reasonably necessary to enforce or defend any of its rights, claims or causes of action under the Merger Agreement or otherwise relating to the transactions contemplated thereby or (c) disclosure of such Confidential Information to AE’s investors and prospective investors in funds affiliated with AE for ordinary course reporting or marketing purposes so long as such investors or prospective investors are bound by reasonable and customary confidentiality obligations (with confidentiality obligations no less stringent than those set forth in this Paragraph 2); provided, further, that in the case of the foregoing clause (a), in the event disclosure is required by applicable Law (including by request for information or documents in any legal proceeding, interrogatory, discovery requests, subpoena, civil investigative demand or similar process or otherwise), AE shall, to the extent practicable and legally permissible, provide Parent with prompt written notice of such requirement prior to making any such disclosure and use commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including, without limitation, reasonably cooperating with Parent (at Parent’s sole cost and expense), to seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information. If, in the absence of a protective order or the receipt of a waiver under this Agreement, AE is nonetheless, upon advice of its counsel, compelled to disclose such Confidential Information to any Governmental Body, then AE may, disclose only such Confidential Information as is required by Law to be disclosed to such Governmental Body; provided that AE uses commercially reasonable efforts to obtain confidential treatment of any Confidential Information so disclosed. Notwithstanding anything contained herein to the contrary, with respect to any Confidential Information that constitutes a trade secret, the obligations hereunder shall survive until the longer of the Restricted Period and such time that such information is no longer deemed a trade secret. For purposes of this Agreement, “Confidential Information” means any information with respect to the Company or its Subsidiaries regarding their clients, customers, suppliers, vendors, distributors, resellers, licensees, licensors, methods of operation, products, prices, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel or other specialized information or proprietary matters. “Confidential Information” does not include information that (i) is generally available to the public on the date of this Agreement, (ii) becomes generally available to the public after the date hereof other than as a result of a disclosure that is prohibited hereunder, or (iii) AE can demonstrate was or is independently developed by AE after the date hereof without reference to or use of the Confidential Information. Parent acknowledges and agrees that (1) receipt of Confidential Information shall not be imputed to any Affiliate(s) of AE solely by virtue of the fact that any of the AE’s directors, managers, officers, members, and employees who may serve in a similar capacity for such Affiliate(s); provided, that, AE has not (x) provided such Persons with Confidential Information or (y) caused, directed or encouraged such Persons to act or not act based upon Confidential Information, (2) AE and certain of AE’s Affiliates are engaged in the business of private equity investing and may from time to time invest in entities that develop and utilize technologies, products or services that are similar to or competitive with those of the Company and its Subsidiaries, (3) in the ordinary course of AE’s and AE’s Affiliates’ business, they pursue, acquire, invest in, manage and serve on the boards of companies that may be potential competitors to the Company and its Subsidiaries, and (4) (x) AE’s Affiliates’ advisory relationship with the Company and its Subsidiaries and (y) Seller’s ownership of Company Units, as applicable, inevitably enhanced the knowledge and understanding of AE’s employees and other service providers regarding the Company’s and its Subsidiaries’ operations, markets and industries, including the purchase, sale, investment in, consideration of and decisions related to other investments, in a way that cannot be separated from such employees’ and other service providers’ other knowledge, and Parent agrees that nothing in this Agreement shall restrict any employee or other service provider of AE from retaining such overall knowledge and understanding of the Company’s and its Subsidiaries’ operations, markets and industries in such employee’s or other service provider’s unaided memory; provided that such retained information shall remain subject to the terms of this Agreement. For the avoidance of doubt, (i) nothing contained in this Agreement limits, restricts or in any other way affects AE’s or any of AE’s Affiliates’ communicating with any Governmental Body concerning matters relevant to such Governmental Body (and wholly unrelated to the Confidential Information), (ii) nothing contained in this Agreement restricts or in any other way affects AE’s or any of AE’s Affiliates’ providing truthful testimony or information in connection with any claim by any Person under the Merger Agreement or any other Ancillary Agreement, (iii) neither AE nor any of AE’s Affiliates will be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (y) in confidence to an official of a Governmental Body, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of Law, or (z) in a complaint or other document filed under seal in any claim; provided, however, that notwithstanding this immunity from liability, AE or any of AE’s Affiliates may be held liable if such Person unlawfully accesses trade secrets by unauthorized means, and (iv) nothing contained in this

Agreement limits or prohibits AE or any of AE’s Affiliates from (A) serving on any business’s or entity’s board or other governing body or as an officer of a business or entity, so long as such Person does not disclose or otherwise make available Confidential Information in their capacity as members of such business’ or entity’s board or governing body or in their capacity as an officer of such business or entity, or (B) engaging in or operating any business or evaluating or engaging in investment discussions with, or investing in, any third party, whether or not competitive with Parent or the Company or any of its Subsidiaries, in each case, so long as AE and its Affiliates do not otherwise disclose the Confidential Information in violation of this Agreement in connection with the foregoing activities.

3. AE and Parent acknowledge and agree that the covenants set forth in this Agreement are an essential element of the transactions contemplated by the Merger Agreement and that, but for these covenants, Parent would not enter into the Merger Agreement. AE acknowledges and agrees that this Agreement is being entered into in connection with the Mergers and the other transactions contemplated by the Merger Agreement. AE and Parent each acknowledge and agree that the restrictions set forth in this Agreement are reasonable restrictions under the circumstances with respect to duration and scope in order to protect the goodwill and other assets of Parent, the Company and its Subsidiaries and are supported by adequate consideration.

4. The parties hereto agree that, if any court of competent jurisdiction determines that a specified time period or any other relevant feature of either Paragraph 1 or Paragraph 2 hereof is unreasonable, arbitrary or against public policy, then a lesser period of time or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5. Each Consultant represents and warrants as of the date hereof to Parent that: (i) such Consultant is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or formation; (ii) such Consultant has all necessary power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations hereunder; (iii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Consultant shall not conflict with or result in a violation of the organizational documents of such Consultant; (iv) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Consultant have been duly and validly authorized by all necessary limited liability company action on the part of such Consultant; and (v) any Person executing this Agreement on behalf of such consultant has full power and authority to execute and deliver this Agreement on behalf of such Consultant and to thereby bind such Consultant.

6. Except as otherwise expressly provided herein, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted by electronic mail if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) (so long as such transmission does not generate an error message or notice of non-delivery), (c) the day following the day (except if not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third (3rd)Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties hereto at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

Notices to Parent:

BIGBEAR.AI HOLDINGS, INC.

6811 Benjamin Franklin Dr. Suite 200

Columbia, MD 21046

Attention:  Mandy Long; Carolyn Blankenship

Email:    mandy.long@bigbear.ai; carolyn.blankenship@bigbear.ai

with a copy to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020-4834

Attention:	Peter Harwich; Leah Sauter
Email:	peter.harwich@lw.com; leah.sauter@lw.com

Notices to AE:

c/o AE Industrial Partners, LP

6700 Broken Sound Parkway NW

Boca Raton, Florida 33487

Attention:	Bryan McElwee, Michael Greene and Kirk Konert
Email:	bmcelwee@aeroequity.com
mgreene@aeroequity.com
kkonert@aeroequity.com

with a copy to:

Kirkland & Ellis LLP

98 SE 7th St Fl 7

Miami, Florida 33131

Attention:	Jeremy S. Liss, P.C. and Matthew S. Arenson, P.C.
Email:	jeremy.liss@kirkland.com
matthew.arenson@kirkland.com

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:	Dan Hoppe, Alexander M. Schwartz and Andrew Struckmeyer
Email:	dan.hoppe@kirkland.com
alexander.schwartz@kirkland.com
andrew.struckmeyer@kirkland.com

7. Except as provided herein, any provision of this Agreement may be amended or waived only in a writing signed by each of the parties hereto. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

8. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that no party will assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of each other party. Any attempted assignment in violation of this Paragraph 8 shall be void.

9. This Agreement embodies the complete agreement and understanding among the parties hereto and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including any letter of intent. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement will control and prior drafts of this Agreement and the documents referenced herein will not be considered or analyzed for any purpose (including in support of parol evidence proffered by any Person in connection with this Agreement) and will be deemed not to provide any evidence as to the meaning of the provisions hereof or the intent of the parties hereto.

10. Except for the Company, which is and shall be a third-party beneficiary with respect to Paragraph 1 or Paragraph 2, nothing herein expressed or implied is intended or shall be construed to confer upon or give any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement to any Person other than the parties hereto and their respective permitted successors and assigns.

11. Sections 13.05 (Severability), 13.06 (Construction), 13.08 (Complete Agreement), 13.11 (GOVERNING LAW; CHOICE OF LAW), 13.12 (Arbitration; WAIVER OF JURY TRIAL), 13.13 (Prevailing Party) and 13.18 (Specific Performance) of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

12. Without the express prior written consent of each other party, no party shall disclose the existence of this Agreement or any of the terms hereof to any Person, except as required (a) by a subpoena or order of a court of competent jurisdiction or (b) to be disclosed in the Proxy Statement.

13. This Agreement may be executed in two (2) or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by.pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute the original form of this Agreement and deliver such form to all other parties hereto. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a party’s intent or the effectiveness of such signature.

14. This Agreement shall be conditioned upon the Closing occurring pursuant to the Merger Agreement and until such event, none of the provisions of this Agreement shall have any force or effect, nor may any provision be enforced by or against any Person. Concurrently with the occurrence of the Closing, this Agreement shall automatically become effective, without any further action by the parties hereto or any other Person. If the Merger Agreement is validly terminated in accordance with its terms prior to the Closing, then this Agreement shall, automatically and without the requirement of the taking of action by any party hereto, be void ab initio and shall not have any force or effect.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

AE INDUSTRIAL PARTNERS, LP

By: AeroEquity GP, LLC
Its: General Partner

By:	/s/ Michael Greene
Name:	Michael Greene
Title:	Authorized Signatory

AE INDUSTRIAL OPERATING PARTNERS, LLC

By: AE Industrial Partners, LP
Its: Managing Member

By: AeroEquity GP, LLC
Its: General Partner

By:	/s/ Michael Greene
Name:	Michael Greene
Title:	Authorized Signatory

[Signature Page to Business Covenants Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

BIGBEAR.AI HOLDINGS, INC.

By:	/s/ Amanda Long
Name:	Amanda Long
Title:	Chief Executive Officer

[Signature Page to Business Covenants Agreement]

Annex D

Execution Version

AMENDED & RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED & RESTATED INVESTOR RIGHTS AGREEMENT (as it may be further amended, supplemented or restated from time to time in accordance with its terms, this “Investor Rights Agreement”), is entered into on December 6, 2021 (the “Effective Date”), by and among (i) GigCapital4, Inc., a Delaware corporation (“PubCo”), (ii) AE BBAI Aggregator, LP, a Delaware limited partnership (“AE Aggregator”), (iii) BBAI Ultimate Holdings, LLC, a Delaware limited liability company (“Ultimate Holdings,” together with AE Aggregator and any of their Permitted Transferees (as defined herein) that have executed a joinder to this Investor Rights Agreement, the “Partners” and each a “Partner”), (iv) GigAcquisitions4, LLC, a Delaware limited liability company (the “Sponsor”), (v) Oppenheimer & Co. Inc. and Nomura Securities International, Inc. (together, the “Original Underwriter Representatives”), (vi) William Blair & Company, L.L.C. and BMO Capital Markets Corp. (together with the Original Underwriter Representatives, the “Financial Services Representatives”), and (vii) the Persons listed as Other Holders on the signature pages hereto and each other Person who executes a joinder as an “Other Holder” (collectively, the “Other Holders”). Each of PubCo, the Partners, the Sponsor, the Original Underwriter Representatives and the Other Holders may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, this Amended & Restated Investor Rights Agreement amends and restates the investor rights agreement entered into on June 4, 2021 by and among (i) PubCo; (ii) Ultimate Holdings, (iii) the Sponsor, (iv) the Original Underwriter Representatives and (vi) the Other Holders (the “Original Investor Rights Agreement”);

WHEREAS, in connection with the execution and delivery of the Original Investor Rights Agreement, PubCo entered into that certain Agreement and Plan of Merger, dated as of the Effective Date, as amended on August 6, 2021 and on November 29, 2021 (as it may be further amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “Merger Agreement”), by and among PubCo, Ultimate Holdings, BigBear.ai Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Ultimate Holdings (“Holdings”), and GigCapital4 Merger Sub Corporation, a Delaware corporation (“Merger Sub”), in connection with the business combination (the “Business Combination”) set forth in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, (i) Merger Sub will merge with and into Holdings (the “First Merger”), with Holdings being the surviving entity of the First Merger (Holdings, in its capacity as the surviving entity of the First Merger, the “Initial Surviving Company”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Initial Surviving Company will merge with and into PubCo (the “Second Merger”), with PubCo being the surviving entity of the Second Merger;

WHEREAS, PubCo, the Sponsor, the Original Underwriter Representatives, Brad Weightman and Dorothy Hayes entered into that certain Registration Rights Agreement, dated as of February 8, 2021 and subsequently amended by that certain Amendment to Registration Rights Agreement, dated as of March 31, 2021 (as further amended, the “Original RA”);

WHEREAS, in connection with the execution of this Investor Rights Agreement, PubCo, the Sponsor, the Original Underwriter Representatives and such other parties desire to terminate the Original RA and replace it with this Investor Rights Agreement; and

WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Investor Rights Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Investor Rights Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Investor Rights Agreement, the following terms shall have the following meanings:

“Action” has the meaning set forth in Section 5.13(a).

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith determination of the Board, after consultation with counsel to PubCo, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) PubCo determines that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by PubCo or any of its subsidiaries to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving PubCo and either (x) PubCo has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on PubCo or PubCo’s ability to consummate such transaction, or (z) such transaction renders PubCo unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the registration statement (or such filings) to become effective or to promptly amend or supplement the registration statement on a post effective basis, as applicable.

“AE Aggregator” has the meaning set forth in the Preamble.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided, that no Party or affiliate thereof shall be deemed an Affiliate of PubCo or any of its subsidiaries for purposes of this Investor Rights Agreement.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of PubCo.

“Business Combination” has the meaning set forth in the Recitals.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the States of California or New York.

“Bylaws” means the bylaws of PubCo, as in effect on the Closing Date, as the same may be amended from time to time.

“Certificate of Incorporation” means the certificate of incorporation of PubCo, as in effect on the Closing Date, as the same may be amended from time to time.

“Charitable Distribution” means the distribution or similar Transfer of shares of Common Stock by a Holder to its partners, members, stockholders or other equityholders solely to effect charitable donations in connection with a Transfer of shares of Common Stock by such Holder that is otherwise permitted under this Investor Rights Agreement (other than, for the avoidance of doubt, a Transfer solely permitted pursuant to clause (iii) of Section 4.2); provided, that the aggregate amount of shares of Common Stock subject to the Charitable Distribution, together with such shares of Common Stock otherwise Transferred by such Holder in connection therewith, shall not exceed the aggregate amount of shares of Common Stock that such Holder would have been permitted to so Transfer.

“Closing” has the meaning given to such term in the Merger Agreement. “Closing Date” has the meaning given to such term in the Merger Agreement.

“Common Stock” means shares of the common stock, par value $0.0001 per share, of PubCo, including (i) any shares of such common stock issuable upon the exercise of any warrant or other right to acquire shares of such common stock, (ii) any shares of such common stock issuable upon conversion of the Notes (as defined in the Merger Agreement), and (iii) any Equity Securities of PubCo that may be issued or distributed or be issuable with respect to such common stock by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

“Confidential Information” has the meaning set forth in Section 2.2.

“Demand Delay” has the meaning set forth in Section 3.2(a)(i).

“Demand Initiating Holders” has the meaning set forth in Section 3.2(a).

“Demand Period” has the meaning set forth in Section 3.2(c).

“Demand Registration” has the meaning set forth in Section 3.2(a).

“Distribution” means a distribution (other than a Charitable Distribution), however structured (including through dissolution), by any Holder of Equity Securities of PubCo to such Holder’s limited partners, members or equityholders (as applicable).

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Family Member” means with respect to (i) any individual, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual or any trust created for the benefit of such individual or of which any of the foregoing is a beneficiary or (ii) any trust, (x) any current or former employee of PubCo and its subsidiaries or prior to the Closing Date, Holdings and its subsidiaries, who is a trustee or beneficiary of such trust, and any spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such current or former employee or any other trust created for the benefit of such current or former employee or of which any of the foregoing is a beneficiary and (y) to the extent such trust is a Partner, any current or former employee of PubCo and its subsidiaries or prior to the Closing Date, Holdings and its subsidiaries whose spouse, lineal descendant (whether natural or adopted) or lineal descendant’s spouse is a trustee or beneficiary of such trust, and any spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such current or former employee or any other trust created for the benefit of such current or former employee or of which any of the foregoing is a beneficiary.

“Financial Services Representatives” has the meaning set forth in the Preamble.

“FINRA” means the Financial Industry Regulatory Authority, Inc. “First Merger” has the meaning set forth in the Recitals.

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Holder” means any holder of Registrable Securities who is a Party to, or who succeeds to rights under, this Investor Rights Agreement pursuant to Section 5.1; provided, that, a Party who does not hold Registrable Securities as of the Closing Date and who acquires Registrable Securities after the Closing Date will not be a Holder until such Party gives PubCo a representation in writing of the number of Registrable Securities it holds.

“Holder Indemnitees” has the meaning set forth in Section 5.13(a).

“Holdings” has the meaning set forth in the Recitals.

“Indemnification Sources” has the meaning set forth in Section 5.13(c).

“Indemnified Liabilities” has the meaning set forth in Section 5.13(a).

“Indemnified Party” has the meaning set forth in Section 3.6(c).

“Indemnitee-Related Entities” has the meaning set forth in Section 5.13(c).

“Initial Surviving Company” has the meaning set forth in the Recitals.

“In-Kind Distribution” means any Charitable Distribution or Distribution.

“Insider Letter” means that certain letter agreement re: Initial Public Offering among PubCo, the Sponsor and the Original Underwriter Representatives, dated as of February 8, 2021, as amended.

“Institutional Partners” means any Partner that is not a current or former employee of Holdings, PubCo or any of their respective subsidiaries or an Affiliate or Family Member of such employee.

“Investor Rights Agreement” has the meaning set forth in the Preamble.

“Joint Director” has the meaning set forth in Section 2.1(a).

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Lock-Up Period” means the period commencing on the Closing Date and ending on the date that is six (6) months following the Closing Date.

“Lock-Up Shares” has the meaning set forth in Section 4.1.

“Market Stand-Off Period” has the meaning set forth in Section 3.11.

“Marketed” means an Underwritten Shelf Take-Down or other Underwritten Offering, as applicable, that involves the use or involvement of a customary “road show” (including an “electronic road show”) or other substantial marketing effort by Underwriters over a period of at least 48 hours.

“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 3.1(d)(iii).

“Merger Agreement” has the meaning set forth in the Recitals.

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) reasonably necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating or appointing certain Persons (including to fill vacancies) and providing the highest level of support for election of such Persons to the Board in connection with the annual or special meeting of stockholders of PubCo.

“Non-Marketed” means an Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down.

“Non-Underwritten Shelf Take-Down” has the meaning set forth in Section 3.1(d)(iv)(A).

“Note Subscription Agreements” has the meaning given to such term in the Merger Agreement.

“Organizational Documents” means the Certificate of Incorporation and the Bylaws.

“Original RA” has the meaning set forth in the Recitals.

“Original Underwriter Representatives” has the meaning set forth in the Preamble.

“Other Holders” has the meaning set forth in the Preamble.

“Partner Director” has the meaning set forth in Section 2.1(a).

“Partner” has the meaning set forth in the Preamble.

“Party” has the meaning set forth in the Preamble.

“PE Fund” means (a) a private equity investment fund that makes investments in multiple portfolio companies, or PubCo or any of its subsidiaries, together with any alternative investment vehicles related to that private equity investment fund and (b) any investment vehicle directly or indirectly wholly owned by any fund described in the foregoing clause (a).

“Permitted Transferee” means, with respect to any Person, (a) if such Person is an entity, any direct holder of Equity Securities of such Person, (b) any Family Member of such Person, (c) any Affiliate of such Person, (d) any Affiliate of any Family Member of such Person (excluding any Affiliate under this clause (d) who operates or engages in a business which competes with the business of PubCo and its subsidiaries), and (e) other than for the purpose of Article II and any related definitions (including the definition of Registrable Securities), any lender or other debt financing source who provides a bona fide revolving credit facility to such Person that is secured by Equity Securities held by such Person (other than or in addition to Equity Securities of PubCo).

“Person” means any natural person, sole proprietorship, partnership, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Private PubCo Equity Securities” has the meaning set forth in Section 4.1(d).

“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all material incorporated by reference in such prospectus.

“PubCo” has the meaning set forth in the Preamble.

“Registrable Securities” means (a) any shares of Common Stock, (b) any Warrants or any shares of Common Stock issued or issuable upon the exercise thereof and (c) any Equity Securities of PubCo or any subsidiary of PubCo that may be issued or distributed or issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case, held directly or indirectly by a Partner, the Sponsor, the Financial Services Representatives or the Other Holders, or in each case, any of their respective Permitted Transferees; provided that, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by PubCo and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities have been sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. For the purpose of clauses (a) and (b) of this definition, the “Registrable Securities” of each Financial Services Representative shall be limited to such shares of Common Stock and Warrants directly issued by the Company to such Financial Services Representative.

“Registration” means a registration, including any related Shelf Take-Down, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective.

“Registration Expenses” means the expenses of a Registration or other Transfer pursuant to the terms of this Investor Rights Agreement, including (a) all SEC or stock exchange registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in

Rule 5121 of FINRA (or any successor provision), and of its counsel), (b) all fees and expenses of complying with securities or blue sky Laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, (e) the fees and disbursements of counsel for PubCo and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (f) any fees and disbursements of Underwriters customarily paid by the issuers or sellers of securities, including liability insurance if PubCo so desires or if the Underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (g) the reasonable and documented fees and out-of-pocket expenses of one (1) counsel for all of the Holders participating in such Registration or other Transfer, selected by such Holders that own a majority of the Registrable Securities participating in such Registration or other Transfer, (h) the costs and expenses of PubCo relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities (including the expenses of the Holders) and (i) any other fees and disbursements customarily paid by the issuers of securities.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Investor Rights Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person acting on behalf of such Person.

“Restricted Shelf Take-Down” means a Non-Marketed Underwritten Shelf Take-Down or a Non-Underwritten Shelf Take-Down.

“Restricted Take-Down Selling Holders” has the meaning set forth in Section 3.1(d)(iv)(B).

“SEC” means the United States Securities and Exchange Commission. “Second Merger” has the meaning set forth in the Recitals.

“Section 721” means Section 721 of the Defense Production Act of 1950, as amended, and all regulations issued and effective thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Shared Representative” has the meaning set forth in Section 2.2.

“Shelf Holder” means any Holder that owns Registrable Securities that have been registered on a Shelf Registration Statement.

“Shelf Registration” means a registration of securities pursuant to a Shelf Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

“Shelf Registration Statement” means a Registration Statement of PubCo filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if PubCo is not permitted to file a Registration Statement on Form S-3, a Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 3.1(c).

“Shelf Take-Down” means any offering or sale of Registrable Securities initiated by a Shelf Take-Down Initiating Holder pursuant to a Shelf Registration Statement.

“Shelf Take-Down Initiating Holders” means the Partners and solely with respect to Non-Underwritten Shelf Take-Downs, the other Shelf Holders.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Director” has the meaning set forth in Section 2.1(a).

“Subsequent Shelf Registration” has the meaning set forth in Section 3.1(b).

“Take-Down Participation Notice” has the meaning set forth in Section 3.1(d)(iv)(C).

“Take-Down Tagging Holder” has the meaning set forth in Section 3.1(d)(iv)(B).

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect, transfer, sale, pledge or hypothecation, distribution or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, directly or indirectly, transfers, sells, pledges or hypothecates, distributes or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; provided, that a transfer of partnership interests in any PE Fund or in any Person that holds a direct or indirect interest in such PE fund shall not be considered a Transfer. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings. For avoidance of doubt, any In-Kind Distribution shall each be deemed a Transfer.

“Ultimate Holdings” has the meaning set forth in the Recitals.

“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.

“Underwritten Offering” means a Registration in which securities of PubCo are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Take-Down” has the meaning set forth in Section 3.1(d)(ii)(A).

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 3.1(d)(ii)(A).

“Warrants” means the following outstanding warrants of PubCo, each exercisable for one share of Common Stock: (a) warrants to purchase 283,333 shares of Common Stock issued to the Sponsor pursuant to that certain Sponsor Unit Purchase Agreement, dated February 8, 2021, by and between the Sponsor and PubCo, for a purchase price of $11.50 per warrant and (b) warrants to purchase 83,200 shares of Common Stock issued to the Original Underwriter Representatives pursuant to that certain Unit Purchase Agreement, dated February 8, 2021, by and among the Original Underwriter Representatives and PubCo, for a purchase price of $11.50 per warrant.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

Section 1.2 Interpretive Provisions. For all purposes of this Investor Rights Agreement, except as otherwise provided in this Investor Rights Agreement or unless the context otherwise requires:

(a) the meanings of defined terms are applicable to the singular as well as the plural forms of such terms;

(b) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Investor Rights Agreement, refer to this Investor Rights Agreement as a whole and not to any particular provision of this Investor Rights Agreement;

(c) the word “or” shall be disjunctive but not exclusive;

(d) references in this Investor Rights Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder;

(e) whenever the words “include”, “includes” or “including” are used in this Investor Rights Agreement, they shall mean “without limitation;”

(f) the captions and headings of this Investor Rights Agreement are for convenience of reference only and shall not affect the interpretation of this Investor Rights Agreement; and

(g) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms.

ARTICLE II

GOVERNANCE

Section 2.1 Board of Directors.

(a) Composition of the Board. At and following the Closing, each of the Partners and the Sponsor, severally and not jointly, agrees to take, for so long as such Party holds of record or beneficially owns any Registrable Securities, all Necessary Action to cause the Board to be comprised of eleven (11) directors nominated in accordance with this Article II, initially consisting of (i) seven (7) of whom have been nominated by the Partners, and thereafter designated pursuant to Section 2.1(b) or Section 2.1(d) of this Investor Rights Agreement (each, a “Partner Director”), at least four (4) of whom shall satisfy all applicable independence requirements (including at least two (2) of whom shall be sufficiently independent to serve on the audit and compensation committees of the Board), (ii) three (3) of whom have been nominated by the Sponsor, and thereafter designated pursuant to Section 2.1(c) or Section 2.1(d) of this Investor Rights Agreement (each, a “Sponsor Director”), at least one (1) of whom shall satisfy all applicable independence requirements (including being sufficiently independent to serve on the audit committee of the Board as a chair and the compensation committee as a member), and (iii) one (1) of whom has been jointly nominated by the mutual agreement of Sponsor and the Partners (the “Joint Director”), which Joint Director shall satisfy all applicable independence requirements. At and following the Closing, each of the Sponsor and the Partners, severally and not jointly, agrees to take, for so long as such Party holds of record or beneficially owns any Registrable Securities, all Necessary Action to cause the foregoing directors to be divided into three (3) classes of directors, with each class serving for staggered three (3) year terms. The initial term of the Class I directors shall expire immediately following PubCo’s 2022 annual meeting of stockholders at which directors are elected. The initial term of the Class II directors shall expire immediately following PubCo’s 2023 annual meeting of stockholders at which directors are elected. The initial term of the Class III directors shall expire immediately following PubCo’s 2024 annual meeting at which directors are elected.

(b) Partner Representation. PubCo shall take all Necessary Action to include in the slate of nominees recommended by PubCo for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected (including, for the avoidance of doubt, the Special Meeting

(as defined in the Merger Agreement)), a number of individuals designated by the Partners that, if elected, will result in the Partners having a number of directors serving on the Board as shown below:

Common Stock Beneficially Owned by the Partners as a Percentage of the Common Stock Beneficially Owned by the Partners on the Closing Date	Number of Partner Directors
50% or greater	7
40% or greater, but less than 50%	6
30% or greater, but less than 40%	5
20% or greater, but less than 30%	4
10% or greater, but less than 20%	3
5% or greater, but less than 10%	2
Greater than 0%, but less than 5%	1

For so long as the Board is divided into three (3) classes, PubCo agrees to take all Necessary Action to apportion the Partner Directors among such classes so as to maintain the proportion of the Partner Directors in each class as nearly as possible to the relative apportionment of the Partner Directors among the classes as contemplated in Section 2.1(a). For so long as the Partners beneficially own greater than 40% of the Common Stock beneficially owned by the Partners on the Closing Date, the Partners shall be entitled to designate one of their Partner Directors as the Chairman of the Board.

(c) Sponsor Representation. PubCo shall take all Necessary Action to include in the slate of nominees recommended by PubCo for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected including, for the avoidance of doubt, the Special Meeting, a number of individuals designated by the Sponsor that, if elected, will result in the Sponsor having a number of directors serving on the Board as shown below:

Common Stock Beneficially Owned by the Sponsor (and its Permitted Transferees) as a Percentage of the Common Stock Number of Sponsor Beneficially Owned by the Sponsor on the Closing Date	Number of Sponsor Directors
50% or greater	3
25% or greater, but less than 50%	2
Greater than 0%, but less than 25%	1

(d) Removal; Vacancies. The Partners or the Sponsor, as applicable, shall have the exclusive right to individually, in the case of Partner Directors or Sponsor Directors, as applicable, or jointly, in the case of the Joint Director, (i) remove their nominees from the Board, and PubCo shall take all Necessary Action to cause the removal of any such nominee at the request of the applicable Party and (ii) designate directors for election or appointment, as applicable, to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and PubCo shall take all Necessary Action to nominate or cause the Board to appoint, as applicable, replacement directors designated by the applicable Party to fill any such vacancies created pursuant to clause (i) or (ii) above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee).

(e) Committees. In accordance with PubCo’s Organizational Documents, (i) the Board shall establish and maintain committees of the Board for (x) audit, (y) compensation and (z) nominating and corporate governance, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. Subject to applicable Laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, PubCo shall take, and each of the Partners and the Sponsor, severally and not jointly, agree to take, for so long as such Party holds of record any Registrable Securities, all Necessary Action to have at least one (1) Partner Director, at least one (1) Sponsor Director and the Joint Director appointed to serve on each committee of the Board, including (x) one (1) Partner Director and the Joint Director serving as members of, and one (1) Sponsor Director serving as the chair of, the audit committee, and (y) one (1) Partner Director and one (1) Sponsor Director serving as members of the compensation committee.

(f) Reimbursement of Expenses. PubCo shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.

(g) Indemnification. PubCo shall provide such Partner Director or Sponsor Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of PubCo and PubCo shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Partner Director or Sponsor Director nominated pursuant to this Investor Rights Agreement as and to the extent consistent with applicable Law, the Certificate of Incorporation, the Bylaws and any indemnification agreements with directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such amendment or alteration permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(h) Review of Nominees. Any nominee as a Partner Director, Sponsor Director or Joint Director (or alternate thereof) shall be subject to PubCo’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, PubCo may reasonably object to any such nominee within fifteen (15) days of receiving such completed questionnaire and background check authorization, (i) provided it does so in good faith and (ii) solely to the extent such objection is based upon any of the following: (1) such nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (2) such nominee was the subject of any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities Laws; (3) such nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in clause (2)(B), or to be associated with persons engaged in such activity; (4) such nominee was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities Law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or (5) such nominee was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities Laws or regulations. In the event the Board reasonably finds any such nominee to be unsuitable based upon one or more of the foregoing clauses (1) through (5) and reasonably objects to such nominated director, the applicable Holder shall be entitled to propose a different nominee to the Board within thirty (30) days of PubCo’s notice to such Holder of its objection to such nominee and such replacement nominee shall be subject to the review process outlined in this Section 2.1(h).

Section 2.2 Sharing of Information. To the extent permitted by antitrust, competition or any other applicable Law, each of PubCo, each of the Partners and the Sponsor agrees and acknowledges that the directors designated by the Partners and the Sponsor, may share confidential, non-public information about PubCo and its subsidiaries (“Confidential Information”) with the Partners and the Sponsor, as applicable. Each of the Partners and the Sponsor recognizes that it, or its Affiliates and Representatives, has acquired or will acquire Confidential Information the use or disclosure of which could cause PubCo substantial loss and damages that could not be readily calculated and for which no remedy at Law would be adequate. Accordingly, each of the Partners and the Sponsor covenants and agrees that it will not (and will cause its respective controlled Affiliates and Representatives not to) at any time, except with the prior written consent of PubCo, directly or indirectly, disclose any Confidential Information known to it to any third party, unless (a) such information becomes known to the public through no fault of such Party, (b) disclosure is required by applicable Law (including any filing following the Closing Date with the SEC pursuant to applicable securities Laws) or by a court of competent jurisdiction or requested by a Governmental Entity; provided, that (other than in the case of any required filing following the Closing Date with the SEC or in connection with any routine audit or examination as described below) such Party (to the extent legally permissible) promptly notifies PubCo of such requirement or request and takes commercially reasonable steps, at the sole cost and expense of PubCo, to minimize the extent of any such required disclosure, (c) such information was available or becomes available to such Party before, on or after the Effective Date, without restriction, from a source (other than PubCo) without any breach of duty to PubCo or (d) such information was independently developed by such Party or its Representatives without the use of the Confidential Information. Notwithstanding the foregoing, nothing in this Investor Rights Agreement shall prohibit any of the Partners or the Sponsor from disclosing Confidential Information (x) to any Affiliate, Representative, limited partner, member or shareholder of such Party, provided, that such Person shall be bound by an obligation of confidentiality with respect to such Confidential Information and such Party shall be responsible for any breach of this Section 2.2 by any such Person or (y) if such disclosure is made to a Governmental Entity or regulatory authority with jurisdiction over such Party in connection with a routine audit or examination that is not specifically directed at PubCo or the Confidential Information, provided that such Party shall request that confidential treatment be accorded to any information so disclosed. No Confidential Information shall be deemed to be provided to any Person, including any Affiliate of the Partners or the Sponsor, unless such Confidential Information is actually provided to such Person. Furthermore, receipt of Confidential Information shall not be imputed to any Affiliate of the Partners or the Sponsor solely by virtue of the fact that the party serves in a similar capacity for such Affiliate (a “Shared Representative”) and has received Confidential Information unless a Shared Representative (1) conveys, shares or communicates, in any manner, Confidential Information to such Affiliate or (2) participates, directly or indirectly, on behalf of such Affiliate in activities prohibited by this Agreement.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1 Shelf Registration.

(a) Filing. PubCo shall file, as soon as is reasonably practicable and in any event within forty-five (45) days following the Closing Date, a Shelf Registration Statement covering the resale of all Registrable Securities (except as determined by PubCo pursuant to Section 3.7 as of two (2) Business Days prior to such filing) on a delayed or continuous basis. PubCo shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act as soon as practicable after such filing, but in no event later than sixty (60) calendar days, or the earlier of (i) the 120th calendar day if the SEC notifies PubCo that it will “review” the Shelf Registration Statement or (ii) the tenth (10th) business day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that such Shelf Registration Statement will not be “reviewed” or will not be subject to further review and, once effective, to keep the Shelf Registration Statement continuously effective under the Securities Act at all times until all Registrable Securities and other securities covered by the Shelf Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Shelf Registration Statement or such securities have been withdrawn after the Closing Date. PubCo shall maintain such Shelf Registration Statement in accordance with the terms of this Investor Rights Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as of which all Registrable Securities registered by such Shelf Registration Statement have been sold or cease to be Registrable Securities. In the event PubCo files a Shelf Registration Statement on Form S-1, PubCo shall use its commercially reasonable efforts to convert such Shelf Registration Statement (and any Subsequent Shelf Registration) to a Shelf Registration Statement on Form S-3 as soon as practicable after PubCo is eligible to use Form S-3. PubCo shall also use its reasonable best efforts to file any replacement or additional Shelf Registration Statement and use reasonable best efforts to cause such replacement or additional Shelf Registration Statement to become effective prior to the expiration of the initial Shelf Registration Statement filed pursuant to this Section 3.1(a).

(b) Subsequent Shelf Registration. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while there remain any Registrable Securities registered by such

Shelf Registration Statement, PubCo shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities registered by such prior Shelf Registration Statement. If a Subsequent Shelf Registration is filed, PubCo shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if PubCo is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as of which all Registrable Securities registered by such Subsequent Shelf Registration have been sold or cease to be Registrable Securities.

(c) Suspension of Filing or Registration. If PubCo shall furnish to the Shelf Holders a certificate signed by the chief executive officer or equivalent senior executive of PubCo, stating that the filing, effectiveness or continued use of any Shelf Registration Statement would require PubCo to make an Adverse Disclosure, then PubCo shall have a period of not more than sixty (60) days within which to delay the filing or effectiveness (but not the preparation) of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that PubCo shall not be permitted to exercise in any twelve (12) month period (i) more than one (1) Shelf Suspension pursuant to this Section 3.1(c) and Demand Delay pursuant to Section 3.2(a)(i) in the aggregate, unless consented to in writing by the Partners or (ii) aggregate Shelf Suspensions pursuant to this Section 3.1(c) and Demand Delays pursuant to Section 3.2(a)(i) of more than ninety (90) days. Each Holder shall keep confidential the fact that a Shelf Suspension is in effect, and the certificate referred to above and its contents for the permitted duration of the Shelf Suspension or until otherwise notified by PubCo, except (A) for disclosure to such Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by Law. In the case of a Shelf Suspension that occurs after the effectiveness of the applicable Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. PubCo shall immediately notify the Holders or Shelf Holders, as applicable, upon the termination of any Shelf Suspension, and (x) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (y) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such numbers of copies of the Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. PubCo agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by PubCo for the Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Shelf Holders Beneficially Owning a majority of the Registrable Securities then outstanding.

(d) Shelf Take-Downs.

(i) Generally. Subject to the terms and provisions of this Article III, following the Lock-Up Period, a Shelf Take-Down Initiating Holder may initiate a Shelf Take-Down that, at the option of such

Shelf Take-Down Initiating Holder (A) is in the form of an Underwritten Shelf Take-Down or a Shelf Take-Down that is not an Underwritten Shelf Take-Down and (B) in the case of an Underwritten Shelf Take-Down, is Non-Marketed or Marketed, in each case, as shall be specified in the written demand delivered by the Shelf Take-Down Initiating Holder to PubCo pursuant to the provisions of this Section 3.1(d).

(ii) Underwritten Shelf Take-Downs.

(A) A Shelf Take-Down Initiating Holder may elect in a written demand delivered to PubCo (an “Underwritten Shelf Take-Down Notice”) for any Shelf Take-Down that it has initiated to be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and PubCo shall, if so requested, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable. The Shelf Holders that own a majority of the Registrable Securities to be offered for sale in such Underwritten Shelf Take-Down shall have the right to select the Underwriter or Underwriters to administer such Underwritten Shelf Take-Down; provided, that such Underwriter or Underwriters shall be reasonably acceptable to PubCo.

(B) With respect to any Underwritten Shelf Take-Down (including any Marketed Underwritten Shelf Take-Down), in the event that a Shelf Holder otherwise would be entitled to participate in such Underwritten Shelf Take-Down pursuant to this Section 3.1(d)(ii), Section 3.1(d)(iii) or Section 3.1(d)(iv), as the case may be, the right of such Shelf Holder to participate in such Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. PubCo, together with all Shelf Holders proposing to distribute their securities through such Underwritten Shelf Take-Down, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected in accordance with Section 3.1(d)(ii)(A). Notwithstanding any other provision of this Section 3.1, if the Underwriter shall advise PubCo that marketing factors (including an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten in an Underwritten Shelf Take-Down, then PubCo shall so advise all Shelf Holders that have requested to participate in such Underwritten Shelf Take-Down, and the number of Registrable Securities that may be included in such Underwritten Shelf Take-Down shall be allocated pro rata among such Shelf Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Shelf Holders at the time of such Underwritten Shelf Take-Down; provided, that any Registrable Securities thereby allocated to a Shelf Holder that exceed such Shelf Holder’s request shall be reallocated among the remaining Shelf Holders in like manner; and provided, further, that the number of Registrable Securities to be included in such Underwritten Shelf Take-Down shall not be reduced unless all other Equity Securities of PubCo are first entirely excluded from any contemporaneous Underwritten Offering. No Registrable Securities excluded from an Underwritten Shelf Take-Down by reason of the Underwriter’s marketing limitation shall be included in such underwritten offering.

(iii) Marketed Underwritten Shelf Take-Downs. The Shelf Take-Down Initiating Holder submitting an Underwritten Shelf Take-Down Notice shall indicate in such notice that it delivers to PubCo pursuant to Section 3.1(d)(ii) whether it intends for such Underwritten Shelf Take-Down to be Marketed (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, PubCo shall promptly (but in any event no later than ten (10) days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders under such Shelf Registration Statement and any such Shelf Holders requesting inclusion in such Marketed Underwritten Shelf Take-Down must respond in writing within five (5) days after the receipt of such notice. Each such Shelf Holder that timely delivers any such request shall be permitted to sell in such Marketed Underwritten Shelf Take-Down subject to the terms and conditions of Section 3.1(d)(ii).

(iv) Non-Marketed Underwritten Shelf Take-Downs and Non-Underwritten Shelf Take-Downs.

(A) Any Shelf Take-Down Initiating Holder may initiate (x) an Underwritten Shelf Take-Down that is Non-Marketed (a “Non-Marketed Underwritten Shelf Take-Down”) or (y) a Shelf Take-Down that is not an Underwritten Shelf Take-Down (a “Non-Underwritten Shelf Take-Down”) by providing written notice thereof to PubCo and, to the extent required by Section 3.1(d)(iv)(B), PubCo shall provide written notice thereof to all other Shelf Holders. For the avoidance of doubt, a Shelf Holder that is not a Shelf Take-Down Initiating Holder cannot initiate a Shelf Take-Down.

(B) With respect to each Restricted Shelf Take-Down, the Shelf Take-Down Initiating Holder initiating such Restricted Shelf Take-Down shall provide written notice (a “Restricted Shelf Take-Down Notice”) of such Restricted Shelf Take-Down to PubCo and PubCo shall provide written notice thereof to all other Shelf Holders at least forty-eight (48) hours prior to the expected time of the pricing of the applicable Restricted Shelf Take-Down, which Restricted Shelf Take-Down Notice shall set forth (I) the total number of Registrable Securities expected to be offered and sold in such Restricted Shelf Take-Down, (II) the expected timing and plan of distribution of such Restricted Shelf Take-Down, (III) other than in the case of a Distribution (if applicable), an invitation to each Shelf Holder to elect (such Shelf Holders who make such an election being “Take-Down Tagging Holders” and, together with the Shelf Take-Down Initiating Holders and all other Persons (other than any Affiliates of the Shelf Take-Down Initiating Holders) who otherwise are Transferring, or have exercised a contractual or other right to Transfer, Registrable Securities in connection with such Restricted Shelf Take-Down, the “Restricted Take-Down Selling Holders”) to include in the Restricted Shelf Take-Down Registrable Securities held by such Take-Down Tagging Holder (but subject to Section 3.1(d)(ii)(B)) and (IV) the action or actions required (including the timing thereof) in connection with such Restricted Shelf Take-Down with respect to each Shelf Holder that elects to exercise such right (including the delivery of one or more stock certificates representing Registrable Securities of such Shelf Holder to be sold in such Restricted Shelf Take-Down).

(C) Upon delivery of a Restricted Shelf Take-Down Notice, other than in the case of a Distribution, each Shelf Holder may elect to sell Registrable Securities in such Restricted Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by the Shelf Take-Down Initiating Holders, by sending an irrevocable written notice (a “Take-Down Participation Notice”) to PubCo within the time period specified in such Restricted Shelf Take-Down Notice (which time period shall be at least twenty-four (24) hours prior to the expected time of the pricing of the applicable Restricted Shelf Take-Down), indicating its, his or her election to sell up to the number of Registrable Securities in the Restricted Shelf Take-Down specified by such Shelf Holder in such Take-Down Participation Notice (but, in all cases, subject to Section 3.1(d)(ii)(B)). Following the time period specified in such Restricted Shelf Take-Down Notice, each Take-Down Tagging Holder that has delivered a Take-Down Participation Notice shall be permitted to sell in such Restricted Shelf Take-Down on the terms and conditions set forth in the Restricted Shelf Take-Down Notice, concurrently with the Shelf Take-Down Initiating Holders and the other Restricted Take-Down Selling Holders, the number of Registrable Securities calculated pursuant to Section 3.1(d)(ii)(B). It is understood that in order to be entitled to exercise its, his or her right to sell Registrable Securities in a Restricted Shelf Take-Down pursuant to this Section 3.1(d)(iv), each Take-Down Tagging Holder must agree to make the same representations, warranties, covenants, indemnities and agreements, if any, as the Shelf Take-Down Initiating Holders agree to make in connection with the Restricted Shelf Take-Down, with such additions or changes as are required of such Take-Down Tagging Holder by the Underwriters (if applicable).

(D) Notwithstanding the delivery of any Restricted Shelf Take-Down Notice, all determinations as to whether to complete any Restricted Shelf Take-Down and as to the timing,

manner, price and other terms and conditions of any Restricted Shelf Take-Down shall be at the sole discretion of the applicable Shelf Take-Down Initiating Holder, and PubCo agrees to cooperate in facilitating any Restricted Shelf Take-Down pursuant to Section 3.1(d). Each of the Shelf Holders agrees to reasonably cooperate with each of the other Shelf Holders and PubCo to establish notice, delivery and documentation procedures and measures to facilitate such other Shelf Holders’ participation in Restricted Shelf Take-Downs pursuant to this Section 3.1(d).

Section 3.2 Demand Registrations.

(a) Holders’ Demand for Registration. If, at a time when a Shelf Registration Statement is not effective pursuant to Section 3.1, PubCo shall receive from the Partners at any time following the Lock-up Period (the then eligible Holders, the “Demand Initiating Holders”) a written demand that PubCo effect any Registration in connection with an Underwritten Offering other than a Shelf Registration or a Shelf Take-Down (a “Demand Registration”) of Registrable Securities held by such Holders, PubCo will:

(i) use its reasonable best efforts to effect such registration as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of the Demand Initiating Holders’ Registrable Securities as are specified in such demand; provided, that PubCo shall not be obligated to file any Registration Statement or other disclosure document pursuant to this Section 3.2 (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if PubCo shall furnish to the Demand Initiating Holders a certificate signed by the chief executive officer or equivalent senior executive of PubCo, stating that the filing or effectiveness of such Registration Statement would require PubCo to make an Adverse Disclosure, in which case PubCo shall have an additional period (each, a “Demand Delay”) of not more than forty-five (45) days within which to file such Registration Statement; provided, however, that PubCo shall not exercise, in any twelve (12) month period, (x) more than one (1) Demand Delay pursuant to this Section 3.2(a)(i) and Shelf Suspension pursuant to Section 3.1(c) in the aggregate, unless consented in writing by the Demand Initiating Holders or (y) aggregate Demand Delays pursuant to this Section 3.2(a)(i) and Shelf Suspensions pursuant to Section 3.1(c) of more than ninety (90) days. Each Holder shall keep confidential the fact that a Demand Delay is in effect, the certificate referred to above and its contents for the permitted duration of the Demand Delay or until otherwise notified by PubCo, except (A) for disclosure to the Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by Law.

(b) Underwriting. If the Demand Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an Underwritten Offering, they shall so advise PubCo as part of their demand made pursuant to this Section 3.2, and PubCo shall include such information in the written notice referred to in Section 3.2(a)(i). In such event, the right of the Demand Initiating Holders’ registration pursuant to this Section 3.2 shall be conditioned upon the Demand Initiating Holders’ participation in such Underwritten Offering and the inclusion of the Demand Initiating Holders’ Registrable Securities in the Underwritten Offering to the extent provided herein. PubCo, together with all holders of Registrable Securities of PubCo proposing to distribute their securities through such Underwritten Offering, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected by the Demand Initiating Holders that own a majority of the Registrable Securities and reasonably satisfactory to PubCo. Notwithstanding any other provision of this Section 3.2, if the Underwriter shall advise PubCo that marketing factors (including an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten, then PubCo shall so advise the Holders that have requested to participate in such Underwritten Offering, and the number of Registrable Securities that may be included in the Demand Registration and Underwritten Offering shall be allocated pro rata among the Demand Initiating Holders and other holders of Registrable Securities exercising a contractual or other right to dispose of Registrable Securities in such Underwritten Offering thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such persons at the time of filing the Registration Statement; provided, that any Registrable Securities thereby allocated to any such person that exceed such person’s request shall be reallocated among the Demand Initiating Holders and other requesting holders of Registrable Securities in like manner; and provided, further, that the number of Registrable Securities to be included in such Underwritten Offering shall not be reduced unless all other Equity Securities of PubCo are first entirely excluded from the Underwritten Offering. No Registrable Securities excluded from the Underwritten Offering by reason of the Underwriter’s marketing limitation shall be included in such Demand Registration. If the Underwriter has not limited the number of Registrable Securities to be underwritten, PubCo may include securities for its own account (or for the account of any other Persons) in such Demand Registration if the Underwriter so agrees and if the number of Registrable Securities would not thereby be limited.

(c) Effective Registration. PubCo shall be deemed to have effected a Demand Registration if the Registration Statement pursuant to such registration is declared effective by the SEC and remains continuously effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the Underwriters, a prospectus is required by Law to be delivered in connection with sales of Registrable Securities by an Underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity or court or (ii) the conditions specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder.

Section 3.3 Piggyback Registration.

(a) If at any time or from time to time PubCo shall determine to register any of its Equity Securities, either for its own account or for the account of security holders, including (for the avoidance of doubt) the registration of shares of Common Stock subject to PubCo’s publicly-traded warrants (other than in (1) a registration relating solely to employee benefit plans, (2) a registration statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (3) a registration pursuant to which PubCo is offering to exchange its own securities for other securities, (4) a registration statement relating solely to dividend reinvestment or similar plans, (5) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of PubCo or any of its subsidiaries that are convertible for Common Stock and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provision) of the Securities Act may resell such notes and sell the Common Stock into which such notes may be converted, (6) a registration pursuant to Section 3.1 or Section 3.2 hereof or (7) a registration expressly contemplated by the Note Subscription Agreements), PubCo will:

(i) promptly (but in no event less than ten (10) days before the effective date of the relevant Registration Statement) give to each Holder written notice thereof; and

(ii) include in such Registration (and any related qualification under state securities Laws or other compliance), and in any Underwritten Offering involved therein, all the Registrable Securities specified in a written request or requests made within five (5) days after receipt of such written notice from PubCo by any Holder or Holders except as set forth in Section 3.3(b) below.

Notwithstanding anything herein to the contrary, this Section 3.3 shall not apply (i) to any Shelf Take-Down irrespective of whether such Shelf Take-Down is an Underwritten Shelf Take-Down or not an Underwritten Shelf Take-Down, or (ii) following the Lock-Up Period, to any Distribution (if applicable).

(b) Underwriting. If the Registration of which PubCo gives notice pursuant to Section 3.3(a) is for an Underwritten Offering, PubCo shall so advise the Holders as a part of the written notice given pursuant to

Section 3.3(a)(i). In such event the right of any Holder to participate in such registration pursuant to this Section 3.3 shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. All Holders proposing to dispose of their Registrable Securities through such Underwritten Offering, together with PubCo and the other parties distributing their Equity Securities of PubCo through such Underwritten Offering, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Underwritten Offering by PubCo. Notwithstanding any other provision of this Section 3.3, if the Underwriters shall advise PubCo that marketing factors (including an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten, then PubCo may limit the number of Registrable Securities to be included in the Registration and Underwritten Offering as follows:

(i) If the Registration is initiated and undertaken for PubCo’s account, PubCo shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of Registrable Securities that may be included in the Registration and Underwritten Offering shall be allocated in the following manner: (A) first, to PubCo, (B) second, to the Holders of Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by such Holders and (C) third, to other holders of Equity Securities of PubCo exercising a contractual or other right to dispose of such Equity Securities in such Underwritten Offering on a pro rata basis based on the total number of Equity Securities of PubCo held by such persons; provided, in the case of this foregoing clause (C) that any Registrable Securities or Equity Securities thereby allocated to any such person that exceed such person’s request shall be reallocated among the remaining requesting Holders or other requesting holders, as applicable, in like manner.

(ii) If the Registration is initiated and undertaken at the request of one or more holders of Equity Securities of PubCo who are not Holders or their Affiliates, PubCo shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of Registrable Securities that may be included in the Registration and Underwritten Offering shall be allocated in the following manner: (A) first, to the initiating holders of Equity Securities of PubCo exercising a contractual or other right to dispose of such Equity Securities in such Underwritten Offering, on a pro rata basis based on the total number of Equity Securities of PubCo, (B) second, to the Holders of Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by such Holders, (C) third, to PubCo, (D) fourth, to other holders of Equity Securities of PubCo exercising a contractual or other right to dispose of such Equity Securities in such Underwritten Offering on a pro rata basis based on the total number of Equity Securities of PubCo held by such persons; provided, in the case of this foregoing clause (D) that any Registrable Securities or Equity Securities thereby allocated to any such person that exceed such person’s request shall be reallocated among the remaining requesting Holders or other requesting holders, as applicable, in like manner.

No such reduction pursuant to the foregoing paragraphs (i) and (ii) shall reduce the amount of Registrable Securities of the selling Holders included in the Registration below twenty-five percent (25%) of the total amount of Equity Securities included in such Registration. No securities excluded from the Underwritten Offering by reason of the Underwriter’s marketing limitation shall be included in such Registration.

(c) Right to Terminate Registration. PubCo shall have the right to terminate or withdraw any Registration initiated by it under this Section 3.3 prior to the effectiveness of such Registration whether or not any Holder has elected to include Registrable Securities in such Registration. The expenses of such withdrawn registration shall be borne by PubCo in accordance with Section 3.4 hereof.

Section 3.4 Expenses of Registration. All Registration Expenses incurred in connection with all Registrations or other Transfers effected pursuant to or permitted by this Investor Rights Agreement (including any Distribution), including, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for PubCo, shall be borne by PubCo. It is acknowledged by the Holders that the

Holders selling or otherwise Transferring any Registrable Securities in any Registration or Transfer shall bear all incremental selling expenses relating to the sale of such Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders, in each case pro rata based on the number of Registrable Securities that such Holders have sold or Transferred in such Registration.

Section 3.5 Obligations of PubCo. Whenever required under this Article III to effect the Registration of any Registrable Securities, PubCo shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days (or for such period of time specified in Section 3.1) or, if earlier, until the distribution contemplated in the registration statement has been completed, or until all Registrable Securities covered by such Registration Statement have been sold;

(b) prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement;

(c) permit any Holder that (in the good faith reasonable judgment of the Partners) might be deemed to be a controlling person of PubCo to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to PubCo in writing, that in the reasonable judgment of such Holder and its counsel should be included;

(d) furnish to the Holders such numbers of copies of the Registration Statement and the related Prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(e) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering; each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably possible after notice thereof is received by PubCo of any written comments by the SEC or any request by the SEC or any other federal or state Governmental Entity for amendments or supplements to such Registration Statement or such Prospectus or for additional information;

(g) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by PubCo of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(j) make available for inspection by each Holder including Registrable Securities in such Registration, any Underwriter participating in any distribution pursuant to such Registration, and any attorney, accountant or other agent retained by such Holder or Underwriter, all financial and other records, pertinent corporate documents and properties of PubCo, as such parties may reasonably request, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such Holder, Underwriter, attorney, accountant or agent in connection with such Registration Statement;

(k) use its reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the Underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the “Blue Sky” or securities Laws of each state and other jurisdiction of the United States as any such Holder or Underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1(b) and Section 3.2(c), as applicable; provided, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or service of process in any such jurisdiction where it is not then so subject;

(l) in the case of an Underwritten Offering, obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the Underwriters an opinion or opinions from counsel for PubCo, dated the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or Underwriters, as the case may be, and their respective counsel;

(m) in the case of an Underwritten Offering, obtain for delivery to PubCo and the Underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from PubCo’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing Underwriter or Underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(n) use its reasonable best efforts to list the Registrable Securities that are covered by such Registration Statement with any securities exchange or automated quotation system on which the Common Stock or other Equity Securities of PubCo, as applicable, are then listed;

(o) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(p) cooperate with Holders including Registrable Securities in such Registration and the managing Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing Underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities;

(q) use its reasonable best efforts to comply with all applicable securities Laws and make available to its Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(r) in the case of an Underwritten Offering that is Marketed, cause the senior executive officers of PubCo to participate in the customary “road show” presentations that may be reasonably requested by the Underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(s) notify each selling Holder, promptly after PubCo receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(t) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that PubCo amend or supplement such registration statement or prospectus; and

(u) otherwise, in good faith, reasonably cooperate with, and take such customary actions as may reasonably be requested by, the Holders, in connection with such Registration.

Section 3.6 Indemnification.

(a) PubCo will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities and each of such Holder’s officers, directors, trustees, employees, partners, managers, members, equityholders, beneficiaries, affiliates and agents and each Person, if any, who controls such Holder, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any Registration, qualification, compliance or sale effected pursuant to this Article III, and each Underwriter, if any, and each Person who controls any Underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state Law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, free writing prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such Registration, qualification, compliance or sale effected pursuant to this Article III, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by PubCo of any Law applicable to PubCo in connection with any such Registration, qualification, compliance or sale, or (C) any failure to register or qualify Registrable Securities in any state where PubCo or its agents have affirmatively undertaken or agreed in writing (including pursuant to Section 3.5(k)) that PubCo (the undertaking of any Underwriter being attributed to PubCo) will undertake such Registration or qualification on behalf of the Holders of such Registrable Securities (provided, that in such instance PubCo shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such Underwriter and each such director, officer, trustee, employee, partner, manager, member, equityholder, beneficiary, affiliate, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that PubCo will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to PubCo by such Holder or Underwriter expressly for use therein.

(b) Each Holder (if Registrable Securities held by or issuable to such Holder are included in such Registration, qualification, compliance or sale pursuant to this Article III) does hereby undertake to indemnify and hold harmless, severally and not jointly, PubCo, each of its officers, directors, employees, affiliates and agents and each Person, if any, who controls PubCo within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Underwriter, if any, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, free writing prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, PubCo, each of its officers, directors, employees, affiliates and agents and each Person, if any, who controls PubCo within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Underwriter, if any, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information that (i) relates to such Holder in its capacity as a selling security holder and (ii) was furnished to PubCo by such Holder expressly for use therein; provided, however, that the aggregate liability of each Holder hereunder shall be limited to the net proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this Section 3.6(b).

(c) Each party entitled to indemnification under this Section 3.6 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.6, except to the extent that such failure to give notice materially prejudices the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party) other than monetary damages, and provided, that any sums payable in connection with such settlement are paid in full by the Indemnifying Party.

(d) In order to provide for just and equitable contribution in case indemnification is prohibited or limited by Law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the net proceeds after Underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The indemnities provided in this Section 3.6 shall survive the Transfer of any Registrable Securities by such Holder.

Section 3.7 Information by Holder. The Holder or Holders of Registrable Securities included in any Registration shall furnish to PubCo such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as PubCo may reasonably request in writing and as shall be required in connection with any Registration, qualification or compliance referred to in this Article III. Each Holder agrees, if requested in writing by PubCo, to represent to PubCo the total number of Registrable Securities held by such Holder in order for PubCo to make determinations under this Investor Rights Agreement, including for purposes of Section 3.9 hereof. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, if any Holder does not provide PubCo with information requested pursuant to this Section 3.7, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of outside counsel, that such information is necessary to effect the Registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of PubCo pursuant to a Registration under this Investor Rights Agreement unless such Person completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 3.1(d)(ii) and Section 3.2(a) of this Investor Rights Agreement, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.7 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Section 3.8 Delay of Registration. No Holder shall have any right to obtain, and hereby waives any right to seek, an injunction restraining or otherwise delaying any such Registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article III.

Section 3.9 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without Registration, PubCo agrees to use its reasonable best efforts to:

(a) make and keep current public information available, within the meaning of Rule 144 (or any similar or analogous rule) promulgated under the Securities Act, at all times;

(b) file with the SEC, in a timely manner, all reports and other documents required of PubCo under the Securities Act and Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by PubCo as to its compliance with the reporting requirements of said Rule 144 (at any time commencing after the Lock-Up Period), the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of PubCo and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without Registration.

Section 3.10 “Market Stand Off” Agreement.

(a) Each Holder hereby agrees that, with respect to Underwritten Offerings initiated by a Holder only, during such period (which period shall in no event exceed ninety (90) days) following the effective date of a Registration Statement of PubCo (or, in the case of an Underwritten Shelf Take-Down, the date of the filing of a preliminary Prospectus or Prospectus supplement relating to such Underwritten Offering (or if there is no such filing, the first contemporaneous press release announcing commencement of such Underwritten Offering)) as the Holders that own a majority of the Registrable Securities participating in such Underwritten Offering may agree to with the Underwriter or Underwriters of such Underwritten Offering (a “Market Stand-Off Period”), such Holder or its Affiliates shall not sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities held by it at any time during such period except Registrable Securities included in such Registration and shares of Common Stock subject to a Charitable Distribution in connection with such Underwritten Offering. In connection with any Underwritten Offering contemplated by this Section 3.10, PubCo shall use reasonable best efforts to cause each director and executive officer of PubCo to execute a customary lock-up for the Market Stand-Off Period. Each Holder agrees that it shall deliver to the Underwriter or Underwriters for any such Underwritten Offering a customary agreement (with customary terms, conditions and exceptions) that is substantially similar to the agreement delivered to the Underwriter or Underwriters by the Holders that own a majority of the Registrable Securities participating in such Registration reflecting their agreement set forth in this Section 3.10; provided, that such agreement shall not be materially more restrictive than any similar agreement entered into by PubCo’s directors and executive officers participating in such Underwritten Offering; provided, further, that such agreement shall not be required unless all Holders are required to enter into similar agreements; provided, further, that such agreement shall provide that any early release of any Holder from the provisions of the terms of such agreement shall be on a pro rata basis among all Holders.

Section 3.11 Other Obligations. In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, PubCo shall, subject to applicable Law, as interpreted by PubCo with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under the foregoing clause (a). In addition, PubCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned Transfers; provided, however, that PubCo shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

Section 3.12 Other Registration Rights. Other than the registration rights set forth in the Original RA and in the Note Subscription Agreements, PubCo represents and warrants that no Person, other than a Holder of Registrable Securities pursuant to this Investor Rights Agreement, has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration Statement filed by PubCo for the sale of securities for its own account or for the account of any other Person. Further, each of PubCo, the Sponsor and the Financial Services Representatives acknowledges, agrees, represents and warrants that this Investor Rights Agreement supersedes any other registration rights agreement or agreement (including the Original RA), other than the Note Subscription Agreements.

Section 3.13 Term. Article III shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.6 shall survive any such termination with respect to such Holder.

Section 3.14 Termination of Original RA. Upon the Closing, PubCo, the Sponsor, the Original Underwriter Representatives, Brad Weightman and Dorothy Hayes hereby agree that the Original RA and all of the respective rights and obligations of the parties thereunder are hereby terminated in their entirety and shall be of no further force or effect.

ARTICLE IV

LOCK-UP

Section 4.1 Lock-Up.

(a) Each Holder (other than the Financial Services Representatives) severally, and not jointly, agrees not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any

Lock-Up Shares (as defined below) Beneficially Owned or otherwise held by such Person during the Lock-Up Period; provided, that such prohibition shall not apply to Transfers (i) permitted pursuant to Section 4.2, or (ii) permitted pursuant to Article III. For the avoidance of doubt, each Holder agrees not to effect a Distribution during the Lock-Up Period. The “Lock-Up Shares” means the Registrable Securities held by the Holders (other than the Financial Services Representatives) as of the Closing Date (other than, with respect to the Sponsor and the Original Underwriter Representatives, the Private Units (as defined in the Insider Letter) and the securities underlying the Private Units (collectively, the “Private PubCo Equity Securities”)).

(b) During the Lock-Up Period, any purported Transfer of Lock-Up Shares not in accordance with this Investor Rights Agreement shall be null and void, and PubCo shall refuse to recognize any such Transfer for any purpose.

(c) The Holders acknowledge and agree that, notwithstanding anything to the contrary contained in this Investor Rights Agreement, the Lock-Up Shares Beneficially Owned by such Person shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Entity, including all applicable holding periods under the Securities Act and other rules of the SEC.

(d) PubCo, the Sponsor and the Original Underwriter Representatives hereby agree that the Insider Letter is hereby amended such that the provisions of Section 9 thereof shall not apply or have any further effect with respect to any Registrable Securities other than any Private PubCo Equity Securities (and, for the avoidance of doubt, the provisions of Section 9 of the Insider Letter shall only apply to the Private PubCo Equity Securities to the extent such provisions are expressly applicable thereto). Except as amended by this subclause (d), the provisions of the Insider Letter shall remain in full force and effect.

Section 4.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, during the Lock-Up Period, the Holders may Transfer, without the consent of PubCo, any of such Person’s Lock-Up Shares to (i) any of such Person’s Permitted Transferees, upon written notice to PubCo and, in the case of such a Transfer by the Sponsor or any of the Financial Services Representatives, the Partners, and in the case of such a Transfer by the Partners or their Permitted Transferees, the Sponsor and the Financial Services Representatives, (ii) (a) in the case of an individual, by virtue of Laws of descent and distribution upon death of the individual; (b) in the case of an individual, pursuant to a qualified domestic relations order; or (c) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of PubCo’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Business Combination, (iii) a charitable organization through a Charitable Distribution (which for avoidance of doubt shall be deemed separate from a Transfer pursuant to clause (ii)(a) above), (iv) PubCo in connection with the “net” or “cashless” exercise or settlement of warrants or stock options, restricted stock units or other equity awards (and any transfer to PubCo necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise), or (v) PubCo in connection with the repurchase of shares of Common Stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan or pursuant to the agreements under which such shares were issued, provided that such repurchase of shares of Common Stock is in connection with the termination of such Holder’s service provider relationship with PubCo; provided, that in connection with any Transfer of such Lock-Up Shares pursuant to clause (ii) above, (x) the restrictions and obligations contained in Section 4.1 and this Section 4.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares and such Transferee shall agree to be bound by such restrictions and obligations in writing and acknowledged by PubCo, and (y) the Transferee of such Lock-Up Shares shall have no rights under this Investor Rights Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Investor Rights Agreement. Any Transferee of Lock-Up Shares who is a Permitted Transferee of the Transferor pursuant to this Section 4.2 shall be required, at the time of and as a condition to such Transfer, to become a party to this Investor Rights Agreement by executing and delivering a joinder in the form attached to this Investor Rights Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Investor Rights

Agreement. Notwithstanding the foregoing provisions of this Section 4.2, a Holder may not make a Transfer to a Permitted Transferee if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (A) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the underlying Lock-Up Shares, or (B) followed by a change in the relationship between the Holder and the Permitted Transferee (or a change of control of such Holder or Permitted Transferee) after the Transfer with the result and effect that the Holder has indirectly made a Transfer of Lock-Up Shares by using a Permitted Transferee, which Transfer would not have been directly permitted under this Article IV had such change in such relationship occurred prior to such Transfer).

ARTICLE V

GENERAL PROVISIONS

Section 5.1 Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a) Except as otherwise permitted pursuant to this Investor Rights Agreement, no Party may assign such Party’s rights and obligations under this Investor Rights Agreement, in whole or in part, without the prior written consent of the Partners. Any such assignee may not again assign those rights, other than in accordance with this Article V. Any attempted assignment of rights or obligations in violation of this Article V shall be null and void.

(b) Notwithstanding anything to the contrary contained in this Investor Rights Agreement (other than the succeeding sentence of this Section 5.1(b)), (i) prior to the expiration of the Lock-Up Period to the extent applicable to such Holder, no Holder may Transfer such Holder’s rights or obligations under this Investor Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, except in connection with a Transfer pursuant to Section 4.2; and (ii) after the expiration of the Lock-up Period to the extent applicable to such Holder, a Holder may Transfer such Holder’s rights or obligations under this Investor Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, to (x) any of such Holder’s Permitted Transferees (other than any charitable organization), or (y) any Person with the prior written consent of PubCo. In no event can the Sponsor or the Partners assign any of such Person’s rights under Section 2.1. Any Transferee of Registrable Securities (other than pursuant to an effective registration statement under the Securities Act, pursuant to a Rule 144 transaction or pursuant to any In-Kind Distribution) shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of the Transferor Holder under this Investor Rights Agreement and shall be required, at the time of and as a condition to such Transfer, to become a party to this Investor Rights Agreement by executing and delivering a joinder in the form attached to this Investor Rights Agreement as Exhibit A. No Transfer of Registrable Securities by a Holder shall be registered on PubCo’s books and records, and such Transfer of Registrable Securities shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Investor Rights Agreement, and PubCo is hereby authorized by all of the Holders to enter appropriate stop transfer notations on its transfer records to give effect to this Investor Rights Agreement.

(c) All of the terms and provisions of this Investor Rights Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Investor Rights Agreement.

(d) Other than as expressly set forth in this Agreement, nothing in this Investor Rights Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Investor Rights Agreement or otherwise create any third party beneficiary hereto.

Section 5.2 Termination. Except for Section 2.1(g) (which section shall terminate at such time as the Partners, the Sponsor and their Permitted Transferees are no longer entitled to any rights pursuant to such section), Article II shall terminate automatically (without any action by any Party) as to the Partners or the Sponsor at such time at which such Party no longer has the right to designate an individual for nomination to the Board under this Investor Rights Agreement. Except for Section 3.6 (which section shall terminate at such time as the Partners, the Sponsor, the Financial Services Representatives and their Permitted Transferees are no longer entitled to any rights pursuant to such section), Article III of this Investor Rights Agreement shall terminate as set forth in Section 3.13. The remainder of this Investor Rights Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder, following the Closing Date, ceases to Beneficially Own any Registrable Securities; provided, that the provisions of Section 5.11, Section 5.12 and Section 5.13 shall survive any such termination with respect to such Holder. Notwithstanding anything herein to the contrary, in the event the Merger Agreement terminates in accordance with its terms prior to the Closing, this Investor Rights Agreement shall automatically terminate and be of no further force or effect, without any further action required by the Parties.

Section 5.3 Severability. If any provision of this Investor Rights Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Investor Rights Agreement, to the extent permitted by Law shall remain in full force and effect.

Section 5.4 Entire Agreement; Amendments; No Waiver.

(a) This Investor Rights Agreement, as it amends and restates the Original Investor Rights Agreement, together with the Exhibit to this Investor Rights Agreement, the Merger Agreement and all other Transaction Agreements (as such term is defined in the Merger Agreement), constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way, and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Investor Rights Agreement and therein.

(b) No provision of this Investor Rights Agreement may be amended or modified in whole or in part at any time without the express written consent of (i) PubCo, (ii) for so long as the Partners collectively Beneficially Own Common Stock representing 10% or more of the Common Stock Beneficially Owned by the Partners immediately after the Closing, the Partners, and (iii) in any event, at least the Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders; provided, that any such amendment or modification that adversely and disproportionately affects any Holder or Holders, as compared to any other Holder or Holders, shall require the prior written consent of such Holders who Beneficially Own a majority of the Registrable Securities Beneficially Owned by all such Holders so adversely and disproportionately affected; provided, further that any amendment or modification to Article III, Article IV, Section 5.12, Section 5.13, Section 5.15 or this Section 5.4 that adversely affects any right granted to the Partners, the Sponsor or the Financial Services Representatives, shall require the consent of the Partners, the Sponsor or the Financial Services Representatives, as applicable; provided, further that any amendment or modification to Article II that adversely affects any right granted to the Partners or the Sponsor shall require the consent of the Partners or the Sponsor, as applicable; provided, further that a provision that has terminated with respect to a Party shall not require any consent of such Party (and such Party’s Common Stock shall not be considered in computing any percentages) with respect to amending or modifying such provision.

(c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Investor Rights Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

Section 5.5 Counterparts; Electronic Delivery. This Investor Rights Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Investor Rights Agreement may be executed and delivered in one or more counterparts and by email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Investor Rights Agreement or any document to be signed in connection with this Investor Rights Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the Parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 5.6 Notices. All notices, demands and other communications to be given or delivered under this Investor Rights Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 5.6, notices, demands and other communications shall be sent to the addresses indicated below:

if to PubCo, prior to the Closing, to:

GigCapital4, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, California 94303

Attn: Dr. Raluca Dinu

E-mail:

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, California 94105

Attn: Jeffrey C. Selman, Esq. and John F. Maselli, Esq.

E-mail:

if to PubCo, following the Closing, to:

BigBear.ai Holdings, Inc.

6811 Benjamin Franklin Dr. Suite 200

Columbia, Maryland 21046

Attn: Josh Kinley

E-mail:

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, Illinois 60654

Attn: Jeremy S. Liss, P.C., Douglas C. Gessner, P.C., Tim Cruickshank, P.C., Matthew S. Arenson, P.C., Jeffrey P. Swatzell

E-mail:

if to the Partners, to:

AE Industrial Partners, LP

2500 N. Military Trail, Suite 470

Boca Raton, Florida 33431

Attn: Michael Greene, Kirk Konert and Jeff Hart

E-mail:

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, Illinois 60654

Attn: Jeremy S. Liss, P.C., Douglas C. Gessner, P.C., Tim Cruickshank, P.C., Matthew S. Arenson, P.C., and Jeffrey P. Swatzell

E-mail:

if to the Sponsor, to:

GigAcquisitions4, LLC

1731 Embarcadero Rd., Suite 200

Palo Alto, California 94303

Attn: Dr. Avi Katz

E-mail:

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, California 94105

Attn: Jeffrey C. Selman, Esq. and John F. Maselli, Esq.

E-mail:

if to the Financial Services Representatives, to:

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Attn: General Counsel

and

Nomura Securities International, Inc.

Worldwide Plaza

309 West 49th Street

New York, New York 10019-7316

Attn: Head of Equity Capital Markets and Solutions

Fax No.:

With a copy to the Head of IBD Legal (Fax No: )

and

William Blair & Company, L.L.C.

150 N. Riverside Plaza

Chicago, Illinois 60606

Attention: Equity Capital Markets

and

BMO Capital Markets Corp.

151 West 42nd Street, 32nd Floor

New York, New York 10036

Attn: Equity Syndicate Department

Tel:

With a copy to the Legal Department (Fax: )

Section 5.7 Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Actions, claims or matters related to or arising from this Investor Rights Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Investor Rights Agreement, and the performance of the obligations imposed by this Investor Rights Agreement, in each case without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS INVESTOR RIGHTS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS INVESTOR RIGHTS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS INVESTOR RIGHTS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS INVESTOR RIGHTS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Action arising out of or relating to this Investor Rights Agreement, agrees that all claims in respect of the Action shall be heard and determined in any such court and agrees not to bring any Action arising out of or relating to this Investor Rights Agreement in any other courts. Each Party irrevocably consents to the service of process in any such Action by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party, at its address for notices as provided in Section 5.6 of this Investor Rights Agreement, such service to become effective ten (10) days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any Action commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Nothing in this Section 5.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity; provided, that each of the Parties hereby waives any right it may have under the Laws of any jurisdiction to commence by publication any Action with respect to this Investor Rights Agreement. To the fullest extent permitted by applicable Law, each of the Parties hereby irrevocably waives any objection it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Investor Rights Agreement in any of the courts referred to in this Section 5.7 and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such Action. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity, in any jurisdiction.

Section 5.8 Specific Performance. Each Party hereby agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Investor Rights Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Action should be brought in equity to enforce any of the provisions of this Investor Rights Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

Section 5.9 Subsequent Acquisition of Shares. Any Equity Securities of PubCo acquired subsequent to the Effective Date by a Holder shall be subject to the terms and conditions of this Investor Rights Agreement (other than the terms and conditions of Article IV) and such shares shall be considered to be “Registrable Securities” as such term is used in this Investor Rights Agreement.

Section 5.10 Consents, Approvals and Actions. If any consent, approval or action of the Partners, the Sponsor or the Financial Services Representatives is required or permitted at any time pursuant to this Investor Rights Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Equity Securities of PubCo held by the Partners, the Sponsor, or the Financial Services Representatives, respectively, at such time provide such consent, approval or action in writing at such time; provided that, for the avoidance of doubt, the designation of the Joint Director pursuant to Section 2.1(a) shall require the consent of both (i) the holders of a majority of the outstanding Equity Securities of PubCo held by the Partners and (ii) the holders of a majority of the outstanding Equity Securities of PubCo held by Sponsor.

Section 5.11 Not a Group; Independent Nature of Holders’ Obligations and Rights. The Holders and PubCo agree that the arrangements contemplated by this Investor Rights Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Holder agrees that, for purposes of determining beneficial ownership of such Holder, it shall disclaim any beneficial ownership by virtue of this Investor Rights Agreement of PubCo’s Equity Securities owned by the other Holders, and PubCo agrees to recognize such disclaimer in its Exchange Act and Securities Act reports. The obligations of each Holder under this Investor Rights Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Investor Rights Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as, and PubCo acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Investor Rights Agreement, and PubCo acknowledges that the Holders are not acting in concert or as a group, and PubCo shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Investor Rights Agreement. Subject to Section 5.17, the decision of each Holder to enter into this Investor Rights Agreement has been made by such Holder independently of any other Holder. Subject to Section 5.17, each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with such Holder making its investment in PubCo and that no other Holder will be acting as agent of such Holder in connection with monitoring such Holder’s investment in the Common Stock or enforcing its rights under this Investor Rights Agreement. PubCo and each Holder confirms that each Holder has had the opportunity to independently participate with PubCo and its subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Investor Rights Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the rights and obligations contemplated hereby was solely in the control of PubCo, not the action or decision of any Holder, and was done solely for the convenience of PubCo and its subsidiaries and not because it was required to do so by any Holder. It is expressly understood and agreed that each provision contained in this Investor Rights Agreement is between PubCo and a Holder, solely, and not between PubCo and the Holders collectively and not between and among the Holders.

Section 5.12 Other Business Opportunities.

(a) The Parties expressly acknowledge and agree that to the fullest extent permitted by applicable Law: (i) each of the Institutional Partners, the Sponsor and the Financial Services Representatives (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the Partner Directors and the Sponsor Directors has the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as PubCo or any of its subsidiaries or deemed to be competing with PubCo or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, with no obligation to offer to PubCo or any of its subsidiaries, or any other Holder the right to participate therein; (ii) each of the Institutional Partners, the Sponsor and the Financial Services Representatives (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the Partner Directors and the Sponsor Directors may invest in, or provide services to, any Person that directly or indirectly competes with PubCo or any of its subsidiaries; and (iii) in the event that any of the Institutional Partners, the Sponsor or the Financial Services Representatives (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) or any Partner Director or Sponsor Director, respectively, acquires knowledge of a potential transaction or matter that may be a corporate or other business opportunity for PubCo or any of its subsidiaries, such Person shall have no duty (fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to PubCo or any of its subsidiaries or any other Holder, as the case may be, and, notwithstanding any provision of this Investor Rights Agreement to the contrary, shall not be liable to PubCo or any of its subsidiaries or any other Holder (or its Affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to PubCo or any of its subsidiaries or any other Holder (or its Affiliates). For the avoidance of doubt, the Parties acknowledge that this paragraph is intended to disclaim and renounce, to the fullest extent permitted by applicable Law, any right of PubCo or any of its subsidiaries with respect to the matters set forth herein, and this paragraph shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by Law.

(b) Each of the Parties hereby, to the fullest extent permitted by applicable Law:

(i) confirms that none of the Institutional Partners, the Sponsor or the Financial Services Representatives or any of their respective Affiliates have any duty to PubCo or any of its subsidiaries or to any other Holder other than the specific covenants and agreements set forth in this Investor Rights Agreement;

(ii) acknowledges and agrees that (A) in the event of any conflict of interest between PubCo or any of its subsidiaries, on the one hand, and any of the Institutional Partners, the Sponsor, the Financial Services Representatives or any of their respective Affiliates (or any Partner Director or Sponsor Director acting in his or her capacity as such), on the other hand, the Institutional Partners, the Sponsor, the Financial Services Representatives or applicable Affiliates (or any Partner Director or Sponsor Director acting in his or her capacity as a director) may act in its best interest and (B) none of the Institutional Partners, the Sponsor, the Financial Services Representatives or any of their respective Affiliates or any Partner Director or Sponsor Director acting in his or her capacity as a director, shall be obligated (1) to reveal to PubCo or any of its subsidiaries confidential information belonging to or relating to the business of such Person or any of its Affiliates or (2) to recommend or take any action in its capacity as a direct or indirect stockholder or director, as the case may be, that prefers the interest of PubCo or its subsidiaries over the interest of such Person; and

(iii) waives any claim or cause of action against any of the Institutional Partners, the Sponsor, the Financial Services Representatives and any of their respective Affiliates, and any officer, employee, agent or Affiliate of any such Person that may from time to time arise in respect of a breach by any such person of any duty or obligation disclaimed under Section 5.12(b)(i) or Section 5.12(b)(ii).

(c) Each of the Parties hereto agrees that the waivers, limitations, acknowledgments and agreements set forth in this Section 5.12 shall not apply to any alleged claim or cause of action against any of the

Institutional Partners, the Sponsor or the Financial Services Representatives based upon the breach or nonperformance by such Person of this Investor Rights Agreement or any other agreement to which such Person is a party.

(d) The provisions of this Section 5.12, to the extent that they restrict the duties and liabilities of any of the Institutional Partners, the Sponsor, the Financial Services Representatives or any of their respective Affiliates or any Partner Director or Sponsor Director otherwise existing at Law or in equity, are agreed by the Parties to replace such other duties and liabilities of the Institutional Partners, the Sponsor, the Original Financial Services Representatives or any of their respective Affiliates or any such Partner Director or Sponsor Director to the fullest extent permitted by applicable Law.

Section 5.13 Indemnification; Exculpation.

(a) PubCo will, and PubCo will cause each of its subsidiaries to, jointly and severally indemnify, exonerate and hold the Holders and each of their respective direct and indirect partners, equityholders, members, managers, Affiliates, directors, officers, shareholders, fiduciaries, managers, controlling Persons, employees, representatives and agents and each of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Holder Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Holder Indemnitees or any of them before or after the date of this Investor Rights Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) any Holder’s or its Affiliates’ ownership of Equity Securities of PubCo or control or ability to influence PubCo or any of its subsidiaries (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any breach of this Investor Rights Agreement by such Holder Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Holder Indemnitee to its direct or indirect equity holders, creditors or Affiliates, (y) to the extent such control or the ability to control PubCo or any of its subsidiaries derives from such Holder’s or its Affiliates’ capacity as an officer or director of PubCo or any of its subsidiaries or (z) to the extent such Indemnified Liabilities are directly caused by such Person’s willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of PubCo or any of its subsidiaries or (iii) any services provided prior to, on or after the date of this Investor Rights Agreement by any Holder or its Affiliates to PubCo or any of their respective subsidiaries; provided, however, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, PubCo will, and will cause its subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable Law. For the purposes of this Section 5.13, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Holder Indemnitee as to any previously advanced indemnity payments made by PubCo or any of its subsidiaries, then such payments shall be promptly repaid by such Holder Indemnitee to PubCo and its subsidiaries. The rights of any Holder Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under Law or regulation or under the organizational or governing documents of PubCo or its subsidiaries.

(b) PubCo will, and will cause each of its subsidiaries to, jointly and severally, reimburse any Holder Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.13, or any action or proceeding arising therefrom, whether or not such Holder Indemnitee is a party thereto. PubCo or its subsidiaries, in the defense of any Action for which a Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.13, may, without the consent of such Holder Indemnitee, consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Holder Indemnitee of an unconditional release from all liability with respect to such Action, (ii) does not impose any limitations (equitable or otherwise) on such Holder Indemnitee, and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Holder Indemnitee, and provided, that the only penalty imposed in connection with such settlement is a monetary payment that will be paid in full by PubCo or its subsidiaries.

(c) PubCo acknowledges and agrees that PubCo shall, and to the extent applicable shall cause its subsidiaries to, be fully and primarily responsible for the payment to any Holder Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law and the Organizational Documents, each as amended, (ii) any director indemnification agreement, (iii) this Investor Rights Agreement, any other agreement between PubCo or any of its subsidiaries and such Holder Indemnitee (or its Affiliates) pursuant to which such Holder Indemnitee is indemnified, (iv) the Laws of the jurisdiction of incorporation or organization of any subsidiary of PubCo and/or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any subsidiary of PubCo ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery such Holder Indemnitee (or its Affiliates) may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than PubCo, any of its subsidiaries or the insurer under and pursuant to an insurance policy of PubCo or any of its subsidiaries) from whom such Holder Indemnitee may be entitled to indemnification with respect to which, in whole or in part, PubCo or any of its subsidiaries may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall PubCo or any of its subsidiaries be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery any Holder Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of such Holder Indemnitee or the obligations of PubCo or any of its subsidiaries under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to any Holder Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) PubCo shall, and to the extent applicable shall cause its subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by PubCo and/or any of its subsidiaries pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Holder Indemnitee against PubCo and/or any of its subsidiaries, as applicable, and (z) such Holder Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Parties agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 5.13(c), entitled to enforce this Section 5.13(c) as though each such Indemnitee-Related Entity were a party to this Investor Rights Agreement. PubCo shall cause each of its subsidiaries to perform the terms and obligations of this Section 5.13(c) as though each such subsidiary were a party to this Investor Rights Agreement. For purposes of this Section 5.13(c), the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which any Holder Indemnitee shall be entitled to indemnification from both (1) PubCo and/or any of its subsidiaries pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and such Holder Indemnitee (or its Affiliates) pursuant to which such Holder Indemnitee is indemnified, the Laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

(d) In no event shall any Holder Indemnitee be liable to PubCo or any of its subsidiaries for any act, alleged act, omission or alleged omission that does not constitute willful misconduct or fraud of such Holder Indemnitee as determined by a final, nonappealable determination of a court of competent jurisdiction.

(e) Notwithstanding anything to the contrary contained in this Investor Rights Agreement, for purposes of this Section 5.13, the term Holder Indemnitees shall not include any Holder or its any of its partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents or any of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of any of the foregoing who is an officer or director of PubCo or any of its subsidiaries in such capacity as officer or director. Such officers and directors are or will be subject to separate indemnification in such capacity through this Investor Rights Agreement and/or the certificate of incorporation or organization, bylaws or limited partnership agreements and other instruments of PubCo and its subsidiaries.

(f) The rights of any Holder Indemnitee to indemnification pursuant to this Section 5.13 will be in addition to any other rights any such Person may have under any other section of this Investor Rights Agreement or any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under Law or regulation or under the certificate of limited partnership, limited partnership agreement, certificate of incorporation or bylaws (or equivalent governing documents) of PubCo or any of its subsidiaries.

Section 5.14 Representations and Warranties of the Parties. Each of the Parties hereby represents and warrants to each of the other Parties as follows:

(a) Such Party, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the Laws of the jurisdiction of its organization or incorporation and has all requisite organizational power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b) Such Party has the full organizational power, authority and legal right to execute, deliver and perform this Investor Rights Agreement. The execution, delivery and performance of this Investor Rights Agreement have been duly authorized by all necessary organizational action, corporate or otherwise, of such Party. This Investor Rights Agreement has been duly executed and delivered by such Party and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally.

(c) The execution and delivery by such Party of this Investor Rights Agreement, the performance by such Party of its, his or her obligations hereunder by such Party does not and will not violate (i) in the case of Parties who are not individuals, any provision of its by-laws, charter, articles of association, partnership agreement or other similar organizational document, (ii) any provision of any material agreement to which it, he or she is a Party or by which it, he or she is bound or (iii) any Law, rule, regulation, judgment, order or decree to which it, he or she is subject.

(d) Such Party is not currently in violation of any Law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Party’s ability to enter into this Investor Rights Agreement or to perform its, his or her obligations hereunder.

(e) There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Party to enter into this Investor Rights Agreement or to perform its, his or her obligations hereunder.

Section 5.15 No Third Party Liabilities. This Investor Rights Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement (including any representation or warranty made in or in connection with this Investor Rights Agreement or as an inducement to enter into this Investor Rights Agreement), may be made only against the Persons that are expressly identified as parties hereto, as applicable; and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party hereto (including any Person negotiating or executing this Investor Rights Agreement on behalf of a Party hereto), unless a Party to this Investor Rights Agreement, shall have any liability or obligation with respect to this Investor Rights Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement (including a representation or warranty made in or in connection with this Investor Rights Agreement or as an inducement to enter into this Investor Rights Agreement).

Section 5.16 Legends. Without limiting the obligations of PubCo set forth in Section 3.11, each of the Holders acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities Laws and (ii) PubCo shall (x) place customary restrictive legends on the certificates or book entries representing the Registrable Securities subject to this Investor Rights Agreement and (y) remove such restrictive legends at the time the applicable Transfer and other restrictions contemplated thereby are no longer applicable to the Registrable Securities represented by such certificates or book entries.

Section 5.17 Adjustments. If there are any changes in the Common Stock as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Investor Rights Agreement, as may be required, so that the rights, privileges, duties and obligations under this Investor Rights Agreement shall continue with respect to the Common Stock as so changed.

Section 5.18 Joint Negotiation and Drafting. The Parties hereto have participated jointly in the negotiation and drafting of this Investor Rights Agreement. In the event an ambiguity or question of intent or interpretation arises, this Investor Rights Agreement will be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Party hereto by virtue of the authorship of any of the provisions of this Investor Rights Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Amended & Restated Investor Rights Agreement as of the Effective Date.

PUBCO:

GIGCAPITAL4, INC.

By:	/s/ Dr. Raluca Dinu
Name: Dr. Raluca Dinu
Title: Chief Executive Officer

SPONSOR:

GIGACQUISTIONS4, LLC

By:	/s/ Dr. Avi S. Katz
Name: Dr. Avi S. Katz
Title: Chief Executive Officer

Signature Page to Amended & Restated Investor Rights Agreement

PARTNERS:

BBAI ULTIMATE HOLDINGS, LLC

By:	/s/ Louis R. Brothers
Name: Louis R. Brothers
Title: Chief Executive Officer

AE BBAI AGGREGATOR, LP

By: AE BBRED GP, LLC
Its: General Partner

By:	/s/ Kirk Konert
Name: Kirk Konert
Title: President

Signature Page to Amended & Restated Investor Rights Agreement

Acknowledged and agreed for purposes of Section 3.14:
/s/ Brad Weightman
Brad Weightman
/s/ Dorothy Hayes
Dorothy Hayes

Signature Page to Amended & Restated Investor Rights Agreement

FINANCIAL SERVICES REPRESENTATIVES:

OPPENHEIMER & CO. INC.

By:	/s/ Matthew Russell
Name: Matthew Russell
Title: Managing Director

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ James Chenard
Name: James Chenard
Title: Managing Director

Signature Page to Amended & Restated Investor Rights Agreement

FINANCIAL SERVICES REPRESENTATIVES:

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Rakhee Bhagat
Name: Rakhee Bhagat
Title: Managing Director & Partner

BMO CAPITAL MARKETS CORP.

By:	/s/ Andrey Yoffe
Name: Andrey Yoffe
Title: Director

Signature Page to Amended & Restated Investor Rights Agreement

Exhibit A

Form of Joinder

This Joinder (this “Joinder”) to the Amended & Restated Investor Rights Agreement, made as of ______________________________, is between _________________________ (“Transferor”) and _____________________ (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring Registrable Securities (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Amended & Restated Investor Rights Agreement, dated as of December 6, 2021, among GigCapital4, Inc., a Delaware corporation (“PubCo”) and the other persons party thereto (the “Investor Rights Agreement”); and WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Investor Rights Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.1 Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Investor Rights Agreement.

Section 1.2 Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.

Section 1.3 Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Investor Rights Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Investor Rights Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.

Section 1.4 Notice. Any notice, demand or other communication under the Investor Rights Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 5.6 of the Investor Rights Agreement.

Section 1.5 Governing Law. This Joinder shall be governed by and construed in accordance with the law of the State of Delaware.

Section 1.6 Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

A-1

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

[TRANSFEROR]

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title:

Address for notices:

A-2

Annex E

Ernst & Young Investment Advisers LLP 200 Plaza Drive, Suite 2222 Secaucus, NJ 07094	Tel: +1 800 273 0588 Fax: +1 201 872 4200 ey.com

Special Committee of the Board of Directors BigBear.ai Holdings, Inc. 6811 Benjamin Franklin Drive, Suite 200 Columbia, MD 21046	October 31, 2023

Dear Members of the Special Committee of the Board of Directors:

We understand that BigBear.ai Holdings, Inc., a Delaware corporation (“Client”), Pangiam Intermediate Holdings, LLC a Delaware limited liability company (“Target”), and Pangiam Ultimate Holdings, LLC, a Delaware limited liability company (“Seller”), propose to enter into a Share Purchase Agreement (the “Agreement”), whereby Client will acquire 100% of the issued and outstanding equity interests of Target (the “Transaction”) for aggregate consideration of $70,000,000 (the “Consideration”), subject to subject to certain adjustments as more fully described in the Agreement. The terms and conditions of the Transaction are more fully set forth in the Agreement.

We understand that pursuant to our engagement letter dated September 14, 2023 (the “Engagement Letter”), the Special Committee of the Board of Directors of Client (the “Special Committee” or “you”) has requested that Ernst & Young Investment Advisers LLP (“EYIA,” “we,” or “us”) render a written opinion (the “Opinion”) as to the fairness, from a financial point of view, to Client of the Consideration to be paid by Client pursuant to the Transaction. Pursuant to the Engagement Letter, EYIA will receive a fee of $450,000 in the aggregate (the “Fee”), $225,000 of which became payable upon execution of the Engagement Letter and the remaining $225,000 of which became payable on the date we informed the Special Committee that we were prepared to deliver this Opinion. No portion of the Fee is contingent upon either our Opinion expressed herein or whether or not the Transaction is successfully completed. In addition, Client has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement.

In arriving at our Opinion, we have completed the following, among other things:

(i)	Reviewed the financial terms of a draft of the Agreement dated October 24, 2023;

(ii)	Reviewed certain publicly available business and financial information relating to the Target;

(iii)	Reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Target, provided by management of Client (“Management”);

(iv)	Reviewed certain historical and projected financial information for the Target, prepared and provided by, and used with the consent of, Management;

(v)

Reviewed certain internal information relating to cost savings, synergies and related expenses expected to result from the Transaction and certain other pro forma financial effects of the Transaction provided by, and used with the consent of, Management;

(vi)

Held discussions with members of Management with respect to the operations, financial condition and prospects of the Target (the items in the foregoing (i) through (v), together with such other information provided to us in connection with our analyses, the “Transaction Information”);

(vii)	Performed a discounted cash flow analysis of the Target based on financial projections provided by, and incorporating various assumptions made by, Management;

(viii)	Reviewed certain financial and stock market data, including valuation multiples, of certain publicly traded companies that we deemed relevant;

(ix)	Reviewed the financial terms of certain transactions that we deemed relevant; and

(x)	Performed certain other financial studies and analyses, reviewed such other information and considered such other factors as we deemed appropriate for the purpose of preparing this Opinion.

With respect to the Transaction Information, we did not examine, compile, or apply agreed-upon procedures to such information in accordance with attestation standards established by the American Institute of Certified Public Accountants, and we express no assurance of any kind on the Transaction Information presented. We did not prepare, assemble, formulate, develop or process the Transaction Information data or the assumptions used to generate the Transaction Information. We did not assist in the preparation or assembly of any prospective financial information contained in the Transaction Information or in the development of any assumptions therein, and assume, with your consent, that such prospective financial information (including with respect to synergies or other benefits) has been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments on the parties or individuals preparing such prospective financial information. We have not provided any opinion, conclusion or any type of assurance about specific assumptions or components of the Transaction Information or on the Transaction Information as a whole and assume no responsibility for and express no view as to any forecasts, synergies or other benefits contained in the Transaction Information or the assumptions on which they are based, including with respect to (i) the potential effects of the COVID-19 pandemic on such prospective financial information or (ii) any potential synergies or other benefits.

In connection with our review, we have not independently verified any of the foregoing information reviewed by us and, with your consent, we have assumed and relied on such information, including all Transaction Information, being complete and accurate in all material respects.

With your consent, we also have assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Target and that the Transaction will be consummated in accordance with the terms of the binding offer without waiver, modification, amendment or addition of any material term, condition or agreement thereof. In addition, except as otherwise disclosed above, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities

(contingent or otherwise) of the Target, nor have we been furnished with any such evaluations or appraisals. In arriving at our Opinion, we have assumed that there has been no change in the assets, liabilities, financial condition, results of operations, business or prospects of the Target since the date of the most recent information made available to us that would be material to the analyses conducted by us, and that there is no information or facts that would make the information we reviewed incomplete or misleading.

In arriving at our Opinion, no due diligence review or other verification exercises have been performed by EYIA in connection with the Transaction. We have not reviewed the completeness and/or accuracy of the Transaction Information, nor have we made an independent evaluation or appraisal of any of the Target’s assets or liabilities (except as otherwise disclosed above). EYIA has not conducted a physical inspection of the assets or any properties of the Target nor conducted any analysis concerning the solvency of the Target.

To the extent any of the assumptions described herein or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon.

Our Opinion addresses only the fairness, from a financial point of view, to Client of the Consideration to be paid by Client pursuant to the Transaction, and does not address any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation paid or payable to any officers, directors or employees of any party in the Transaction, or any class of such persons, relative to the Consideration to be paid in the Transaction or otherwise. The issuance of this Opinion was approved and authorized for issuance by our authorized internal review committee and is addressed to the Special Committee in connection with its evaluation of the Transaction.

Our Opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We further note that the current volatility and disruption in the credit and financial markets relating to, among others, the COVID-19 pandemic, may or may not have an effect on the Target, Client or the Transaction (including with respect to potential synergies and other benefits in connection with the Transaction) and we are not expressing an opinion as to the potential effects of any such volatility or disruption. We assume no responsibility for advising any person of any change in any matter affecting our Opinion or for updating or revising our Opinion based on circumstances or events occurring after the date hereof. Our Opinion does not address the merits of the Transaction as compared to alternative transactions or strategies that may be available to Client nor does it address Client’s underlying decision to proceed with the Transaction. Notwithstanding anything to the contrary herein, our Opinion regarding the fairness, from a financial point of view, of the Consideration to be paid by Client pursuant to the Transaction is not an opinion regarding the fairness or appropriateness of the terms or other legal aspects of the Transaction.

We and our affiliates have in the past provided, are currently providing and in the future we may provide, services, both related and unrelated to the Transaction, to Client, for which we and our affiliates have received, and would expect to receive, compensation. Except as disclosed in the last sentence of this paragraph, within the past two years, neither EYIA nor any of its affiliates has had any material relationship with Client or any other party to the contemplated Transaction in which compensation was received or is intended to be received by EYIA as a result of such relationship. As of the date of this letter, neither EYIA nor the investment professionals who have participated in this engagement have ownership of equity securities in any member of Client. Within the past two years, EYIA and certain other member firms of Ernst & Young Global Limited (“EY Firms”) have provided certain audit, tax, transaction advisory, business consulting and other advisory (not involving audit or tax) services to Client and its affiliates for which such EY Firms have received or are expecting to receive material compensation.

It is understood that this letter is for the information of the Special Committee in connection with its evaluation of the Transaction and does not constitute advice or a recommendation to any holder of Client’s securities, any creditor of Client, or any other person as to how to vote or act with respect to any matter relating to the Transaction. In addition, this Opinion may not be publicly quoted, or referred to, in whole or in part, in any written document, except as set forth in the Engagement Letter.

We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our Opinion address any legal, tax, regulatory or accounting matters, as to which we understand Client obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our Opinion that, as of the date hereof, the Consideration to be paid by Client pursuant to the Transaction is fair to Client, from a financial point of view.

Sincerely,

Ernst & Young Investment Advisers LLP

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on February 26, 2024. . BIGBEAR.AI HOLDINGS, INC. INTERNET - www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting - If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the annual meeting, visit: https://www.cstproxy.com/bigbearai/sm2024 MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Please mark your votes like this X PROXY The BBAI Special Committee recommends you vote FOR Proposal 1. The BBAI Special Committee recommends you vote FOR Proposal 2. FOR AGAINST ABSTAIN 1. To approve the issuance of shares of BBAI Common Stock in connection with the transactions contemplated by the Merger Agreement. 2. To approve one or more adjournments of the BBAI Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Stock Issuance at the time of the BBAI Special Meeting. FOR AGAINST ABSTAIN THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CONTROL NUMBER Signature Signature, if held jointly Date 2024. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Proxy Statement is available at: https://www.cstproxy.com/bigbearai/sm2024 PROXY FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED BIGBEAR.AI HOLDINGS, INC. SPECIAL MEETING OF STOCKHOLDERS FEBRUARY 27, 2024 AT 9:00 a.m. ET THIS PROXY IS SOLICITED BY THE BBAI SPECIAL COMMITTEE The stockholder(s) hereby appoint(s) Peter Cannito and Carolyn Blankenship, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of BBAI Common Stock that the stockholder(s) is/are entitled to vote at the BBAI Special Meeting to be held at 9:00 a.m. ET on February 27, 2024, at https://www.cstproxy.com/bigbearai/sm2024, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BBAI SPECIAL COMMITTEE RECOMMENDATIONS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING THAT ARE NOT SPECIFICALLY SET FORTH ON THE PROXY CARD AND IN THE PROXY STATEMENT, THE PROXIES WILL VOTE IN THEIR DISCRETION. PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF THE PROPOSALS. Continued and to be signed on reverse side